The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2005
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 24, 2005)

                          $2,194,459,000 (APPROXIMATE)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    Depositor

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP2

                            JPMORGAN CHASE BANK, N.A.
                          NOMURA CREDIT & CAPITAL, INC.
                          EUROHYPO AG, NEW YORK BRANCH
                        LASALLE BANK NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                              Mortgage Loan Sellers

                                 --------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-LDP2 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 297 fixed rate mortgage loans secured by first liens on
305 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2005-LDP2 certificates.
The Series 2005-LDP2 certificates are not obligations of J.P. Morgan Chase
Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-LDP2 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                 --------------


                      INITIAL CLASS          INITIAL                           ASSUMED            EXPECTED          RATED
                       CERTIFICATE           APPROX.      PASS-THROUGH          FINAL             RATINGS           FINAL
                       BALANCE OR         PASS-THROUGH        RATE           DISTRIBUTION      (MOODY'S/S&P/    DISTRIBUTION
                   NOTIONAL AMOUNT(1)         RATE         DESCRIPTION         DATE(2)           FITCH)(3)         DATE(2)
                ------------------------ -------------- ---------------- ------------------- ----------------- --------------

Class A-1 .....    $    99,580,000                 %          Fixed        January 15, 2010      Aaa/AAA/AAA    July 15, 2042
Class A-2 .....    $   257,128,000                 %          Fixed         June 15, 2010        Aaa/AAA/AAA    July 15, 2042
Class A-3 .....    $   459,286,000                 %          Fixed          May 15, 2013        Aaa/AAA/AAA    July 15, 2042
Class A-4 .....    $   562,550,000%           (4)           May 15, 2015        Aaa/AAA/AAA    July 15, 2042
Class A-SB.....    $   155,232,000%           (4)        December 15, 2014      Aaa/AAA/AAA    July 15, 2042
Class A-M .....    $   300,311,000%           (4)           May 15, 2015        Aaa/AAA/AAA    July 15, 2042
Class A-J .....    $   117,726,000%           (4)          June 15, 2015        Aaa/AAA/AAA    July 15, 2042
Class A-JFL....    $  100,000,000(5)     LIBOR +   %       Floating(6)      June 15, 2015       Aaa/AAA/AAA(7)  July 15, 2042
Class X-2 .....    $2,933,023,000(8)               %       Variable(9)           N/A             Aaa/AAA/AAA    July 15, 2042
Class B .......    $    18,769,000%           (4)          June 15, 2015        Aa1/AA+/AA+    July 15, 2042
Class C .......    $    41,292,000%           (4)          June 15, 2015         Aa2/AA/AA     July 15, 2042
Class D .......    $    26,277,000%           (4)          June 15, 2015       Aa3/AA-/AA-     July 15, 2042
Class E .......    $    26,277,000%           (4)          June 15, 2015          A1/A+/A+     July 15, 2042
Class F .......    $    30,031,000%           (4)          June 15, 2015           A2/A/A      July 15, 2042


----------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-36 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     The underwriters, J.P. Morgan Securities Inc., ABN AMRO Incorporated,
Nomura Securities International, Inc. and Deutsche Bank Securities Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage
Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan
Securities Inc., ABN AMRO Incorporated and Nomura Securities International, Inc.
are acting as co-lead managers for this offering and Deutsche Bank Securities
Inc. is acting as co-manager for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT JUNE 22, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY % OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-JFL CERTIFICATES)
ACCRUED INTEREST FROM JUNE 1, 2005, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                      ABN AMRO INCORPORATED                [NOMURA LOGO]
                            DEUTSCHE BANK SECURITIES
MAY   , 2005

                       [MAP OF THE UNITED STATES OMITTED]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
        Commercial Mortgage Pass-Through Certificates, Series 2005-LDP2

Texas                            48 properties           $352,142,494           11.7%
California                       25 properties            326,396,798           10.9%
Florida                          22 properties            267,773,916            8.9%
New York                         12 properties            214,800,720            7.2%
Missouri                          9 properties            143,527,811            4.8%
Utah                              6 properties            135,558,483            4.5%
Virginia                          6 properties            121,321,219            4.0%
Tennessee                        10 properties            116,741,792            3.9%
Massachusetts                     5 properties            106,142,949            3.5%
Washington                       10 properties            103,146,870            3.4%
Louisiana                         3 properties             94,381,424            3.1%
Indiana                           9 properties             92,776,827            3.1%
Michigan                         12 properties             89,366,930            3.0%
New Jersey                        7 properties             85,948,987            2.9%
Arizona                           9 properties             72,161,206            2.4%
Georgia                          13 properties             70,637,566            2.4%
Wisconsin                         6 properties             67,545,000            2.2%
Oregon                            7 properties             61,962,576            2.1%
Ohio                              9 properties             56,306,525            1.9%
Illinois                         13 properties             54,673,763            1.8%
Iowa                              2 properties             43,262,115            1.4%
Delaware                          2 properties             39,936,313            1.3%
South Carolina                    9 properties             37,267,053            1.2%
North Carolina                    4 properties             37,103,565            1.2%
Pennsylvania                      8 properties             31,869,317            1.1%
Colorado                          8 properties             27,897,168            0.9%
Maryland                          3 properties             24,222,213            0.8%
West Virginia                     1 property               23,977,397            0.8%
Minnesota                         3 properties             19,256,242            0.6%
Oklahoma                          3 properties             18,358,676            0.6%
Idaho                             3 properties             15,749,375            0.5%
Connecticut                       3 properties             13,898,497            0.5%
Alabama                           5 properties             12,239,745            0.4%
District of Columbia              1 property                5,440,000            0.2%
New Mexico                        2 properties              4,466,692            0.1%
Kansas                            1 property                3,496,913            0.1%
Mississippi                       1 property                3,165,688            0.1%
Arkansas                          1 property                2,300,000            0.1%
New Hampshire                     1 property                2,243,555            0.1%
Kentucky                          1 property                1,646,920            0.1%
Montana                           1 property                1,109,374            0.0%
Rhode Island                      1 property                  898,126            0.0%

--------------------------------------
[ ]  [less than] 1.0% Cut-off Date Balance
[ ]  1.0% - 9.99% Cut-off Date Balance
[ ]  [greater than or equal to] 10.0% Cut-off Date Balance
--------------------------------------

                               [PICTURE OMITTED]

CityPlace Corporate Center                                       Creve Coeur, MO

                               [PICTURE OMITTED]

Gateway Plaza                                                 Salt Lake City, UT

[PICTURE OMITTED]

[PICTURE OMITTED]                            [PICTURE OMITTED]

Shops at Canal Place     New Orleans, LA     Strafford Place II    Arlington, VA

[PICTURE OMITTED]                      [PICTURE OMITTED]

LXP - Bank of America    Brea, CA      Cross Creek Shopping Center   Memphis, TN

                               [PICTURE OMITTED]

Hutchinson Metro Center                                                Bronx, NY

[PICTURE OMITTED]                            [PICTURE OMITTED]

The Russ Building   San Francisco, CA        Millenium Place         Boston, MA

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-LDP2 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-LDP2 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-LDP2 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-36 of this prospectus supplement, which describe risks that apply to the Series 2005-LDP2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-193 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                                                PAGE
                                                ----

   Geographic Concentration Entails
      Risks .................................   S-36
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts .....................   S-36
   Risks Relating to Mortgage Loan
      Concentrations ........................   S-37
   Risks Relating to Enforceability of
      Cross-Collateralization ...............   S-38
   The Borrower's Form of Entity May
      Cause Special Risks ...................   S-39
   Ability to Incur Other Borrowings
      Entails Risk ..........................   S-40
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ........................   S-43
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income ................................   S-44
   Tenant Concentration Entails Risk ........   S-45
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ......   S-46
   Certain Additional Risks Relating to
      Tenants ...............................   S-46
   Risks Related to Redevelopment and
      Renovation at the Mortgaged
      Properties ............................   S-48
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ..............   S-48
   Tenant Bankruptcy Entails Risks ..........   S-48
   Mortgage Loans Are Nonrecourse and

   Multifamily Properties Have Special
      Risks .................................   S-51
   Industrial Properties Have Special
      Risks .................................   S-52
   Lack of Skillful Property Management
      Entails Risks .........................   S-53
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ......................   S-54

                                                PAGE
                                                ----
   Condominium Ownership May Limit
      Use and Improvements ..................   S-54
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ...............   S-55
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss .....   S-55
   Limitations of Appraisals ................   S-56
   Your Lack of Control Over the Trust
      Fund Can Create Risks .................   S-56
   Potential Conflicts of Interest ..........   S-57
   Special Servicer May Be Directed to
      Take Actions ..........................   S-58
   Bankruptcy Proceedings Entail Certain
      Risks .................................   S-59
   Risks Relating to Prepayments and
      Repurchases ...........................   S-60
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss .............................   S-62
   Sensitivity to LIBOR and Yield
      Considerations ........................   S-62
   Risks Relating to the Swap Contract ......   S-63
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ...............   S-64
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions .................   S-64
   Risks Relating to Borrower Default .......   S-64
   Risks Relating to Interest on Advances
      and Special Servicing Compensation.....   S-65
   Risks of Limited Liquidity and Market
      Value .................................   S-65
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ......   S-65
   Subordination of Subordinate Offered
      Certificates ..........................   S-66
   Limited Information Causes
      Uncertainty ...........................   S-66
   Environmental Risks Relating to the
      Mortgaged Properties ..................   S-66
   Tax Considerations Relating to
      Foreclosure ...........................   S-67

                                      S-4

                                               PAGE
                                               ----
   Risks Associated with One Action
      Rules ................................   S-67
   Risks Relating to Enforceability ........   S-68
   Potential Absence of Attornment
      Provisions Entails Risks .............   S-68
   Property Insurance May Not Be
      Sufficient ...........................   S-68
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .......................   S-71
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ..........................   S-72
   No Reunderwriting of the Mortgage
      Loans ................................   S-72
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................   S-72
   Risks Relating to Book-Entry
      Registration .........................   S-73
   Risks Relating to Inspections of

   The Walgreens-Jefferson City AB
      Mortgage Loan ........................   S-81
   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans ................................   S-83
   ARD Loans ...............................   S-83
   Certain Terms and Conditions of the
      Mortgage Loans .......................   S-84
   Additional Mortgage Loan

   Underwriting Guidelines and
      Processes ............................   S-95
   Representations and Warranties;
      Repurchases and Substitutions ........   S-96

                                                PAGE
                                                ----
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Paying Agent, Certificate Registrar and
      Authenticating Agent .................   S-107
   Book-Entry Registration and Definitive
      Certificates .........................   S-107
   Distributions ...........................   S-109
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums.......   S-128
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-128
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information ................   S-138
   Voting Rights ...........................   S-142
   Termination; Retirement of

   Limitation on Liability of Directing

   Servicing and Other Compensation
      and Payment of Expenses ..............   S-152
   Maintenance of Insurance ................   S-155
   Modifications, Waiver and
      Amendments ...........................   S-158
   Realization Upon Defaulted Mortgage
      Loans ................................   S-159
   Inspections; Collection of Operating
      Information ..........................   S-162
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ............................   S-162

                                      S-5

                                       PAGE
                                       ----

   Yield Sensitivity of the Class X-2
      Certificates ................... S-180

                                        PAGE
                                        ----
CERTAIN FEDERAL INCOME TAX

SCHEDULE I      CLASS X REFERENCE RATES

SCHEDULE II     CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                PROPERTIES

ANNEX A-2       CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND
                MORTGAGED PROPERTIES

ANNEX A-3       DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
                CROSS-COLLATERALIZED MORTGAGE LOANS

ANNEX B         CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
                HOUSING LOANS

ANNEX C         1201 LLOYD BOULEVARD AMORTIZATION SCHEDULE

ANNEX D         STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX E         FORM OF REPORT TO CERTIFICATEHOLDERS

                                      S-6

                             SUMMARY OF CERTIFICATES



                     INITIAL CLASS        APPROXIMATE      PASS-THROUGH
                  CERTIFICATE BALANCE        CREDIT            RATE
     CLASS       OR NOTIONAL AMOUNT(1)    SUPPORT(10)      DESCRIPTION
-------------- ------------------------- ------------- -------------------

Offered
Certificates
A-1                $     99,580,000          30.000%            Fixed
A-2                $    257,128,000          30.000%            Fixed
A-3                $    459,286,000          30.000%            Fixed
A-4                $    562,550,000          30.000%             (4)
A-SB               $    155,232,000          30.000%             (4)
A-M                $    300,311,000          20.000%             (4)
A-J                $    117,726,000          12.750%             (4)
A-JFL              $    100,000,000(5)       12.750%       Floating(4)(6)
X-2                $  2,933,023,000(8)         N/A           Variable(9)
B                  $     18,769,000          12.125%             (4)
C                  $     41,292,000          10.750%             (4)
D                  $     26,277,000           9.875%             (4)
E                  $     26,277,000           9.000%             (4)
F                  $     30,031,000           8.000%             (4)
Non-Offered
Certificates
X-1                $  3,003,118,799(12)        N/A          Variable(13)
A-1A               $    568,407,000          30.000%             (4)
G                  $     26,277,000           7.125%             (4)
H                  $     45,046,000           5.625%             (4)
J                  $     30,031,000           4.625%             (4)
K                  $     37,538,000           3.375%             (4)
L                  $     11,261,000           3.000%             (4)
M                  $     15,015,000           2.500%             (4)
N                  $     11,261,000           2.125%             (4)
O                  $      7,507,000           1.875%             (4)
P                  $      7,507,000           1.625%             (4)
Q                  $     11,261,000           1.250%             (4)
NR                 $     37,548,799             N/A              (4)

                                     INITIAL
                                     APPROX.     WEIGHTED       EXPECTED
                  ASSUMED FINAL       PASS-       AVERAGE        RATINGS
                   DISTRIBUTION      THROUGH       LIFE         (MOODY'S/       PRINCIPAL
     CLASS           DATE(2)           RATE     (YRS.)(11)    S&P/FITCH)(3)     WINDOW(11)
-------------- ------------------- ----------- ------------ ---------------- ---------------

Offered
Certificates
A-1              January 15, 2010%       2.65        Aaa/AAA/AAA    07/05 -- 01/10
A-2               June 15, 2010%       4.91        Aaa/AAA/AAA    02/10 -- 06/10
A-3                May 15, 2013%       6.97        Aaa/AAA/AAA    05/11 -- 05/13
A-4                May 15, 2015%       9.81        Aaa/AAA/AAA    12/14 -- 05/15
A-SB            December 15, 2014%       7.01        Aaa/AAA/AAA    01/10 -- 12/14
A-M                May 15, 2015%       9.90        Aaa/AAA/AAA    05/15 -- 05/15
A-J               June 15, 2015%       9.98        Aaa/AAA/AAA    05/15 -- 06/15
A-JFL             June 15, 2015    LIBOR + %       9.98       Aaa/AAA/AAA(7)  05/15 -- 06/15
X-2                    N/A                 %       N/A         Aaa/AAA/AAA          N/A
B                 June 15, 2015%       9.98        Aa1/AA+/AA+    06/15 -- 06/15
C                 June 15, 2015%       9.98         Aa2/AA/AA     06/15 -- 06/15
D                 June 15, 2015%       9.98        Aa3/AA-/AA-    06/15 -- 06/15
E                 June 15, 2015%       9.98         A1/A+/A+      06/15 -- 06/15
F                 June 15, 2015%       9.98          A2/A/A       06/15 -- 06/15
Non-Offered
Certificates
X-1                    N/A                 %        N/A        Aaa/AAA/AAA          N/A
A-1A                   N/A                 %        N/A        Aaa/AAA/AAA          N/A
G                      N/A                 %        N/A         A3/A-/A-            N/A
H                      N/A                 %        N/A      Baa1/BBB+/BBB+         N/A
J                      N/A                 %        N/A       Baa2/BBB/BBB          N/A
K                      N/A                 %        N/A      Baa3/BBB-/BBB-         N/A
L                      N/A                 %        N/A        Ba1/BB+/BB+          N/A
M                      N/A                 %        N/A         Ba2/BB/BB           N/A
N                      N/A                 %        N/A        Ba3/BB-/BB-          N/A
O                      N/A                 %        N/A         B1/B+/B+            N/A
P                      N/A                 %        N/A          B2/B/B             N/A
Q                      N/A                 %        N/A         B3/B-/B-            N/A
NR                     N/A                 %        N/A         NR/NR/NR            N/A


---------
(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated
     Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is July 15, 2042. See
     "Description of the Certificates--Assumed Final Distribution Date; Rated
     Final Distribution Date" in this prospectus supplement.

(3)  Ratings shown are those of Moody's Investors Service, Inc., Standard &
     Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
     Fitch, Inc.

(4)  The pass-through rates applicable to the Class A-4, Class A-SB, Class A-M,
     Class A-J, Class B, Class C, Class D, Class A-1A, Class E, Class F, Class
     G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
     Class Q and Class NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
     30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(5)  The certificate balance of the Class A-JFL certificates will be equal to the certificate balance of the Class A-JFL regular interest. See
     "Description of the Swap Contract" in this prospectus supplement.

(6)  The pass-through rate applicable to the Class A-JFL certificates on each distribution date will be a per annum rate equal to LIBOR plus  %, provided that interest payments on the Class A-JFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of interest payments calculated on the principal balance of the Class A-JFL
     certificates at   % per annum over interest payments calculated at a per
     annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-JFL certificates may convert to
     a fixed rate equal to   % per annum, subject to a maximum pass through rate
     equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
     360-day year consisting of twelve 30-day months). The initial LIBOR rate will be determined on June 20, 2005, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Contract--The Swap Contract"
     and "Description of the Certificates--Distributions" in this prospectus supplement.

                                      S-7

(7)  The ratings assigned to the Class A-JFL certificates only reflect the
     receipt of a fixed rate of interest at a rate equal to   % per annum,
     subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
     30-day months). See "Ratings" in this prospectus supplement.

(8)  The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(9)  The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class
     X-2 certificates. See "Description of the Certificates--Distributions" in
     this prospectus supplement.

(10) The credit support percentages set forth for the Class A-1, Class A-2,
     Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-J and Class A-JFL certificates are represented in the aggregate.

(11) The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life" in
     this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(12) The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(13) The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in this prospectus supplement.

     THE CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS
     PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

                                      S-8

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, Nomura Credit & Capital, Inc., a
                                 Delaware corporation, Eurohypo AG, New York
                                 Branch, the New York branch of a German banking
                                 corporation, LaSalle Bank National Association,
                                 a national banking association, and Artesia
                                 Mortgage Capital Corporation, a Delaware
                                 corporation. JPMorgan Chase Bank, N.A. is the
                                 swap counterparty and an affiliate of the
                                 depositor and J.P. Morgan Securities Inc., one
                                 of the underwriters. Nomura Credit & Capital,
                                 Inc. is an affiliate of Nomura Securities
                                 International, Inc., one of the underwriters.
                                 LaSalle Bank National Association is also
                                 acting as the paying agent, the certificate
                                 registrar and the authenticating agent and is
                                 an affiliate of ABN AMRO Incorporated, one of
                                 the underwriters. See "Description of the
                                 Mortgage Pool--The Mortgage Loan Sellers" in
                                 this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS
                                AGGREGATE                  % OF      % OF
                   NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                     OF          BALANCE       INITIAL     LOAN      LOAN
                  MORTGAGE     OF MORTGAGE       POOL    GROUP 1    GROUP 2
     SELLER         LOANS         LOANS        BALANCE   BALANCE    BALANCE
---------------- ---------- ----------------- --------- --------- ----------
  JPMorgan .....      93     $1,259,732,329      41.9%     44.2%      32.1%
  Nomura .......      80        556,108,911      18.5      19.0       16.6
  Eurohypo .....      30        511,448,009      17.0      13.1       33.7
  LaSalle ......      59        376,820,789      12.5      13.2        9.8
  Artesia ......      35        299,008,762      10.0      10.5        7.8
                     ---     --------------     -----     -----      -----
  Total: .......     297     $3,003,118,799     100.0%    100.0%     100.0%
                     ===     ==============     =====     =====      =====

Master Servicer...............   Wachovia Bank, National Association, a
                                 national banking association. The master
                                 servicer's principal servicing offices are
                                 located at NC 1075, 8739 Research Drive URP4,
                                 Charlotte, North Carolina 28262. See

                                      S-9

                                 "Servicing of the Mortgage Loans--The Master
                                 Servicer" in this prospectus supplement.

Special Servicer..............   LNR Partners, Inc., a Florida corporation,
                                 will act as special servicer with respect to
                                 the mortgage loans and will be primarily
                                 responsible for making decisions and performing
                                 certain servicing functions with respect to the
                                 mortgage loans that, in general, are in default
                                 or as to which default is imminent. The primary
                                 servicing offices of the special servicer are
                                 located at 1601 Washington Avenue, Miami Beach,
                                 Florida 33139, and its telephone number is
                                 (305) 695-5600. The special servicer may be
                                 removed without cause under certain
                                 circumstances described in this prospectus
                                 supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this prospectus
                                 supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. A corporate trust office of the
                                 trustee is located at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045. See "Description of
                                 the Certificates--The Trustee" in this
                                 prospectus supplement. Following the transfer
                                 of the mortgage loans into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the mortgagee of record under each mortgage
                                 loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices
                                 located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the
                                 certificate registrar and authenticating agent.
                                 The paying agent's address is 135 South LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Global Securities and Trust Services
                                 Group, J.P. Morgan 2005-LDP2 and its telephone
                                 number is (312) 904-7989. LaSalle Bank National
                                 Association is also one of the mortgage loan
                                 sellers and an affiliate of ABN AMRO
                                 Incorporated, one of the underwriters. See
                                 "Description of the Certificates--Paying Agent,
                                 Certificate Registrar and Authenticating Agent"
                                 in this prospectus supplement.

Cut-off Date..................   The related due date in June 2005 or, with
                                 respect to those mortgage loans that have their
                                 first payment date in July 2005, June 1, 2005.

Closing Date..................   On or about June 22, 2005.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in July
                                 2005.

                                      S-10

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates (other than with respect to the
                                 Class A-JFL certificates) and the Class A-JFL
                                 regular interest during the calendar month
                                 prior to the related distribution date. With
                                 respect to the Class A-JFL certificates, the
                                 interest accrual period will be the period from
                                 and including the distribution date of the
                                 month preceding the month in which the related
                                 distribution date occurs (or, in the case of
                                 the first distribution date, the closing date)
                                 to, but excluding the related distribution
                                 date. Except with respect to the Class A-JFL
                                 certificates, interest will be calculated on
                                 the offered certificates assuming that each
                                 month has 30 days and each year has 360 days.
                                 With respect to the Class A-JFL certificates,
                                 interest will be calculated based upon the
                                 actual number of days in the related interest
                                 accrual period and a year consisting of 360
                                 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

Swap Contract.................   The trust will have the benefit of an
                                 interest rate swap contract relating to the
                                 Class A-JFL certificates issued by JPMorgan
                                 Chase Bank, N.A., which has a long-term
                                 certificates of deposit rating of "AA-" by
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. and "Aa2" by
                                 Moody's Investors Service, Inc., in an initial
                                 notional amount equal to the aggregate initial
                                 certificate balance of the Class A-JFL regular
                                 interest (and correspondingly, the Class A-JFL
                                 certificates). The notional amount of the swap
                                 contract will decrease to the extent of any
                                 decrease in the certificate balance of the
                                 Class A-JFL regular interest (and
                                 correspondingly, the Class A-JFL certificates).
                                 The swap contract will have a maturity date of
                                 July 15, 2042 (the same date as the rated final
                                 distribution date of the Class A-JFL
                                 certificates). Under the swap contract, the
                                 trust will generally be obligated to pay to the
                                 swap

                                      S-11

                                 counterparty one business day prior to each
                                 distribution date an amount equal to the sum
                                 of (i) any yield maintenance charges
                                 distributable to the Class A-JFL regular
                                 interest and (ii) the product of (A) the
                                 notional amount of the swap contract and (B)
                                 the pass-through rate on the Class A-JFL
                                 regular interest, and the swap counterparty
                                 will generally be obligated to pay to the
                                 trust one business day prior to each
                                 distribution date an amount equal to the
                                 product of (i) the notional amount of the swap
                                 contract and (ii) LIBOR plus        % per
                                 annum. If the pass-through rate on the Class
                                 A-JFL regular interest is reduced below
                                        % per annum or if there is an interest
                                 shortfall with respect to the Class A-JFL
                                 regular interest, there will be a
                                 corresponding dollar-for-dollar reduction in
                                 the interest payment made by the swap
                                 counterparty to the trust and, ultimately, a
                                 corresponding decrease in the effective
                                 pass-through rate on the Class A-JFL
                                 certificates for such distribution date. See
                                 "Risk Factors--Risks Relating to the Swap
                                 Contract" and "Description of the Swap
                                 Contract" in this prospectus supplement.

                               OFFERED SECURITIES

General.......................   We are offering the following 14 classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-LDP2:

                                  o Class A-1

                                  o Class A-2

                                  o Class A-3

                                  o Class A-4

                                  o Class A-SB

                                  o Class A-M

                                  o Class A-J

                                  o Class A-JFL

                                  o Class X-2

                                  o Class B

                                  o Class C

                                  o Class D

                                  o Class E

                                  o Class F

                                 Series 2005-LDP2 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying

                                      S-12

                                 prospectus: Class A-1A, Class X-1, Class G,
                                 Class H, Class J, Class K, Class L, Class M,
                                 Class N, Class O, Class P, Class Q, Class NR,
                                 Class S, Class R and Class LR.

                                 The Series 2005-LDP2 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 297 mortgage
                                 loans secured by first liens on 305
                                 commercial, multifamily and manufactured
                                 housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                 Class A-1 ..................   $   99,580,000
                                 Class A-2 ..................   $  257,128,000
                                 Class A-3 ..................   $  459,286,000
                                 Class A-4 ..................   $  562,550,000
                                 Class A-SB .................   $  155,232,000
                                 Class A-M ..................   $  300,311,000
                                 Class A-J ..................   $  117,726,000
                                 Class A-JFL ................   $  100,000,000
                                 Class X-2 ..................   $2,933,023,000
                                 Class B ....................   $   18,769,000
                                 Class C ....................   $   41,292,000
                                 Class D ....................   $   26,277,000
                                 Class E ....................   $   26,277,000
                                 Class F ....................   $   30,031,000

                                 The Class A-JFL regular interest will, at all
                                 times, have a certificate balance equal to the
                                 certificate balance of the Class A-JFL
                                 certificates.

                                      S-13

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

                                 Class A-1 ...........             %
                                 Class A-2 ...........             %
                                 Class A-3 ...........             %
                                 Class A-4 ...........             %(1)
                                 Class A-SB ..........             %(1)
                                 Class A-M ...........             %(1)
                                 Class A-J ...........             %(1)
                                 Class A-JFL .........   LIBOR +   %(2)
                                 Class X-2 ...........             %(3)
                                 Class B .............             %(1)
                                 Class C .............             %(1)
                                 Class D .............             %(1)
                                 Class E .............             %(1)
                                 Class F .............             %(1)

                                 ----------

                                 (1)   The pass-through rates applicable to the
                                       Class A-4, Class A-SB, Class A-M, Class
                                       A-J, Class B, Class C, Class D, Class E,
                                       and Class F certificates on each
                                       distribution date will be a per annum
                                       rate equal to one of (i) a fixed rate,
                                       (ii) the weighted average of the net
                                       interest rates on the mortgage loans (in
                                       each case adjusted, if necessary, to
                                       accrue on the basis of a 360-day year
                                       consisting of twelve 30-day months),
                                       (iii) a rate equal to the lesser of a
                                       specified fixed pass-through rate and
                                       the rate described in clause (ii) above
                                       or (iv) the rate described in clause
                                       (ii) above less a specified percentage.

                                 (2)   The pass-through rate applicable to the
                                       Class A-JFL certificates on each
                                       distribution date will be a per annum
                                       rate equal to LIBOR plus       % per
                                       annum, provided that interest payments
                                       on the Class A-JFL certificates will be
                                       reduced on each distribution date by an
                                       amount corresponding to the excess, if
                                       any, of interest payments calculated on
                                       the principal balance of the Class A-JFL
                                       certificates at       % per annum over
                                       interest payments calculated at the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months). In
                                       addition, under certain circumstances
                                       described in this prospectus supplement,
                                       the pass-through rate applicable to the
                                       Class A-JFL certificates may convert to
                                       a fixed rate equal to     % per annum,
                                       subject to a maximum pass-through rate
                                       equal to the weighted average of the net
                                       interest rates on the mortgage loans (in
                                       each case adjusted, if necessary, to
                                       accrue on the basis of a 360-day year
                                       consisting of twelve 30-day months). The
                                       initial LIBOR rate will be determined on
                                       June 20, 2005, and subsequent LIBOR
                                       rates will be determined 2 LIBOR
                                       business days before the start of the
                                       related interest accrual period. See
                                       "Description of the Swap Contract--The
                                       Swap Contract" in this prospectus
                                       supplement.

                                 (3)   The interest accrual amount on the Class
                                       X-2 certificates will be calculated by
                                       reference to a notional amount equal to
                                       the aggregate of the class balances of
                                       all or some of the other classes of
                                       certificates or portions thereof. The
                                       pass-through rate on the Class X-2
                                       certificates will be based on the
                                       weighted average of the interest strip
                                       rates of the components of the Class X-2
                                       certificates, which will be based on the
                                       net mortgage rates

                                      S-14

                                       applicable to the mortgage loans as of
                                       the preceding distribution date minus the
                                       pass-through rates of such components.
                                       See "Description of the Certificates--
                                       Distributions" in this prospectus
                                       supplement.

B. Interest Rate Calculation

 Convention...................   Interest on the certificates (other than the
                                 Class A-JFL certificates) and the Class A-JFL
                                 regular interest will be calculated based on a
                                 360-day year consisting of twelve 30-day
                                 months, or a "30/360 basis". Interest on the
                                 Class A-JFL certificates will be calculated
                                 based on the actual number of days in each
                                 interest accrual period and a 360-day year, or
                                 an "actual/360 basis".

                                 For purposes of calculating the pass-through
                                 rates on the Class A-4, Class A-SB, Class A-M,
                                 Class A-J, Class B, Class C, Class D, Class E,
                                 Class F and Class X-2 certificates, the Class
                                 A-JFL regular interest (and correspondingly,
                                 the Class A-JFL certificates) and each other
                                 class of the certificates with a pass-through
                                 rate that is based on, limited by or equal to,
                                 the weighted average of the net mortgage rates
                                 on the mortgage loans, the mortgage loan
                                 interest rates will not reflect any default
                                 interest rate, any rate increase occurring
                                 after an anticipated repayment date, any
                                 mortgage loan term modifications agreed to by
                                 the special servicer or any modifications
                                 resulting from a borrower's bankruptcy or
                                 insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates and the Class A-JFL
                                 regular interest (and correspondingly, the
                                 Class A-JFL certificates), the interest rate
                                 for each mortgage loan that accrues interest
                                 based on the actual number of days in each
                                 month and assuming a 360-day year, or an
                                 "actual/360 basis," will be recalculated, if
                                 necessary, so that the amount of interest that
                                 would accrue at that recalculated rate in the
                                 applicable month, calculated on a 30/360
                                 basis, will equal the amount of interest that
                                 is required to be paid on that mortgage loan
                                 in that month, subject to certain adjustments
                                 as described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates", and --Interest Distribution Amount" in
                                 this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
  Distributions...............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net
                                 of specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                      S-15

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-SB, Class A-1A, Class X-1 and
                                 Class X-2 certificates: To pay interest
                                 concurrently, (a) on the Class A-1, Class A-2,
                                 Class A-3, Class A-4 and Class A-SB
                                 certificates, pro rata, from the portion of
                                 the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 1, (b) on the Class A-1A certificates
                                 from the portion of the funds available for
                                 distribution attributable to the mortgage
                                 loans in loan group 2 and (c) on the Class X-1
                                 and Class X-2 certificates from the funds
                                 available for distribution attributable to all
                                 mortgage loans, without regard to loan groups,
                                 in each case in accordance with their interest
                                 entitlements. However, if, on any distribution
                                 date, the funds available for distribution (or
                                 applicable portion) are insufficient to pay in
                                 full the total amount of interest to be paid
                                 to any of the classes described above, the
                                 funds available for distribution will be
                                 allocated among all those classes, pro rata,
                                 without regard to loan groups, in accordance
                                 with their interest entitlements for that
                                 distribution date.

                                 Second/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-SB and Class A-1A certificates:
                                 To the extent of funds allocated to principal
                                 and available for distribution, (a)(1) first,
                                 to the Class A-SB certificates, available
                                 principal received from loan group 1 and,
                                 after the Class A-1A certificates have been
                                 reduced to zero, funds attributed to principal
                                 received from loan group 2 remaining after
                                 payments specified in clause (b) below have
                                 been made, until the certificate balance of
                                 the Class A-SB certificates is reduced to the
                                 planned principal balance set forth in
                                 Schedule II to this prospectus supplement; (2)
                                 then to principal on the Class A-1, Class A-2,
                                 Class A-3, Class A-4 and Class A-SB
                                 certificates, in that order, in an amount
                                 equal to the funds attributable to mortgage
                                 loans in loan group 1 remaining after the
                                 payments specified in clause (1) above have
                                 been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the certificate balances of the
                                 Class A-1, Class A-2, Class A-3, Class A-4 and
                                 Class A-SB certificates have been reduced to
                                 zero and (b) to the Class A-1A certificates,
                                 in an amount equal to the funds attributable
                                 to mortgage loans in loan group 2 and, after
                                 both the Class A-4 and the Class A-SB
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 1 remaining after the payments specified
                                 in clause (a) have been made, until the
                                 certificate balance of the Class A-1A
                                 certificates has been reduced to zero. If the
                                 certificate balance of each and every class of
                                 certificates other than the Class A-1, Class
                                 A-2, Class A-3, Class A-4,

                                      S-16

                                 Class A-SB and Class A-1A certificates has been
                                 reduced to zero as a result of the allocation
                                 of mortgage loan losses to those certificates,
                                 funds available for distributions of principal
                                 will be distributed to the Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-SB and Class
                                 A-1A certificates, pro rata, rather than
                                 sequentially, without regard to loan groups or
                                 the planned balance of the Class A-SB
                                 certificates.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-SB and Class A-1A certificates: To
                                 reimburse the Class A-1, Class A-2, Class A-3,
                                 Class A-4, Class A-SB and Class A-1A
                                 certificates, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by those classes, without regard to loan
                                 group.

                                 Fourth/Class A-M certificates: To the Class A-M
                                 certificates as follows: (a) first, to interest
                                 on the Class A-M certificates in the amount of
                                 its interest entitlement; (b) second, to the
                                 extent of funds allocated to principal and
                                 available for distribution remaining after
                                 distributions in respect of principal to each
                                 class with a higher priority (in this case, the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-SB and Class A-1A certificates), to
                                 principal on the Class A-M certificates until
                                 the certificate balance of the Class A-M
                                 certificates has been reduced to zero; and (c)
                                 third, to reimburse the Class A-M certificates
                                 for any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that were
                                 previously borne by that class.

                                 Fifth/Class A-J certificates and Class A-JFL
                                 regular interest: To the Class A-J certificates
                                 and the Class A-JFL regular interest as
                                 follows: (a) first, to interest on the Class
                                 A-J certificates and the Class A-JFL regular
                                 interest, pro rata, in the amount of their
                                 respective interest entitlements; (b) second,
                                 to the extent of funds allocated to principal
                                 and available for distribution remaining after
                                 distributions in respect of principal to each
                                 class with a higher priority (in this case, the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-SB, Class A-1A and Class A-M
                                 certificates), to principal on the Class A-J
                                 certificates and the Class A-JFL regular
                                 interest, pro rata, until the certificate
                                 balances of the Class A-J certificates and the
                                 Class A-JFL regular interest, as applicable,
                                 have been reduced to zero; and (c) third, to
                                 reimburse the Class A-J certificates and the
                                 Class A-JFL regular interest, pro rata, for any
                                 previously unreimbursed losses on the mortgage
                                 loans allocable to principal that were
                                 previously borne by each such class.

                                      S-17

                                 Sixth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Seventh/Class C certificates: To the Class C
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Eighth/Class D certificates: To the Class D
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Ninth/Class E certificates: To the Class E
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Tenth/Class F certificates: To the Class F
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Eleventh/Non-offered certificates (other than
                                 the Class A-1A, Class S and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-SB and Class A-1A certificates, except
                                 in the event of insufficient funds, as
                                 described above, the pool of mortgage loans
                                 will be deemed to consist of two distinct
                                 groups, loan group 1 and loan group 2. Loan
                                 group 1 will consist of 236 mortgage loans,
                                 representing approximately 81.1% of the
                                 aggregate principal balance of all the mortgage
                                 loans as of the cut-off date and loan group 2
                                 will consist of 61 mortgage loans, representing
                                 approximately 18.9% of the aggregate principal
                                 balance of all the mortgage loans as of the
                                 cut-off date. Loan group 2 will include 88.5%
                                 of all the mortgage loans secured by
                                 multifamily properties as a percentage of the
                                 aggregate principal balance of all the mortgage
                                 loans as of the cut-off date. Annex A-1 to this
                                 prospectus supplement will set forth the loan
                                 group designation with respect to each mortgage
                                 loan.

                                 On each distribution date, funds available for
                                 distribution on the Class A-JFL certificates
                                 will be distributed in the following amounts
                                 and order of priority: (a) first, to interest
                                 on the Class A-JFL certificates, in the amount
                                 of its interest entitlement; (b) second, to the
                                 extent of funds allocated to principal in
                                 respect of the Class A-JFL regular interest, to
                                 principal on the Class A-JFL certificates until
                                 the certificate balance of the Class A-JFL
                                 certificates has been reduced to zero; and (c)
                                 third, to reimburse the Class A-JFL
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by such
                                 class.

                                      S-18

B. Interest and
 Principal Entitlements........  A description of the interest entitlement of each class of certificates and the Class A-JFL
                                 regular interest can be found in "Description
                                 of the Certificates-- Distributions-- Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 certificates and the Class A-JFL regular
                                 interest entitled to principal on a particular
                                 distribution date also can be found in
                                 "Description of the Certificates--
                                 Distributions--Principal Distribution Amount"
                                 in this prospectus supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the offered
                                 certificates (other than the Class X-2 and
                                 Class A-JFL certificates) and the Class A-JFL
                                 regular interest as described in "Description
                                 of the Certificates--Allocation of Yield
                                 Maintenance Charges and Prepayment Premiums" in
                                 this prospectus supplement. For so long as the
                                 swap contract is in effect, any yield
                                 maintenance charges distributable in respect of
                                 the Class A-JFL regular interest will be
                                 payable to the swap counterparty pursuant to
                                 the terms of the swap contract. If the swap
                                 contract is no longer in effect, any yield
                                 maintenance charges allocable to the Class
                                 A-JFL regular interest will be paid to the
                                 holders of the Class A-JFL certificates.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes of
                                 certificates and the Class A-JFL regular
                                 interest will be senior or subordinate, as the
                                 case may be, to the payment rights of other
                                 classes of certificates and the Class A-JFL
                                 regular interest. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates and
                                 the Class A-JFL regular interest (other than
                                 excess interest that accrues on the mortgage
                                 loans that have anticipated repayment dates) on
                                 any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-SB, Class A-1A, Class
                                 X-1 and Class X-2 certificates). It also shows
                                 the manner in which mortgage loan losses are
                                 allocated to certain classes of certificates
                                 and the Class A-JFL regular interest in
                                 ascending order (beginning with the other
                                 classes of certificates (other than the Class
                                 S, Class R and Class LR certificates) that are
                                 not being offered by this prospectus
                                 supplement). No principal payments or mortgage
                                 loan losses will be allocated to the Class S,
                                 Class R, Class LR, Class X-1 or Class X-2
                                 certificates, although principal payments and
                                 mortgage loan losses may reduce the notional
                                 amount of the Class X-1 and/or Class X-2
                                 certificates and, therefore, the amount of

                                      S-19

                                 interest they accrue. In addition, while
                                 mortgage loan losses and available funds
                                 shortfalls will not be directly allocated to
                                 the Class A-JFL certificates, mortgage loan
                                 losses and available funds shortfalls may be
                                 allocated to the Class A-JFL regular interest
                                 in reduction of the certificate balance of the
                                 Class A-JFL regular interest and the amount of
                                 its interest entitlement, respectively. Any
                                 decrease in the certificate balance of the
                                 Class A-JFL regular interest will result in a
                                 corresponding decrease in the certificate
                                 balance of the Class A-JFL certificates, and
                                 any interest shortfalls suffered by the Class
                                 A-JFL regular interest will reduce the amount
                                 of interest distributed on the Class A-JFL
                                 certificates to the extent described in this
                                 prospectus supplement. The chart below
                                 includes the Class A-JFL regular interest but
                                 does not depict the corresponding effects on
                                 the Class A-JFL certificates.

                                      S-20

            -------------------------------------------------------
            Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB,
              Class A-1A*, Class X-1* and Class X-2* certificates
            -------------------------------------------------------

                          ----------------------------
                             Class A-M certificates
                          ----------------------------

                          ----------------------------
                           Class A-J certificates and
                          Class A-JFL regular interest
                          ----------------------------

                          ----------------------------
                              Class B certificates
                          ----------------------------

                          ----------------------------
                              Class C certificates
                          ----------------------------

                          ----------------------------
                              Class D certificates
                          ----------------------------

                          ----------------------------
                              Class E certificates
                          ----------------------------

                          ----------------------------
                              Class F certificates
                          ----------------------------

                          ----------------------------
                                   Non-offered
                                 certificates**
                          ----------------------------

                                 ----------

                                 *     The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class A-1A and Class X-1 certificates
                                       are not offered by this prospectus
                                       supplement.

                                 **    Excluding the Class A-1A and Class X-1
                                       certificates.

                                 Other than the subordination of certain
                                 classes of certificates, as described above,
                                 no other form of credit enhancement will be
                                 available for the benefit of the holders of
                                 the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates or the
                                 Class A-JFL regular interest will reduce the
                                 certificate balance of that class of
                                 certificates or the Class A-JFL regular
                                 interest (and correspondingly the Class A-JFL
                                 certificates) respectively.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

                                      S-21

E. Shortfalls in
 Available Funds...............  The following types of shortfalls in available funds will reduce distributions to the classes
                                 of certificates (or the Class A-JFL regular
                                 interest) with the lowest payment priorities:
                                 shortfalls resulting from the payment of
                                 special servicing fees and other additional
                                 compensation that the special servicer is
                                 entitled to receive; shortfalls resulting from
                                 interest on advances made by the master
                                 servicer, the special servicer or the trustee
                                 (to the extent not covered by late payment
                                 charges or default interest paid by the related
                                 borrower); shortfalls resulting from
                                 extraordinary expenses of the trust; and
                                 shortfalls resulting from a modification of a
                                 mortgage loan's interest rate or principal
                                 balance or from other unanticipated or
                                 default-related expenses of the trust.
                                 Reductions in distributions to the Class A-JFL
                                 regular interest will cause a corresponding
                                 reduction in distributions to the Class A-JFL
                                 certificates to the extent described in this
                                 prospectus supplement. In addition, prepayment
                                 interest shortfalls that are not covered by
                                 certain compensating interest payments made by
                                 the master servicer are required to be
                                 allocated to the certificates and the Class
                                 A-JFL regular interest (and thus to the Class
                                 A-JFL certificates to the extent described in
                                 this prospectus supplement), on a pro rata
                                 basis, to reduce the amount of interest payable
                                 on the certificates and the Class A-JFL regular
                                 interest (and correspondingly to the Class
                                 A-JFL certificates to the extent described in
                                 this prospectus supplement). See "Description
                                 of the Certificates--Distributions--Priority"
                                 in this prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 unless it (or the special servicer or the
                                 trustee) determines that the advance will be
                                 non-recoverable. The master servicer will not
                                 be required to advance balloon payments due at
                                 maturity in excess of the regular periodic
                                 payment, interest in excess of a mortgage
                                 loan's regular interest rate or any prepayment
                                 premiums or yield maintenance charges. The
                                 amount of the interest portion of any advance
                                 will be subject to reduction to the extent that
                                 an appraisal reduction of the related mortgage
                                 loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. There may be other circumstances in
                                 which the master servicer will not be required
                                 to advance one full month of principal and/or
                                 interest. If the master servicer fails to make
                                 a required advance, the trustee will be
                                 required to make the advance. Neither the
                                 master servicer nor the trustee is required to
                                 advance amounts determined to be

                                      S-22

                                 non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. If an interest advance is made by
                                 the master servicer, the master servicer will
                                 not advance its servicing fee, but will
                                 advance the trustee's fee. Neither the master
                                 servicer nor the trustee will be required to
                                 advance any amounts due to be paid by the swap
                                 counterparty for distribution to the Class
                                 A-JFL certificates.
B. Property
 Protection Advances...........  The master servicer may be required, and the special servicer may be permitted, to make
                                 advances to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and
                                 similar expenses necessary to:

                                  o protect and maintain the related mortgaged
                                    property;

                                  o maintain the lien on the related mortgaged
                                    property; or

                                  o enforce the related mortgage loan
                                    documents.

                                 If the master servicer fails to make a
                                 required advance of this type, the trustee is
                                 required to make this advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on the above described advances at the
                                 "Prime Rate" as published in The Wall Street
                                 Journal, as described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the master servicer nor the trustee will be
                                 entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to the mortgage loan has expired.
                                 See "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement
                                 and "Description of the Certificates--Advances
                                 in Respect of Delinquencies" and "Description
                                 of the Pooling Agreements--Certificate Account"
                                 in the prospectus.

                               THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 297 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of

                                      S-23

                                 trust or similar security instruments on the
                                 fee and/or leasehold estate of the related
                                 borrower in 305 commercial, multifamily and
                                 manufactured housing community mortgaged
                                 properties.

                                 The aggregate principal balance of the
                                 mortgage loans as of the cut-off date will be
                                 approximately $3,003,118,799.

                                 Seven (7) mortgage loans (referred to in this
                                 prospectus supplement as the AB mortgage
                                 loans) are each evidenced by the senior of two
                                 notes secured by a single mortgage on the
                                 related mortgaged property and a single
                                 assignment of leases, with the subordinate
                                 companion loan not being part of the trust
                                 fund. The AB mortgage loans are each secured
                                 by the mortgaged properties identified on
                                 Annex A-1 to this prospectus supplement as the
                                 Tustin Business Center mortgaged property, the
                                 Westheimer Plaza mortgaged property, the Mesa
                                 Verde Apartments mortgaged property, the
                                 Surrey Oaks Apartments mortgaged property, the
                                 Walgreens-Jefferson City mortgaged property,
                                 the Atrium Villa Apartments mortgaged property
                                 and the Windemere Apartments mortgaged
                                 property, respectively, representing
                                 approximately 1.7% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date (4 mortgage loans in loan
                                 group 1, representing approximately 1.5% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date and 3 mortgage loans in loan
                                 group 2, representing approximately 2.3% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 2 as of the
                                 cut-off date).

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject
                                 to an intercreditor agreement. The
                                 intercreditor agreement generally allocates
                                 collections in respect of the related mortgage
                                 loan prior to a monetary event of default, or
                                 material non-monetary event of default to the
                                 mortgage loan in the trust fund and the
                                 related subordinate companion loan on a pro
                                 rata basis. After a monetary event of default
                                 or material non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of such mortgage loans
                                 first to the mortgage loan in the trust fund
                                 and second to the related subordinate
                                 companion loan. The master servicer and the
                                 special servicer will service and administer
                                 each AB mortgage loan and its subordinate
                                 companion loan pursuant to the pooling and
                                 servicing agreement and the related
                                 intercreditor agreement so long as such AB
                                 mortgage loan is part of the trust fund.
                                 Amounts attributable to each subordinate
                                 companion loan will

                                      S-24

                                 not be assets of the trust, and will be
                                 beneficially owned by the holder of the
                                 subordinate companion loan. See "Description
                                 of the Mortgage Pool--AB Mortgage Loan Pairs"
                                 in this prospectus supplement.

                                 The holder of each subordinate companion loan
                                 will have the right to purchase the related AB
                                 mortgage loan under certain limited
                                 circumstances. In addition, the holders of the
                                 subordinate companion loans will have the
                                 right to approve certain modifications to the
                                 related senior loan under certain
                                 circumstances. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The holder of the subordinate companion loan
                                 related to the Walgreens-Jefferson City
                                 mortgage loan will have the right, under
                                 certain conditions, (i) to direct, consent, or
                                 provide advice with respect to certain actions
                                 proposed to be taken by the master servicer or
                                 the special servicer, as applicable, with
                                 respect to the Walgreens-Jefferson City
                                 mortgage loan or mortgaged property and (ii)
                                 to make cure payments on the
                                 Walgreens-Jefferson City mortgage loan.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion
                                 loan is calculated without regard to the
                                 related subordinate companion loan. The sum of
                                 the numerical data in any column may not equal
                                 the indicated total due to rounding. Unless
                                 otherwise indicated, all figures presented in
                                 this "Summary of Terms" are calculated as
                                 described under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before
                                 the cut-off date and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date.

                                      S-25

     The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS


                                               ALL MORTGAGE LOANS                LOAN GROUP 1                  LOAN GROUP 2
                                         -----------------------------  ----------------------------- ------------------------------

Aggregate outstanding principal
 balance(1) .............................              $3,003,118,799                 $2,434,711,755                   $568,407,044
Number of mortgage loans ................                         297                            236                             61
Number of mortgaged properties...........                         305                            244                             61
Number of crossed loan pools ............                           6                              5                              1
Range of mortgage loan principal
 balances ...............................    $825,000 to $125,000,000       $825,000 to $125,000,000      $1,049,327 to $45,000,000
Average mortgage loan principal
 balance ................................                $ 10,111,511                   $ 10,316,575                    $ 9,318,148
Range of mortgage rates .................          4.4600% to 6.9200%             4.4600% to 6.1520%             4.9400% to 6.9200%
Weighted average mortgage rate...........                     5.3824%                        5.3805%                        5.3908%
Range of original terms to
 maturity(2) ............................     57 months to 240 months        57 months to 240 months        60 months to 180 months
Weighted average original term to
 maturity(2) ............................                  107 months                     110 months                      96 months
Range of remaining terms to
 maturity(2) ............................     54 months to 239 months        56 months to 239 months        54 months to 179 months
Weighted average remaining term
 to maturity(2) .........................                  106 months                     109 months                      95 months
Range of original amortization
 terms(3) ...............................    162 months to 360 months       162 months to 360 months       240 months to 360 months
Weighted average original
 amortization term(3) ...................                  353 months                     352 months                     355 months
Range of remaining amortization
 terms(3) ...............................    161 months to 360 months       161 months to 360 months       237 months to 360 months
Weighted average remaining
 amortization term(3) ...................                  352 months                     352 months                     354 months
Range of loan-to-value ratios ...........               1.4% to 83.6%                 25.5% to 83.6%                  1.4% to 82.0%
Weighted average loan-to-value
 ratio ..................................                       72.2%                          71.1%                          76.7%
Range of loan-to-value ratios as of
 the maturity date(2)(4) ................               1.4% to 82.0%                 18.8% to 80.0%                  1.4% to 82.0%
Weighted average loan-to-value
 ratio as of the maturity date(2)(4).....                       64.8%                          63.2%                          71.4%
Range of debt service coverage
 ratios(5) ..............................             1.07x to 79.41x                 1.07x to 3.42x                1.20x to 79.41x
Weighted average debt service
 coverage ratio(5) ......................                       1.59x                          1.54x                          1.79x
Percentage of aggregate
 outstanding principal balance
 consisting of: .........................
Balloon mortgage loans ..................
 Balloon(6) .............................                       35.1%                          36.9%                          27.6%
 Interest Only(7) .......................                       24.4%                          20.0%                          43.0%
 Partial Interest Only ..................                       39.5%                          41.8%                          29.4%
 Fully Amortizing Loans .................                        1.0%                           1.3%                           0.0%


----------
(1)  Subject to a permitted variance of plus or minus 10%.

(2)  In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.

(3)  Excludes the mortgage loans that pay interest-only to maturity.

(4)  Excludes the fully amortizing mortgage loans.

(5)  In the case of 14 mortgage loans (identified as loan nos. 2, 4, 11, 24, 37,
     39, 44, 76, 112, 119, 145, 235, 236 and 243 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows pursuant to the related mortgage loan documents.
     See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan.

(6)  Includes 9 amortizing ARD loans representing 2.1% of the aggregate principal balance of the mortgage loans as of the cut-off date but excludes interest-only and partial interest-only balloon loans.

(7)  Includes 1 interest-only ARD loan representing 0.3% of the aggregate principal balance of the mortgage loans as of the cut-off date.

                                      S-26

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                   AGGREGATE                  % OF       % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
     INTEREST       NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
      ACCRUAL        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       BASIS          LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------ ----------- ----------------- --------- --------- -----------
  Actual/360 .....     281      $2,713,164,441      90.3%     88.1%      100.0%
  30/360 .........      16         289,954,358       9.7      11.9         0.0
                       ---      --------------     -----     -----       -----
  Total: .........     297      $3,003,118,799     100.0%    100.0%      100.0%
                       ===      ==============     =====     =====       =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES


                                                  AGGREGATE                  % OF      % OF
                                                  PRINCIPAL        % OF    INITIAL    INITIAL
                                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                                    MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       TYPE OF AMORTIZATION          LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------------------------- ----------- ----------------- --------- --------- ----------

 Balloon Loans ..................
  Balloon(1) ....................     174     $1,054,528,256       35.1%     36.9%      27.6%
  Interest Only(2) ..............      43        732,023,024       24.4      20.0       43.0
  Partial Interest Only .........      71      1,185,954,800       39.5      41.8       29.4
 Fully Amortizing Loans .........       9         30,612,719        1.0       1.3        0.0
                                      ---     --------------      -----     -----      -----
 Total: .........................     297     $3,003,118,799      100.0%    100.0%     100.0%
                                      ===     ==============      =====     =====      =====


                                 ----------
                                 (1)   Includes 9 amortizing ARD loans
                                       representing 2.1% of the initial pool
                                       balance but excludes interest-only and
                                       partial interest-only loans.

                                 (2)   Includes 1 interest-only ARD loan
                                       representing 0.3% of the initial pool
                                       balance.

                                 Ten (10) mortgage loans, representing
                                 approximately 2.4% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date (10 mortgage loans in loan
                                 group 1, representing approximately 3.0% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date), provide for an increase in the
                                 related interest rate after a certain date,
                                 referred to as the anticipated repayment date.
                                 The interest accrued in excess of the original
                                 rate, together with any interest on that
                                 accrued interest, will be deferred and will
                                 not be paid until the principal balance of the
                                 related mortgage loan has been paid, at which
                                 time the deferred interest will be paid to the
                                 Class S certificates. In addition, after the
                                 anticipated repayment date, cash flow in
                                 excess of that required for debt service and
                                 certain budgeted expenses with respect to the
                                 related mortgaged property will be applied
                                 towards

                                      S-27

                                 the payment of principal (without payment of a
                                 yield maintenance charge) of the related
                                 mortgage loan until its principal balance has
                                 been reduced to zero. A substantial principal
                                 payment would be required to pay off these
                                 mortgage loans on their anticipated repayment
                                 dates. The amortization terms for these
                                 mortgage loans are significantly longer than
                                 the periods up to the related mortgage loans'
                                 anticipated repayment dates. See "Description
                                 of the Mortgage Pool--ARD Loans" in this
                                 prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                        OVERVIEW OF PREPAYMENT PROTECTION

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
    PREPAYMENT      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    PROTECTION       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------
  Defeasance.....     258      $2,589,752,642      86.2%     87.5%      80.8%
  Yield
  Maintenance....      39         413,366,158      13.8      12.5       19.2
                      ---      --------------     -----     -----      -----
  Total: ........     297      $3,003,118,799     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related
                                 mortgaged property as collateral for the
                                 related mortgage loan.

                                      S-28

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity
                                 date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS

                                   AGGREGATE                 % OF      % OF
                                   PRINCIPAL       % OF    INITIAL    INITIAL
                    NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
       OPEN          MORTGAGE      MORTGAGE        POOL    GROUP 1    GROUP 2
     PAYMENTS         LOANS          LOANS       BALANCE   BALANCE    BALANCE
------------------ ----------- ---------------- --------- --------- ----------
  1 ..............       2      $   17,630,759      0.6%      0.7%       0.0%
  2 ..............       7          76,365,235      2.5       2.2        4.1
  3 ..............     150       1,119,133,118     37.3      38.5       32.2
  4 ..............      98       1,137,954,193     37.9      43.0       16.1
  5 ..............       1          90,000,000      3.0       3.7        0.0
  6 ..............       5          35,510,905      1.2       1.5        0.0
  7 ..............      20         373,201,516     12.4       7.5       33.7
  13 .............      10         139,646,295      4.7       2.5       14.0
  25 .............       4          13,676,778      0.5       0.6        0.0
                       ---      --------------    -----     -----      -----
  Total: .........     297      $3,003,118,799    100.0%    100.0%     100.0%
                       ===      ==============    =====     =====      =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this
                                 prospectus supplement.

                   CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
                    NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                    MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
CURRENT USE        PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
----------------- ------------ ----------------- --------- --------- ----------
  Retail(2) .....      118      $1,048,810,911      34.9%     43.1%       0.0%
  Office ........       69       1,041,058,030      34.7      42.8        0.0
  Multifamily....       74         642,265,241      21.4       3.0      100.0
  Industrial ....       16         162,856,878       5.4       6.7        0.0
  Manufactured
  Housing
  Community.            10          51,228,769       1.7       2.1        0.0
  Self Storage...       15          42,162,733       1.4       1.7        0.0
  Hotel .........        3          14,736,237       0.5       0.6        0.0
                       ---      --------------     -----     -----      -----
  Total: ........      305      $3,003,118,799     100.0%    100.0%     100.0%
                       ===      ==============     =====     =====      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                 (2)   The Gateway Plaza II mortgaged property
                                       consists of a heating and cooling
                                       facility that generates revenue from the
                                       sale of power.

                                      S-29

                                 The mortgaged properties are located in 41
                                 states and the District of Columbia. The
                                 following table lists the states which have
                                 concentrations of mortgaged properties of 5%
                                 or more:

                      GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                                        AGGREGATE
                                                        PRINCIPAL        % OF
                                         NUMBER OF      BALANCE OF      INITIAL
                                         MORTGAGED       MORTGAGE        POOL
                         STATE          PROPERTIES        LOANS         BALANCE
                ---------------------- ------------ ----------------- ----------
                  Texas ..............       48      $  352,142,494       11.7%
                  California .........       25         326,396,798       10.9
                  Florida ............       22         267,773,916        8.9
                  New York ...........       12         214,800,720        7.2
                  Other ..............      198       1,842,004,871       61.3
                                            ---      --------------      -----
                  Total: .............      305      $3,003,118,799      100.0%
                                            ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                   GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                                        AGGREGATE        % OF
                                                        PRINCIPAL       INITIAL
                                         NUMBER OF      BALANCE OF       LOAN
                                         MORTGAGED       MORTGAGE       GROUP 1
                         STATE          PROPERTIES        LOANS         BALANCE
                ---------------------- ------------ ----------------- ----------
                  California .........       22      $  300,413,585       12.3%
                  Texas ..............       30         233,015,697        9.6
                  New York ...........       10         210,484,979        8.6
                  Florida ............       17         158,384,642        6.5
                  Missouri ...........        9         143,527,811        5.9
                  Virginia ...........        6         121,321,219        5.0
                  Other ..............      150       1,267,563,822       52.1
                                            ---      --------------      -----
                  Total: .............      244      $2,434,711,755      100.0%
                                            ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-30

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                                         AGGREGATE       % OF
                                                         PRINCIPAL      INITIAL
                                           NUMBER OF     BALANCE OF      LOAN
                                           MORTGAGED      MORTGAGE      GROUP 2
                           STATE          PROPERTIES       LOANS        BALANCE
                   --------------------- ------------ --------------- ----------
                     Texas .............      18       $119,126,797       21.0%
                     Florida ...........       5        109,389,274       19.2
                     Indiana ...........       3         62,487,927       11.0
                     Tennessee .........       4         34,468,742        6.1
                     Utah ..............       3         32,386,844        5.7
                     Georgia ...........       3         29,471,049        5.2
                     Other .............      25        181,076,410       31.9
                                              --       ------------      -----
                     Total: ............      61       $568,407,044      100.0%
                                              ==       ============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates (other than the
                                 Class X-2 certificates) will be offered in
                                 minimum denominations of $10,000 initial
                                 certificate balance. Investments in excess of
                                 the minimum denominations may be made in
                                 multiples of $1. The Class X-2 certificates
                                 will be issued, maintained and transferred only
                                 in minimum denominations of authorized initial
                                 notional amount of not less than $1,000,000,
                                 and in integral multiples of $1 in excess
                                 thereof.

Registration, Clearance and
Settlement....................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry
                                 system through DTC (with the consent of the
                                 DTC participants), Clearstream Banking,
                                 societe anonyme or Euroclear Bank, as operator
                                 of the Euroclear System, with respect to all
                                 or any portion of any class of the offered
                                 certificates.

                                      S-31

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus
                                 supplement and in the prospectus.

Information Available to
Certificateholders............   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.
Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                  o Bloomberg, L.P., Trepp, LLC and Intex
                                    Solutions, Inc.; and

                                  o the paying agent's website at
                                    www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of
                                 mortgage loans remaining in the trust fund is
                                 less than 1% of the aggregate principal balance
                                 of the mortgage loans as of the cut-off date,
                                 certain entities specified in this prospectus
                                 supplement will have the option to purchase all
                                 of the remaining mortgage loans (and all
                                 property acquired through exercise of remedies
                                 in respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1
                                 certificates (provided, however, that (1) the
                                 offered certificates are no longer outstanding
                                 and there is only one holder of the outstanding
                                 certificates and (2) the master servicer, in
                                 its sole discretion, consents to the exchange),
                                 for the mortgage loans remaining in the trust.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in
                                 this prospectus supplement and "Description of
                                 the Certificates--Termination" in the
                                 prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the Class A-JFL regular
                                 interest, the swap contract, the floating rate
                                 account and the interest that

                                      S-32

                                 is deferred after the anticipated repayment
                                 date on the mortgage loans that have
                                 anticipated repayment dates and the related
                                 distribution account for this deferred
                                 interest) as two separate REMICs--a lower-tier
                                 REMIC and an upper-tier REMIC--for federal
                                 income tax purposes. The portion of the trust
                                 representing the deferred interest described
                                 above will be treated as a grantor trust for
                                 federal income tax purposes. The grantor trust
                                 will also hold the Class A-JFL regular
                                 interest, the swap contract and the floating
                                 rate account, and the Class A-JFL certificates
                                 will represent an undivided beneficial interest
                                 in those assets. In the opinion of counsel, the
                                 portions of the trust referred to above will
                                 qualify for this treatment.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                  o Each class of offered certificates (other
                                    than the Class A-JFL certificates) and the
                                    Class A-JFL regular interest will represent
                                    "regular interests" in the upper-tier
                                    REMIC.

                                  o The Class A-JFL certificates will represent
                                    an undivided interest in a portion of the
                                    trust fund which is treated as a grantor
                                    trust for federal income tax purposes,
                                    which portion includes the Class A-JFL
                                    regular interest, the floating rate account
                                    and the beneficial interest of such class
                                    in the swap contract.

                                  o The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                  o You will be required to report income on
                                    the regular interests represented by your
                                    certificates using the accrual method of
                                    accounting.

                                  o [It is anticipated that the offered
                                    certificates, other than the Class A-JFL
                                    certificates and the Class X-2
                                    certificates, and the Class A-JFL regular
                                    interest will be issued at a premium, and
                                    that the Class X-2 certificates will be
                                    issued with original issue discount for
                                    federal income tax purposes.]

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. In particular, fiduciaries of plans

                                      S-33

                                 contemplating purchase of the Class A-JFL
                                 certificates should review the additional
                                 requirements for purchases of Class A-JFL
                                 certificates by plans, as discussed under
                                 "Certain ERISA Considerations" in this
                                 prospectus supplement.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc., Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc. and Fitch, Inc.:

                                                       MOODY'S     S&P     FITCH
                                                      ---------   -----   ------
                             Class A-1 ............      Aaa       AAA      AAA
                             Class A-2 ............      Aaa       AAA      AAA
                             Class A-3 ............      Aaa       AAA      AAA
                             Class A-4 ............      Aaa       AAA      AAA
                             Class A-SB ...........      Aaa       AAA      AAA
                             Class A-M ............      Aaa       AAA      AAA
                             Class A-J ............      Aaa       AAA      AAA
                             Class A-JFL ..........      Aaa       AAA      AAA
                             Class X-2 ............      Aaa       AAA      AAA
                             Class B ..............      Aa1       AA+      AA+
                             Class C ..............      Aa2        AA      AA
                             Class D ..............      Aa3       AA-      AA-
                             Class E ..............       A1        A+      A+
                             Class F ..............       A2        A        A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the offered
                                 certificates may nonetheless issue a rating
                                 and, if one does, it may be lower than those
                                 stated above. The security ratings do not
                                 address the frequency of prepayments (whether
                                 voluntary or involuntary) of mortgage loans,
                                 the degree to which prepayments might differ
                                 from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates. Also,
                                 the

                                      S-34

                                 security ratings do not represent any
                                 assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might not
                                 fully recover their investments in the event of
                                 rapid prepayments of the mortgage loans
                                 (including both voluntary and involuntary
                                 prepayments). In addition, a security rating of
                                 the Class A-JFL certificates does not represent
                                 any assessment as to whether the floating
                                 interest rate on such certificates will convert
                                 to a fixed rate. With respect to the Class
                                 A-JFL certificates, Moody's Investors Service,
                                 Inc., Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc. and
                                 Fitch, Inc. are only rating the receipt of
                                 interest up to the fixed per annum rate
                                 applicable to the Class A-JFL regular interest.
                                 See "Yield and Maturity Considerations," "Risk
                                 Factors" and "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement and "Yield and Maturity
                                 Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and
                                 "Rating" in the prospectus for a discussion of
                                 the basis upon which ratings are given and the
                                 conclusions that may not be drawn from a
                                 rating.

                                      S-35

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Texas, California, Florida and New York secure mortgage loans representing approximately 11.7%, 10.9%, 8.9% and 7.2%
respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, Texas, New York and Florida secure mortgage loans representing approximately 12.3%, 9.6%, 8.6% and 6.5%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Texas, Florida, Indiana and Tennessee secure mortgage loans representing approximately 21.0%, 19.2%, 11.0% and 6.1%
respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.
Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California or
Florida may be more susceptible to certain hazards (such as earthquakes or hurricanes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may

                                      S-36

significantly reduce air travel throughout the United States, and, therefore, have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o  The largest mortgage loan represents approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
        (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represents approximately 5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o  The 3 largest mortgage loans represent, in the aggregate, approximately
        10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1
        (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 12.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 18.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o  The 10 largest mortgage loans represent, in the aggregate, approximately
        25.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1
        (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 31.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 46.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                                      S-37

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)



                                           AGGREGATE                        % OF INITIAL     % OF INITIAL
                          NUMBER OF        PRINCIPAL       % OF INITIAL         LOAN             LOAN
                          MORTGAGED       BALANCE OF           POOL            GROUP 1         GROUP 2
    PROPERTY TYPE        PROPERTIES     MORTGAGE LOANS        BALANCE          BALANCE         BALANCE
---------------------   ------------   ----------------   --------------   --------------   -------------

Retail ..............       118         $1,048,810,911          34.9%           43.1%            0.0%
Office ..............        69         $1,041,058,030          34.7%           42.8%            0.0%
Multifamily .........        74         $  642,265,241          21.4%            3.0%          100.0%
Industrial ..........        16         $  162,856,878           5.4%            6.7%            0.0%


----------
(1)  Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in
     Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o  Thirty (30) groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 8.0% (the mortgage loans with Inland Western Retail Real Estate Trust, Inc., or its affiliates as sponsors) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 30.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).
        See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups
        of Cross-Collateralized Mortgage Loans" in this prospectus supplement relating to the Gateway Plaza I & II mortgage loans, the LXP -- Bank of
        America mortgage loan and the Bentley Green/Sandpiper-Milestone mortgage loan.

     o  Three (3) mortgage loans, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 7.0% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o  have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o  have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 6 groups of mortgage loans (comprised of 12 mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 4.9% of the aggregate principal balance of the mortgage loans in a loan group 1 as of the cut-off date and approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in

                                      S-38

an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by borrower could be avoided if a court were to determine that:

     o  the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o  the borrower did not receive fair consideration or reasonable equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o  subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o  recover payments made under that mortgage loan; or

     o  take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities, generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans, generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "single-purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 13 of the mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

                                      S-39

     o  operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o  individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of those borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to 15 mortgage loans (including certain mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement), representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 mortgage loans in loan group 1, representing approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 6.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition exercises such right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate

                                      S-40

secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 7 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Tustin
Business Center mortgaged property, the Westheimer Plaza mortgaged property, the
Mesa Verde Apartments mortgaged property, the Surrey Oaks Apartments mortgaged property, the Walgreens-Jefferson City mortgaged property, the Atrium Villa
Apartments mortgaged property and the Windemere Apartments mortgaged property, respectively, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 4 mortgage loans in loan group 1, representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust fund. The second loan in each case is a subordinate companion loan and is not included in the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special Servicer May Be Directed to Take
Actions," the holder of the subordinate companion loan related to the
Walgreens-Jefferson City mortgage loan will have the right, under certain conditions, (i) to direct, consent or provide advice with respect to certain actions proposed to be taken by the master servicer or the special servicer, as applicable, with respect to the Walgreens-Jefferson City mortgage loan or mortgaged property and (ii) to make cure payments on the Walgreens-Jefferson
City mortgage loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of the subordinate companion loans will have the right to approve certain modifications to the related AB Mortgage loan under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates.
See "Description of the Mortgage Pool--Additional Debt--AB Mortgage Loans" in
this prospectus supplement. The subordinate companion loans are generally subordinate in right of payment to the related 7 mortgage loans, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage
Pool--Additional Debt--AB Mortgage Loans" in this prospectus supplement.

     Although the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

     o  the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o  the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. As of the cut-off date, the applicable mortgage loan sellers have

                                      S-41

informed us that they are aware that the mortgage loan documents with respect to
18 mortgage loans (identified as Loan Nos. 10, 20, 56, 58, 61, 63, 64, 68, 74,
84, 85, 96, 101, 105, 110, 117, 147 and 185 on Annex A-1 to this prospectus supplement), representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans, representing approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 12 mortgage loans, representing approximately 31.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit the related borrowers to incur secured subordinate debt, subject to various conditions, including that each Rating Agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See "Description of the Mortgage
Pool--Additional Debt--Unsecured Subordinate Indebtedness" in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage
Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May Cause Special Risks" above.
Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

     o  With respect to 19 mortgage loans (identified as Loan Nos. 10, 12, 20,
        24, 46, 56, 58, 61, 63, 64, 68, 74, 84, 85, 96, 101, 105, 110, and 117
        on Annex A-1 to this prospectus supplement), representing approximately
        10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 12 mortgage loans in loan group 2, representing approximately 33.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     o  In the case of 11 mortgage loans (identified as Loan Nos. 9, 22, 25, 27,
        41, 91, 104, 106, 112, 125 and 207 on Annex A-1 to this prospectus supplement), representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as

                                      S-42

        of the cut-off date (11 mortgage loans in loan group 1, representing approximately 6.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 5.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o  the availability of, and competition for, credit for commercial real estate projects;

     o  the prevailing interest rates;

     o  the fair market value of the related mortgaged property;

     o  the borrower's equity in the related mortgaged property;

     o  the borrower's financial condition;

     o  the operating history and occupancy level of the mortgaged property;

     o  reductions in applicable government assistance/rent subsidy programs;

     o  the tax laws; and

     o  the prevailing general and regional economic conditions.

                                      S-43

     The mortgage loan sellers have informed us that 288 of the mortgage loans, representing approximately 99.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (227 mortgage loans in loan group 1, representing approximately 98.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 61 mortgage loans in loan group 2, representing approximately 100% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest only for its entire term.

     The mortgage loan sellers have informed us that 8 of the mortgage loans, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), mature or have an anticipated repayment date in the year 2035.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o  the age, design and construction quality of the properties;

     o  perceptions regarding the safety, convenience and attractiveness of the properties;

     o  the characteristics of the neighborhood where the property is located;

     o  the proximity and attractiveness of competing properties;

     o  the adequacy of the property's management and maintenance;

     o  increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

     o  an increase in the capital expenditures needed to maintain the properties or make improvements;

     o  dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o  a decline in the financial condition of a major tenant;

     o  an increase in vacancy rates; and

     o  a decline in rental rates as leases are renewed or entered into with new tenants.

                                      S-44

     Other factors are more general in nature, such as:

     o  national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o  local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o  demographic factors;

     o  consumer confidence;

     o  consumer tastes and preferences;

     o  retroactive changes in building codes;

     o  changes or continued weakness in specific industry segments; and

     o  the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o  the length of tenant leases;

     o  the creditworthiness of tenants;

     o  tenant defaults;

     o  in the case of rental properties, the rate at which new rentals occur;
        and

     o  the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 45 mortgage loans, representing approximately 15.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 19.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affilated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the

                                      S-45

premises and the anticipated rental value of the premises at the end of the primary lease term. For example, the LXP-Bank of America mortgage loan
(identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has a single tenant lease which expires approximately 4 years before the maturity date. There are a significant number of additional mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to the maturity dates or anticipated repayment dates of such mortgage loans. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In addition, with respect to 15 mortgage loans (identified as Loan Nos. 40, 107, 136, 167, 170, 171, 176, 181, 186, 188,
201, 204, 205, 212 and 240 on Annex A-1 to this prospectus supplement), representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date),
Walgreens is the single tenant at the related mortgaged property. In addition,
Walgreens is a significant tenant at certain other mortgaged properties. In this regard, see "--Retail Properties Have Special Risks" and "--Office Properties
Have Special Risks" below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o  space in the mortgaged properties could not be leased or re-leased;

     o  leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o  substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o  tenants were unwilling or unable to meet their lease obligations;

     o  a significant tenant were to become a debtor in a bankruptcy case;

     o  rental payments could not be collected for any other reason; or

     o  a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who

                                      S-46

have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans
or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement.
For example, the Shops at Canal Place mortgage loan (identified as Loan No. 3 on
Annex A-1 to this prospectus supplement), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have 100.0% lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. For example, the single tenant at the mortgaged property related to the LXP-Bank of America mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement) representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) has a right of first refusal to purchase the mortgaged property in the case of any bona fide third party offer. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related

                                      S-47

mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Risks Relating to Prepayments and Repurchases" below and "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

     The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). With respect to certain mortgage loans (including the mortgage loans identified as Loan Nos. 9, 225 and 264 on Annex A-1 to this prospectus supplement, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)), large tenants have previously filed for bankruptcy protection, and in each case, has not yet emerged from the proceedings, but remain in occupancy of the related mortgaged properties. We cannot assure you that any such tenants will not be more likely than other tenants to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

                                      S-48

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 118 mortgage loans representing approximately
34.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 43.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property.
A "shadow anchor" is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o  an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o  termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o  the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o  the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     Fifty-seven (57) of the mortgaged properties, securing mortgage loans representing approximately 22.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 27.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." Twenty-nine (29) of the mortgaged properties, securing mortgage loans representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." Thirty-one (31)
of the mortgaged properties, securing mortgage loans representing approximately
4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic

                                      S-49

consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an "anchor" or a "shadow anchor"
fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy
Entails Risks" and "--Certain Additional Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged properties securing the Gateway Plaza I mortgage loan and the Millennium Place mortgage loan (identified as Loan Nos. 2 and 6 on Annex A-1 to this prospectus supplement), representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have movie theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. In recent years, the movie theater industry has experienced a high level of construction of new movie theaters and an increase in competition among movie theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.
See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Sixty-nine (69) office properties secure mortgage loans representing approximately 34.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 42.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o  the quality of an office building's tenants;

     o  an economic decline in the business operated by the tenants;

     o  the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o  the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                      S-50

     o  the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o  the desirability of the area as a business location;

     o  the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o  an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Mortgage Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Seventy-four (74) multifamily properties secure mortgage loans representing approximately 21.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgaged properties securing mortgage loans in loan group 1, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 61 mortgaged properties securing mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o  the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o  the location of the property, for example, a change in the neighborhood over time;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the types of services or amenities that the property provides;

     o  the property's reputation;

     o  the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o  the presence of competing properties;

     o  the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o  in the case of student housing facilities (identified as Loan Nos. 27,
        60, 175 and 252 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o  dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o  adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o  state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

                                      S-51

     o  government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Twenty-four (24) of the mortgaged properties, securing mortgage loans representing approximately 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 33.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See
"Description of the Mortgage Pool--Assistance Programs" in this prospectus supplement.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 16 of the mortgage loans representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o  the quality of tenants;

     o  reduced demand for industrial space because of a decline in a particular industry segment;

                                      S-52

     o  the property becoming functionally obsolete;

     o  building design and adaptability;

     o  unavailability of labor sources;

     o  changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o  changes in proximity of supply sources;

     o  the expenses of converting a previously adapted space to general use;
        and

     o  the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o  responding to changes in the local market;

     o  planning and implementing the rental structure;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o  assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                      S-53

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, as described below, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of the Gateway Plaza mortgage loan, 6 mortgaged properties securing 7 mortgage loans (identified as Loan Nos. 1.7, 2.1, 2.2, 3, 6, 16 and 151 on Annex A-1 to
this prospectus supplement), representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 12.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties are subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of such mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

     Zoning or other restrictions may also prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" above.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with

                                      S-54

respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. One mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 4.1% of the mortgage loans in loan group 1 as of the cut-off date), is secured by condominium units in a mixed use complex that includes residential, retail, office, parking and a heating and cooling facility. Another mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospect supplement), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date ), is primarily secured by condominium units in a mixed-use complex that includes residential units, a movie theater, a hotel, a retail component and a parking garage. The related borrower does not have controlling voting rights in the related condominium association.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o  the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o  potential environmental legislation or liabilities or other legal liabilities;

     o  the availability of refinancing; and

     o  changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 11 mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.7%
of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

                                      S-55

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks"
and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect "as stabilized"
values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made,

                                      S-56

subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2005-LDP2 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2005-LDP2 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates. See "--Special
Servicer May Be Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. For example, with respect to the 16 mortgage loans
(identified as Loan Nos. 10, 20, 56, 58, 61, 63, 64, 68, 74, 84, 85, 96, 101,
105, 110 and 117 on Annex A-1 to this prospectus supplement), representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 30.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the interests in the borrower secure
$75,000,000 in mezzanine debt, which debt is held by the related mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates

                                      S-57

may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool-- Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of J.P. Morgan Chase Commercial Mortgage
Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. Nomura Credit and Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura Securities International, Inc., one of the
underwriters. LaSalle Bank National Association is one of the mortgage loan sellers, is acting as the paying agent, the certificate registrar and the authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o  a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o  these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o  affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Seven (7) mortgage loans, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan in each case will not be included as an asset of the trust fund. However, each such subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of a subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or purchase the related AB mortgage loan if the AB mortgage loan is in default. See
"Description of the Mortgage Pool--AB Mortgage Loan Pairs" in this prospectus supplement. In exercising such rights, no holder of any subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to any AB mortgage loan, in certain circumstances the holder of a related subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not

                                      S-58

permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Description of the Mortgage
Pool--AB Mortgage Loan Pairs" and "Servicing of the Mortgage Loans--General",
"--The Special Servicer" and "--The Directing Certificateholder" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2)
reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For

                                      S-59

example, the sponsor of the borrower under 7 mortgage loans (identified as Loan
Nos. 60, 93, 104, 125, 139, 180 and 195), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(6 mortgage loans in loan group 1, representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately
2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), was involved in bankruptcy filings in the last 10 years.
In addition, two entities controlled by a principal of the borrower under 1 mortgage loan (identified as Loan No. 116 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), were involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-4, Class A-SB, Class A-M, Class A-J, Class
A-JFL, Class B, Class C, Class D, Class E and Class F certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate based upon the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See
"Yield and Maturity Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and
Class N certificates and the Class A-JFL regular interest as described under
"Description of the Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates.
Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

                                      S-60

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be.
However, 39 mortgage loans, representing approximately 13.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (31 mortgage loans in loan group 1, representing approximately 12.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 8 mortgage loans in loan group 2, representing approximately
19.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 2 months to 12 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions"
in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o  the terms of the mortgage loans;

     o  the length of any prepayment lockout period;

     o  the level of prevailing interest rates;

     o  the availability of mortgage credit;

     o  the applicable yield maintenance charges and prepayment premiums;

     o  the master servicer's or special servicer's ability to enforce those charges or premiums;

     o  the failure to meet certain requirements for the release of escrows;

     o  the occurrence of casualties or natural disasters; and

     o  economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal

                                      S-61

balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

          (i) will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

          (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--Termination; Retirement
of Certificates" in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-JFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-JFL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-JFL certificates.

     In addition, because interest payments on the Class A-JFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-JFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR

                                      S-62

that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-JFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of
LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract, the conversion to a fixed rate which is below the rate which would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-JFL regular
interest based on a pass-through rate below   % per annum would have such a
negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on
LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-JFL certificates. See "Yield and
Maturity Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-JFL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-JFL regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, the ability of the holders of the Class A-JFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap
Contract--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long-term rating is not at least "A3" by Moody's
Investors Service, Inc., "A--" by Fitch, Inc. or "A--" by Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc., the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-JFL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms thereof and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of such a trigger event and in the event that a replacement swap counterparty is not found, the Class A-JFL certificate pass-through rate will convert to a fixed interest rate subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-JFL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-JFL certificates within the time frame and in advance of the Distribution Date that DTC requires to modify the payment.

     Distributions on the Class A-JFL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the nominal fixed rate on the Class A-JFL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not reduced below such

                                      S-63

nominal fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the Class A-JFL certificates.

     In addition, if the funds allocated to payment of interest distributions on the Class A-JFL regular interest are insufficient to make all required interest payments on the Class A-JFL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-JFL regular interest had been sufficient to make all required interest payments on the Class A-JFL regular interest. As a result, the holders of the Class A-JFL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a
REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The
Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o  the aggregate amount of distributions on the offered certificates;

     o  their yield to maturity;

     o  their rate of principal payments; and

                                      S-64

     o  their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall
Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity

                                      S-65

of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class X-2
certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class A-1A and Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii)
subject to a lender's environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o  that will be remediated or abated in all material respects by the closing date;

     o  for which an escrow for the remediation was established;

     o  for which an environmental insurance policy was obtained from a third party insurer;

     o  for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o  for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o  for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

                                      S-66

     o  as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such "no further action" or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

     o  that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Description of the Mortgage Pool--Underwriting Guidelines and
Processes-- Environmental Site Assessment" and "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in
Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental
Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action"
broadly. Accordingly, the special servicer is required to obtain advice of counsel

                                      S-67

prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See
"Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 11.7%, 10.9% and 8.9% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.6%,

                                      S-68

12.3% and 6.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 21.0%, 4.6% and
19.2%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, California and
Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program. The
Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The
Treasury Department established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United
States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium.
If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26,
2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November
26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce
United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                      S-69

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond December
31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.
For example, with respect to the City Place mortgage loan (identified as Loan
No. 1 on Annex A-1 to this prospectus supplement) representing approximately
4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for $250,000 annually and, with respect to the Shops at Canal Place mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for $138,000 annually.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy. For example, with respect to the 2 mortgage loans (identified as Loan Nos. 194 and 213 on Annex A-1 to this prospectus supplement) representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the mortgage loan documents do not require the borrower to maintain terrorism insurance, provided certain requirements are met.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and subject to consent of the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time

                                      S-70

commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

     For example, the mortgaged property securing a mortgage loan (identified as
Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate

                                      S-71

principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has been designated as a historic landmark under Article 11 of Ordinance 414-85 of the City of San Francisco. In accordance with this ordinance, an owner of the landmarked building must (1) obtain prior approval from the City of San Francisco Planning Commission before doing any work on the exterior of the building, installing any exterior signage on the building, making any additions to the building or demolishing all or any part of the building, and (2) maintain the building in good repair to ensure that the exterior of the building does not become deteriorated or dilapidated. The landmark designation could slow the process and/or increase the cost of modifications and maintenance of the exterior of the mortgaged property, as well as those portions of the interior which are necessary to properly maintain the exterior of the mortgaged property.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See
"Description of the Mortgage Pool--Representations and Warranties; Repurchases
and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. In addition, in the case of 1 mortgage loan (identified as Loan
No. 233 on Annex A-1 to this prospectus supplement), representing approximately
0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sponsor for such mortgage loans is subject to foreclosure proceedings with respect to mortgagors and mortgaged properties that are not part of the trust fund. We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

                                      S-72

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-73

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 297 fixed rate mortgage loans secured by 305 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $3,003,118,799 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates (as described herein). Loan Group 1 will consist of 236 mortgage loans, representing approximately 81.1% of the Initial Pool Balance (the "Initial Loan Group 1
Balance"). Loan Group 2 will consist of 61 mortgage loans, representing approximately 18.9% of the Initial Pool Balance (the "Initial Loan Group 2
Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to each AB Mortgage Loan, is calculated without regard to the related Subordinate Companion Loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument (a
"Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 4 mortgage loans (identified as Loan Nos. 29, 30, 55 and 95 on Annex A-1 to this prospectus supplement), representing approximately
2.2% of the Initial Pool Balance (approximately 2.7% of the Initial Loan Group 1
Balance), on the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

     (3) with respect to 7 mortgage loans (identified as Loan Nos. 18, 34, 43,
59, 90, 177 and 240 on Annex A-1 to this prospectus supplement), representing approximately 3.2% of the Initial Pool Balance (approximately 3.9% of the
Initial Loan Group 1 Balance), on a leasehold estate in a commercial property
(each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates.
See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about June 22, 2005 (the "Closing Date" ), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., Nomura Credit & Capital, Inc.,
Eurohypo AG, New York Branch, LaSalle Bank National Association and Artesia
Mortgage Capital Corporation (collectively, the "Mortgage Loan Sellers")
pursuant to five mortgage loan purchase agreements (the "Purchase Agreements"), each between the Depositor and the applicable Mortgage Loan Seller. The
Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The
Mortgage Loan Sellers" below and "Description of the Pooling Agreements--
Assignment of Mortgage Loans; Repurchases" in the prospectus.

                                      S-74

     The mortgage loans were originated in the period between November 9, 2004 and May 24, 2005. Fifty-one (51) of the mortgage loans, representing approximately 31.1% of the Initial Pool Balance (43 mortgage loans in Loan Group
1, representing approximately 31.9% of the Initial Loan Group 1 Balance and 16
mortgage loans in Loan Group 2, representing approximately 27.9% of the Initial
Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or
Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related
Mortgaged Property could reduce the market value of the related Mortgaged
Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. Seven (7) mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 38, 86, 127, 162, 171, 182 and 260 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the Initial Pool
Balance (4 mortgage loans in Loan Group 1, representing approximately 1.5% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 2.3% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate Companion Loan" and, together with the related AB Mortgage Loan, an "AB Mortgage Loan Pair"). No Subordinate
Companion Loan is an asset of the trust fund. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

                                      S-75

     The first such AB Mortgage Loan (the "Tustin Business Center AB Mortgage
Loan") (identified as Loan No. 38 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $19,000,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,000,000.

     The second such AB Mortgage Loan (the "Westheimer Plaza AB Mortgage Loan")
(identified as Loan No. 86 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $10,240,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $640,000.

     The third such AB Mortgage Loan (the "Mesa Verde Apartments AB Mortgage
Loan") (identified as Loan No. 127 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $6,885,731. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $455,000.

     The fourth such AB Mortgage Loan (the "Surrey Oaks Apartments AB Mortgage
Loan") (identified as Loan No. 162 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $4,538,925. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $295,000.

     The fifth such AB Mortgage Loan (the "Walgreens-Jefferson City AB Mortgage
Loan") (identified as Loan No. 171 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $4,046,082. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $786,186.

     The sixth such AB Mortgage Loan (the "Atrium Villa Apartments AB Mortgage
Loan") (identified as Loan No. 182 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $3,792,276. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $237,500.

     The seventh such AB Mortgage Loan (the "Windemere Apartments AB Mortgage
Loan") (identified as Loan No. 260 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $1,751,866. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $110,000.

     The Tustin Business Center AB Mortgage Loan, the Westheimer Plaza AB
Mortgage Loan, the Mesa Verde Apartments AB Mortgage Loan, the Surrey Oaks
Apartments AB Mortgage Loan, the Atrium Villa Apartments AB Mortgage Loan and
the Windemere Apartments AB Mortgage Loan are collectively referred to in this prospectus supplement as the "Mezz Cap AB Mortgage Loans" (and each, individually, a "Mezz Cap AB Mortgage Loan"), and the related AB Mortgage Loan
Pairs are collectively referred to in this prospectus supplement as the "Mezz
Cap Loan Pairs" (and each, individually, a "Mezz Cap Loan Pair").

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for each of the AB Mortgage Loans both the debt service coverage ratio ("DSCR") and loan-to-value ("LTV") ratios without taking into account the related Subordinate Companion Loan and the combined DSCR and LTV Ratios taking into account the related Subordinate Companion Loan.

                                      S-76



                                                                                        AB MORTGAGE
                                                       AB MORTGAGE       MORTGAGE        LOAN PAIR
                                                        LOAN PAIR      LOAN CUT-OFF     CUT-OFF DATE
                                LOAN      MORTGAGE       COMBINED        DATE LTV         COMBINED
      AB MORTGAGE LOAN         GROUP     LOAN DSCR         DSCR            RATIO         LTV RATIO
---------------------------   -------   -----------   -------------   --------------   -------------

Tustin Business Center AB
 Mortgage Loan ............   1             1.20x          1.33x            79.5%           83.7%
Westheimer Plaza AB
 Mortgage Loan ............   1             1.24x          1.34x            80.0%           85.0%
Mesa Verde Apartments AB
 Mortgage Loan ............   2             1.21x          1.08x            71.7%           76.5%
Surrey Oaks Apartments AB
 Mortgage Loan ............   2             1.29x          1.15x            77.7%           81.9%
Walgreens-Jefferson City AB
 Mortgage Loan ............   1             1.33x          1.11x            77.7%           92.7%
Atrium Villa Apartments AB
 Mortgage Loan ............   1             1.23x          1.33x            79.8%           85.0%
Windemere Apartments AB
 Mortgage Loan ............   2             1.29x          1.16x            77.7%           84.6%


     Other Secured Subordinate Indebtedness. As of the Cut-off Date, the
applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted secured subordinate indebtedness with respect to the mortgage loans:

     o  In the case of 1 mortgage loan (identified as Loan No. 35 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the
        Initial Pool Balance (approximately 3.5% of the Initial Loan Group 2
        Balance), the ownership interests of the owner of the related borrower have been pledged as security for such subordinate debt in an amount equal to $8,535,951, subject to the terms of an intercreditor agreement, which among other things, subordinates the subordinate lender's rights to payment under the subordinate loan documents to the lender's rights to payment under the mortgage loan documents.

     o  In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loan identified as Loan No. 185 on Annex
        A-1 to this prospectus supplement, representing approximately 0.1% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 2
        Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions.

     o  The mortgage loan documents with respect to 16 mortgage loans
        (identified as Loan Nos. 10, 20, 56, 58, 61, 63, 64, 68, 74, 84, 85, 96,
        101, 105, 110 and 117 on Annex A-1 to this prospectus supplement), collectively representing approximately 7.6% of the Initial Pool Balance
        (5 mortgage loans in loan group 1, representing approximately 2.1% of the Initial Loan Group 1 Balance and 11 mortgage loans in loan group 2, representing approximately 30.8% of the initial Loan Group 2 Balance), permit the related borrowers to incur secured subordinate debt, subject to various conditions, including written confirmation from each Rating
        Agency that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any
        Class of Certificates.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in

                                      S-77

general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of mezzanine loans typically have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan
Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o  In the case of the mortgage loans identified as Loan Nos. 10, 20, 56,
        58, 61, 63, 64, 68, 74, 84, 85, 96, 101, 105, 110 and 117 on Annex A-1
        to this prospectus supplement, representing approximately 7.6% of the
        Initial Pool Balance, a mezzanine loan in the original principal amount of $75,000,000 has been made to the owner of the related borrowers, secured by such owner's ownership interests in the borrowers.

     o  In the case of 1 mortgage loan identified as Loan No. 24 on Annex A-1 to this prospectus supplement, representing approximately 0.8% of the
        Initial Pool Balance (representing approximately 1.0% of the Initial
        Loan Group 1 Balance), a mezzanine loan in the original principal amount of $2,000,000 has been made to the owner of the related borrower, secured by such owner's ownership interest in the borrower.

     o  In the case of 1 mortgage loan identified as Loan No. 46 on Annex A-1 to this prospectus supplement, representing approximately 0.5% of the
        Initial Pool Balance (representing approximately 2.9% of the Initial
        Loan Group 2 Balance), a mezzanine loan in the original principal amount of $4,524,410 has been made to the owner of the related borrower, secured by such owner's ownership interest in the borrower.

     o  In the case of 1 mortgage loan identified as Loan No. 12 on Annex A-1 to this prospectus supplement, representing approximately 1.3% of the
        Initial Pool Balance (representing approximately 1.6% of the Initial
        Loan Group 1 Balance), a mezzanine loan in the original principal amount of $15,000,000 has been made to the owners of the related borrower, secured by such owner's ownership interest in the borrower.

     o  In the case of 11 mortgage loans (identified as Loan Nos. 9, 22, 25, 27,
        41, 91, 104, 106, 112, 125 and 207 on Annex A-1 to this prospectus supplement), representing approximately 5.9% of the Initial Pool Balance
        (9 mortgage loans in Loan Group 1, representing approximately 6.1% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 5.4% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt.
        The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests.

     Unsecured Subordinate Indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan:

     o  In the case of 9 mortgage loans, representing in the aggregate approximately 3.1% of the Initial Pool Balance (6 mortgage loans in Loan
        Group 1, representing approximately

                                      S-78

        2.8% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan
        Group 2, representing approximately 4.6% of the Initial Loan Group 2
        Balance), the related mortgage loan documents allow the related borrowers to maintain existing or incur future additional unsecured indebtedness.

     o  In the case of 7 mortgage loans (identified as Loan Nos. 16, 52, 111,
        112, 147, 185 and 208 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 2.6% of the Initial
        Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 1.2% of the Initial Loan Group 2 Balance), the related borrowers are permitted to incur future unsecured financing.

     o  In the case of 1 mortgage loan (identified as Loan No. 180 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the
        Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1
        Balance), the related borrower has an obligation to pay monthly payments in an amount equal to 50% of the net cash flow generated from the
        Mortgaged Property and an amount equal to 50% of the net sales proceeds upon a sale or certain other disposition of the related Mortgaged
        Property under a certain profits participation agreement. The participant's participation and payment rights under such profits participation agreement are subject to the terms of a subordination agreement, which among other things, subordinates the participant's rights to payment under the profits participation agreement to the lender's rights to payment under the mortgage loan documents.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the second of the two notes, will not be part of the trust fund.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related
Intercreditor Agreement.

     The Mezz Cap AB Mortgage Loans

     Servicing Provisions of the Mezz Cap Loan Pairs Intercreditor Agreements.
The Master Servicer and the Special Servicer will service and administer each
Mezz Cap AB Mortgage Loan and the related Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan

                                      S-79

is part of the trust; provided that prior to an event of default under the related Mortgage Loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related Subordinate Companion Loan will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the
Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See "Servicing of the Mortgage Loans--The Directing Certificateholder"
in this prospectus supplement.

     Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related Subordinate Companion
Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related
Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related Subordinate Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage
Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz
Cap AB Mortgage Loan and the related Subordinate Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee or Paying Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     Third, to the trust, in an amount equal to interest due with respect to the
Mezz Cap AB Mortgage Loan;

     Fourth, to the trust, in an amount equal to the principal balance of the
Mezz Cap AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holder of the related Subordinate Companion Loan, in an amount equal to interest due with respect to the related Subordinate Companion
Loan;

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust and the holder of the related Subordinate Companion
Loan, in an amount equal to any unpaid default interest accrued on the Mezz Cap
AB Mortgage Loan and the related Subordinate Companion Loan, respectively;

                                      S-80

     Eleventh, to the trust and the holder of the related Subordinate Companion
Loan on a pro rata basis based upon outstanding principal balances (or, in the case of the Mesa Verde Apartments AB Mortgage Loan, the Surrey Oaks Apartments
AB Mortgage Loan and the Windemere Apartments AB Mortgage Loan, based upon their respective percentage interests determined as of the date of origination of the related Mezz Cap AB Mortgage Loan), in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special
Servicer or the Trustee; and

     Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage
Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon outstanding principal balances (or, in the case of the Mesa Verde
Apartments AB Mortgage Loan, the Surrey Oaks Apartments AB Mortgage Loan and the
Windemere Apartments AB Mortgage Loan, based upon their respective percentage interests determined as of the date of origination of the related Mezz Cap AB
Mortgage Loan).

     Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB
Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB
Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement, and amounts payable to the holders of the related Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related Subordinate Companion Loans.

     Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related Subordinate Companion
Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz
Cap AB Mortgage Loan or its related Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related
Mezz Cap AB Mortgage Loan, together with all unpaid interest on such Mezz Cap AB
Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a
Mezz Cap AB Mortgage Loan.

     The Walgreens-Jefferson City AB Mortgage Loan

     General. The Walgreens-Jefferson City AB Mortgage Loan has a principal balance as of the cut-off date of $4,046,082. The related Subordinate Companion
Loan (the "Walgreens Jefferson-City Companion Loan"), which is not included in the trust fund, had an original principal balance of $786,186. In the event that certain defaults exist under the Walgreens-Jefferson City AB Mortgage Loan or the Walgreens-Jefferson City Companion Loan, the holder of the
Walgreens-Jefferson City Companion Loan will have the right to make cure payments and cure other defaults with respect to the Walgreens-Jefferson City AB
Mortgage Loan and to purchase the Walgreens-Jefferson City AB Mortgage Loan for a price generally equal to the outstanding principal balance of the
Walgreens-Jefferson City AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the
Walgreens-Jefferson City AB Mortgage Loan and other amounts payable to the holder of the Walgreens-Jefferson City AB Mortgage Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount

                                      S-81

payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the related Intercreditor Agreement, the Master Servicer or Special Servicer,
as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holder of the Walgreens-Jefferson City Companion Loan is given certain rights pursuant to the related Intercreditor Agreement it entered into with the holder of the
Walgreens-Jefferson City AB Mortgage Loan, which include, among other items: (i)
directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the
Walgreens-Jefferson City AB Mortgage Loan or the Walgreens-Jefferson City
Companion Loan is entitled to do so under the mortgage loan documents, (ii) in the event that the Master Servicer or the Special Servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the Master Servicer or the Special
Servicer to enforce the rights of the holder of the Walgreens-Jefferson City
Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of the Master Servicer or the
Special Servicer to cure any such default and prevent such foreclosure, (v)
approving (together with the Master Servicer or the Special Servicer) any modifications to the Walgreens-Jefferson City AB Mortgage Loan that affect the rights of the Walgreens-Jefferson City AB Mortgage Loan borrower or the holder of the Walgreens-Jefferson City Companion Loan under the credit lease or the assignment of the credit lease as collateral for the Walgreens-Jefferson City AB
Mortgage Loan, (vi) consenting to certain foreclosure actions, and (vii)
restrictions on the modification of the loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the related loan documents in a manner that would have a material adverse effect on the holder of the Walgreens-Jefferson City Companion Loan. LaSalle Bank National
Association originated the Walgreens-Jefferson City AB Mortgage Loan and the
Walgreens-Jefferson City Companion Loan and sold the Walgreens-Jefferson City
Companion Loan to Caplease, LP, which is the holder of the Walgreens-Jefferson
City Companion Loan and may elect to sell the Walgreens-Jefferson City Companion
Loan subject to the terms of the related Intercreditor Agreement. The
Walgreens-Jefferson City Companion Loan is not a part of the trust.

     Proceeds of Defaulted Lease Claim. All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be paid, first, to the holder of the Walgreens-Jefferson City Companion Loan in an amount equal to the amount necessary to reimburse such party for any property advance or cure payment made by such party, second, to the holder of the Walgreens-Jefferson
City Companion Loan in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan, third, to the holder of the Walgreens-Jefferson City Companion Loan in an amount equal to scheduled principal payments, or upon acceleration of the Walgreens-Jefferson City
Companion Loan, the principal balance of the Walgreens-Jefferson City Companion
Loan until paid in full, fourth, to the holder of the Walgreens-Jefferson City
Companion Loan in an amount equal to any prepayment premium attributable to such loan to the extent actually paid, fifth, to the holder of the
Walgreens-Jefferson City Companion Loan in an amount equal to any default interest attributable to such loan, sixth, to the trust fund any excess amount to be applied in the order or priority of payments on the Walgreens-Jefferson
City mortgage loan other than with respect to defaulted lease claims, and seventh, any remaining amount to the Walgreens-Jefferson City AB Mortgage Loan borrower to the extent required under the related Walgreens-Jefferson City AB
Mortgage Loan documents and all other amounts to the Walgreens-Jefferson City AB
Mortgage Loan and the Walgreens-Jefferson City Companion Loan, pro rata, based on the initial original principal balance.

                                      S-82

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:



                                           LOAN   CUT-OFF DATE   % OF INITIAL     LOAN        UW      CUT-OFF     PROPERTY
                LOAN NAME                 GROUP      BALANCE     POOL BALANCE   PER UNIT   DSCR(1)   LTV RATIO      TYPE
---------------------------------------- ------- -------------- -------------- ---------- --------- ----------- ------------

City Place Corporate Center ............    1     $125,000,000        4.2%      $   143     1.36x      78.1%         Various
Gateway Plaza I & Gateway Plaza II .....    1       98,780,516        3.3       $   157     2.57x      54.0           Retail
Hutchinson Metro Center ................    1       90,000,000        3.0       $   420     1.34x      77.5           Office
Shops at Canal Place ...................    1       90,000,000        3.0       $   212     1.50x      78.3           Retail
LXP-Bank of America ....................    1       80,182,200        2.7       $   126     1.22x      69.7           Office
Millennium Place .......................    1       70,720,000        2.4       $   246     1.61x      80.0           Retail
The Russ Building ......................    1       60,000,000        2.0       $   118     2.25x      49.9           Office
Stafford Place II ......................    1       56,250,000        1.9       $   321     1.17x      76.5           Office
Cross Creek Shopping Center ............    1       46,000,000        1.5       $   127     1.20x      80.0           Retail
Bentley Green/Sandpiper - Milestone.....    2       45,000,000        1.5       $54,878     1.57x      75.2      Multifamily
                                                  ------------       ----                   ----       ----
Total/Weighted Average .................          $761,932,716       25.4%                  1.60x      71.7%
                                                  ============       ====                   ====       ====


----------
(1)  The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

     For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     Ten (10) mortgage loans (the "ARD Loans"), representing approximately 2.4%
of the Initial Pool Balance (10 mortgage loans in Loan Group 1, representing approximately 3.0% of the Initial Loan Group 1 Balance), provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the "Revised Rate")
rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated
Repayment Date for an ARD Loan is generally 5 to 10 years after the origination of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the
Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least
2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their
Anticipated Repayment Dates, the payment of interest at the excess of the
Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S
Certificates.

     Additionally, an account was established at the origination of each ARD
Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged Property.
In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the respective Anticipated Repayment
Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated Repayment
Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

                                      S-83

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                              OVERVIEW OF DUE DATES



                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
    DUE DATE         LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

1st ...........       184       $2,156,254,571         71.8%       70.9%        75.6%
6th ...........         9           44,170,933          1.5         1.3          2.1
11th ..........       104          802,693,296         26.7        27.8         22.3
                      ---       --------------        -----       -----        -----
Total .........       297       $3,003,118,799        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====


     The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS



                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
  GRACE PERIOD       LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

0 .............       118       $  989,883,754         33.0%       35.0%        24.4%
5 .............        91        1,103,742,716         36.8        34.1         48.0
7 .............        71          631,356,219         21.0        19.5         27.6
9 .............         1           12,500,000          0.4         0.5          0.0
10 ............        16          265,636,110          8.8        10.9          0.0
                      ---       --------------        -----       -----        -----
Total .........       297       $3,003,118,799        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====


     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS


                                             AGGREGATE                      % OF         % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   -----------

Actual/360 .............       281       $2,713,164,441         90.3%       88.1%        100.0%
30/360 .................        16          289,954,358          9.7        11.9           0.0
                               ---       --------------        -----       -----         -----
Total ..................       297       $3,003,118,799        100.0%      100.0%        100.0%
                               ===       ==============        =====       =====         =====


     The mortgage loans have the amortization characteristics set forth in the following table:

                                      S-84

                               AMORTIZATION TYPES



                                                     AGGREGATE                      % OF        % OF
                                                     PRINCIPAL          % OF      INITIAL      INITIAL
                                    NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                     MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
      TYPE OF AMORTIZATION            LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------------------   -----------   -----------------   ---------   ---------   ----------

Balloon Loans ..................
 Balloon(1) ....................       174       $1,054,528,256         35.1%       36.9%        27.6%
 Interest Only(2) ..............        43          732,023,024         24.4        20.0         43.0
 Partial Interest-Only .........        71        1,185,954,800         39.5        41.8         29.4
Fully Amortizing Loans .........         9           30,612,719          1.0         1.3          0.0
                                       ---       --------------        -----       -----        -----
Total ..........................       297       $3,003,118,799        100.0%      100.0%       100.0%
                                       ===       ==============        =====       =====        =====


----------
(1)  Includes 9 amortizing ARD loans representing 2.1% of the Initial Pool
     Balance but excludes interest-only and partial interest-only loans.
(2)  Includes 1 interest-only ARD loan representing 0.3% of the Initial Pool
     Balance.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                        OVERVIEW OF PREPAYMENT PROTECTION



                                                                              % OF        % OF
                                                AGGREGATE         % OF      INITIAL      INITIAL
                               NUMBER OF        PRINCIPAL       INITIAL       LOAN        LOAN
                                MORTGAGE       BALANCE OF         POOL      GROUP 1      GROUP 2
   PREPAYMENT PROTECTION         LOANS       MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
---------------------------   -----------   ----------------   ---------   ---------   ----------

Defeasance ................       258       $2,589,752,642        86.2%       87.5%        80.8%
Yield Maintenance .........        39          413,366,158        13.8        12.5         19.2
                                  ---       --------------       -----       -----        -----
Total .....................       297       $3,003,118,799       100.0%      100.0%       100.0%
                                  ===       ==============       =====       =====        =====


     With respect to 36 mortgage loans, representing approximately 13.5% of the
Initial Pool Balance (29 mortgage loans in Loan Group 1, representing approximately 12.3% of the Initial Loan Group 1 Balance and 7 mortgage loans in
Loan Group 2, representing approximately 18.6% of the Initial Loan Group 2
Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (in certain cases, the lesser of), (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated
Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (or as stated in the related loan documents), less the amount of principal being prepaid. The term "Discount Rate" generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date or Anticipated Repayment Date, as applicable, of the mortgage loan, in some cases converted to a monthly equivalent yield.

     With respect to 3 mortgage loans, representing approximately 0.3% of the
Initial Pool Balance (2 mortgage loans, representing approximately 0.2% of the
Initial Loan Group 1 Balance and 1 mortgage loan, representing approximately
0.7% of the Initial Loan Group 2 Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or the Anticipated Repayment Date, as applicable, of such mortgage loan, discounted at the "Treasury Rate". "Monthly Amount" will generally mean the note rate of such mortgage loan less the Treasury Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid. "Treasury Rate" generally means

                                      S-85

the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or Anticipated Repayment Date as applicable of such mortgage loan.

     Yield Maintenance Charges and prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans permit voluntary prepayment without the payment of a
Yield Maintenance Charge or any prepayment premium during an "open period"
immediately prior to and including the stated maturity date or Anticipated
Repayment Date set forth in the following table:

                             PREPAYMENT OPEN PERIODS



                                             AGGREGATE                     % OF        % OF
                                             PRINCIPAL         % OF      INITIAL      INITIAL
                            NUMBER OF       BALANCE OF       INITIAL       LOAN        LOAN
                             MORTGAGE        MORTGAGE          POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS            LOANS         BALANCE     BALANCE      BALANCE
------------------------   -----------   ----------------   ---------   ---------   ----------

1 ......................         2       $   17,630,759         0.6%        0.7%         0.0%
2 ......................         7           76,365,235         2.5         2.2          4.1
3 ......................       150        1,119,133,118        37.3        38.5         32.2
4 ......................        98        1,137,954,193        37.9        43.0         16.1
5 ......................         1           90,000,000         3.0         3.7          0.0
6 ......................         5           35,510,905         1.2         1.5          0.0
7 ......................        20          373,201,516        12.4         7.5         33.7
13 .....................        10          139,646,295         4.7         2.5         14.0
25 .....................         4           13,676,778         0.5         0.6          0.0
                               ---       --------------       -----       -----        -----
Total ..................       297       $3,003,118,799       100.0%      100.0%       100.0%
                               ===       ==============       =====       =====        =====


     Unless a mortgage loan is relatively near its stated maturity date (or
Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance
Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of
Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists.
In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and
Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified

                                      S-86

period of time following the date of the application of Insurance and
Condemnation Proceeds. In addition, with respect to 12 mortgage loans, the LXP mortgage loans, representing approximately 7.4% of the Initial Pool Balance (12 mortgage loans in Loan Group 1, representing approximately 9.2% of the Initial
Loan Group 1 Balance), upon the occurrence of a casualty or condemnation with respect to the Mortgaged Property, the single tenant may apply the proceeds to restore the property or notify the landlord of its intention to terminate the lease. In the event the single tenant elects to terminate the lease, it is required to offer to purchase the property at a price determined in accordance with the lease documents. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield
Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay a Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See "Certain
Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 258 of the mortgage loans, representing approximately 86.2% of the Initial Pool Balance
(205 mortgage loans in Loan Group 1, representing approximately 87.5% of the
Initial Loan Group 1 Balance and 53 mortgage loans in Loan Group 2, representing approximately 80.8% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout
Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a
"Defeasance"). The Defeasance Lockout Period is at least two years from the
Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date (or, in some cases, the first day of the open period), including all amounts due and outstanding on the ARD Loan), assuming, in the case of each
     ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4)
     any costs and expenses incurred in connection with the purchase of the U.S.
     government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged
Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial Defeasance.
In the case of one mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool
Balance, the related mortgage loan documents permit the release of a portion of the Mortgaged Property by means of partial Defeasance, upon the

                                      S-87

satisfaction of certain conditions, including (i) delivery of the Defeasance collateral in an amount equal to 125% of the allocated loan amount for the portion being defeased and (ii) delivery of confirmation from each Rating
Agency then rating the Certificates that the release will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In addition, certain of the mortgage loans permit the release of one or more portions of the Mortgaged Property without releasing all such Mortgaged
Property by means of partial release that generally requires the satisfaction of certain conditions, including (1) the payment of a specified percentage
(generally between 110% and 125%) of the allocated loan amount or value of such portions to be released and/or (2) certain debt service coverage ratio and/or
LTV Ratio tests (if applicable) be satisfied with respect to the remaining portions of the Mortgaged Property after the partial release.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Many of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk
Factors--Multifamily Properties Have Special Risks" in this prospectus supplement.

                                      S-88

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer
has obtained the prior written consent (or deemed consent) of the Special
Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated
Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding
Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided, that with respect to such waiver of rights,
(i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master
Servicer has made a recommendation and obtained the consent (or deemed consent)
of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the
case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x
(in each case, determined based upon the aggregate of the Stated Principal
Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal
Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a)
the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application

                                      S-89

of co-insurance and not permit reduction in insurance proceeds for depreciation;
provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance. The
Mortgaged Properties securing 48 mortgage loans representing approximately 23.3%
of the Initial Pool Balance (approximately 24.2% of the Initial Loan Group 1
Balance and approximately 19.5% of the Initial Loan 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California and Tennessee. Except with respect to 1 mortgage loan (identified as Loan No. 193 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool
Balance (approximately 0.6% of the Initial Loan Group 2 Balance), no Mortgaged
Property has a probable maximum loss ("PML") in excess of 20%.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the mortgage loan seller's mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged
Property during the policy period and no foreclosure of the Mortgaged Property has taken place (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and
(iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     In the case of 1 mortgage loan (identified as Loan No. 129 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool
Balance (approximately 1.2% of the Initial Loan Group 2 Balance), an indemnity was obtained in lieu of a Phase II environmental site assessment. See "Risk
Factors--Environmental Risks Relating to the Mortgaged Properties" in this prospectus supplement.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

                                      S-90

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off
Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate.

     Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related Subordinate
Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted
in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all
partial interest-only loans were calculated based on the first principal and interest payment made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in such cross-collateralized group. "Underwritten Cash
Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective

                                      S-91

Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In the case of 1 mortgage loan
(identified as Loan No. 2 on Annex A-1 to this prospectus supplement)
representing approximately 3.3% of the Initial Pool Balance, the Gateway Plaza
II portion of the related Mortgaged Property is operated as a heating and cooling central utility facility, accordingly, revenue is generated from the sale of power to various residential and commercial customers located within The
Gateway District which District is more particularly described in the Structural and Collateral Term Sheet attached to this prospectus supplement as Annex A-3.
Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a
Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for such Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged
Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten
Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex
A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The
Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements.
These adjustments were principally for real estate tax and insurance expenses
(e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property.
However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 14 mortgage loans (identified as Loan Nos. 2, 4, 11, 24, 37, 39, 44, 76, 112,
119, 145, 235, 236 and 243 on Annex A-1 to this prospectus supplement), representing approximately 11.5% of the Initial Pool Balance (11 mortgage loans, representing approximately 13.1% of the Initial Loan Group 1 Balance and 3
mortgage loans, representing approximately 4.7% of the Initial Loan Group 2
Balance), the DSCR (and the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an as-stabilized basis,

                                      S-92

that are consistent with the respective performance related criteria required to obtain the release of a cash escrow. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 6 of the mortgage loans (identified as Loan
Nos. 4, 11, 23, 76, 243 and 261 on Annex A-1 to this prospectus supplement), representing approximately 5.6% of the Initial Pool Balance (6 mortgage loans in
Loan Group 1 representing approximately 6.9% of the Initial Loan Group 1
Balance), the stabilized appraised values were used as defined in the related appraisals. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the
Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the stated maturity date or Anticipated
Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated
Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of the related origination date, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged
Property. In a declining real estate market, the appraised value of a Mortgaged
Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV
Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., Nomura Credit &
Capital, Inc., Eurohypo AG, New York Branch, LaSalle Bank National Association
and Artesia Mortgage Capital Corporation. JPMorgan Chase Bank, N.A. is the Swap
Counterparty and an affiliate of both the Depositor and of J.P. Morgan
Securities Inc., one of the Underwriters. Nomura Credit & Capital, Inc. is an
affiliate of Nomura Securities International, Inc., one of the Underwriters.
LaSalle Bank National Association is also the Paying Agent, Authenticating Agent and Certificate Registrar and an affiliate of ABN AMRO Incorporated, one of the
Underwriters.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMCB") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered,

                                      S-93

and its business is subject to examination and regulation, by the Office of the
Comptroller of the Currency, a bureau of the United States Department of the
Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

     JPMCB is also the Swap Counterparty and an affiliate of J.P. Morgan Chase
Commercial Mortgage Securities Corp., which is the Depositor, and an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. ("NCCI") is a Delaware corporation whose principal offices are located in New York, New York. NCCI is a subsidiary of
Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings,
Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $23 billion. NCCI is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. NCCI is an affiliate of Nomura Securities
International, Inc., which is an Underwriter.

EUROHYPO AG, NEW YORK BRANCH

     Eurohypo AG, New York Branch ("Eurohypo") is the New York branch of a
German banking corporation and focuses on real estate and public finance banking. As of December 31 2004, Eurohypo had total assets of approximately 227 billion EUR (U.S.$308 billion) of which approximately 96 billion EUR (U.S.$130 billion) are real estate loans. Eurohypo has three offices in the United States located in New York, Chicago and Los Angeles with over 65 professionals concentrating on real estate investment banking. Eurohypo originates its loans in the United States through its New York branch.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of
January 31, 2005, LaSalle had total assets of approximately $62.8 billion.
LaSalle is also the Paying Agent, Authenticating Agent and Certificate Registrar
and an affiliate of ABN AMRO Incorporated, which is an Underwriter.

ARTESIA MORTGAGE CAPITAL CORPORATION

     Artesia Mortgage Capital Corporation ("Artesia") is a Delaware corporation engaged in the business of originating and securitizing U.S. commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah,
Washington. It is a wholly owned subsidiary of Dexia Bank which is rated "AA+"
by Fitch, "AA" by S&P and "Aa2" by Moody's. Dexia Bank is part of

                                      S-94

Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 389 billion EUR (US $527 billion) and a stock market capitalization of approximately 19 billion EUR (US $26 billion) as of December
2004.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related
Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

                                      S-95

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, which would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i)
determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the
Mortgaged Property, (E) provide an indemnity agreement or a guaranty with respect to such condition, or (F) receive appropriate assurances that significant remediation activities are not necessary or required.

     Certain of the mortgage loans may also have lender's or other environmental policies. See "--Certain Terms and Conditions of the Mortgage Loans--Hazard,
Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage Loan
Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan
Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related

                                      S-96

Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance
     (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

          (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (j) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and

                                      S-97

     general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

          (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the
     Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

          (q) to (i) the Mortgage Loan Seller's knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) the Mortgage Loan Seller's actual knowledge, no condemnation proceedings are pending;

          (r) as of the date of origination of the mortgage loan and as of the
     Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

          (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

                                      S-98

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution
Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan
(or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3)
all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or
the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified
Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute
Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the
Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution
Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.
Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under
"--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted

                                      S-99

mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a
"value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable
Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the
Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating
Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing
Certificateholder; (o) prohibit Defeasance within two years of the Closing Date;
(p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier
REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgage Property which will be delivered as a part of the related servicing file, and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b)
through (r) of the preceding sentence, except the rates described in clause (b)
above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing
Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan
Seller will remit the amount of these costs and expenses and upon its making such remittance,

                                     S-100

the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the
Depositor, and none of the Depositor, the Master Servicer, the Special Servicer,
the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters
or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan
Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See
"Description of the Pooling Agreements--Representations and Warranties;
Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed
Loans. In such event, the applicable Mortgage Loan Seller will be required to
(1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and Warranties;
Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion)
repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related
Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y)
1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected
Crossed Loan at the time of repurchase or substitution and (y) 75%.
Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary
Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a

                                     S-101

Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 81 mortgage loans (the "Lockbox Loans"), representing approximately 45.2% of the Initial Pool Balance (76 mortgage loans in Loan Group
1, representing approximately 53.3% of the Initial Loan Group 1 Balance and 5
mortgage loans in Loan Group 2, representing approximately 10.2% of the Initial
Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 20 Lockbox Loans, representing approximately 8.6% of the Initial Pool Balance (20 mortgage loans in Loan Group 1, representing approximately 10.6% of the Initial Loan Group 1
Balance) the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 19
Lockbox Loans, representing approximately 19.8% of the Initial Pool Balance (17 mortgage loans in Loan Group 1, representing approximately 22.9% of the Initial
Loan Group 1 Balance and 2 mortgage loan in Loan Group 2, representing approximately 6.2% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 11 Lockbox Loans, representing approximately 2.7% of the Initial Loan Pool Balance (9 mortgage loans in Loan Group 1, representing approximately 3.0% of the Initial Group 1
Balance and 2 mortgage loans in Loan Group 2, representing 1.1% of the Initial
Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 31 Lockbox
Loans, representing approximately 14.2% of the Initial Pool Balance (30 mortgage loans in Loan Group 1, representing approximately 16.8% of the Initial Loan
Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately
2.9% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or
(iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The
Lockbox Accounts will not be assets of either REMIC.

                                     S-102

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO
Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution
Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess
Interest Distribution Account, the Gain on Sale Reserve Account or the REO
Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-LDP2 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and
Class X-2 Certificates (collectively, the "Class X Certificates"), and the Class
A-M, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
Q, Class NR, Class S, Class R and Class LR Certificates. The Class A
Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class A-M, Class A-J,
Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class A-M, Class A-J, Class A-JFL, Class B,
Class C, Class D, Class E and Class F Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and
Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M,
Class A-J, Class A-JFL, Class X-2, Class B, Class C, Class D, Class E and Class
F Certificates are offered hereby (collectively, the "Offered Certificates").
The Class A-1A, Class X-1, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q, Class NR, Class S, Class R and Class LR
Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-JFL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The
Class A-JFL Regular Interest is not offered hereby. The Depositor will transfer the Class A-JFL Regular Interest to the trust in exchange for the Class A-JFL
Certificates. The Class A-JFL Certificates are offered hereby. The Class A-JFL
Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-JFL Regular Interest, the
Floating Rate Account and the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates)
outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each
Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates)
and the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates) will be reduced by any distributions of principal actually made on, and any Collateral

                                     S-103

Support Deficit actually allocated to, that Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and
the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates) on that Distribution Date. The Certificate Balance of the Class
A-JFL Certificates will be reduced on each Distribution Date in an amount corresponding to any such reduction in the Certificate Balance of the Class
A-JFL Regular Interest. The initial Certificate Balance of each Class of Offered
Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial Certificate Balance of the Class A-JFL
Regular Interest will be equal to the initial Certificate Balance of the Class
A-JFL Certificates, which is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-JFL, Class X-1, Class X-2, Class S, Class R and Class LR
Certificates) (the "Principal Balance Certificates") and the Class A-JFL Regular
Interest outstanding from time-to-time. The initial Notional Amount of the Class
X-1 Certificates will be approximately $3,003,118,799.

     The Notional Amount of the Class X-2 Certificates will equal:

          (1) up to and including the Distribution Date in December, 2005, the sum of (a) the lesser of $94,142,000 and the Certificate Balance of the
     Class A-1 Certificates, (b) the lesser of $567,573,000 and the Certificate
     Balance of the Class A-1A Certificates and (c) the aggregate of the
     Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-SB,
     Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
     Class H, Class J, Class K, Class L, Class M and Class N Certificates and
     the Class A-JFL Regular Interest;

          (2) after the Distribution Date in December, 2005 through and including the Distribution Date in June, 2006, the sum of (a) the lesser of
     $87,069,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $566,443,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class
     C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
     Class M and Class N Certificates and the Class A-JFL Regular Interest;

          (3) after the Distribution Date in June, 2006 through and including the Distribution Date in December, 2006, the sum of (a) the lesser of
     $30,205,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $481,693,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class
     C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
     Class M and Class N Certificates and the Class A-JFL Regular Interest;

          (4) after the Distribution Date in December, 2006 through and including the Distribution Date in June, 2007, the sum of (a) the lesser of
     $232,183,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $466,865,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M
     and Class N Certificates and the Class A-JFL Regular Interest;

          (5) after the Distribution Date in June, 2007 through and including the Distribution Date in December, 2007, the sum of (a) the lesser of
     $174,719,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $455,978,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
     Certificates and the Class A-JFL Regular Interest and (d) the lesser of
     $2,804,000 and the Certificate Balance of the Class M Certificates;

                                     S-104

          (6) after the Distribution Date in December, 2007 through and including the Distribution Date in June, 2008, the sum of (a) the lesser of
     $38,078,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $442,848,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H and Class J Certificates and the
     Class A-JFL Regular Interest and (d) the lesser of $23,418,000 and the
     Certificate Balance of the Class K Certificates;

          (7) after the Distribution Date in June, 2008 through and including the Distribution Date in December, 2008, the sum of (a) the lesser of
     $300,018,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $426,519,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
     Class F, Class G and Class H Certificates and the Class A-JFL Regular
     Interest and (d) the lesser of $26,271,000 and the Certificate Balance of the Class J Certificates;

          (8) after the Distribution Date in December, 2008 through and including the Distribution Date in June, 2009, the sum of (a) the lesser of
     $244,923,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $408,796,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
     Class F, Class G and Class H Certificates and the Class A-JFL Regular
     Interest and (d) the lesser of $194,000 and the Certificate Balance of the
     Class J Certificates;

          (9) after the Distribution Date in June, 2009 through and including the Distribution Date in December, 2009, the sum of (a) the lesser of
     $181,812,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $386,043,000 and the Certificate Balance of the Class A-1A
     Certificates, (d) the aggregate of the Certificate Balances of the Class
     A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
     Class F and Class G Certificates and the Class A-JFL Regular Interest and
     (e) the lesser of $22,000,000 and the Certificate Balance of the Class H
     Certificates;

          (10) after the Distribution Date in December, 2009 through and including the Distribution Date in June, 2010, the sum of (a) the lesser of
     $126,204,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $144,986,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $329,847,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
     Class F and Class G Certificates and the Class A-JFL Regular Interest and
     (e) the lesser of $207,000 and the Certificate Balance of the Class H
     Certificates;

          (11) after the Distribution Date in June, 2010 through and including the Distribution Date in December, 2010, the sum of (a) the lesser of
     $98,022,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $129,226,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $322,621,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E
     and Class F Certificates and the Class A-JFL Regular Interest and (e) the
     lesser of $6,366,000 and the Certificate Balance of the Class G
     Certificates;

          (12) after the Distribution Date in December, 2010 through and including the Distribution Date in June, 2011, the sum of (a) the lesser of
     $56,972,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $112,109,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $315,542,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class
     E Certificates and the Class A-JFL Regular Interest and (e) the lesser of
     $17,044,000 and the Certificate Balance of the Class F Certificates;

                                     S-105

          (13) after the Distribution Date in June, 2011 through and including the Distribution Date in December, 2011, the sum of (a) the lesser of
     $534,807,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $95,541,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $186,793,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and
     the Class A-JFL Regular Interest and (e) the lesser of $25,029,000 and the
     Certificate Balance of the Class E Certificates;

          (14) after the Distribution Date in December, 2011 through and including the Distribution Date in June, 2012, the sum of (a) the lesser of
     $353,443,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $78,399,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $180,708,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and
     the Class A-JFL Regular Interest and (e) the lesser of $8,067,000 and the
     Certificate Balance of the Class E Certificates;

          (15) after the Distribution Date in December 15, 2012, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $2,933,023,000.

     The Class A-1A, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P, Class Q and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $808,659,799.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The "Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates
(this person, a "Certificate Owner") will be entitled to receive an Offered
Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry
Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from
Certificate Owners through its participating organizations (together with
Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the
"Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate
Owners through DTC and its Participants in accordance with DTC procedures. See
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered
Certificates will be transferred on the book-entry records of DTC and its
Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, will serve as paying agent (in that capacity, the "Paying Agent"). LaSalle Bank
National Association is one of the Mortgage

                                     S-106

Loan Sellers and an affiliate of one of the Underwriters. In addition, LaSalle
Bank National Association will initially serve as certificate registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating
Agent"). The Paying Agent's address is 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group,
JPMorgan 2005-LDP2, and its telephone number is (312) 904-7989. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee
(the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the
"Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying
Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust for comparable losses, liabilities and expenses for which the Trustee is indemnified as described under
"Description of the Pooling Agreements--Certain Matters Regarding the Trustee"
in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the
United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories")
which in turn will hold those positions in customers' securities accounts in the
Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

                                     S-107

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the
Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its
Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect
Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information"
below, Certificate Owners will not be recognized by the Trustee, the Paying
Agent, the Special Servicer or the Master Servicer as holders of record of
Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered
Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest.

                                     S-108

The information in this prospectus supplement concerning DTC, Clearstream and
Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in July 2005 (each, a "Distribution Date").
The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record
Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the
Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-JFL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on such date, less the portion of such amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap
Contract with respect to the Distribution Date will be deposited into the
Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate
Account") as described in the Pooling and Servicing Agreement. The Master
Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds)
all payments and collections due after the Cut-off Date and other amounts

                                     S-109

received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the
"Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust fund pursuant to the related Intercreditor Agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate
Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution
Accounts will conform to certain eligibility requirements set forth in the
Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master
Servicer Remittance Date occurring each February and on any Master Servicer
Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the
Master Servicer or P&I Advances made on the related mortgage loans into the
Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the
"Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage
Rate for each Withheld Loan on its Stated Principal Balance as of the
Distribution Date in the month preceding the month in which the related Master
Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the
Master Servicer Remittance Date occurring each March (beginning in 2006), the
Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable)
and February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Paying Agent is required to establish and maintain a "Floating Rate
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-JFL Certificates.
Promptly upon receipt of any payment or other receipt in

                                     S-110

respect of the Class A-JFL Regular Interest or the Swap Contract, the Paying
Agent will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted
Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the
Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution
Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the
Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class A-JFL and Class S Certificates) and the
Class A-JFL Regular Interest (and thus to the holders of the Class A-JFL
Certificates to the extent described in this prospectus supplement) on each
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO
Properties that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic
     Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
     Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related
     Determination Date, subsequent to the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account, the Lower-Tier
     Distribution Account and, without duplication, the REO Account in error;
     and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See
"Description of the Pooling Agreements--Certificate Account" in the prospectus;
and

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution
Account pursuant to the Pooling and Servicing Agreement.

                                     S-111

     The aggregate amount available for distributions to the holders of the
Class A-JFL Certificates on each Distribution Date (the "Class A-JFL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-JFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date. See "Description of the Swap
Contract" in this prospectus supplement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to mortgage loans with their first due date in July 2005 will begin on the Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates or the Class A-JFL Regular
Interest have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the
Available Distribution Amount, in the following order of priority:

     first, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest
Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class
X-1 and Class X-2 Certificates, pro rata, from the portion of the Available
Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan
Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the
Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of
Certificates for such Distribution Date;

     second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates, in reduction of the Certificate Balances of those
Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution
Date and, after the Class A-1A Certificates have been reduced to zero, the Group
2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below on such Distribution Date, until the
Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, for such Distribution Date (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above) for such Distribution
Date and, after the Class A-1A Certificates have been reduced to zero, the Group
2 Principal Distribution Amount remaining after payments specified in clause
(i)(A) above and clause (ii) below have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (C) then, to the Class A-2
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after payments specified in clauses (i)(A) and
(B) above) for such

                                     S-112

Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero,
(D) then, to the Class A-3 Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B) and (C) above and clause (ii) below have been made on such
Distribution Date, until the Class A-3 Certificates are reduced to zero, (E)
then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after specified in clauses
(i)(A), (B), (C) and (D) above) for such Distribution Date and, after the Class
A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clause (i)(A), (B), (C) and (D)
above and clause (ii) below have been made on such Distribution Date, until the
Class A-4 Certificates are reduced to zero, and (F) then, to the Class A-SB
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after payments specified in clauses (i)(A), (B),
(C), (D) and (E) above) for such Distribution Date and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and
(E) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (ii) to the Class A-1A
Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 and Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed
Collateral Support Deficit allocated to each Class), until all amounts of
Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-M Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     sixth, to the Class A-M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for the Class A-J Certificates and the
Class A-JFL Regular Interest;

     eighth, following reduction of the Certificate Balances of the Class A
Certificates and the Class A-M Certificates to zero, to the Class A-J
Certificates and the Class A-JFL Regular Interest, pro rata, in reduction of their respective Certificate Balances, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates and the Class A-M Certificates on that Distribution Date), until the Certificate Balances of the Class A-J Certificates and the Class A-JFL
Regular Interest are reduced to zero;

     ninth, to the Class A-J Certificates and the Class A-JFL Regular Interest,
pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates and the Class A-JFL Regular Interest, but not
previously reimbursed, have been reimbursed in full;

     tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-113

     eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates and the Class A-JFL
Regular Interest to zero, to the Class B Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, and Class A-J Certificates and the Class A-JFL Regular
Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class
A-JFL Regular Interest and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates and Class C Certificates to zero, to the
Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class A-JFL Regular Interest, Class B Certificates and Class C
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     eighteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates and Class D
Certificates to zero, to the Class E Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates and Class D Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates and Class E Certificates to zero, to the Class F Certificates, in

                                     S-114

reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates and Class E Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     twenty-fourth, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates and Class F Certificates to zero, to the
Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates and Class F
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     twenty-seventh, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates and Class G
Certificates to zero, to the Class H Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates and Class G Certificates on that Distribution
Date), until the Certificate Balance of that Class is reduced to zero;

     thirtieth, to the Class H Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates
and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates and Class H
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     thirty-third, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-115

     thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates and Class J Certificates to zero, to the Class K
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates and Class J Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eight, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates and Class K
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     thirty-ninth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates and Class L
Certificates to zero, to the Class M Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates and Class L Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to

                                     S-116

the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates and Class M Certificates on that Distribution
Date), until the Certificate Balance of that Class is reduced to zero;

     forty-fifth, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-seventh, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificate, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates and Class N Certificates to zero, to the
Class O Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates and Class N
Certificates on that Distribution Date), until the Principal Balance of that
Class is reduced to zero;

     forty-eighth, to the Class O Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fiftieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificate, Class A-J Certificates, Class A-JFL Regular
Interest, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates and Class O Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates
and Class O Certificates on that Distribution Date), until the Principal Balance of that Class is reduced to zero;

     fifty-first, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifty-third, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificate, Class A-J Certificates, Class A-JFL Regular
Interest, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates, Class O Certificates and Class P
Certificates to zero, to the Class Q Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M

                                     S-117

Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates,
Class N Certificates, Class O Certificates and Class P Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifty-fourth, to the Class Q Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

     fifty-fifth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifty-sixth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates, Class N Certificates, Class O Certificates,
Class P Certificates and Class Q Certificates to zero, to the Class NR
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates,
Class O Certificates, Class P Certificates and Class Q Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifty-seventh, to the Class NR Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     fifty-eighth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-JFL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate
Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those Certificates and the Class A-JFL Regular Interest
(that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A Certificates without regard to the priorities set forth above and without regard to Loan Group.

     Distributions on the Class A-JFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-JFL Regular Interest and,
correspondingly, the Class A-JFL Certificates has not been reduced to zero, the
Paying Agent is required to apply amounts on deposit in the Floating Rate
Account to the extent of the Class A-JFL Available Funds, in the following order of priority:

     first, to the Class A-JFL Certificates in respect of interest, up to an amount equal to the Class A-JFL Interest Distribution Amount;

     second, to the Class A-JFL Certificates in respect of principal, the Class
A-JFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

                                     S-118

     third, to the Class A-JFL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-JFL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the
Swap Contract" in this prospectus supplement.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-JFL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-M Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-JFL Regular Interest is a per annum
rate equal to       %.

     The Pass-Through Rate on the Class A-JFL Certificates is a per annum rate
equal to LIBOR plus       %; provided, however, under certain circumstances
described under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement, the Pass-Through Rate on the Class A-JFL Certificates
may be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-JFL Regular Interest.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class O Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class P Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class Q Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to       %.

     The term "LIBOR" means, with respect to the Class A-JFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones

                                     S-119

Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Paying Agent to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR
Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the Paying Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that
Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest
Accrual Period will be the arithmetic mean of the rates quoted by major banks in
New York City selected by the Paying Agent, at approximately 11:00 a.m., New
York City time, on the LIBOR Determination Date with respect to such Interest
Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying
Agent will determine LIBOR for each Interest Accrual Period, and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-JFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any
day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately       %
and       % per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Component") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates or the Class A-JFL Regular Interest. In general, the Certificate
Balance of each Class of Principal Balance Certificates or the Class A-JFL
Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of
Principal Balance Certificates or the Class A-JFL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2
Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate
Class X-1 Components for purposes of calculating the Pass-Through Rate of the
Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each
Distribution Date through and including the Distribution Date in June 2012, the
"Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-JFL
     Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
     (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the
     Class     , Class   , Class   , Class   , Class   , Class   and Class
     Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable
     Class X-2 Component and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates and (y) for each other Class of Principal Balance Certificates and the Class A-JFL Regular Interest, the greater

                                     S-120

     of (i) the reference rate specified on Schedule I for such Distribution
     Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-JFL
     Regular Interest;

          (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1
     Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
     Distribution Date, over (b)(x) with respect to the Class    , Class   ,
     Class   , Class     , Class   , Class   and Class      Certificates, the
     sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other
     Class of Principal Balance Certificates and the Class A-JFL Regular
     Interest, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest;

          (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-JFL
     Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates or the Class A-JFL Regular
     Interest; and

          (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest.

     For each Distribution Date after the Distribution Date in June, 2012, the
Certificate Balance of each Class of Principal Balance Certificates and the
Class A-JFL Regular Interest will constitute one or more separate Class X-1
Components, and the applicable Class X-1 Strip Rate with respect to each such
Class X-1 Component for each Distribution Date will equal the excess, if any, of
(a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates
and the Class A-JFL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution
Date through and including the Distribution Date in June, 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2
Component") of the Class X-2 Certificates outstanding immediately prior to the
Distribution Date (weighted on the basis of the balances of the applicable Class
X-2 Components immediately prior to the Distribution Date). Each Class X-2
Component will be comprised of all or a designated portion of the Certificate
Balance of a specified Class of Principal Balance Certificates and the Class
A-JFL Regular Interest. If all or a designated portion of the Certificate
Balance of any Class of Principal Balance Certificates and the Class A-JFL
Regular Interest is identified under "--General" above as being part of the
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion of that
Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates.
For each Distribution Date through and including the Distribution Date in June,
2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

                                     S-121

     (x) with respect to the Class      , Class   , Class    , Class     ,
Class     , Class   and Class      Certificates, the lesser of:

          (a) the Class X-2 Fixed Strip Rate (as defined in the table below),
     and

          (b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
     Certificates whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component, and

     (y) with respect to each other Class of Principal Balance Certificates and the Class A-JFL Regular Interest, the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (b) the Pass-Through Rate in effect on such Distribution Date for the
     Class of Principal Balance Certificates and the Class A-JFL Regular
     Interest whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in June, 2012, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

   CLASS X-2 COMPONENT RELATING TO THE
 FOLLOWING PRINCIPAL BALANCE CERTIFICATE     CLASS X-2 FIXED STRIP RATE
-----------------------------------------   ---------------------------
Class  ..................................                          %
Class  ..................................                          %
Class  ..................................                          %
Class  ..................................                          %
Class  ..................................                          %
Class  ..................................                          %
Class  ..................................                          %

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement. The Pass-Through Rate on the Class A-JFL Regular Interest for the
first Distribution Date is expected to be a per annum rate equal to       %,
subject to a maximum Pass-Through Rate equal to the WAC Rate.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.
Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate;
provided, however, that with respect to each Withheld Loan, the Net Mortgage
Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding
February and, if applicable, January.

                                     S-122

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the
Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S Certificates and Residual Certificates)
and the Class A-JFL Regular Interest during the related Interest Accrual
Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class A-JFL Certificates, Class S Certificates and Residual
Certificates) or the Class A-JFL Regular Interest for any Distribution Date is
an amount equal to all Distributable Certificate Interest in respect of that
Class of Certificates or the Class A-JFL Regular Interest for that Distribution
Date and, to the extent not previously paid, for all prior Distribution Dates.
The "Class A-JFL Interest Distribution Amount" will be, with respect to any
Distribution Date, the sum of (a) interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate for the Class A-JFL
Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-JFL
Certificates for all previous Distribution Dates, less (c) the excess if any,
of (i) the product of (A) 1/12th, (B)       % and (C) the Certificate Balance
of the Class A-JFL Certificates, over (ii) the product of (A) 1/12th, (B) the
WAC Rate and (C) the Certificate Balance of the Class A-JFL Certificates. See
"Description of the Swap Contract" in this prospectus supplement.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates, Residual Certificates and the Class A-JFL
Certificates) and the Class A-JFL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. With respect to the Class A-JFL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class
A-JFL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-JFL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-JFL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-JFL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-JFL Regular Interest,
respectively, for that Distribution Date accrued for the related Interest
Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced
(other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates' or Class A-JFL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the
Master Servicer's Compensating Interest Payment for the related Distribution
Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment
Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-JFL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) and the Class A-JFL Regular Interest
will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall,
multiplied

                                     S-123

by (b) a fraction, the numerator of which is equal to the Interest Distribution
Amount in respect of that Class of Certificates or the Class A-JFL Regular
Interest, respectively, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution
Amount in respect of all Classes of Certificates (other than the Class A-JFL
Certificates, the Class S Certificates, the Residual Certificates and the Class
X Certificates) for the related Distribution Date. Any allocation of Net
Aggregate Prepayment Interest Shortfall to the Class A-JFL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the
Swap Counterparty to the Class A-JFL Certificateholders. See "Description of the
Swap Contract" in this prospectus supplement.

     Principal Distribution Amount. So long as the Class A-4 or Class A-SB
Certificates and the Class A-1A Certificates remain outstanding, the Principal
Distribution Amount for each Distribution Date will be calculated on a Loan
Group-by-Loan Group basis. On each Distribution Date after the Certificate
Balance of either the Class A-4 and Class A-SB Certificates or the Class A-1A
Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal
Distribution Amount" for any Distribution Date is an amount equal to the sum of
(a) the Principal Shortfall for that Distribution Date, (b) the Scheduled
Principal Distribution Amount for that Distribution Date and (c) the Unscheduled
Principal Distribution Amount for that Distribution Date; provided, that the
Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution
Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts
paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the
Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group
1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i)
and (ii) of the definition of "Group 2 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery

                                     S-124

to increase the Group 2 Principal Distribution Amount as required under clause
(II) of the definition of "Group 2 Principal Distribution Amount", such recovery will be applied to increase the Group 1 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs; and (II)
that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group
2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i)
and (ii) of the definition of "Group 1 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II)
of the definition of "Group 1 Principal Distribution Amount", such recovery will be applied to increase the Group 2 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs; and (II)
that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all
Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable, or advanced by the Master Servicer or the
Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related
Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will

                                     S-125

include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan, with a due date occurring after the related
Determination Date, subsequent to the related due date) whether in the form of
Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and
Insurance and Condemnation Proceeds shall be reduced by any unpaid Special
Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR
Certificates and the Class A-JFL Regular Interest on the preceding Distribution
Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Schedule II to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions.

                                     S-126

See "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement. Based on such assumptions, the Certificate Balance of the
Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class
A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal
Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the
Class A-SB Certificates is reduced to zero.

     With respect to any Distribution Date, the amount of principal distributions to the Class A-JFL Certificates will be equal to the amount of principal distributions to the Class A-JFL Regular Interest as described under
"Description of the Swap Contract--Distributions" in this prospectus supplement.

     With respect to any Distribution Date, the "Class A-JFL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-JFL Regular Interest on such Distribution
Date. See "Description of the Certificates--Distributions--Priority" and
"Description of the Swap Contract" in this prospectus supplement.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal
Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first
Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates or the Class A-JFL Regular
Interest, as well as for purposes of calculating the Servicing Fee and Trustee
Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special
Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

                                     S-127

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class A-JFL and Class X-2 Certificates), the Class
A-JFL Regular Interest and the Class A-1A, Class G, Class H, Class J and Class K
Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-JFL and Class X-2 Certificates) and the
Class A-JFL Regular Interest and the Class A-1A and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such Class of Certificates or the Class A-JFL
Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-JFL Regular Interest entitled to distributions of principal, with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance
Charges are distributable, the aggregate amount of such Yield Maintenance
Charges will be allocated among all such Classes of Certificates and the Class
A-JFL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the
Class X-1 Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-JFL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-JFL Regular Interest will be payable to the holders of the Class A-JFL Certificates. See "Description of the Swap
Contract" in this prospectus supplement.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates and the Class A-JFL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the
Pass-Through Rate on such Class of Certificates or the Class A-JFL Regular
Interest, as applicable, and (ii) the Discount Rate used in calculating the
Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield
Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.
If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would

                                     S-128

be reduced to zero based on the assumptions set forth below. The Assumed Final
Distribution Date will in each case be as follows:

             CLASS DESIGNATION                  ASSUMED FINAL DISTRIBUTION DATE
--------------------------------------------   --------------------------------
Class A-1 ..................................           January 15, 2010
Class A-2 ..................................            June 15, 2010
Class A-3 ..................................             May 15, 2013
Class A-4 ..................................             May 15, 2015
Class A-SB .................................          December 15, 2014
Class A-M ..................................             May 15, 2015
Class A-J ..................................            June 15, 2015
Class A-JFL ................................            June 15, 2015
Class X-2 ..................................                 N/A
Class B ....................................            June 15, 2015
Class C ....................................            June 15, 2015
Class D ....................................            June 15, 2015
Class E ....................................            June 15, 2015
Class F ....................................            June 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be July 15, 2042, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o  the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class Q Certificates,

     o  the rights of the holders of the Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class P
        Certificates,

     o  the rights of the holders of the Class P, Class Q and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class O Certificates,

                                     S-129

     o  the rights of the holders of the Class O, Class P, Class Q and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class N Certificates,

     o  the rights of the holders of the Class N, Class O, Class P, Class Q and
        Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o  the rights of the holders of the Class M, Class N, Class O, Class P,
        Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o  the rights of the holders of the Class L, Class M, Class N, Class O,
        Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o  the rights of the holders of the Class K, Class L, Class M, Class N,
        Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o  the rights of the holders of the Class J, Class K, Class L, Class M,
        Class N, Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o  the rights of the holders of the Class H, Class J, Class K, Class L,
        Class M, Class N, Class O, Class P, Class Q and Class NR Certificates
        will be subordinated to the rights of the holders of the Class G
        Certificates,

     o  the rights of the holders of the Class G, Class H, Class J, Class K,
        Class L, Class M, Class N, Class O, Class P, Class Q and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class F Certificates,

     o  the rights of the holders of the Class F, Class G, Class H, Class J,
        Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
        NR Certificates will be subordinated to the rights of the holders of the
        Class E Certificates,

     o  the rights of the holders of the Class E, Class F, Class G, Class H,
        Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
        and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o  the rights of the holders of the Class D, Class E, Class F, Class G,
        Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
        Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o  the rights of the holders of the Class C, Class D, Class E, Class F,
        Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
        Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o  the rights of the holders of the Class B, Class C, Class D, Class E,
        Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
        Class O, Class P, Class Q and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J and Class A-JFL
        Certificates, and

     o  the rights of the holders of the Class A-J, Class A-JFL, Class B, Class
        C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
        L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates
        will be subordinated to the rights of the holders of the Class A-M
        Certificates.

     o  the rights of the holders of the Class A-M, Class A-J, Class A-JFL,
        Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
        Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
        NR Certificates will be subordinated to the rights of the holders of the
        Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A

                                     S-130

Certificates of principal in an amount equal to, in each case, the entire
Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class
A-J and Class A-JFL Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates, the holders of the Class E Certificates and the holders of the Class F
Certificates of the full amount of interest payable in respect of that Class of
Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J and Class A-JFL
Certificates, the holders of the Class B Certificates, the holders of the Class
C Certificates, the holders of the Class D Certificates, the holders of the
Class E Certificates and the holders of the Class F Certificates of principal equal to the entire Certificate Balance of each of those Classes of
Certificates.

     The protection afforded to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the
Class E Certificates by the subordination of the Class F and the Non-Offered
Subordinate Certificates, to the holders of the Class D Certificates by the subordination of the Class E, Class F and the Non-Offered Subordinate
Certificates, to the holders of the Class C Certificates by the subordination of the Class D, Class E, Class F and the Non-Offered Subordinate Certificates, to
the holders of the Class B Certificates by the subordination of the Class C,
Class D, Class E and Class F Certificates and the Non-Offered Subordinate
Certificates, to the holders of the Class A-J and Class A-JFL Certificates by the subordination of the Class B, Class C, Class D, Class E, Class F
Certificates and the Non-Offered Subordinate Certificates, to the holders of the
Class A-M Certificates by the subordination of the Class A-J, Class A-JFL, Class
B, Class C, Class D, Class E, Class F and Certificates and the Non-Offered
Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates that are still outstanding, pro rata, without regard to Loan
Groups or the planned balance of the Class A-SB Certificates, until their
Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balances have been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1
Certificates until their Certificate Balances have been reduced to zero, third, to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fifth, to the Class A-4 Certificates until their
Certificate Balances have been reduced to zero, sixth, to the Class A-SB
Certificates until their Certificate Balances have been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A
Certificates until their Certificate Balances have been reduced to zero, and
(ii) with respect to Loan Group 2, to the Class A-1A Certificates until their
Certificate Balances have been reduced to zero, and then, if any of the Class
A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates are still outstanding, first, to the Class A-SB Certificates until their Certificate
Balances have been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, third, to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, fourth, to the Class A-3 Certificates until their
Certificate Balances have been reduced to zero, fifth, to the Class A-4
Certificates until their Certificate Balances have been reduced to zero and sixth, to the Class A-SB Certificates until their Certificate Balances have been reduced to zero.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB
and Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount (remaining after allocation of principal to the
Class A-SB Certificates until the Class A-SB

                                     S-131

Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group, for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates at
a proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-SB and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-SB and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the
Subordinate Certificates), thereby increasing, relative to their respective
Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-SB and Class A-1A Certificates by the Subordinate
Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-SB and Class A-1A Certificates, the successive allocation on each
Distribution Date of the remaining Principal Distribution Amount (i) to the
Class A-M, the Class A-J Certificates and the Class A-JFL Regular Interest, pro
rata, and (ii) then to the Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates and the Non-Offered
Certificates (other than the Class X-1 and Class S Certificates and the Residual
Certificates), in that order, for so long as they are outstanding, will provide a similar, diminishing benefit to the Class A-M Certificates, Class A-J
Certificates and the Class A-JFL Regular Interest and the Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates and Class F
Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the
Class X Certificates and the Residual Certificates) with later sequential designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that
Distribution Date is less than (2) the aggregate Certificate Balance of the
Certificates (other than the Class S and Class X Certificates and the Residual
Certificates) and Class A-JFL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral
Support Deficit"). The Paying Agent will be required to allocate any Collateral
Support Deficit among the respective Classes of Certificates and the Class A-JFL
Regular Interest as follows: to the Class NR, Class Q, Class P, Class O, Class
N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class
D, Class C and Class B Certificates in that order, and then to the Class A-J
Certificates and the Class A-JFL Regular Interest, pro rata, and then to the
Class A-M Certificates, and in each case in respect of and until the remaining
Certificate Balance of that Class of Certificates or the Class A-JFL Regular
Interest, as the case may be, has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates and the
Class A-JFL Regular Interest to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class
A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata, without regard to Loan Groups (based upon their respective Certificate
Balances), until the remaining Certificate Balances of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates
(or, in the case of the Class A-JFL Certificates, a reduction in Certificate
Balance corresponding to any Collateral Support Deficit allocated to the Class
A-JFL Regular Interest) will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective
Certificates.

                                     S-132

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class
X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, and any Collateral
Support Deficit allocated in reduction of the Certificate Balance of the Class
A-JFL Regular Interest will result in a corresponding reduction in the
Certificate Balance of the Class A-JFL Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--Paying Agent,
Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the
Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences" and "Federal Income
Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool" in the prospectus. Accordingly, the allocation of Collateral Support
Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates or the Class A-JFL Regular Interest in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the
Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer
Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled
Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date and no interest will accrue on any P&I Advance made as a result of the Master Servicer holding any principal or interest payments in connection with any dispute,

                                     S-133

claim or offset. To the extent that the Master Servicer fails to make a P&I
Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest. In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-JFL Certificates.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related Distribution
Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the
Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I
Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master
Servicer fails to make a Servicing Advance that it is required to make under the
Pooling and Servicing Agreement and the Trustee has notice of this failure, the
Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds,
Liquidation Proceeds or otherwise from the related mortgage loan ("Related
Proceeds"). Notwithstanding any statement to the contrary contained herein, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds
(a "Nonrecoverable Advance"). Each of the Master Servicer, the Special Servicer
and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the
Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as

                                     S-134

principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the
Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the
Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. Each of the Master Servicer, the Special
Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of
principal collections on the mortgage loans in the Certificate Account. A
Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special
Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such
Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed
Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations
(but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the trust fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the
Master Servicer and the Trustee. Any requirement of the Master Servicer and the
Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other
Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing
Standards that any P&I Advance or Servicing Advance, if made, would be a
Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination which shall be conclusive and binding with respect to such persons.

                                     S-135

In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such
Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is or would be a Nonrecoverable Advance will be conclusive and binding on the
Certificateholders, the Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the
Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. Nonrecoverable
Advances will represent a portion of the losses to be borne by the
Certificateholders. No P&I Advances will be made on any Subordinate Companion
Loan. Any requirement of the Master Servicer, Special Servicer or Trustee to
make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in
Respect of Delinquencies" and "Description of the Pooling
Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate
Account, interest, compounded annually, at the Prime Rate (the "Reimbursement
Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate"
will be the prime rate, for any day, set forth in The Wall Street Journal, New
York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

                                     S-136

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the
Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those
Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the
Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth Business Day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the
Directing Certificateholder, the Master Servicer and the Paying Agent, the
Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required
MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the outstanding principal balance of the AB Mortgage Loan and the related Subordinate Companion Loan, and all resulting Appraisal
Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class Q
Certificates, then to the Class P Certificates, then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, and then to the Class A-M Certificates). See "--Advances"
above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with

                                     S-137

respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal
Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the
Master Servicer is required to redetermine and report to the Directing
Certificateholder, the Special Servicer, the Trustee and the Paying Agent, the
recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged
Property within the 12-month period prior to the occurrence of the Appraisal
Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the
Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any,
a statement (a "Statement to Certificateholders") based in part upon information provided by the Master Servicer in accordance with the Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest or Class A-JFL Interest Distribution Amount, and with respect to the Class A-JFL Certificates, notification that the amount of interest distributed thereon is the Interest Distribution Amount with respect to the Class A-JFL Regular Interest, which amount is being paid as a result of a Swap Default;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicer and the
     Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
     Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

                                     S-138

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount and the Class A-JFL Available
     Funds for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

                                      S-139

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

          (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

          (32) the amounts received and paid in respect of the Swap Contract;

          (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

          (34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

          (35) the amount of and identification of any payments on the Class
     A-JFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract.

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Paying
Agent and the Master Servicer) known as the "CMSA Investor Reporting Package")
related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and
Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each

                                     S-140

applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or
Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers'
annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing
Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special
Servicer, the Master Servicer, the Directing Certificateholder, each Rating
Agency, any designee of the Depositor or any other person to whom the Paying
Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the
     Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the

                                     S-141

Pooling and Servicing Agreement, the Master Servicer or Special Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered
Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee,
the Paying Agent and the Depositor are required to recognize as
Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for
DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2
Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the
Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement;
provided, however, that the restrictions will not apply to the exercise of the
Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying

                                     S-142

Agent on behalf of the Trustee and required to be paid following the earlier of
(1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual
Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Class S and the
Residual Certificates) and (c) the Master Servicer consents to the exchange) or
(3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer
or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate
Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase
Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer
or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority".

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate
Trust Services (CMBS)-J.P. Morgan Chase Commercial Mortgage Securities Corp.,
Series 2005-LDP2. As compensation for the performance of its routine duties, the
Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.007% per annum (the "Trustee Fee Rate") and the Stated

                                     S-143

Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying
Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling
Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
prospectus.

     The Trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust as provided in the Pooling and Servicing Agreement.

                                     S-144

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-JFL Regular
Interest to the trust in exchange for the Class A-JFL Certificates, which will represent all of the beneficial interest in the portion of the trust fund consisting of the Class A-JFL Regular Interest, the Swap Contract and the
Floating Rate Account.

     The Paying Agent, on behalf of the trust, will enter into an interest rate swap agreement (the "Swap Contract"), related to the Class A-JFL Regular
Interest, with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The Swap
Contract will have a maturity date of the Distribution Date in July 15, 2042
(the same date as the Rated Final Distribution Date of the Class A-JFL
Certificates). The Paying Agent will make available to the Swap Counterparty the
Statement to Certificateholders, which statement will include LIBOR as applicable to the related Interest Accrual Period. See "Description of the
Certificates--Distributions" in this Prospectus Supplement. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap
Counterparty under the Swap Contract.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-JFL
Certificates the Class A-JFL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, on the business day before each Distribution Date, commencing in July
2005, (a) the Paying Agent will pay or cause to be paid to the Swap Counterparty
(i) any Yield Maintenance Charges in respect of the Class A-JFL Regular Interest for the related Distribution Date and (ii) one month's interest at the
Pass-Through Rate applicable to the Class A-JFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-JFL
Certificates, and (b) the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-JFL Certificateholders, one month's interest at the
Pass-Through Rate applicable to the Class A-JFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-JFL
Certificates. Such payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-JFL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-JFL Certificates will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating is not at least "A3" by Moody's
Investors Service Inc., "A-" by Fitch, Inc. or "A-" by Standard & Poor's Rating
Services, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency
Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency
Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event or fails to make a payment to the trust required under the Swap Contract (each such event, a "Swap Default") then the
Paying Agent will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-JFL Certificates, to
enforce the rights of the trust under the Swap Contract as may be permitted by the terms thereof and use any

                                     S-145

termination fees received from the Swap Counterparty (as described herein) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap
Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL
Certificates.

     Any conversion to distributions equal to distributions on the Class A-JFL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Paying Agent or the holders of 25% of the Class
A-JFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-JFL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-JFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-JFL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-JFL Certificates if notice of the resulting change in payment terms of the Class A-JFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-JFL Regular Interest for such
Distribution Date is actually received by the Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the
Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty.

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. ("JPMCB") is the Swap Counterparty under the Swap
Contract. JPMCB is also a Mortgage Loan Seller, is an affiliate of J.P. Morgan
Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

     JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the
Office of the Comptroller of the Currency, a bureau of the United States
Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMCB are rated "AA-" and "Aa2" by
S&P and Moody's, respectively.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange
Commission at http://www.sec.gov.

                                     S-146

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the
Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers)
and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the
Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement, which will govern in the event of any disagreement between such Intercreditor Agreement and the Pooling and Servicing Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2)
the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the
Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders
(and in the case of each AB Mortgage Loan, the holder of the related Subordinate
Companion Loan taking into account the subordinate nature of the subject
Companion Loan, subject to any rights contained in the related Intercreditor
Agreement) as a collective whole, as determined by the Master Servicer or
Special Servicer, as the case may be, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

          (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

          (B) the ownership of any Certificate or, if applicable, a Subordinate
     Companion Loan, by the Master Servicer or the Special Servicer or any of
     their respective affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances;

          (D) the Master Servicer or the Special Servicer's, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

                                     S-147

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the
     Special Servicer, as the case may be;

          (F) any option to purchase any Mortgage Loan or Companion Loan it may have; and

          (G) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating
Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on or prior to the related maturity date with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within
     60 days, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially Serviced Mortgage
     Loan at the end of the 60-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related Subordinate
     Companion Loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

          (5) as to which, in the judgment of the Master Servicer or Special
     Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default of which the Master Servicer has notice
     (other than a failure by the related borrower to pay principal or interest)
     and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
     Certificateholders (or, with respect to each AB Mortgage Loan, the interest of the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special
Servicer), (x) make certain calculations with respect to the mortgage loan, (y)
make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in

                                     S-148

respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Subordinate Companion Loans) serviced by the
Special Servicer and any mortgage loans (including the Subordinate Companion
Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." If any Subordinate Companion Loan
becomes specially serviced, then the related AB Mortgage Loan will become a
Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially
Serviced Mortgage Loan, then the related Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a
Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status
Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder. If the Directing Certificateholder
does not disapprove an Asset Status Report within ten business days, the Special
Servicer will be required to implement the recommended action as outlined in the
Asset Status Report. The Directing Certificateholder may object to any Asset
Status Report within ten business days of receipt; provided, however, that the
Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the
Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the
Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the
Directing Certificateholder and the Special Servicer have not agreed upon an
Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status
Report with respect to such Specially Serviced Mortgage Loan, the Special
Servicer will implement the actions described in the most recent Asset Status
Report submitted to the Directing Certificateholder by the Special Servicer.
Each final Asset Status Report will be required to be delivered to the Master
Servicer, the Mortgage Loan Sellers, the Trustee (upon request), the Paying
Agent and each Rating Agency.

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Master
Servicer or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Master Servicer or the Special
Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action
(provided, that if such written objection has not been received by the Master
Servicer or the Special Servicer, as applicable, within the ten day period, the
Directing Certificateholder will be deemed to have approved such action):

                                     S-149

     (i)    any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii)   any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii)  any proposed sale of a defaulted mortgage loan or REO Property
            (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination;
            Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

     (vi)   certain waivers of "due-on-sale" or "due-on-encumbrance" clauses with respect to a mortgage loan or consent to such waiver;

     (vii)  any management company changes or franchise changes with respect to a mortgage loan, with a principal balance greater than $2,500,000 with respect to management company changes, for which the Master
            Servicer is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

     (ix)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

     (x)    any determination by the Special Servicer of an Acceptable Insurance
            Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the Special
Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the Pooling and
Servicing Agreement, including the Servicing Standards, or the REMIC Provisions
(and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related Subordinate Companion Loan as described under "Description of the
Mortgage Pool--AB Mortgage Loan Pairs" in this prospectus supplement).

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate
Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

                                     S-150

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder that would cause either the Master Servicer or the
Special Servicer to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC
Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the
Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class,

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

          (d) may take actions that favor the interests of the holders of the
     Controlling Class over the interests of the holders of one or more other
     Classes of Certificates,

          (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

          (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The taking of, or refraining from the taking of, any action by the Master
Servicer or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder that does not violate any law or the Servicing
Standards or any other provisions of the Pooling and Servicing Agreement will not result in any liability on the part of the Master Servicer or the Special
Servicer.

     Generally, the holders of the Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the
Directing Certificateholder described above.

THE MASTER SERVICER

     Wachovia Bank, National Association (the "Master Servicer") is a national banking association with its principal servicing offices located at NC 1075,
8739 Research Drive URP4, Charlotte, North Carolina 28262. As of March 31, 2005,
the Master Servicer and its affiliates were responsible for master or primary servicing approximately 15,825 commercial and multifamily loans, totaling approximately $146 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

                                     S-151

     The information set forth in the immediately preceding paragraph concerning the Master Servicer has been provided by the Master Servicer and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing
Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     LNR Partners, Inc., a Florida corporation (the "Special Servicer"), is a subsidiary of LNR Holdings Ltd. ("LNR") and will be responsible for special servicing any Specially Serviced Mortgage Loans and REO Properties. The
principal executive offices of the Special Servicer are located at 1601
Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305)
695-5600. LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in (i) acquiring, developing, managing, repositioning and selling commercial and multifamily residential real estate properties; (ii)
investing in high-yield real estate loans; and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas,
Massachusetts, North Carolina and California, and in Europe in London, England,
Paris, France and Munich, Germany. As of November 30, 2004, the Special Servicer
and its affiliates were managing a portfolio which included an original count of approximately 18,200 assets in all 50 states and in Europe with an original face value of over $146 billion, most of which are commercial real estate assets.
Included in this managed portfolio are approximately $140 billion of commercial real estate assets representing 140 securitization transactions, for which the
Special Servicer acts as special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided, that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans and, if provided under the related Intercreditor Agreement, the Subordinate Companion Loans, and
will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.02% to 0.14%. As of the Cut-off Date the weighted average
Servicing Fee Rate will be approximately 0.03% per annum. In addition to the
Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and, if provided under the related Intercreditor Agreement, the Subordinate

                                     S-152

Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and, if provided under the related
Intercreditor Agreement, the related Subordinate Companion Loans were not
Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the Closing Date.
The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The
Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion
Loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate. Notwithstanding the foregoing, with respect to the Subordinate Companion Loans, the Servicing
Fee, if any, will be computed as provided in the related Intercreditor
Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate"), in each case calculated on the basis of the Stated
Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and
Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout
Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive timely Periodic
Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments. The Special
Servicer will not be entitled to receive any Workout Fees after a termination for cause.

                                     S-153

     A "Liquidation Fee" will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced
Mortgage Loan or REO Property as to which the Special Servicer receives any
Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee
for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the
Special Servicer's determination of the Fair Value of such Specially Serviced
Loan (or with respect to each AB Mortgage Loan, the holder of the related
Subordinate Companion Loan, provided that the purchase occurs within the first
90 days after such option to purchase), the Special Servicer within the first 90 days after the Special Servicer's determination of the Fair Value of such
Specially Serviced Loan or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of any AB Mortgage Loan by the holder of the related Subordinate Companion Loan within the first 90 days after such option to purchase or (v) the purchase of any loan by a related mezzanine lender; provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially
Serviced Mortgage Loan. The Special Servicer may not receive a Workout Fee and a
Liquidation Fee with respect to the same proceeds collected on a mortgage loan.
Notwithstanding the foregoing, with respect to any Subordinate Companion Loan, the Liquidation Fee, if any, will be computed as provided in the related
Intercreditor Agreement.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not
Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special
Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the Special
Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

                                     S-154

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment
(or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related
Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess
Interest) on such prepayment will constitute a "Prepayment Interest Shortfall."
Prepayment Interest Excesses (to the extent not offset by Prepayment Interest
Shortfalls) collected on the mortgage loans will be retained by the Master
Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than a
Specially Serviced Mortgage Loan or a mortgage loan on which the Special
Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its
Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, (B) all Prepayment
Interest Excesses in respect of the mortgage loans for the related Distribution
Date and (C) to the extent earned on principal payments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z)
at the request or with the consent of the Directing Certificateholder or the
Special Servicer), then, for purposes of calculating the Compensating Interest
Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period, (B) all
Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such
Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate
Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below).
This insurance coverage is required to be in the amounts, and from an insurer meeting the

                                     S-155

requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates as determined by the Special Servicer in accordance with the Servicing Standards, and the Trustee has an insurable interest; provided that the Master Servicer will not be obligated to maintain insurance against property damage resulting from terrorist or similar acts if the borrower's failure is an Acceptable Insurance Default as determined by the
Special Servicer; provided, further, that the Master Servicer shall not itself be required to maintain any insurance coverage with respect to a Mortgaged
Property that is not available at commercially reasonable rates (and the
Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged
Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master
Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of
1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing Certificateholder shall have no liability with respect to that determination.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standard and the underlying loan documents, (A) actively monitor whether the insurance policies for the related
Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B)
request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the
Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Master Servicer and the
Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance
Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii)
comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance

                                      S-156

coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of June 22, 2005, as to which default the Master Servicer and the
Special Servicer may forbear taking any enforcement action; provided that the
Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and with the Directing
Certificateholder's consent, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;
provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination, consistent with the
Servicing Standards, that exigent circumstances do not allow the Special
Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so. Each of the Master Servicer and the Special
Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO
Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special
Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the
Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

                                     S-157

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special
Servicer will have the sole authority (but may be required under the Pooling and
Servicing Agreement to take direction from and obtain the approval of the
Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage
Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
     Rated Final Distribution Date and (B) if the Specially Serviced Mortgage
     Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing
     Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of

                                     S-158

the Class or Classes of Certificates (other than the Class S Certificates and the Class X Certificates) or Class A-JFL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable
Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this prospectus supplement.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing
Standards.

     In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer will each have an assignable option (a "Purchase
Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price
(the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class
Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special
Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or

                                     S-159

discounted) of the mortgage loan in default in connection with a workout and
(iv) in the case of each AB Mortgage Loan Pair, the purchase of an AB Mortgage
Loan by the holder of the related Subordinate Companion Loan. In addition, the
Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a
Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer,
or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the
Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

     The Purchase Option with respect to each AB Mortgage Loan (and the purchase price) is subject to the rights of the holder of the related Subordinate
Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement (and such purchase price is subject to the terms of the related Intercreditor
Agreement). See "Description of the Mortgage Pool--AB Mortgage Loan Pairs--The
Mezz Cap AB Mortgage Loans" and "--The Walgreens-Jefferson City AB Mortgage
Loan" in this prospectus supplement. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See "Description of the Mortgage Pool--Additional
Debt--Mezzanine Debt" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS")
grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the
Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the
Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the
Special Servicer will generally be required to attempt to sell any Mortgaged
Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged
Property acquired by the trust fund is administered so that it constitutes
"foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section
860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the
Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property.
The independent contractor generally will be permitted to perform construction
(including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

                                     S-160

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary"
within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate
(currently 35%) and may also be subject to state or local taxes. The Pooling and
Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to
Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.
These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.
See "Certain Federal Income Tax Consequences" and "Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Paying Agent, the Master Servicer and/or the Special
Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation
Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special
Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

                                     S-161

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a
Mortgage Note on an annual basis commencing in calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year, in which case the Master Servicer will not be required to perform or cause to be performed such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement). The Special Servicer or the Master Servicer,
as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged
Property and specifying the existence of any material vacancies in the Mortgaged
Property of which it has knowledge, of any sale, transfer or abandonment of the
Mortgaged Property, of any material change in the condition of the Mortgaged
Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property
Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports
to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment;
provided, however, that none of the Master Servicer, the Special Servicer, the

                                     S-162

Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing
Agreement or by reason of negligent disregard of the obligations and duties. The
Pooling and Servicing Agreement will also provide that the Master Servicer, the
Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the
Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole))
under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the
Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the
Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the
Depositor is a party, or any person succeeding to the business of the Master
Servicer, the Special Servicer or the Depositor, will be the successor of the
Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special
Servicer may have other normal business relationships with the Depositor or the
Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to

                                     S-163

     the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by
     11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate
     Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and
     Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master
     Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party to the Pooling and
     Servicing Agreement, or to the Master Servicer or the Special Servicer, as
     the case may be, with a copy to each other party to the related Pooling and
     Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that
     30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
     Servicer, as the case may be, by the Depositor, the Paying Agent or the
     Trustee, or to the Master Servicer, the Special Servicer, the Depositor,
     the Paying Agent and the Trustee by the Certificateholders of any Class,
     evidencing as to that Class, Percentage Interests aggregating not less than
     25%; provided, however, if that breach is capable of being cured and the
     Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) Moody's places its ratings on any Class of Certificates on a
     "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such "watch" status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

          (g) Moody's downgrades the then-current ratings of any Class of
     Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade;

          (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal; or

          (i) the Trustee has received a written notice from Fitch (which the
     Trustee is required to promptly forward to the Master Servicer or the
     Special Servicer, as applicable), to the effect

                                     S-164

     that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more
     Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the
     case may be, as the sole or material factor in such action; provided, the
     Master Servicer or the Special Servicer, as applicable, shall have 60 days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the
Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders
entitled to not less than 51% of the Voting Rights, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special
Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

                                     S-165

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the
     Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Certain Federal
     Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate
Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion
Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan
Seller under a Purchase Agreement without the consent of

                                     S-166

the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating
Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (which may be at the trust fund's expense)
to the effect that the amendment is permitted under the Pooling and Servicing
Agreement and that the amendment or the exercise of any power granted to the
Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying
Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-167

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the
Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral Support
Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related
Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement. The yield to investors in the Class A-JFL
Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such
Class of Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A
Certificates have been reduced to zero, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until the Certificate Balance thereof is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-2 Certificates until the
Certificate Balance thereof is reduced to zero, fourth, in respect of the Class
A-3 Certificates until the Certificate Balance thereof is reduced to zero;
fifth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and sixth, in respect of the Class A-SB Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2
Principal Distribution Amount (and, after the Class A-4 and Class A-SB
Certificates have been reduced to zero, any remaining Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates, and then in respect of the
Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and then in respect of the Class B, Class C, Class D Certificates, Class E Certificates,
Class F Certificates and then the Non-Offered Certificates (other than the Class
A-1A, Class S and Class X-1 Certificates), in that order, in each case until the
Certificate Balance of such Class of Certificates is reduced to zero.
Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield
Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the
Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly

                                     S-168

sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the
Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the
Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2
Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as
applicable, will be distributed on the Class A-SB Certificates until the
Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-1A Certificates were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the
Notional Amounts of the related Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD
Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment
Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated
Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the
Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining
Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the
Class X-2 Certificates, applied to reduce the Notional Amounts of the related
Class X-2 Components. An investor should consider, in the case of any Offered
Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered

                                     S-169

Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of
Certificates or applicable portions thereof, the yield to maturity on the Class
X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     Principal prepayments on the mortgage loans may also affect the yield on the Class X-2, Class A-4, Class A-SB, Class A-M, Class A-JFL, Class A-J, Class
B, Class C, Class D, Class E and Class F Certificates because each such Class of
Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC
Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those
Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Distributions on the Class A-JFL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the nominal fixed rate on the Class A-JFL Regular Interest, the amount paid to the
Swap Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-JFL
Certificates.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class
J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates
and then the Class A-J Certificates and Class A-JFL Regular Interest (and
correspondingly, the Class A-JFL Certificates), pro rata, and then the Class A-M
Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates or the Class A-JFL Regular
Interest, as applicable. In the event of the reduction of the Certificate
Balances of all those Classes of Certificates and the Class A-JFL Regular
Interest to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the
Class X-2 Certificates directly, they will reduce the Notional Amount of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance Certificates and the Class A-JFL Regular
Interest, and therefore the Class X-2 Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-JFL Certificates, losses allocated to the Class A-JFL
Regular Interest will result in a corresponding reduction of the Certificate
Balance of the Class A-JFL Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged
Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the
prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the

                                     S-170

mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of
the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-JFL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for that Class of Certificates or the Class A-JFL Regular
Interest, as applicable, the shortfall will be distributable to holders of that
Class of Certificates or the Class A-JFL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.
Any such shortfall distributed to the Class A-JFL Regular Interest will be distributed to the holders of the Class A-JFL Certificates to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap
Contract.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation
Proceeds. As described in this prospectus supplement, the Group 1 Principal
Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution
Date will generally be distributable first, in respect of the Class A-SB
Certificates until their Certificate Balance is reduced to the Class A-SB
Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the
Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their
Certificate Balance is reduced to zero and sixth, in respect of the Class A-SB
Certificates until their Certificate

                                     S-171

Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable in respect of the Class A-1A Certificates until their
Certificate Balance is reduced to zero. After those distributions, the remaining
Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates, and then in respect of the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, and then the Class B, Class C, Class D, Class E and Class F
Certificates and then the Non-Offered Certificates (other than the Class A-1A,
Class S and Class X-1 Certificates), in that order, in each case until the
Certificate Balance of each such Class of Certificates or the Class A-JFL
Regular Interest, as applicable, is reduced to zero. A reduction in the
Certificate Balance of the Class A-JFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-JFL
Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR," "25% CPR," "50% CPR,"
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted or any applicable period in which prepayment is permitted if accompanied by a Yield Maintenance Charge. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in July 2005;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the
     holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, and the holder of a Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan, and the holder of any mezzanine loan or other indebtedness will not exercise its option to purchase the related mortgage loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance Lockout Period and Yield Maintenance
     period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is June 22, 2005;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

                                     S-172

          (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

          (j) the optional termination of the trust will not be exercised; and

          (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables
(except for the last table, which is labeled "Discount Margins for the Class
A-JFL Certificates at the Respective CPRs Set Forth Below") indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the
Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled "Discount Margins for the
Class A-JFL Certificates at the Respective CPRs Set Forth Below," shows the discount margins of the Class A-JFL Certificates.

                                     S-173

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................       86          86          86          86          86
June 15, 2007 .............................       68          68          68          68          68
June 15, 2008 .............................       44          44          44          44          44
June 15, 2009 .............................       17          17          17          17          17
June 15, 2010 .............................        0           0           0           0           0
June 15, 2011 .............................        0           0           0           0           0
June 15, 2012 .............................        0           0           0           0           0
June 15, 2013 .............................        0           0           0           0           0
June 15, 2014 .............................        0           0           0           0           0
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     2.65        2.65        2.65        2.65        2.65


----------
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................        0           0           0           0           0
June 15, 2011 .............................        0           0           0           0           0
June 15, 2012 .............................        0           0           0           0           0
June 15, 2013 .............................        0           0           0           0           0
June 15, 2014 .............................        0           0           0           0           0
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     4.91        4.90        4.88        4.86        4.66


----------
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-174

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................       95          95          95          95          95
June 15, 2012 .............................       20          20          20          20          20
June 15, 2013 .............................        0           0           0           0           0
June 15, 2014 .............................        0           0           0           0           0
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     6.97        6.96        6.95        6.93        6.77


----------
(1)  The weighted average life of the Class A-3 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................      100         100         100         100         100
June 15, 2012 .............................      100         100         100         100         100
June 15, 2013 .............................      100         100         100         100         100
June 15, 2014 .............................      100         100         100         100         100
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.81        9.78        9.75        9.71        9.53


----------
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                                     S-175

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................       92          92          92          92          92
June 15, 2011 .............................       71          71          71          71          71
June 15, 2012 .............................       49          49          49          49          49
June 15, 2013 .............................       29          29          29          29          29
June 15, 2014 .............................        9           9           9           9           9
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.01        7.01        7.01        7.01        7.01


----------
(1)  The weighted average life of the Class A-SB Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-M CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................      100         100         100         100         100
June 15, 2012 .............................      100         100         100         100         100
June 15, 2013 .............................      100         100         100         100         100
June 15, 2014 .............................      100         100         100         100         100
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.90        9.90        9.90        9.90        9.67


----------
(1)  The weighted average life of the Class A-M Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

                                     S-176

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................      100         100         100         100         100
June 15, 2012 .............................      100         100         100         100         100
June 15, 2013 .............................      100         100         100         100         100
June 15, 2014 .............................      100         100         100         100         100
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.96        9.95        9.93        9.73


----------
(1)  The weighted average life of the Class A-J Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................      100         100         100         100         100
June 15, 2012 .............................      100         100         100         100         100
June 15, 2013 .............................      100         100         100         100         100
June 15, 2014 .............................      100         100         100         100         100
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.73


----------
(1)  The weighted average life of the Class B Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class B Certificates.

                                     S-177

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................      100         100         100         100         100
June 15, 2012 .............................      100         100         100         100         100
June 15, 2013 .............................      100         100         100         100         100
June 15, 2014 .............................      100         100         100         100         100
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.73


----------
(1)  The weighted average life of the Class C Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................      100         100         100         100         100
June 15, 2012 .............................      100         100         100         100         100
June 15, 2013 .............................      100         100         100         100         100
June 15, 2014 .............................      100         100         100         100         100
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.80


----------
(1)  The weighted average life of the Class D Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class D Certificates.

                                     S-178

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................      100         100         100         100         100
June 15, 2012 .............................      100         100         100         100         100
June 15, 2013 .............................      100         100         100         100         100
June 15, 2014 .............................      100         100         100         100         100
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.81


----------
(1)  The weighted average life of the Class E Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class E Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS F CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
June 15, 2006 .............................      100         100         100         100         100
June 15, 2007 .............................      100         100         100         100         100
June 15, 2008 .............................      100         100         100         100         100
June 15, 2009 .............................      100         100         100         100         100
June 15, 2010 .............................      100         100         100         100         100
June 15, 2011 .............................      100         100         100         100         100
June 15, 2012 .............................      100         100         100         100         100
June 15, 2013 .............................      100         100         100         100         100
June 15, 2014 .............................      100         100         100         100         100
June 15, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.81


----------
(1)  The weighted average life of the Class F Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class F Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class F Certificates.

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-JFL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class
A-JFL Certificates. The table below assumes that the Class A-JFL Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                                     S-179

                                DISCOUNT MARGINS
             FOR THE CLASS A-JFL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                   PRICE                         0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   --------------

                                              Disc Margin     Disc Margin     Disc Margin     Disc Margin     Disc Margin
                                              (bps)           (bps)           (bps)           (bps)           (bps)
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
% ........................................
Weighted Average Life (years)(1) .........


----------
(1)  The weighted average life of the Class A-JFL Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES AND
ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL
INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF
CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

                                     S-180

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under "--Weighted Average
Life" above. It was further assumed that the purchase price of the Class X-2
Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from
June 1, 2005 to the Closing Date.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the
Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

               SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES



                                                        PREPAYMENT ASSUMPTION (CPR)
                                               ----------------------------------------------
     ASSUMED PURCHASE PRICE (OF INITIAL
 NOTIONAL AMOUNT OF CLASS X-2 CERTIFICATES)       0%       25%       50%       75%      100%
--------------------------------------------   -------   -------   -------   -------   ------

                        %                          %         %         %         %         %



                                     S-181

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates and the
Class A-JFL Regular Interest will evidence the "regular interests" in the
Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the Class LR Certificates
will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the
Class S, Class R and Class LR Certificates) are "Regular Certificates" as
defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham
& Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust will also hold the Class
A-JFL Regular Interest, the Swap Contract and the Floating Rate Account, and the
Class A-JFL Certificates will represent undivided beneficial interests in such portion of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust fund's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, (in the case of any AB Mortgage Loan, an allocable portion of the property securing the related
AB Mortgage Loan Pair) and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-JFL Certificates) and the Class A-JFL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. [It is anticipated that the Offered Certificates, other than the Class A-JFL and
Class X-2 Certificates, and the Class A-JFL Regular Interest will be issued at a premium for federal income tax purposes.] The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment
Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences"
and "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates" in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-JFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-JFL Regular Interest and the Swap Contract for
purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-JFL Regular

                                     S-182

Interest, and with respect to the Class A-JFL Certificates, references in such discussion to the "regular interests" are to the Class A-JFL Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average Net Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from June 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID
Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the
Swap Counterparty with respect to the Class A-JFL Regular Interest will be treated as received by the holders of the Class A-JFL Certificates and paid as a periodic payment by the holders of the Class A-JFL Certificates under the Swap
Contract. See "--Taxation of the Swap Contract" below.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the
Cut-off Date, mortgage loans representing approximately 23.1% of the Initial
Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered
Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax Consequences"
and "Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-JFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-JFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-JFL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-JFL Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase

                                     S-183

price allocable to the Class A-JFL Regular Interest. If the Swap Premium is
received by holders, it will be deemed to have increased the purchase price for the Class A-JFL Regular Interest. If the Swap Contract is "on-market", no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-JFL Certificates and the Class A-JFL Regular Interest, [it
is anticipated that the Class A-JFL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class
A-JFL Certificates.] The holder of a Class A-JFL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate).
Prospective purchasers of Class A-JFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.
Regulations promulgated by the U.S. Department of Treasury ("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap
Premium would be treated in part as a loan under Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-JFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-JFL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-JFL Certificate under Treasury regulations. A holder of a Class A-JFL
Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the
Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-JFL Certificates, representing a beneficial ownership in the
Class A-JFL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-JFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-JFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the prospectus.

                                     S-184

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement"), between J.P. Morgan Securities Inc. for itself and as representative of ABN AMRO Incorporated, Nomura Securities International,
Inc., and Deutsche Bank Securities Inc. (collectively, the "Underwriters"), and the Depositor, the Depositor has agreed to sell to the Underwriters, and the
Underwriters have severally, but not jointly, agreed to purchase from the
Depositor the respective Certificate Balances of each Class of Offered
Certificates set forth below subject in each case to a variance of 10%.



                           J.P. MORGAN         ABN AMRO        NOMURA SECURITIES       DEUTSCHE BANK
        CLASS            SECURITIES INC.     INCORPORATED     INTERNATIONAL, INC.     SECURITIES INC.
---------------------   -----------------   --------------   ---------------------   ----------------

Class A-1 ...........       $                 $                  $                      $
Class A-2 ...........       $                 $                  $                      $
Class A-3 ...........       $                 $                  $                      $
Class A-4 ...........       $                 $                  $                      $
Class A-SB ..........       $                 $                  $                      $
Class A-M ...........       $                 $                  $                      $
Class A-J ...........       $                 $                  $                      $
Class A-JFL .........       $                 $                  $                      $
Class X-2 ...........       $                 $                  $                      $
Class B .............       $                 $                  $                      $
Class C .............       $                 $                  $                      $
Class D .............       $                 $                  $                      $
Class E .............       $                 $                  $                      $
Class F .............       $                 $                  $                      $


     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be     % of the initial aggregate Certificate Balance of the
Offered Certificates, plus (except with respect to the Class A-JFL
Certificates) accrued interest on the Offered Certificates from June 1, 2005, before deducting expenses payable by the Depositor estimated to be
approximately $       . The Underwriters may effect the transactions by selling
the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered
Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered
Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders;

                                     S-185

Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered
Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers
and the Swap Counterparty. Nomura Securities International, Inc., one of the
Underwriters, is an affiliate of Nomura Credit & Capital, Inc., one of the
Mortgage Loan Sellers. ABN AMRO Incorporated, one of the Underwriters, is an
affiliate of LaSalle Bank National Association, one of the Mortgage Loan
Sellers, the Paying Agent, the Authenticating Agent and the Certificate
Registrar.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's"),
Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc. ("S&P") and Fitch, Inc. ("Fitch" and, together with Moody's and S&P, the
"Rating Agencies"):

          CLASS           MOODY'S           S&P           FITCH
        ---------       -----------       -------        -------
            A-1             Aaa             AAA            AAA
            A-2             Aaa             AAA            AAA
            A-3             Aaa             AAA            AAA
            A-4             Aaa             AAA            AAA
            A-SB            Aaa             AAA            AAA
            A-M             Aaa             AAA            AAA
            A-J             Aaa             AAA            AAA
           A-JFL            Aaa             AAA            AAA
            X-2             Aaa             AAA            AAA
             B              Aa1             AA+            AA+
             C              Aa2              AA            AA
             D              Aa3             AA-            AA-
             E               A1              A+            A+
             F               A2              A              A

     A rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered
Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

                                     S-186

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2
Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such
Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The Notional
Amounts upon which interest is calculated with respect to the Class X-2
Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2
Certificates do not address the timing or magnitude of reduction of such
Notional Amounts, but only the obligation to pay interest timely on such
Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-JFL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-JFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-JFL Regular Interest, and are not rating the receipt of interest
accrued at LIBOR plus     %. S&P's ratings do not address any shortfalls or
delays in payment that investors in the Class A-JFL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-JFL
Certificates from a rate based on LIBOR to a fixed rate (subject to a maximum
Pass-Through Rate equal to the WAC Rate).

     In addition, S&P's ratings of the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the
Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                     S-187

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the
Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination

                                     S-188

that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-JFL Certificates which benefit from the Swap Contract:

          (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

          (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

          (c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

               o  a "qualified professional asset manager" (as defined in PTE
                  84-14);

               o  an "in-house asset manager" (as defined in PTE 96-23); or

               o  a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the
                  Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing Date.
However, any Plan contemplating purchase of the Class A-JFL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-JFL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between

                                     S-189

the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.
See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-190

                         INDEX OF PRINCIPAL DEFINITIONS

                                            PAGE
                                            ----
30/360 Basis ..........................     S-84
AB Mortgage Loan ......................     S-75
AB Mortgage Loan Pair .................     S-75
Acceptable Insurance Default ..........    S-156
Actual/360 Basis ......................     S-84
Additional Exclusions .................    S-156
Administrative Cost Rate ..............    S-123
Advances ..............................    S-134
Anticipated Repayment Date ............     S-83
Appraisal Reduction ...................    S-137
Appraisal Reduction Event .............    S-136
ARD Loans .............................     S-83
Artesia ...............................     S-94
Asset Status Report ...................    S-149
Assumed Final Distribution Date........    S-128
Assumed Scheduled Payment .............    S-126
Atrium Villa Apartments AB
   Mortgage Loan ......................     S-76
Authenticating Agent ..................    S-107
Available Distribution Amount .........    S-111
Base Interest Fraction ................    S-128
CBE ...................................    S-181
Certificate Account ...................    S-110
Certificate Balance ...................    S-103
Certificate Owner .....................    S-106
Certificate Registrar .................    S-107
Certificateholders ....................     S-74
Certificates ..........................    S-103
Class .................................    S-103
Class A Certificates ..................    S-103
Class A-JFL Available Funds ...........    S-112
Class A-JFL Interest Distribution
   Amount .............................    S-123
Class A-JFL Principal Distribution
   Amount .............................    S-127
Class A-JFL Regular Interest ..........    S-103
Class A-SB Planned Principal
   Balance ............................    S-126
Class X Certificates ..................    S-103
Class X-1 Component ...................    S-120
Class X-1 Strip Rate ..................    S-120
Class X-2 Component ...................    S-121
Class X-2 Strip Rate ..................    S-121
Clearstream ...........................    S-106
Closing Date ..........................     S-74
CMSA Investor Reporting
   Package ............................    S-140
Code ..................................    S-182
Collateral Support Deficit ............    S-132

                                            PAGE
                                            ----
Compensating Interest Payment..........    S-155
Constant Prepayment Rate ..............    S-172
Controlling Class .....................    S-151
Controlling Class
   Certificateholder ..................    S-150
Conversion ............................     S-94
Corrected Mortgage Loan ...............    S-149
CPR ...................................    S-172
Crossed Loan ..........................    S-101
Cross-Over Date .......................    S-118
Cut-off Date Balance ..................     S-74
Cut-off Date LTV Ratios ...............     S-93
Defeasance ............................     S-87
Defeasance Lockout Period .............     S-87
Depositor .............................     S-74
Depositories ..........................    S-107
Determination Date ....................    S-109
Direct Participants ...................    S-107
Directing Certificateholder ...........    S-150
Discount Rate .........................     S-85
Distributable Certificate Interest.....    S-123
Distribution Account ..................    S-110
Distribution Date .....................    S-109
DTC ...................................    S-106
Due Period ............................    S-112
Effective Gross Income ................     S-92
ERISA .................................    S-188
ERISA Plan ............................    S-188
ESA ...................................     S-96
Euroclear .............................    S-106
Eurohypo ..............................     S-94
Events of Default .....................    S-163
Excess Interest .......................    S-123
Excess Interest Distribution
   Account ............................    S-110
Excluded Plan .........................    S-189
Exemption .............................    S-188
FIRREA ................................     S-95
Fitch .................................    S-186
Form 8-K ..............................     S-91
Gain on Sale Reserve Account ..........    S-110
Group 1 Principal Distribution
   Amount .............................    S-124
Group 1 Principal Shortfall ...........    S-126
Group 2 Principal Distribution
   Amount .............................    S-125
Group 2 Principal Shortfall ...........    S-126
Indirect Participants .................    S-107
Initial Loan Group 1 Balance ..........     S-74

                                     S-191

                                               PAGE
                                               ----

Insurance and Condemnation
   Proceeds ........................          S-110
Intercreditor Agreement ............           S-79
Interest Accrual Period ............          S-123
Interest Distribution Amount .......          S-123
Interest Reserve Account ...........          S-110
IRS ................................          S-160
JPMCB ..............................    S-93, S-146
LaSalle ............................           S-94
LIBOR ..............................          S-119
LIBOR Business Day .................          S-120
LIBOR Determination Date ...........          S-120
Liquidation Fee ....................          S-154
Liquidation Fee Rate ...............          S-154
Liquidation Proceeds ...............          S-110
LNR ................................          S-152
Loan Group 1 .......................           S-74
Loan Group 2 .......................           S-74
Loan Groups ........................           S-74
Lockbox Accounts ...................          S-102
Lockbox Loans ......................          S-102
Lockout Period .....................           S-85
Lower-Tier Distribution Account.....          S-110
Lower-Tier REMIC ...................          S-182
Lower-Tier REMIC Regular
   Interests .......................          S-182
LTV Ratio ..........................           S-93
MAI ................................          S-100
Master Servicer ....................          S-151
Master Servicer Remittance Date.....          S-133
Maturity Date LTV Ratios ...........           S-93
Mesa Verde Apartments AB
   Mortgage Loan ...................           S-76
Mezz Cap AB Mortgage Loan ..........           S-76
Mezz Cap AB Mortgage Loans .........           S-76
Mezz Cap Loan Pair .................           S-76
Mezz Cap Loan Pairs ................           S-76
Monthly Amount .....................           S-85
Monthly Amounts ....................           S-85
Moody's ............................          S-186
Mortgage ...........................           S-74
Mortgage Loan Sellers ..............           S-74
Mortgage Note ......................           S-74
Mortgage Rate ......................          S-123
Mortgaged Property .................           S-74
NCCI ...............................           S-94

                                               PAGE
                                               ----
Net Aggregate Prepayment
   Interest Shortfall ..............          S-123
Net Mortgage Rate ..................          S-122
Net Operating Income ...............           S-92
NOI ................................           S-92
Non-Offered Certificates ...........          S-103
Non-Offered Subordinate
   Certificates ....................          S-131
Nonrecoverable Advance .............          S-134
Notional Amount ....................          S-104
Offered Certificates ...............          S-103
Operating Statements ...............           S-92
Option Price .......................          S-159
PAR ................................           S-96
Participants .......................          S-106
Pass-Through Rate ..................          S-119
Paying Agent .......................          S-107
Paying Agent Fee ...................          S-107
Paying Agent Fee Rate ..............          S-107
Percentage Interest ................          S-106
Periodic Payments ..................          S-111
Permitted Investments ..............          S-111
Plan ...............................          S-188
PML ................................           S-90
Pooling and Servicing
   Agreement .......................          S-103
Prepayment Assumption ..............          S-182
Prepayment Interest Excess. ........          S-155
Prepayment Interest Shortfall. .....          S-155
Primary Collateral .................          S-101
Prime Rate .........................          S-136
Principal Balance Certificates .....          S-104
Principal Distribution Amount ......          S-124
Principal Shortfall ................          S-126
Purchase Agreements ................           S-74
Purchase Option ....................          S-159
Purchase Price .....................           S-99
P&I Advance ........................          S-133
Qualified Substitute Mortgage
   Loan ............................           S-99
Rated Final Distribution Date ......          S-129
Rating Agencies ....................          S-186
Rating Agency Trigger Event ........          S-145
Record Date ........................          S-109
Regular Certificates ...............          S-182
Reimbursement Rate .................          S-136
REIT ...............................          S-183
Related Proceeds ...................          S-134
Release Date .......................           S-87
REMIC ..............................          S-182

                                     S-192

                                               PAGE
                                               ----
REMIC Provisions ....................         S-182
REO Account .........................         S-157
REO Loan ............................         S-127
REO Property ........................         S-149
Residual Certificates. ..............         S-103
Restricted Group ....................         S-188
Revised Rate ........................          S-83
Rules ...............................         S-108
Scheduled Principal Distribution
   Amount ...........................         S-125
Senior Certificates. ................         S-103
Servicing Advances ..................         S-134
Servicing Fee .......................         S-152
Servicing Fee Rate ..................         S-152
Servicing Standards .................         S-148
Similar Law .........................         S-188
Special Servicer ....................         S-152
Special Servicing Fee ...............         S-153
Special Servicing Fee Rate ..........         S-153
Stated Principal Balance ............         S-127
Statement to Certificateholders .....         S-138
Subordinate Certificates. ...........         S-103
Subordinate Companion Loan ..........          S-75
Subordinate Offered
   Certificates. ....................         S-103
Surrey Oaks Apartments AB

S&P .................................         S-186
Treasury ............................         S-184
Treasury Rate .......................    S-85, S-86
Trustee .............................          S-74

                                               PAGE
                                               ----
Trustee Fee .........................         S-143
Trustee Fee Rate ....................         S-143
Tustin Business Center AB
   Mortgage Loan ....................          S-76
Underwriters ........................         S-185
Underwriting Agreement ..............         S-185
Underwritten Cash Flow ..............          S-91
Underwritten Cash Flow Debt
   Service Coverage Ratio ...........          S-91
Underwritten NOI ....................          S-92
Unscheduled Principal
   Distribution Amount ..............         S-126
Upper-Tier Distribution Account......         S-110
Upper-Tier REMIC ....................         S-182
UW DSCR .............................          S-91
UW NCF ..............................          S-91
UW NOI ..............................          S-92
Voting Rights .......................         S-142
WAC Rate ............................         S-122
Walgreens Jefferson-City
   Companion Loan ...................          S-81
Walgreens-Jefferson City AB
   Mortgage Loan ....................          S-76
Westheimer Plaza AB Mortgage
   Loan .............................          S-76
Windemere Apartments AB

Workout-Delayed
   Reimbursement Amount .............         S-135
Yield Maintenance Charge ............          S-85

                                     S-193

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                                  SCHEDULE I
                            CLASS X REFERENCE RATES

             DISTRIBUTION DATE                          REFERENCE RATE
            -------------------                        ---------------
                 July 2005%
                August 2005%
               September 2005%
                October 2005%
               November 2005%
               December 2005%
                January 2006%
               February 2006%
                 March 2006%
                 April 2006%
                  May 2006%
                 June 2006%
                 July 2006%
                August 2006%
               September 2006%
                October 2006%
               November 2006%
               December 2006%
                January 2007%
               February 2007%
                 March 2007%
                 April 2007%
                  May 2007%
                 June 2007%
                 July 2007%
                August 2007%
               September 2007%
                October 2007%
               November 2007%
               December 2007%
                January 2008%
               February 2008%
                 March 2008%
                 April 2008%
                  May 2008%
                 June 2008%
                 July 2008%
                August 2008%
               September 2008%
                October 2008%
               November 2008%
               December 2008%
                January 2009%
               February 2009%
                 March 2009%
                 April 2009%
                  May 2009%

                                     Sch. I-1

            DISTRIBUTION DATE                           REFERENCE RATE
           -------------------                         ---------------
                June 2009%
                July 2009%
               August 2009%
              September 2009%
               October 2009%
              November 2009%
              December 2009%
               January 2010%
              February 2010%
                March 2010%
                April 2010%
                 May 2010%
                June 2010%
                July 2010%
               August 2010%
              September 2010%
               October 2010%
              November 2010%
              December 2010%
               January 2011%
              February 2011%
                March 2011%
                April 2011%
                 May 2011%
                June 2011%
                July 2011%
               August 2011%
              September 2011%
               October 2011%
              November 2011%
              December 2011%
               January 2012%
              February 2012%
                March 2012%
                April 2012%
                 May 2012%
                June 2012%

                                    Sch. I-2

                                  SCHEDULE II
                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                                   Sch. II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES



LOAN #       ORIGINATOR    PROPERTY NAME                                STREET ADDRESS
------       ----------    -------------                                --------------

   1            JPMCB      CityPlace Corporate Center                   Various
  1.1           JPMCB      CityPlace One                                1 CityPlace Drive
  1.2           JPMCB      CityPlace 2                                  2 CityPlace Drive
  1.3           JPMCB      CityPlace 3                                  3 CityPlace Drive
  1.4           JPMCB      CityPlace 4                                  4 CityPlace Drive
  1.5           JPMCB      The Oaks                                     935 Craig Road
  1.6           JPMCB      CityPlace Mixed Use                          11629 Olive Boulevard
  1.7           JPMCB      CityPlace Retail                             11601 Olive Boulevard
   2            NCCI       Gateway Plaza                                100 South 450 West
  2.1           NCCI       Gateway Plaza I                              100 South 450 West
  2.2           NCCI       Gateway Plaza II                             100 South 450 West
   3            JPMCB      Shops at Canal Place                         301-333 Canal Street
   4            AMCC       Hutchinson Metro Center                      1200 Waters Place
   5            JPMCB      LXP-Bank of America                          275 Valencia Avenue
   6             EHY       Millennium Place                             1,2,4 and 6 Avery Street and 175 Tremont Street
   7             EHY       The Russ Building                            235 Montgomery Street
   8           LaSalle     Stafford Place II                            4121 Wilson Boulevard
   9            JPMCB      Cross Creek Shopping Center                  3565 Riverdale Road
  10             EHY       Bentley Green/Sandpiper - Milestone          8214 Princeton Square Boulevard East
  11            AMCC       1201 Lloyd Boulevard                         1201 NE Lloyd Boulevard
  12            JPMCB      Ashwood-Southfield                           900 Ashwood Parkway & 25510-25650 West 11 Mile Road
 12.1           JPMCB      900 Ashwood                                  900 Ashwood Parkway
 12.2           JPMCB      Southfield Crossing                          25510-25650 West 11 Mile Road
  13             EHY       Fort Knox Executive Office Center            2727 Mahan Drive
  14            JPMCB      Castle Point Apartments                      18011 Cleveland Road
  15            NCCI       Commons at Temecula                          40450 Winchester Road
  16            JPMCB      One Centennial Plaza                         One Centennial Avenue
  17            JPMCB      Lincoln at Wolfchase                         8230 Rockcreek Parkway
  18            NCCI       Page Field Commons                           4977 South Cleveland Avenue
  19            JPMCB      Promenade Park                               11115 Shadow Grove Circle
  20             EHY       Stillwater - Milestone                       5560 South Vine Street
  21            JPMCB      Preston Creek                                100 Preston Creek Drive
  22            JPMCB      Lakewood Towne Center                        5731 Main Street SW
  23            AMCC       Town Center East #2                          111 Israel Road SE
  24             EHY       Orgill Distribution Center                   4925 Tablers Station Road
  25            JPMCB      Reflections I                                12160 Sunrise Valley Drive
  26            JPMCB      LXP-EDS - Des Moines                         3600 Army Post Road
  27           LaSalle     Gainesville Place Apartments                 2800 Southwest 35th Place
  28            JPMCB      La Place Fashion Centre                      2101 Richmond Road
  29           LaSalle     CDPHP Office Building                        1223 Washington Avenue
  30           LaSalle     MVP Albany Office Building                   615 State Street
  31            NCCI       Glasgow Court                                268 Cornell Drive
  32            JPMCB      LXP-Dana                                     27404 Drake Road
  33            JPMCB      Ball Corporation - Warehouse Facility        500 Bell Avenue
  34           LaSalle     Putnam Medical Center                        664 Stoneleigh Avenue
  35            AMCC       Jefferson Estates on Maryland                1802 West Maryland Avenue
  36            JPMCB      LXP-DaimlerChrysler                          2050 Roanoke Road
  37            NCCI       Trenton Crossing                             7600 North 10th Street
  38            JPMCB      Tustin Business Center                       2600, 2620, 2630, 2640, 2650, 2660, 2670 & 2680 Walnut
                                                                           Avenue & 14662, 14712 & 14752 Franklin Avenue
  39            NCCI       Village of Windhover Apartments              104 Sandburg Place
  40            JPMCB      Mounts Corner Shopping Center                401 West Main Street
  41            JPMCB      Tysons Pointe Office Building                1577 Spring Hill Road
  42           LaSalle     Pico Rivera Plaza                            8600-8890 Whittier Boulevard
  43            JPMCB      LXP-Ingram Micro                             3820 Micro Drive
  44            NCCI       Four Peaks                                   16725-16845 East Shea Boulevard
  45            JPMCB      Village Park Apartments                      6201 Newberry Road
  46             EHY       Amargosa Creek                               43336 Gadsden Avenue
  47            NCCI       Plaza Empresa                                29851-29881 Aventura
  48            JPMCB      626 East Wisconsin                           626 East Wisconsin Avenue
  49            NCCI       Cypress Trace                                13300 South Cleveland Avenue
  50             EHY       Jackson Heights Shopping Center              75-01 - 75-81 31st Avenue & 30-50 77th Street
  51            JPMCB      Eltingville Shopping Center                  4310-4456 Amboy Road
  52            JPMCB      Echo Lane Office Portfolio                   950-952 Echo Lane
  53             EHY       33 Technology Drive                          33 Technology Drive
  54            JPMCB      Wal-Mart Center                              2720-2840 Heritage Drive and 2725 Hillside Drive
  55            JPMCB      6323 Seventh Avenue                          6323 Seventh Avenue
  56             EHY       Central Park Regency - Milestone             11300 Regency Drive
  57            JPMCB      2 Hampshire Street                           2 Hampshire Street
  58             EHY       Silverado - Milestone                        1335 Silverado Drive
  59           LaSalle     Carson Depot                                 106-250 East Sepulveda Boulevard
  60            JPMCB      Osceola Ridge Apartments                     1001 Ocala Road
  61             EHY       Oak Ramble - Milestone                       14626 and 14327 Grenadine Drive
  62            JPMCB      Geneva Square                                100 East Geneva Square
  63             EHY       St. James Crossing - Milestone               5520 Gunn Highway
  64             EHY       Bel Shores - Milestone                       500 South Belcher Road
  65            JPMCB      LXP-John Wiley & Sons                        10475 Crosspoint Boulevard
  66            JPMCB      LXP-PacifiCare                               6200 Northwest Parkway
  67            JPMCB      Claydesta Center & Tower                     6 Desta Drive and 15 Smith Road
  68             EHY       Bar Harbor - Milestone                       2601 North Repsdorph Road
  69           LaSalle     Main Street at South River Colony            129-189 Mitchells Chance Road
  70           LaSalle     The Polaris Commons                          1089 Polaris Commons
  71            JPMCB      Texas Avenue Crossing Shopping Center        1400 Texas Avenue
  72            JPMCB      Mesquite Crossing                            1755-1765 North Town East Boulevard
  73            JPMCB      WB Apartments                                3201 Watergate Road
  74             EHY       Richmond Green - Milestone                   9940 Richmond Avenue
  75            JPMCB      CB Square                                    9333 Atlantic Boulevard
  76             EHY       International Business Center                4240 International Parkway
  77            NCCI       Enchanted Woods Apartments                   2020 South 360th Street
  78            JPMCB      Lambert Industrial                           600-638 Lambert Pointe Drive
  79            NCCI       Bison Hollow Shopping Center                 3315-3333 North US Highway 31 South
  80             EHY       Robinson Building                            42 South 15th Street
  81            JPMCB      LXP-Alstom Power                             2800 Waterford Lake Drive
  82           LaSalle     Seeger Square                                881 Arcade Street
  83            NCCI       2710 South Green Bay Road                    2710 South Greenbay Road
  84             EHY       Retreat at Eldridge - Milestone              2323 Eldridge Parkway
  85             EHY       The Huntley - Milestone                      450 El Dorado Road
  86            JPMCB      Westheimer Plaza                             8383 Westheimer Road
  87            NCCI       Mesa Dunes MHP                               7807 East Main Street
  88            JPMCB      Ridge Apartments                             2250 Dartmouth Street
  89            JPMCB      Cypress Mills Plaza                          26036-26084 Northwest Freeway
  90           LaSalle     John Deere Distribution Center               1400 Flat Gap Road
  91            JPMCB      Reflections II                               2051 Mercator Drive
  92            JPMCB      Barclay Farms Shopping Center                1409 Route 70 East
  93            NCCI       Spruce Creek & Terrace Shoppes               17820 and 17860 Southeast 109th Avenue & 10935 Southeast
                                                                           177th Place
  94            AMCC       Longston Place                               13215-13333 Meridian East
  95            AMCC       Arboretum Court                              3115, 3127, 3130 & 3138 East Madison Street
  96             EHY       Canyon Ridge - Milestone                     1000 West Yellowjacket Lane
  97            JPMCB      Best Buy at Mingo Marketplace                10303 East 71st Street
  98           LaSalle     Mallard Cove Apartments                      15 Villa Road
  99            AMCC       Eastside Plaza Buildings                     1112 & 1206 Quince Street SE
  100           JPMCB      LXP-Travelers Express                        3940 South Teller Street
  101            EHY       Brandon Oaks - Milestone                     11111 Saathoff Drive
  102           NCCI       200 North Green Briar                        200 North Greenbriar Drive
  103          LaSalle     Mission Viejo Marketplace                    26002-26032 Marguerite Parkway
  104           NCCI       Westgate Plaza                               12000-12096 Anderson Road
  105            EHY       The Hunt Club - Milestone                    1550 Katy-Flewellen Road
  106          LaSalle     Aspen Place Apartments                       2700 Indian Creek Boulevard
  107          LaSalle     Walgreens Plaza                              107 High Street
  108           NCCI       Paloma Village Center                        6330, 6360, and 6370 North Campbell
  109           NCCI       Cushendall Commons                           819 Arklow Drive
  110            EHY       Summers Landing - Milestone                  3900 Centreport
  111           JPMCB      Maple & Telegraph Shopping Center            4083 West Maple Road
  112           NCCI       Orange County Self Storage                   14400 Beach Boulevard
  113           JPMCB      Country Club Center                          300 Country Club Road
  114           JPMCB      6 Industrial Way                             6 Industrial Way West
  115           NCCI       High Ridge Crossings                         1001-1023 Crossroads Place
  116           NCCI       Altek Building                               12210 Plum Orchard Drive
  117            EHY       Meadows of Bedford II - Milestone            1500 Bedford Road
  118            EHY       4530 East Shea Boulevard                     4530 East Shea Boulevard
  119           NCCI       Shoppes of Riverwoods                        2001-2055 North Milwaukee Avenue
  120           AMCC       New Colony Apartments                        1805 and 1917 South Shields Street
  121           NCCI       Lone Pine MHP                                3030 West Hallandale Beach Boulevard
  122           JPMCB      LXP-Cadence Design Systems                   270 Billerica Road
  123           AMCC       Airport Center                               3125 South Shoshone Street & 3056-3276 Elder Street
  124           AMCC       Kohl's-St. Cloud, MN                         101 & 145 Second Street South
  125           JPMCB      Avalon Ridge                                 3100 Avalon Ridge Place and 4920 Avalon Ridge Parkway
  126           JPMCB      Swarthmorewood Shopping Center               713 South Chester Road
  127           NCCI       Mesa Verde Apartments                        3800 Madison Avenue
  128           NCCI       2492 South Oneida Street                     2492-2498 South Oneida Street
  129           JPMCB      Cornerstone Chase Apartments                 9550 Longpoint Road
  130           NCCI       Days Inn - North Highlands                   3425 Orange Grove Avenue
  131           JPMCB      Caxton Building                              812 Huron Road
  132           NCCI       Kenton Place                                 17105, 17111 & 17115 Kenton Drive
  133           JPMCB      Paychex Building                             29065 Cabot Drive
  134           AMCC       6 Cambridge Drive                            6 Cambridge Drive
  135           NCCI       Plaza Riviera                                1611 South Catalina Avenue
  136          LaSalle     318 Main Street                              318 Main Street
  137          LaSalle     Loma Palisades Business Park                 21250 Califa Street
  138           JPMCB      Watauga Self Storage                         5501 Watauga Road
  139           JPMCB      Cedar Breaks Retail                          4410 Williams Drive
  140           JPMCB      LXP-AmeriCredit                              2310 Village Square Parkway
  141           JPMCB      Landmark Retail Portfolio                    Various
 141.1          JPMCB      Yankee Station                               1510 Miamisburg-Centerville Road
 141.2          JPMCB      Prestige Plaza                               1 Prestige Plaza Drive
 141.3          JPMCB      Alex Plaza                                   1933 Alex Road
  142            EHY       Country Corner                               4046 East Grand River Avenue
  143           JPMCB      Weatherford Commons                          1952 South Main Street
  144           NCCI       The Plaza at San Jacinto Park                3331 Luella Boulevard
  145           AMCC       Village Apartments                           490 Pioneer Road
  146           JPMCB      730 11th Street, NW                          730 11th Street, Northwest
  147           JPMCB      Palm Brook Corporate Center                  3602 Inland Empire Boulevard
  148           JPMCB      Colony Plaza                                 4709-4713 State Highway 121
  149           JPMCB      Bedford Green Apartments                     634 Turney Road
  150           AMCC       Petco - Novi, MI                             43480 West Oaks Drive
  151           NCCI       4060 Butler Pike                             4060 Butler Pike
  152           AMCC       Holiday Inn Express-Corvallis, OR            781 NE 2nd Street
  153          LaSalle     Westwood Vista Retail                        6511 West Loop 1604 North
  154           NCCI       4350 Greenville Road                         4350 Greenville Road
  155           AMCC       Twin Creek Medical Office                    1111 Raintree Circle
  156          LaSalle     641 West Lake                                641 West Lake Street
  157           JPMCB      Northup Commerce Center                      2021 130th Avenue NE
  158           JPMCB      Hollywood Industrial Properties              3101-3127 North 29th Avenue, 2811-2821 Evans Street,
                                                                           3280-3300 North 29th Court, and 3001-3017 Green Street
  159            EHY       Oak Leaves Office Building                   1140 West Lake Street
  160            EHY       Cornerstone Square                           1160 South 6th Street
  161           NCCI       Circle Tower                                 55 Monument Circle
  162           NCCI       Surrey Oaks Apartments                       3001 Crystal Springs Street
  163           NCCI       Crossroads Apartments                        881 44th Street SW
  164           NCCI       Five Forks Shopping Center                   2607 Woodruff Road
  165           NCCI       Shops at Home Depot                          26741 Rancho Parkway
  166           NCCI       150 Silhavy Road                             150 Silhavy Road
  167          LaSalle     Walgreens-Milford, CT                        1083 Boston Post Road
  168           AMCC       Enterprise Business Park                     9629 & 9635 Philadelphia Road
  169          LaSalle     The Pontiac Building                         542 South Dearborn Street
  170          LaSalle     Walgreens - Indianapolis, IN                 9240 Rockville Road
  171          LaSalle     Walgreens - Jefferson City                   132 East Broadway Boulevard
  172           JPMCB      Elgin Retail                                 825 South Randall Road
  173           JPMCB      Unisource Distribution Center                5786 Collett Road
  174           JPMCB      40 Crossways Park Drive                      40 Crossways Park Drive
  175           NCCI       Old Academy Apartments                       650 North University Avenue
  176          LaSalle     Walgreens-Fullerton & Kimball                3320 West Fullerton
  177           AMCC       Petco - Vernon Hills, IL                     555 East Townline Road
  178           NCCI       Bay Club Apartments                          2701 South 223rd Street
  179           NCCI       Stonewood Village                            4719 Lower Roswell Road
  180           AMCC       Joshua Village                               57552-57610, 56622, 56672 & 57736 29 Palms Highway
  181          LaSalle     Walgreens - Joliet, IL                       2101 West Jefferson Street
  182           JPMCB      Atrium Villa Apartments                      500 East Camellia Avenue
  183          LaSalle     Family Independence Building                 1801 East Canfield Street
  184          LaSalle     Pecan Point Apartments                       2010, 1938, 1926 Cranford Drive
  185           NCCI       Newport Apartments                           8014 Emerald Crest Drive
  186           JPMCB      Walgreens - Caldwell, NJ                     601 Passaic Avenue
  187           NCCI       Brookfield Apartments                        12021 North 43rd Avenue
  188          LaSalle     Walgreens - Wichita, KS                      1555 South Broadway
  189          LaSalle     750 Adams Place                              141 North Manassas
  190           JPMCB      The Storage Guys                             1910 Walters Court
  191          LaSalle     Storage Max - Mobile, AL                     684 University Boulevard
  192           JPMCB      LXP-Minnesota Mining and Manufacturing (3M)  100 Barnes Avenue
  193           JPMCB      Cambridge-Trinity                            11 NW Trinity & 1962 West Burnside
  194          LaSalle     Hilton Head Gardens Apartments               380 Southwood Park Drive
  195           JPMCB      The Boulders Center                          7500 Midlothian Turnpike
  196          LaSalle     314 Clematis Street                          314 Clematis Street
  197           JPMCB      Lincoln Three Industrial                     1701-1745, 1774-1812 and 1823-1845 Northwest 38th Avenue
  198           NCCI       Plaza at Post Falls                          740 North Cecil Road
  199           AMCC       Heather Heights Apartments                   1825 Heather Square
  200           JPMCB      Precinct Line Shopping Center                1804-1836 Precinct Line Road
  201           JPMCB      Walgreens - Natchez, MS                      49 Sargeant Prentiss Drive
  202           JPMCB      Old Navy and Shops Shopping Center           515 Bypass 72 NW
  203           NCCI       Townparc at Tyler                            2202 WNW Loop 323
  204          LaSalle     Walgreens - Highland, IL                     110 Walnut Street
  205          LaSalle     Walgreens - Millington, TN                   7994 US Highway 51 North
  206          LaSalle     118 South Clinton                            118 South Clinton
  207           AMCC       Howard Johnson-Spokane, WA                   211 South Division Street
  208           NCCI       The White House                              262 Central Park West
  209           NCCI       Staples - Roseburg, OR                       1414 NW Valley View Drive
  210           NCCI       CVS - Seaville, NJ                           2078 US Route 9
  211           AMCC       Broadmoor Apartments                         2136 West Riverside Avenue
  212           JPMCB      Walgreens - Alexandria, LA                   3333 Masonic Drive
  213          LaSalle     Crossroads Apartments                        260 McClintock Drive
  214           AMCC       Hunter's Green Plaza                         8719 & 8727 East Dry Creek Road
  215           NCCI       Windmill Apartments                          299 Miller Road
  216           AMCC       Stonegate Meadows                            2435 Willowbrook Drive
  217           JPMCB      116-118 Chestnut Street                      116-118 Chestnut Street
  218           JPMCB      The Commons Shopping Center                  525 Bypass 72 NW
  219           NCCI       Mission Square                               9735 Old Saint Augustine Road
  220           AMCC       Bayfield Apartments                          450 West Barnard Street
  221           NCCI       Hidden Hills Apartments                      207, 209, 211, 213, 219, 229 West Portage Trail Exit
  222          LaSalle     Jacksonville Commerce                        6281 Powers Avenue
  223          LaSalle     Magnolia Self Storage                        5010 Moffett Road
  224           JPMCB      Palatka Commons                              850 South Moody Road
  225           AMCC       Valley Market Place                          3701-3799 20th Avenue
  226          LaSalle     Atwater Commons SC                           305 South Broadway
  227           NCCI       Woodland Square                              250 South Sage Avenue
  228            EHY       Anaheim Corporate Center                     5101 La Palma Avenue
  229           NCCI       Wood Village Shops                           2705 NE 238th Drive
  230           JPMCB      Diamond Bar Retail Center                    20855 Golden Springs Drive
  231           NCCI       A1 Security Self Storage                     3875 South 8400 West
  232           NCCI       Wood Valley Apartments                       411 College Drive
  233          LaSalle     Village Pines Apartments                     25 South Lincoln Avenue
  234           NCCI       Vista del Rio                                Highway 304 Rio Communities
  235           NCCI       2760 29th Street                             2760 29th Street
  236           NCCI       Hurst Garden Apartments                      825 West Bedford Euless Road
  237           AMCC       Jackson Village Shopping Center              1009 South Jackson Street
  238           JPMCB      Superstition Wal-Mart Pad                    6005 East Southern Avenue
  239           NCCI       Newtown Square                               3515 West Chester Pike
  240          LaSalle     Walgreens - Cary, NC                         2323 Northwest Maynard Road
  241           JPMCB      Shell Oil Office Building                    3401 Southeast Macy Road
  242           AMCC       Trinity Business Plaza                       1415 Halsey Way
  243           AMCC       111 Self-Storage                             220 Kingston Road
  244          LaSalle     American Self Storage                        517 North Colorado Street
  245           NCCI       Storage by George - II                       1145 Golden Gate Drive
  246           NCCI       Monument Meadows Village                     880 Beacon Lite Road
  247           AMCC       Village Center of Livonia                    15303 Merriman Road
  248           NCCI       Sabine Place Apartments                      1215 Terminal Road
  249           AMCC       Willows at 41 Business Park                  1200 and 1300 North Willow Road
  250           NCCI       Town Parc at Nacogdoches                     1630 Cardinal Street
  251          LaSalle     Ridgecrest MHC                               733 Cliffview Drive
  252           NCCI       Foxwood Apartments                           25 and 51 West 880 North
  253           AMCC       Landings at Roswell                          4511 North Main Street
  254          LaSalle     901 West Jackson Boulevard                   901 West Jackson Boulevard
  255           NCCI       Edgewater Crossing MHC                       2669 Stringtown Pike
  256           NCCI       Sunshine Storage                             3125 West Superstition Boulevard & 338 North Meridian Road
  257          LaSalle     Daniels Self Storage                         1670 South Daniels Road
  258           JPMCB      2220 Lynn Road                               2220 Lynn Road
  259          LaSalle     Lazy U MHP                                   4100 Northwest 66th Street
  260           NCCI       Windemere Apartments                         2001 Wesley Drive
  261           NCCI       Orchard Village Shopping Center              295 Rucker Road
  262          LaSalle     Romeo Property                               16700 26 Mile Road
  263           JPMCB      CBR Hutto Commons                            409 West Front Street
  264           AMCC       Jesup Retail Center                          1054, 1058, 1062, 1068, 1074, & 1082 North Macon Street
  265           NCCI       Mainstreet at Flatiron                       535 Zang Street
  266          LaSalle     Savannah Commerce Park                       2 Park of Commerce Boulevard
  267          LaSalle     Midway Retail Center                         7951 Mall Road
  268           NCCI       Midway Station                               1009 Athens Highway
  269          LaSalle     Tasman Station                               2203-2215 Tasman Drive
  270           NCCI       Portage View West                            235-255 West Portage Trail Extension
  271           AMCC       4435 Park Road Retail                        4435 Park Road
  272          LaSalle     Base Camp                                    18965-18985 Base Camp Road
  273          LaSalle     Lawrenceburg Center                          2132-2138 North Locust Avenue
  274           NCCI       Santa Fe Station                             501 Southeast 44th Street
  275          LaSalle     188 West Washington                          188 West Washington Street
  276           JPMCB      602 South 2nd Street                         602 South 2nd Street
  277          LaSalle     17604 North Dallas Parkway                   17604 North Dallas Parkway
  278           JPMCB      Trinity Plaza                                27 NW Trinity Place
  279           JPMCB      University Plaza                             321 South Sugar Road
  280          LaSalle     Foxwood Apartments                           1436 Watson Boulevard
  281           NCCI       Eastside Village Walk                        2040 Eastside Drive
  282           NCCI       David's Bridal                               4100 Pecanland Mall Drive
  283          LaSalle     South Federal Plaza                          2960 South Federal Boulevard
  284           JPMCB      113 Chestnut Street                          113 Chestnut Street
  285           NCCI       603 Academy Street                           603 Academy Street
  286          LaSalle     Space Savers Self Storage                    210 South 7th Avenue
  287           NCCI       Bells Ferry Village                          4221 and 4241 Bells Ferry Road
  288           JPMCB      South Venice Self Storage                    20 Circlewood Drive
  289           NCCI       Mountain Acres MHP                           103 Rocklyn Avenue
  290           NCCI       Whetstone Dental Building                    734-744 Middlefield Road
  291          LaSalle     Park Place Apartments                        1319 Bell Ridge Road
  292          LaSalle     All American Self Storage                    7870 Tanner Williams Road
  293           AMCC       Heights of Bethany                           806 South Allen Heights
  294           NCCI       Newton Station                               5340 Highway 20 South
  295           AMCC       US Post Office-Little Compton, RI            4 South of Commons Road
  296           NCCI       Blockbuster - Simpsonville, SC               2603-A Woodruff Road




                                                                          NUMBER OF   PROPERTY               PROPERTY
LOAN #    CITY                 STATE      ZIP CODE    COUNTY              PROPERTIES  TYPE                   SUBTYPE
------    ----                 -----      --------    ------              ----------  ----                   -------

   1      Creve Coeur            MO       Various     Saint Louis             7       Various                Various
  1.1     Creve Coeur            MO        63141      Saint Louis             1       Office                 Suburban
  1.2     Creve Coeur            MO        63141      Saint Louis             1       Office                 Suburban
  1.3     Creve Coeur            MO        63141      Saint Louis             1       Office                 Suburban
  1.4     Creve Coeur            MO        63141      Saint Louis             1       Office                 Suburban
  1.5     Creve Coeur            MO        63146      Saint Louis             1       Office                 Suburban
  1.6     Creve Coeur            MO        63141      Saint Louis             1       Office                 Suburban
  1.7     Creve Coeur            MO        63141      Saint Louis             1       Retail                 Unanchored
   2      Salt Lake City         UT        84101      Salt Lake               1       Retail                 Anchored
  2.1     Salt Lake City         UT        84101      Salt Lake               1       Retail                 Anchored
  2.2     Salt Lake City         UT        84101      Salt Lake               0       Retail                 Other
   3      New Orleans            LA        70130      Orleans                 1       Retail                 Regional Mall
   4      Bronx                  NY        10461      Bronx                   1       Office                 Suburban
   5      Brea                   CA        92823      Orange                  1       Office                 Suburban
   6      Boston                 MA        02111      Suffolk                 1       Retail                 Anchored
   7      San Francisco          CA        94104      San Francisco           1       Office                 CBD
   8      Arlington              VA        22203      Arlington               1       Office                 CBD
   9      Memphis                TN        38115      Shelby                  1       Retail                 Anchored
  10      Jacksonville           FL        32256      Duval                   1       Multifamily            Garden
  11      Portland               OR        97232      Multnomah               1       Office                 CBD
  12      Various             Various     Various     Various                 2       Office                 Suburban
 12.1     Atlanta                GA        30338      Dekalb                  1       Office                 Suburban
 12.2     Southfield             MI        48034      Oakland                 1       Office                 Suburban
  13      Tallahassee            FL        32308      Leon                    1       Office                 Suburban
  14      South Bend             IN        46637      St Joseph               1       Multifamily            Garden
  15      Temecula               CA        92591      Riverside               1       Retail                 Anchored
  16      Piscataway             NJ        08854      Middlesex               1       Office                 Suburban
  17      Cordova                TN        38016      Shelby                  1       Multifamily            Garden
  18      Fort Myers             FL        33907      Lee                     1       Retail                 Anchored
  19      Charlotte              NC        28277      Mecklenburg             1       Multifamily            Garden
  20      Murray                 UT        84107      Salt Lake               1       Multifamily            Garden
  21      McDonough              GA        30253      Henry                   1       Multifamily            Garden
  22      Lakewood               WA        98499      Pierce                  1       Retail                 Anchored
  23      Tumwater               WA        98501      Thurston                1       Office                 Suburban
  24      Inwood                 WV        25428      Berkely                 1       Industrial             Warehouse/Distribution
  25      Reston                 VA        20191      Fairfax                 1       Office                 Suburban
  26      Des Moines             IA        50321      Polk                    1       Industrial             Flex
  27      Gainesville            FL        32608      Alachua                 1       Multifamily            Garden
  28      Beachwood              OH        44122      Cuyahoga                1       Retail                 Shadow Anchored
  29      Albany                 NY        12206      Albany                  1       Office                 CBD
  30      Schenectady            NY        12205      Schenectady             1       Office                 CBD
  31      Newark                 DE        19702      New Castle              1       Manufactured Housing   Manufactured Housing
  32      Farmington Hills       MI        48331      Oakland                 1       Office                 Suburban
  33      Ames                   IA        50010      Story                   1       Industrial             Warehouse/Distribution
  34      Carmel                 NY        10512      Putnam                  1       Office                 Suburban
  35      Phoenix                AZ        85015      Maricopa                1       Multifamily            Garden
  36      Westlake               TX        76262      Tarrant                 1       Office                 Suburban
  37      McAllen                TX        78504      Hidalgo                 1       Retail                 Anchored
  38      Tustin                 CA        92780      Orange                  1       Industrial             Flex
  39      Newark                 DE        19702      New Castle              1       Multifamily            Garden
  40      Freehold               NJ        07728      Monmouth                1       Retail                 Anchored
  41      Vienna                 VA        22182      Fairfax                 1       Office                 Suburban
  42      Pico Rivera            CA        90660      Los Angeles             1       Retail                 Shadow Anchored
  43      Millington             TN        38053      Shelby                  1       Industrial             Flex
  44      Fountain Hills         AZ        85268      Maricopa                1       Retail                 Anchored
  45      Indianapolis           IN        46256      Marion                  1       Multifamily            Garden
  46      Lancaster              CA        93534      Los Angeles             1       Multifamily            Garden
  47      Rancho Santa Margarita CA        92688      Orange                  1       Retail                 Unanchored
  48      Milwaukee              WI        53202      Milwaukee               1       Office                 CBD
  49      Ft. Myers              FL        33907      Lee                     1       Retail                 Anchored
  50      Jackson Heights        NY        11370      Queens                  1       Retail                 Anchored
  51      Staten Island          NY        10312      Richmond                1       Retail                 Shadow Anchored
  52      Houston                TX        77024      Harris                  1       Office                 Suburban
  53      Warren                 NJ        07059      Somerset                1       Office                 Suburban
  54      Delafield              WI        53018      Waukesha                1       Retail                 Anchored
  55      Brooklyn               NY        11220      Kings                   1       Office                 CBD
  56      Cypress                TX        77429      Harris                  1       Multifamily            Garden
  57      Foxborough             MA        02035      Norfolk                 1       Office                 Suburban
  58      Houston                TX        77077      Harris                  1       Multifamily            Garden
  59      Carson                 CA        90745      Los Angeles             1       Retail                 Anchored
  60      Tallahassee            FL        32304      Leon                    1       Multifamily            Garden
  61      Tampa                  FL        33613      Hillsborough            1       Multifamily            Garden
  62      Lake Geneva            WI        53147      Walworth                1       Retail                 Anchored
  63      Tampa                  FL        33624      Hillsborough            1       Multifamily            Garden
  64      Largo                  FL        33771      Pinellas                1       Multifamily            Garden
  65      Indianapolis           IN        46256      Hamilton                1       Office                 Suburban
  66      San Antonio            TX        78249      Bexar                   1       Office                 Suburban
  67      Midland                TX        79505      Midland                 1       Office                 Suburban
  68      Seabrook               TX        75586      Harris                  1       Multifamily            Garden
  69      Edgewater              MD        21037      Anne Arundel            1       Retail                 Unanchored
  70      Columbus               OH        43240      Delaware                1       Retail                 Shadow Anchored
  71      College Station        TX        77840      Brazos                  1       Retail                 Anchored
  72      Mesquite               TX        75150      Dallas                  1       Retail                 Shadow Anchored
  73      Indianapolis           IN        46224      Marion                  1       Multifamily            Garden
  74      Houston                TX        77042      Harris                  1       Multifamily            Garden
  75      Jacksonville           FL        32225      Duval                   1       Retail                 Anchored
  76      Carrollton             TX        75007      Denton                  1       Office                 Suburban
  77      Federal Way            WA        98003      King                    1       Multifamily            Garden
  78      Hazelwood              MO        63042      Saint Louis             1       Industrial             Flex
  79      Traverse City          MI        49684      Grand Traverse          1       Retail                 Anchored
  80      Philadelphia           PA        19102      Philadelphia            1       Office                 CBD
  81      Midlothian             VA        23112      Chesterfield            1       Office                 Suburban
  82      St. Paul               MN        55106      Ramsey                  1       Retail                 Anchored
  83      Racine                 WI        53406      Racine                  1       Retail                 Anchored
  84      Houston                TX        77077      Harris                  1       Multifamily            Garden
  85      Webster                TX        77598      Harris                  1       Multifamily            Garden
  86      Houston                TX        77063      Harris                  1       Retail                 Shadow Anchored
  87      Mesa                   AZ        85207      Maricopa                1       Manufactured Housing   Manufactured Housing
  88      College Station        TX        77840      Brazos                  1       Multifamily            Garden
  89      Cypress                TX        77429      Harris                  1       Retail                 Anchored
  90      Jefferson City         TN        37760      Jefferson               1       Industrial             Warehouse/Distribution
  91      Reston                 VA        20191      Fairfax                 1       Office                 Suburban
  92      Cherry Hill            NJ        08034      Camden                  1       Retail                 Shadow Anchored
  93      Summerfield            FL        34491      Marion                  1       Retail                 Unanchored
  94      Puyallup               WA        98373      Pierce                  1       Retail                 Anchored
  95      Seattle                WA        98112      King                    1       Retail                 Unanchored
  96      Rockwall               TX        75087      Rockwall                1       Multifamily            Garden
  97      Tulsa                  OK        74133      Tulsa                   1       Retail                 Anchored
  98      Greenville             SC        29615      Greenville              1       Multifamily            Garden
  99      Olympia                WA        98501      Thurston                1       Office                 Suburban
  100     Lakewood               CO        80235      Jefferson               1       Office                 Suburban
  101     Cypress                TX        77429      Harris                  1       Multifamily            Garden
  102     Normal                 IL        61761      McLean                  1       Retail                 Unanchored
  103     Mission Viejo          CA        92692      Orange                  1       Retail                 Anchored
  104     Tampa                  FL        33625      Hillsborough            1       Retail                 Anchored
  105     Katy                   TX        75494      Fort Bend               1       Multifamily            Garden
  106     Oklahoma City          OK        73120      Oklahoma                1       Multifamily            Garden
  107     Danvers                MA        01923      Essex                   1       Retail                 Anchored
  108     Tucson                 AZ        85718      Pima                    1       Retail                 Anchored
  109     Rock Hill              SC        29730      York                    1       Multifamily            Garden
  110     Fort Worth             TX        76155      Tarrant                 1       Multifamily            Garden
  111     Bloomfield Township    MI        48301      Oakland                 1       Retail                 Anchored
  112     Westminster            CA        92683      Orange                  1       Self Storage           Self Storage
  113     Eugene                 OR        97401      Lane                    1       Office                 Suburban
  114     Eatontown              NJ        07724      Monmouth                1       Industrial             Flex
  115     High Ridge             MO        63049      Jefferson               1       Retail                 Anchored
  116     Silver Spring          MD        20904      Montgomery              1       Industrial             Flex
  117     Bedford                TX        76021      Tarrant                 1       Multifamily            Garden
  118     Phoneix                AZ        85028      Maricopa                1       Office                 Suburban
  119     Riverwoods             IL        60015      Lake                    1       Retail                 Unanchored
  120     Fort Collins           CO        80526      Larimer                 1       Multifamily            Garden
  121     Hallandale             FL        33009      Broward                 1       Manufactured Housing   Manufactured Housing
  122     Chelmsford             MA        01824      Middlesex               1       Office                 Suburban
  123     Boise                  ID        83705      Ada                     1       Office                 Suburban
  124     Waite Park             MN        56387      Stearns                 1       Retail                 Anchored
  125     Norcross               GA        30071      Gwinnett                1       Office                 Suburban
  126     Swarthmore             PA        19081      Delaware                1       Retail                 Anchored
  127     North Highlands        CA        95660      Sacramento              1       Multifamily            Garden
  128     Ashwaubenon            WI        54304      Brown                   1       Retail                 Shadow Anchored
  129     Houston                TX        77055      Harris                  1       Multifamily            Garden
  130     North Highlands        CA        95660      Sacramento              1       Hotel                  Full Service
  131     Cleveland              OH        44115      Cuyahoga                1       Office                 CBD
  132     Cornelius              NC        28031      Meklenburg              1       Office                 Suburban
  133     Novi                   MI        48377      Oakland                 1       Office                 Suburban
  134     Trumbull               CT        06611      Fairfield               1       Office                 Suburban
  135     Redondo Beach          CA        90277      Los Angeles             1       Office                 Suburban
  136     Malden                 MA        02148      Middlesex               1       Retail                 Anchored
  137     Woodland Hills         CA        91367      Los Angeles             1       Office                 Suburban
  138     Watauga                TX        76137      Tarrant                 1       Self Storage           Self Storage
  139     Georgetown             TX        78628      Williamson              1       Retail                 Anchored
  140     Orange Park            FL        32003      Clay                    1       Office                 Suburban
  141     Various                OH       Various     Montgomery              3       Retail                 Unanchored
 141.1    Centerville            OH        45459      Montgomery              1       Retail                 Unanchored
 141.2    Miamisburg             OH        45342      Montgomery              1       Retail                 Unanchored
 141.3    West Carrollton        OH        45449      Montgomery              1       Retail                 Unanchored
  142     Howell                 MI        48843      Livingston              1       Retail                 Unanchored
  143     Weatherford            TX        76086      Parker                  1       Retail                 Shadow Anchored
  144     La Porte               TX        77571      Harris                  1       Multifamily            Garden
  145     Rexburg                ID        83440      Madison                 1       Multifamily            Garden
  146     Washington             DC        20001      District of Columbia    1       Office                 CBD
  147     Ontario                CA        91764      San Bernardino          1       Office                 Suburban
  148     The Colony             TX        75056      Denton                  1       Retail                 Anchored
  149     Bedford                OH        44146      Cuyahoga                1       Multifamily            Garden
  150     Novi                   MI        48377      Oakland                 1       Retail                 Anchored
  151     Plymouth Meeting       PA        19462      Montgomery              1       Office                 Suburban
  152     Corvallis              OR        97330      Benton                  1       Hotel                  Limited Service
  153     San Antonio            TX        78254      Bexar                   1       Retail                 Shadow Anchored
  154     Grand Chute            WI        54913      Outagamie               1       Retail                 Anchored
  155     Allen                  TX        75013      Collin                  1       Office                 Suburban
  156     Chicago                IL        60661      Cook                    1       Office                 CBD
  157     Bellevue               WA        98005      King                    1       Industrial             Flex
  158     Hollywood              FL        33020      Broward                 1       Industrial             Flex
  159     Oak Park               IL        60301      Cook                    1       Office                 Suburban
  160     Macclenny              FL        32063      Baker                   1       Retail                 Anchored
  161     Indianapolis           IN        46204      Marion                  1       Office                 CBD
  162     Bedford                TX        76021      Tarrant                 1       Multifamily            Garden
  163     Wyoming                MI        49509      Kent                    1       Multifamily            Garden
  164     Simpsonville           SC        29681      Greenville              1       Retail                 Anchored
  165     Lake Forest            CA        92630      Orange                  1       Retail                 Shadow Anchored
  166     Valparaiso             IN        46383      Porter                  1       Retail                 Anchored
  167     Milford                CT        06460      New Haven               1       Retail                 Anchored
  168     Baltimore              MD        21237      Baltimore               1       Office                 Suburban
  169     Chicago                IL        60605      Cook                    1       Office                 CBD
  170     Indianapolis           IN        46234      Marion                  1       Retail                 Anchored
  171     Jefferson City         TN        37760      Jefferson               1       Retail                 Anchored
  172     Elgin                  IL        60123      Kane                    1       Retail                 Shadow Anchored
  173     Farmington             NY        14425      Ontario                 1       Industrial             Flex
  174     Woodbury               NY        11797      Nassau                  1       Office                 Suburban
  175     Provo                  UT        84601      Utah                    1       Multifamily            Garden
  176     Chicago                IL        60647      Cook                    1       Retail                 Anchored
  177     Vernon Hills           IL        60061      Lake                    1       Retail                 Anchored
  178     Des Moines             WA        98198      King                    1       Multifamily            Garden
  179     Marietta               GA        30068      Cobb                    1       Retail                 Unanchored
  180     Yucca Valley           CA        92284      San Bernardino          1       Retail                 Anchored
  181     Joliet                 IL        60435      Will                    1       Retail                 Anchored
  182     McAllen                TX        78501      Hidalgo                 1       Multifamily            Garden
  183     Detroit                MI        48207      Wayne                   1       Office                 Suburban
  184     Garland                TX        75041      Dallas                  1       Multifamily            Garden
  185     White Settlement       TX        76108      Tarrant                 1       Multifamily            Garden
  186     West Caldwell          NJ        07006      Essex                   1       Retail                 Anchored
  187     Phoenix                AZ        85029      Maricopa                1       Multifamily            Garden
  188     Wichita                KS        67211      Sedgwick                1       Retail                 Anchored
  189     Memphis                TN        38105      Shelby                  1       Multifamily            Mid/High Rise
  190     Fairfield              CA        94533      Solano                  1       Self Storage           Self Storage
  191     Mobile                 AL        36691      Mobile                  1       Self Storage           Self Storage
  192     New Haven              CT        06513      New Haven               1       Office                 Suburban
  193     Portland               OR        97209      Multnomah               1       Multifamily            Mid/High Rise
  194     Hilton Head            SC        29926      Beaufort                1       Multifamily            Garden
  195     Richmond               VA        23225      Chesterfield            1       Retail                 Anchored
  196     West Palm Beach        FL        33401      Palm Beach              1       Retail                 Anchored
  197     Lauderhill             FL        33311      Broward                 1       Industrial             Flex
  198     Post Falls             ID        83854      Kootenai                1       Retail                 Shadow Anchored
  199     Rock Hill              SC        29732      York                    1       Multifamily            Garden
  200     Hurst                  TX        76054      Tarrant                 1       Retail                 Shadow Anchored
  201     Natchez                MS        39120      Adams                   1       Retail                 Anchored
  202     Greenwood              SC        29649      Greenwood               1       Retail                 Anchored
  203     Tyler                  TX        75702      Smith                   1       Multifamily            Garden
  204     Highland               IL        62249      Madison                 1       Retail                 Anchored
  205     Millington             TN        38053      Shelby                  1       Retail                 Anchored
  206     Chicago                IL        60661      Cook                    1       Office                 CBD
  207     Spokane                WA        99202      Spokane                 1       Hotel                  Limited Service
  208     New York               NY        10024      New York                1       Multifamily            Co-op
  209     Roseburg               OR        97470      Douglas                 1       Retail                 Anchored
  210     Seaville               NJ        08230      Cape May                1       Retail                 Anchored
  211     Spokane                WA        99201      Spokane                 1       Multifamily            Garden
  212     Alexandria             LA        71301      Rapides                 1       Retail                 Anchored
  213     El Paso                TX        79935      El Paso                 1       Multifamily            Garden
  214     Centennial             CO        80112      Arapahoe                1       Retail                 Unanchored
  215     Mauldin                SC        29662      Greenville              1       Multifamily            Garden
  216     Murfreesboro           TN        37130      Rutherford              1       Multifamily            Garden
  217     Philadelphia           PA        19106      Philadelphia            1       Multifamily            Mid/High Rise
  218     Greenwood              SC        29649      Greenwood               1       Retail                 Shadow Anchored
  219     Jacksonville           FL        32257      Duval                   1       Retail                 Unanchored
  220     Blythe                 CA        92225      Riverside               1       Multifamily            Garden
  221     Cuyahoga Falls         OH        44223      Summit                  1       Multifamily            Garden
  222     Jacksonville           FL        32217      Duval                   1       Self Storage           Self Storage
  223     Mobile                 AL        36618      Mobile                  1       Self Storage           Self Storage
  224     Palatka                FL        32177      Putnam                  1       Retail                 Shadow Anchored
  225     Valley                 AL        36854      Chambers                1       Retail                 Shadow Anchored
  226     Lake Orion             MI        48362      Oakland                 1       Retail                 Unanchored
  227     Mobile                 AL        36606      Mobile                  1       Multifamily            Garden
  228     Anaheim                CA        92807      Orange                  1       Office                 Suburban
  229     Wood Village           OR        97060      Multnomah               1       Retail                 Shadow Anchored
  230     Diamond Bar            CA        91675      Los Angeles             1       Retail                 Unanchored
  231     Magna                  UT        84044      Salt Lake               1       Self Storage           Self Storage
  232     Dalton                 GA        30720      Whitfield               1       Multifamily            Garden
  233     Orchard Park           NY        14127      Erie                    1       Multifamily            Garden
  234     Belen                  NM        87002      Valencia                1       Manufactured Housing   Manufactured Housing
  235     Boulder                CO        80301      Boulder                 1       Office                 Suburban
  236     Hurst                  TX        76053      Tarrant                 1       Multifamily            Garden
  237     Jacksonville           TX        75766      Cherokee                1       Retail                 Shadow Anchored
  238     Mesa                   AZ        85206      Maricopa                1       Retail                 Shadow Anchored
  239     Newtown Square         PA        19073      Delaware                1       Retail                 Unanchored
  240     Cary                   NC        27513      Wake                    1       Retail                 Anchored
  241     Bentonville            AR        72712      Benton                  1       Office                 Suburban
  242     Carrollton             TX        75007      Dallas                  1       Industrial             Flex
  243     Danville               NH        03819      Rockingham              1       Self Storage           Self Storage
  244     Casa Grande            AZ        85222      Pinal                   1       Self Storage           Self Storage
  245     Napa                   CA        94558      Napa                    1       Self Storage           Self Storage
  246     Monument               CO        80132      El Paso                 1       Manufactured Housing   Manufactured Housing
  247     Livonia                MI        48154      Wayne                   1       Retail                 Unanchored
  248     Fort Worth             TX        76106      Tarrant                 1       Multifamily            Garden
  249     Evansville             IN        47711      Vanderburgh             1       Industrial             Flex
  250     Nacogdoches            TX        75961      Nacogdoches             1       Multifamily            Garden
  251     Dallas                 TX        75217      Dallas                  1       Manufactured Housing   Manufactured Housing
  252     Provo                  UT        84604      Utah                    1       Multifamily            Garden
  253     Roswell                NM        88201      Chaves                  1       Retail                 Shadow Anchored
  254     Chicago                IL        60607      Cook                    1       Office                 CBD
  255     Cicero                 IN        46034      Hamilton                1       Manufactured Housing   Manufactured Housing
  256     Apache Junction        AZ        85220      Pinal                   1       Self Storage           Self Storage
  257     Heber City             UT        84032      Wasatch                 1       Self Storage           Self Storage
  258     Thousand Oaks          CA        91360      Ventura                 1       Office                 Suburban
  259     Medford                MN        55049      Steele                  1       Manufactured Housing   Manufactured Housing
  260     Arlington              TX        76012      Tarrant County          1       Multifamily            Garden
  261     Alpharetta             GA        30004      Fulton                  1       Retail                 Unanchored
  262     Macomb Township        MI        48042      Macomb                  1       Retail                 Unanchored
  263     Hutto                  TX        78634      Williamson              1       Retail                 Unanchored
  264     Jesup                  GA        31545      Wayne                   1       Retail                 Shadow Anchored
  265     Broomfield             CO        80021      Broomfield              1       Retail                 Shadow Anchored
  266     Savannah               GA        31405      Chatham                 1       Retail                 Unanchored
  267     Florence               KY        41042      Boone                   1       Retail                 Unanchored
  268     Snellville             GA        30052      Gwinnett                1       Retail                 Unanchored
  269     Santa Clara            CA        95054      Santa Clara             1       Retail                 Unanchored
  270     Cuyahoga Falls         OH        44223      Summit                  1       Multifamily            Garden
  271     Charlotte              NC        28209      Mecklenburg             1       Retail                 Unanchored
  272     Monument               CO        80132      El Paso                 1       Industrial             Flex
  273     Lawrenceburg           TN        38464      Lawrence                1       Retail                 Shadow Anchored
  274     Oklahoma City          OK        73129      Oklahoma                1       Manufactured Housing   Manufactured Housing
  275     Chicago                IL        60602      Cook                    1       Retail                 Shadow Anchored
  276     Philadelphia           PA        19147      Philadelphia            1       Multifamily            Garden
  277     Dallas                 TX        75287      Collin                  1       Retail                 Unanchored
  278     Portland               OR        97209      Multnomah               1       Multifamily            Mid/High Rise
  279     Edinburg               TX        78539      Hidalgo                 1       Retail                 Shadow Anchored
  280     Warner Robins          GA        31093      Houston                 1       Multifamily            Garden
  281     Conyers                GA        30013      Rockdale                1       Retail                 Unanchored
  282     Monroe                 LA        71203      Ouachita                1       Retail                 Shadow Anchored
  283     Denver                 CO        80236      Denver                  1       Retail                 Unanchored
  284     Philadelphia           PA        19106      Philadelphia            1       Multifamily            Mid/High Rise
  285     New York               NY        10034      New York                1       Multifamily            Mid/High Rise
  286     Scranton               PA        18505      Lackawanna              1       Self Storage           Self Storage
  287     Kennesaw               GA        30144      Cobb                    1       Retail                 Unanchored
  288     Venice                 FL        34293      Sarasota                1       Self Storage           Self Storage
  289     Lewistown              MT        59457      Fergus                  1       Manufactured Housing   Manufactured Housing
  290     Palo Alto              CA        94301      Santa Clara             1       Office                 Suburban
  291     Johnson City           TN        37601      Washington              1       Multifamily            Garden
  292     Mobile                 AL        36608      Mobile                  1       Self Storage           Self Storage
  293     Allen                  TX        75002      Collin                  1       Retail                 Unanchored
  294     Covington              GA        30016      Newton                  1       Retail                 Shadow Anchored
  295     Little Compton         RI        02837      Newport                 1       Office                 Suburban
  296     Simpsonville           SC        29681      Greenville              1       Retail                 Shadow Anchored




                               YEAR                       UNIT OF                        OCCUPANCY     APPRAISED      APPRAISAL
  LOAN #     YEAR BUILT      RENOVATED         UNITS      MEASURE       OCCUPANCY %        DATE      VALUE ($) (15)   DATE (15)
  ------     ----------      ---------         ------    --------      -----------        ----       --------------   ---------

     1        Various         Various          872,724   Square Feet         89.4         03/18/05       160,000,000   03/18/05
    1.1         1989                           287,271   Square Feet         88.9         03/18/05        49,600,000   03/10/05
    1.2         1999                           117,603   Square Feet         75.3         03/18/05        20,300,000   03/10/05
    1.3         2002                           211,272   Square Feet         94.2         03/18/05        42,700,000   03/10/05
    1.4         2001                           102,944   Square Feet         83.9         03/18/05        17,200,000   03/10/05
    1.5         1984           2000             76,420   Square Feet         96.5         03/18/05         9,600,000   03/10/05
    1.6         2002                            49,457   Square Feet        100.0         03/18/05        13,200,000   03/10/05
    1.7         1988                            27,757   Square Feet        100.0         03/18/05         7,400,000   03/10/05
     2          2001                           628,626   Square Feet         92.0         03/15/05       183,000,000   03/15/05
    2.1         2001                           575,474   Square Feet         92.0         03/15/05       167,526,805   03/15/05
    2.2         2001                            53,152   Square Feet         92.0         03/15/05        15,473,195   03/15/05
     3          1983                           214,443   Square Feet         99.9         04/06/05       114,900,000   04/04/05
     4          1976           2005            423,915   Square Feet         59.3         04/08/05       116,100,000   03/01/07
     5          1981           1995            637,503   Square Feet        100.0         12/28/04       115,000,000   01/17/05
     6          2001                           287,379   Square Feet         87.1         05/05/05        88,400,000   03/09/05
     7          1927           2000            509,368   Square Feet         87.4         06/01/05       120,300,000   03/29/05
     8          1999                           175,058   Square Feet        100.0         05/17/05        73,500,000   04/26/05
     9          1995           1998            363,333   Square Feet        100.0         04/15/05        57,500,000   04/13/05
    10          1986                               820      Units            98.5         02/23/05        59,850,000   12/30/04
    11          2002                           226,110   Square Feet         94.9         04/06/05        55,250,000   07/01/06
    12        Various         Various          334,086   Square Feet         92.0          Various        53,400,000    Various
   12.1         1987                           204,464   Square Feet         86.9         12/21/04        26,700,000   11/22/04
   12.2         2001           2003            129,622   Square Feet        100.0         12/22/04        24,700,000   12/01/04
    13          1979           1995            291,288   Square Feet         91.9         03/01/05        41,200,000   02/07/05
    14          1974           1980                740      Units            87.4         05/03/05        42,500,000   01/19/05
    15          1999                           293,276   Square Feet         99.8         04/07/05        55,000,000   03/07/05
    16          1984                           236,961   Square Feet        100.0         04/01/05        35,100,000   03/11/05
    17          1998                               408      Units            94.6         04/13/05        33,850,000   04/19/05
    18          1999                           264,480   Square Feet         91.3         05/20/05        50,800,000   03/02/05
    19          2002                               252      Units            93.7         04/13/05        33,100,000   04/18/05
    20          1985                               456      Units            96.7         02/23/05        33,000,000   12/30/04
    21          2002                               334      Units            93.4         04/13/05        32,000,000   04/18/05
    22          1956           2004            152,523   Square Feet         88.1         01/31/05        31,500,000   03/20/05
    23          2005                           130,720   Square Feet        100.0         04/28/05        32,000,000   06/01/05
    24          2000           2005            763,371   Square Feet        100.0         04/01/05        31,000,000   04/01/05
    25          2000                           123,546   Square Feet        100.0         03/25/05        36,500,000   02/17/05
    26          2002                           405,000   Square Feet        100.0         12/28/04        35,090,000   01/21/05
    27          2002                               648      Beds             90.6         03/01/05        29,100,000   02/06/05
    28          1964           1980             94,284   Square Feet         94.2         12/21/04        27,500,000   11/08/04
    29          2001                           180,000   Square Feet        100.0         06/01/05        31,000,000   04/22/05
    30          2001                           175,000   Square Feet        100.0         04/01/05        28,200,000   04/22/05
    31          1963           1994                768      Pads             89.1         01/01/05        28,000,000   01/12/05
    32          1999                           112,480   Square Feet        100.0         12/28/04        29,100,000   01/24/05
    33          1999           2002            576,876   Square Feet        100.0         01/21/05        25,700,000   03/04/05
    34          2000                            90,323   Square Feet         99.5         02/25/05        25,500,000   04/06/05
    35          2000                               330      Units            93.9         03/11/05        28,200,000   03/11/05
    36          2001                           130,290   Square Feet        100.0         12/28/04        32,200,000   01/18/05
    37          2003                           249,635   Square Feet         86.2         03/04/05        32,250,000   01/06/05
    38          1976                           157,071   Square Feet         94.5         04/25/05        23,900,000   03/09/05
    39          1975           1996                384      Units            89.3         02/28/05        24,700,000   02/22/05
    40          2005                            76,455   Square Feet         91.5         04/07/05        28,000,000   01/01/05
    41          1984           1999            117,586   Square Feet         78.5         03/23/05        23,800,000   03/15/05
    42          1980           2005            138,963   Square Feet         93.9         06/01/04        22,500,000   03/01/05
    43          1997                           701,819   Square Feet        100.0         01/01/05        24,400,000   01/21/05
    44          2003                           140,571   Square Feet         86.8         03/29/05        31,660,000   09/20/04
    45          1971           1998                384      Units            91.4         03/15/05        21,150,000   03/15/05
    46          1985                               216      Units            94.9         04/06/05        20,000,000   04/07/05
    47          1988           1997             88,413   Square Feet         97.0         04/04/05        21,600,000   12/29/04
    48          1929           2003            134,096   Square Feet         78.7         01/24/05        23,850,000   01/10/05
    49          1987           2004            276,211   Square Feet         97.4         03/01/05        27,900,000   02/04/05
    50          1959           1996            130,111   Square Feet        100.0         02/07/05        23,000,000   03/11/05
    51          1973           1979             97,569   Square Feet         97.1         01/27/05        22,000,000   02/01/05
    52          1982                           187,476   Square Feet         94.2         02/28/05        19,500,000   03/09/05
    53          2004                           102,323   Square Feet         96.1         05/01/05        21,850,000   04/06/05
    54          1980           1998            102,805   Square Feet         98.7         02/17/05        19,350,000   02/04/05
    55          1991           1996             92,733   Square Feet        100.0         02/01/05        19,000,000   02/25/05
    56          1983                               348      Units            77.6         02/23/05        18,250,000   01/01/05
    57          2001                           114,297   Square Feet         99.8         03/15/05        20,500,000   03/29/05
    58          1979           2000                344      Units            82.8         02/23/05        18,050,000   01/01/05
    59          2000           2002            255,847   Square Feet         98.5         04/01/05        19,000,000   10/11/04
    60          1991           2004                480      Beds             88.1         02/28/05        17,500,000   02/22/05
    61          1985           1987                256      Units            90.6         02/23/05        17,450,000   12/30/04
    62          1981           2003            169,793   Square Feet         98.6         12/31/04        18,000,000   02/01/05
    63          1986                               264      Units            93.9         02/23/05        17,200,000   12/30/04
    64          1984                               250      Units            96.4         02/23/05        17,150,000   12/30/04
    65          1999                           141,047   Square Feet        100.0         12/28/04        21,500,000   01/24/05
    66          1999                           142,500   Square Feet        100.0         12/29/04        19,800,000   01/10/05
    67          1983                           641,974   Square Feet         92.3         03/15/05        20,500,000   03/01/05
    68          1983           2001                316      Units            93.7         02/23/05        16,650,000   01/02/05
    69          2003                            59,956   Square Feet         86.5         05/01/05        21,600,000   09/22/04
    70          2004                            50,673   Square Feet        100.0         04/22/05        15,800,000   03/08/05
    71          2004                            86,834   Square Feet         87.1         02/28/05        15,800,000   11/03/04
    72          1989                            62,676   Square Feet         96.1         03/30/05        15,800,000   04/01/05
    73          1970           2004                458      Units            93.0         03/31/05        15,000,000   03/15/05
    74          1979           2001                224      Units            88.8         02/23/05        15,300,000   01/01/05
    75          2004                            73,365   Square Feet        100.0         03/08/05        16,000,000   02/07/05
    76          2002                           118,238   Square Feet        100.0         03/01/05        15,000,000   05/01/05
    77          1986           2004                217      Units            97.7         03/28/05        16,750,000   03/04/05
    78          2002                           209,333   Square Feet        100.0         03/31/05        14,000,000   03/01/05
    79          2004                           134,798   Square Feet        100.0         04/01/05        19,800,000   11/23/04
    80          1902           1990            137,012   Square Feet         96.9         03/01/05        13,300,000   03/02/05
    81          2000                            99,057   Square Feet        100.0         01/06/05        15,800,000   01/21/05
    82          1987                           164,195   Square Feet         99.3         02/23/05        13,300,000   12/01/04
    83          2000                            88,821   Square Feet        100.0         01/01/05        17,200,000   04/04/05
    84          1998                               168      Units            88.7         02/23/05        13,150,000   01/02/05
    85          1985           2001                214      Units            93.0         02/23/05        12,850,000   01/01/05
    86          1995                            43,000   Square Feet         97.2         04/20/05        12,800,000   03/29/05
    87          1954           1980                448      Pads             76.3         03/25/05        13,000,000   02/08/05
    88          1995                               192      Units            96.9         02/15/05        12,650,000   01/25/05
    89          2004                           116,303   Square Feet         92.4         12/14/04        14,500,000   10/17/04
    90          2003                           486,160   Square Feet        100.0         11/15/04        19,000,000   10/04/04
    91          1984           2001             64,253   Square Feet        100.0         03/25/05        15,000,000   02/17/05
    92          1960           1969            135,872   Square Feet         94.2         03/08/05        14,600,000   12/20/04
    93          1995           1998             91,932   Square Feet         98.4         04/01/05        12,970,000   03/08/05
    94          1999           2001             60,361   Square Feet        100.0         04/01/05        12,700,000   03/18/05
    95          1986                            52,838   Square Feet        100.0         02/01/05        12,500,000   11/03/04
    96          1983                               164      Units            95.1         02/23/05        11,500,000   01/01/05
    97          1992                           119,020   Square Feet        100.0         11/30/04        11,500,000   12/27/04
    98          1983           2004                211      Units            93.8         03/11/05        11,350,000   04/14/05
    99          1983           2004             58,256   Square Feet        100.0         03/10/05        11,030,000   03/01/05
    100         2002                            68,165   Square Feet        100.0         12/29/04        12,000,000   01/20/05
    101         1984           1990                196      Units            81.6         01/21/05        10,600,000   01/01/05
    102         2002                            75,018   Square Feet        100.0         01/01/05        12,600,000   03/31/05
    103         1988                            40,945   Square Feet         82.0         03/30/05        16,250,000   01/05/05
    104         1986                           100,200   Square Feet         96.0         02/23/05        10,200,000   02/11/05
    105         1984           2001                204      Units            87.7         02/23/05        10,050,000   01/01/05
    106         1970                               358      Units            95.0         03/28/05        11,300,000   02/15/05
    107         1958           2004             21,487   Square Feet        100.0         06/01/05        10,000,000   12/01/04
    108         2004                            38,078   Square Feet         82.9         04/15/05        11,000,000   01/12/05
    109         2001                               168      Units            94.0         02/03/05         9,590,000   03/09/05
    110         1985                               196      Units            89.8         02/23/05         9,600,000   01/01/05
    111         1970                            47,472   Square Feet         92.4         03/28/05        15,250,000   03/01/05
    112         2003                               637      Units            70.3         05/17/05         9,975,000   02/08/05
    113         1984           1997             61,882   Square Feet         97.7         12/01/04        10,100,000   02/15/05
    114         1985                            83,827   Square Feet         96.1         03/31/05        10,200,000   02/08/05
    115         2004                            76,857   Square Feet         94.5         03/22/05        13,200,000   02/07/05
    116         1988           2001             64,205   Square Feet        100.0         01/01/05        10,700,000   03/04/05
    117         1983                               204      Units            85.8         02/23/05         9,700,000   01/01/05
    118         2001                            41,248   Square Feet        100.0         03/25/05         9,200,000   03/31/05
    119         2003                            30,280   Square Feet         89.3         04/28/05         9,600,000   01/25/05
    120         1969           2004                253      Units            81.8         03/31/05        12,823,000   03/15/05
    121         1969                               218      Pads             94.5         04/04/05         8,900,000   03/24/05
    122         1985                           100,000   Square Feet        100.0         12/31/04        12,300,000   02/02/05
    123         1984           2004             89,213   Square Feet         97.9         02/28/05         9,200,000   03/02/05
    124         1993           2001            105,278   Square Feet        100.0         04/12/05         9,400,000   03/21/05
    125         1995                           118,800   Square Feet        100.0         03/09/05         8,650,000   02/24/05
    126         1965           2003             49,271   Square Feet        100.0         04/12/05         8,700,000   04/01/05
    127         1985                               144      Units            93.8         03/02/05         9,600,000   12/30/04
    128         2002                            51,094   Square Feet        100.0         01/01/05        10,400,000   04/04/05
    129         1972           1999                228      Units            83.8         11/08/04         8,600,000   09/22/04
    130         1975           2003                145      Rooms            73.0         02/28/05         9,450,000   04/23/05
    131         1903           1991            163,353   Square Feet         97.4         04/17/05         9,100,000   11/17/04
    132         2001                            55,689   Square Feet        100.0         05/01/05         8,220,000   11/29/04
    133         2002                            50,500   Square Feet        100.0         05/13/05         9,100,000   03/01/05
    134         1985           1990             63,720   Square Feet        100.0         02/01/05         8,350,000   02/15/05
    135         1987                            50,728   Square Feet         88.3         01/18/05         8,900,000   10/05/04
    136         1926           1994             23,517   Square Feet        100.0         04/13/05         7,800,000   03/01/05
    137         1978           1990             54,070   Square Feet         95.2         04/21/05         8,390,000   03/08/05
    138         2004                               812      Units            91.7         04/14/05         8,650,000   04/01/05
    139         2004                            26,813   Square Feet         91.0         04/13/05         8,400,000   03/11/05
    140         2001                            85,000   Square Feet        100.0         12/28/04        12,700,000   01/19/05
    141       Various         Various           78,131   Square Feet         93.4         02/21/05         7,800,000   02/03/05
   141.1        1983           2003             33,870   Square Feet         92.0         02/21/05         3,250,000   02/03/05
   141.2        1981                            22,661   Square Feet        100.0         02/21/05         2,500,000   02/03/05
   141.3        1989                            21,600   Square Feet         88.9         02/21/05         2,050,000   02/03/05
    142         1999                            69,927   Square Feet         98.1         04/25/05         8,850,000   12/16/04
    143         2003                            34,488   Square Feet         92.4         04/14/05         7,200,000   03/18/05
    144         1999                               132      Units            96.2         03/21/05         8,000,000   01/14/05
    145         2004                               102      Units            98.0         04/11/05         6,820,000   04/06/05
    146         1948           1962             28,111   Square Feet        100.0         04/26/05         7,100,000   04/16/05
    147         1987                            74,655   Square Feet         89.8         02/18/05        10,000,000   03/08/05
    148         1997                            33,416   Square Feet        100.0         04/01/05         6,600,000   04/01/05
    149         1976                               156      Units            91.0         02/24/05         6,600,000   02/02/05
    150         1987           2004             25,790   Square Feet        100.0         03/08/05         7,450,000   02/24/05
    151         2002                            29,643   Square Feet        100.0         03/31/05         6,400,000   02/03/05
    152         2001                                93      Rooms            78.8         12/31/04         7,300,000   02/18/05
    153         2004                            45,966   Square Feet         82.8         03/23/05         7,370,000   02/20/05
    154         1983           1999             52,000   Square Feet        100.0         01/01/05         7,370,000   04/04/05
    155         2003                            33,807   Square Feet        100.0         02/01/05         6,300,000   02/20/05
    156         1899           2000            108,739   Square Feet         85.3         06/01/05        11,600,000   03/02/05
    157         1979                            55,250   Square Feet         87.3         02/09/05         7,300,000   02/10/05
    158         1980                           179,970   Square Feet        100.0         03/04/05        13,800,000   01/31/05
    159         1929           2003             67,109   Square Feet         68.9         01/25/05         6,000,000   02/01/05
    160         1988           2003            111,455   Square Feet         93.5         03/31/05         5,900,000   11/18/04
    161         1930           1970            111,636   Square Feet         82.7         04/01/05         7,200,000   01/03/05
    162         1983           1997                152      Units            91.4         01/04/05         5,900,000   11/23/04
    163         1971           1978                222      Units            97.3         02/24/05         5,700,000   12/27/04
    164         2000                            64,173   Square Feet        100.0         05/09/05         8,300,000   10/04/04
    165         2001                            22,736   Square Feet        100.0         03/01/05         6,600,000   02/08/05
    166         2002                            33,317   Square Feet        100.0         01/01/05         6,750,000   04/04/05
    167         2005                            14,800   Square Feet        100.0         06/01/05         5,770,000   03/14/05
    168         2001                            39,563   Square Feet         92.7         03/30/05         5,250,000   02/15/05
    169         1891           1990             85,277   Square Feet         90.4         03/07/05         7,500,000   03/02/05
    170         2003                            14,490   Square Feet        100.0         06/01/05         5,150,000   02/10/05
    171         2004                            14,550   Square Feet        100.0         06/01/05         5,210,000   01/26/05
    172         2002                            16,425   Square Feet        100.0         04/08/05         5,100,000   02/22/05
    173         1995                           149,657   Square Feet        100.0         12/31/04         7,300,000   03/08/05
    174         1970           2004             31,992   Square Feet        100.0         01/01/05         5,200,000   02/25/05
    175         2001                               144      Beds             90.3         01/06/05         5,220,000   09/17/04
    176         2003                            11,155   Square Feet        100.0         06/01/05         5,540,000   03/01/05
    177         1989           2004             22,000   Square Feet        100.0         03/08/05         5,700,000   03/07/05
    178         1987                                88      Units            98.9         01/13/05         5,590,000   12/03/04
    179         1982           2004             32,295   Square Feet        100.0         03/01/05         5,100,000   03/02/05
    180         1981                            85,996   Square Feet         98.6         12/31/04         6,800,000   01/31/05
    181         2004                            14,820   Square Feet        100.0         06/01/05         5,150,000   02/23/05
    182         2001                                60      Units            95.0         02/01/05         4,750,000   01/07/05
    183         1999                            49,950   Square Feet        100.0         06/01/05         7,600,000   02/10/05
    184         1983           2002                117      Units            94.9         04/26/05         5,100,000   03/29/05
    185         1983           1986                168      Units            97.0         02/28/05         4,625,000   02/16/05
    186         2004                            14,398   Square Feet        100.0         03/04/05         7,300,000   03/01/05
    187         1984                               124      Units            90.3         03/20/05         5,870,000   01/19/05
    188         2003                            14,490   Square Feet        100.0         06/01/05         4,700,000   03/15/05
    189         1962           2002                201      Units            93.5         04/25/05         4,700,000   01/21/05
    190         2002                               601      Units            80.9         01/24/05         5,420,000   01/25/05
    191         1999           2003                524      Units            97.3         02/22/05         5,400,000   03/07/05
    192         1978           1984             44,400   Square Feet        100.0         12/31/04         6,000,000   01/19/05
    193         1908           2005                 49      Units           100.0         03/25/05         5,000,000   03/03/05
    194         1980                               112      Units            96.4         03/26/05         4,920,000   02/14/05
    195         1970           2001             36,424   Square Feet        100.0         12/31/04         4,750,000   01/02/05
    196         1923           2003             28,923   Square Feet        100.0         12/28/04         4,550,000   04/20/05
    197         1980                           102,641   Square Feet         95.3         03/10/05         4,900,000   01/31/05
    198         2003                            28,804   Square Feet        100.0         12/06/04         4,150,000   01/28/05
    199         1972           2004                132      Units            90.2         02/28/05         4,420,000   02/24/05
    200         2004                            18,000   Square Feet        100.0         03/23/05         4,725,000   02/14/05
    201         2004                            14,820   Square Feet        100.0         12/31/04         4,625,000   03/01/05
    202         2002                            21,500   Square Feet        100.0         02/28/05         3,950,000   02/08/05
    203         2003                                96      Units            90.6         12/25/04         4,050,000   02/01/05
    204         2005                            14,820   Square Feet        100.0         06/01/05         4,150,000   02/15/05
    205         2005                            14,560   Square Feet        100.0         06/01/05         4,200,000   12/13/04
    206         1904           2000             78,014   Square Feet         97.7         11/15/04         9,300,000   03/02/05
    207         1987                                79      Rooms            66.4         12/31/04         4,600,000   03/15/05
    208         1927           1988                 79      Units           100.0         12/31/04       207,600,000   10/27/04
    209         1997                            24,500   Square Feet        100.0         02/03/05         3,750,000   02/15/05
    210         2004                            13,013   Square Feet        100.0         06/01/05         4,300,000   02/01/05
    211         1968           2000                128      Units            95.3         02/28/05         3,760,000   02/24/05
    212         2004                            14,560   Square Feet        100.0         12/31/04         4,350,000   02/24/05
    213         2003                                80      Units            98.8         04/01/05         3,700,000   03/01/05
    214         1995                            16,320   Square Feet         90.8         02/28/05         4,240,000   02/22/05
    215         1983                               128      Units            93.0         02/25/05         4,170,000   03/14/05
    216         2000                                83      Units            96.4         02/03/05         3,650,000   02/09/05
    217         1900           2003                 12      Units           100.0         01/14/05         4,150,000   01/10/05
    218         2000                            19,038   Square Feet        100.0         03/24/05         3,500,000   02/08/05
    219         1985           2005             34,430   Square Feet         93.6         01/10/05         3,700,000   02/01/05
    220         1992           2002                 60      Units            95.0         03/08/05         3,830,000   03/14/05
    221         1995           1999                 28      Units            96.4         10/31/04         3,300,000   12/15/04
    222         1974           2004                149      Units            95.3         02/01/05         3,770,000   02/16/05
    223         1999           2003                562      Units            94.0         02/14/05         3,900,000   03/07/05
    224         2003                            13,955   Square Feet        100.0         04/14/05         3,500,000   12/09/04
    225         2002                            28,000   Square Feet        100.0         01/01/05         3,450,000   02/10/05
    226         2003                            18,954   Square Feet        100.0         01/26/04         3,450,000   07/20/04
    227         1974           1996                128      Units            96.9         01/31/05         3,200,000   12/13/04
    228         1986                            23,599   Square Feet        100.0         03/22/05         3,400,000   04/12/05
    229         2004                            10,380   Square Feet        100.0         04/01/05         3,190,000   01/24/05
    230         2002                             9,953   Square Feet        100.0         02/01/05         3,500,000   01/26/05
    231         1994           2000                724      Units            72.1         02/26/05         3,460,000   01/05/05
    232         1973           2003                120      Units            97.5         12/22/04         3,150,000   12/22/04
    233         1914           1997                 34      Units           100.0         02/28/05         3,090,000   03/11/05
    234         1970           2004                126      Pads             98.4         02/03/05         3,100,000   12/13/04
    235         1972           2004             21,236   Square Feet         83.2         04/13/05         3,200,000   03/23/05
    236         1967           1994                126      Units            89.7         03/28/05         3,200,000   02/01/05
    237         2003                            39,450   Square Feet         92.4         03/02/05         3,300,000   02/15/05
    238         2004                             9,873   Square Feet        100.0         01/13/05         3,400,000   01/25/05
    239         1960           1988             13,400   Square Feet        100.0         03/16/05         3,600,000   03/11/05
    240         2004                            14,560   Square Feet        100.0         06/01/05         2,950,000   01/17/05
    241         2005                            19,178   Square Feet        100.0         05/02/05         3,100,000   05/01/05
    242         1986                            27,099   Square Feet        100.0         03/22/05         3,100,000   03/23/05
    243         2001                               423      Units            79.4         03/18/05         3,360,000   02/02/06
    244         1997           1999                668      Units            89.7         04/28/05         4,250,000   03/21/05
    245         2003                               287      Units            99.0         04/13/05         3,060,000   03/08/05
    246         1969                                98      Pads             94.9         02/26/05         2,700,000   12/10/04
    247         1960           1995             23,466   Square Feet        100.0         03/28/05         3,000,000   01/25/05
    248         1968           2001                 72      Units           100.0         01/31/05         2,700,000   01/31/05
    249         2000                            46,243   Square Feet        100.0         03/15/05         2,850,000   01/24/05
    250         2003                                96      Units            95.8         02/25/05         2,900,000   02/16/05
    251         1970           2001                210      Pads             95.2         02/28/05         4,400,000   11/08/05
    252         1998                                80      Beds            100.0         04/08/05         2,710,000   11/19/04
    253         2004                            24,750   Square Feet        100.0         04/15/05         2,600,000   03/25/05
    254         1904           2003             54,742   Square Feet         89.8         04/19/05         6,000,000   03/02/05
    255         1998                               109      Pads             74.3         02/11/05         2,800,000   02/11/05
    256         1979           1996                391      Units            94.9         03/14/05         2,810,000   12/06/04
    257         1995           2002                597      Units            96.1         01/31/05         3,900,000   03/14/05
    258         1968                            27,477   Square Feet        100.0         02/23/05         7,400,000   01/21/05
    259         1901           1998                165      Pads             97.6         12/13/04         4,200,000   03/04/05
    260         1983           2002                 60      Units            88.3         01/01/05         2,200,000   11/23/04
    261         2004                            10,195   Square Feet         84.3         03/01/05         2,425,000   05/01/05
    262         2004                             7,200   Square Feet        100.0         03/24/05         2,460,000   02/07/05
    263         2004                            19,146   Square Feet         84.4         04/06/05         3,040,000   03/14/05
    264         2000                            19,700   Square Feet        100.0         02/14/05         2,300,000   02/08/05
    265         2001                             8,279   Square Feet        100.0         02/28/05         2,400,000   01/28/05
    266         2002                            15,642   Square Feet        100.0         04/01/05         2,300,000   03/08/05
    267         1986                            12,938   Square Feet        100.0         02/23/05         2,100,000   03/01/05
    268         1998                            12,000   Square Feet        100.0         03/01/05         2,100,000   02/07/05
    269         1997                             9,374   Square Feet        100.0         01/18/05         3,940,000   01/31/05
    270         2002                                19      Units           100.0         10/31/04         1,950,000   12/15/04
    271         2004                             6,548   Square Feet        100.0         03/03/05         2,150,000   02/24/05
    272         2003                            24,090   Square Feet         93.2         01/01/05         2,200,000   03/03/05
    273         2004                            12,500   Square Feet        100.0         03/01/05         2,140,000   03/16/05
    274         1973                               145      Pads             93.1         02/28/05         2,000,000   02/17/05
    275         1980                             4,380   Square Feet        100.0         06/01/05         2,300,000   02/22/05
    276         1920           1998                 10      Units           100.0         01/14/05         2,250,000   01/10/05
    277         1998           2005              8,569   Square Feet         68.8         02/01/05         2,700,000   02/21/05
    278         1910           2005                 30      Units            96.7         03/25/05         2,150,000   03/03/05
    279         2004                            11,920   Square Feet        100.0         02/24/05         2,575,000   01/28/05
    280         1970           2000                 74      Units            85.1         01/30/05         2,000,000   02/10/05
    281         2004                            11,700   Square Feet         87.2         03/01/05         1,850,000   02/07/05
    282         2004                             9,300   Square Feet        100.0         03/15/05         2,160,000   03/09/05
    283         2003                            10,000   Square Feet        100.0         01/18/05         2,020,000   03/04/05
    284         1900           2002                  4      Units           100.0         01/14/05         1,850,000   01/10/05
    285         1917           2004                 40      Units            97.5         05/17/05         2,940,000   10/25/04
    286         1986                               260      Units            98.1         01/10/05         1,600,000   03/03/05
    287         2003                             9,000   Square Feet        100.0         03/01/05         1,615,000   02/07/05
    288         1991                               309      Units            98.1         03/07/05         1,950,000   03/14/05
    289         1960           1970                220      Pads             61.4         01/28/05         1,600,000   10/26/04
    290         1956           1985              3,700   Square Feet        100.0         01/26/05         1,750,000   02/10/05
    291         2001                                64      Units            98.4         01/15/05         1,500,000   01/27/05
    292         1990           2003                296      Units            87.2         02/28/05         1,700,000   03/07/05
    293         2002                             6,960   Square Feet        100.0         04/01/05         1,400,000   03/10/05
    294         1999                             8,400   Square Feet         89.6         03/01/05         1,260,000   02/07/05
    295         2002                             5,061   Square Feet        100.0         03/01/05         1,400,000   03/04/05
    296         2004                             6,000   Square Feet        100.0         03/16/05         1,520,000   02/01/05




                                                  ORIGINAL                                          CURRENT        LOAN      % OF
               CURRENT          ORIGINAL          BALANCE          CURRENT        % OF INITIAL      BALANCE        GROUP     LOAN
  LOAN #      LTV % (1)    BALANCE ($)(2),(18)  PER UNIT ($)    BALANCE ($)(2)    POOL BALANCE   PER UNIT ($)     1 OR 2    GROUP 1
  ------      ---------    -------------------  ------------    --------------    ------------   ------------     ------    -------

     1           78.1             125,000,000              143   125,000,000.00       4.2%                 143       1       5.1%
    1.1          78.1              38,750,000              135    38,750,000.00                            135       1
    1.2          78.1              15,859,375              135    15,859,375.00                            135       1
    1.3          78.1              33,359,375              158    33,359,375.00                            158       1
    1.4          78.1              13,437,500              131    13,437,500.00                            131       1
    1.5          78.1               7,500,000               98     7,500,000.00                             98       1
    1.6          78.1              10,312,500              209    10,312,500.00                            209       1
    1.7          78.1               5,781,250              208     5,781,250.00                            208       1
     2           54.0              98,780,516              157    98,780,516.00       3.3%                 157       1       4.1%
    2.1          54.0              90,428,329              157    90,428,329.00       3.0%                 157       1       3.7%
    2.2          54.0               8,352,187              157     8,352,187.00       0.3%                 157       1       0.3%
     3           78.3              90,000,000              420    90,000,000.00       3.0%                 420       1       3.7%
     4           77.5              90,000,000              212    90,000,000.00       3.0%                 212       1       3.7%
     5           69.7              80,182,200              126    80,182,200.00       2.7%                 126       1       3.3%
     6           80.0              70,720,000              246    70,720,000.00       2.4%                 246       1       2.9%
     7           49.9              60,000,000              118    60,000,000.00       2.0%                 118       1       2.5%
     8           76.5              56,250,000              321    56,250,000.00       1.9%                 321       1       2.3%
     9           80.0              46,000,000              127    46,000,000.00       1.5%                 127       1       1.9%
    10           75.2              45,000,000           54,878    45,000,000.00       1.5%              54,878       2
    11           70.8              39,100,000              173    39,100,000.00       1.3%                 173       1       1.6%
    12           72.3              38,600,000              116    38,600,000.00       1.3%                 116       1       1.6%
   12.1          72.3              20,050,973               98    20,050,972.76                             98       1
   12.2          72.3              18,549,027              143    18,549,027.24                            143       1
    13           83.6              34,500,000              118    34,437,725.03       1.1%                 118       1       1.4%
    14           80.0              34,000,000           45,946    34,000,000.00       1.1%              45,946       2
    15           53.9              29,623,024              101    29,623,024.00       1.0%                 101       1       1.2%
    16           79.8              28,000,000              118    28,000,000.00       0.9%                 118       1       1.2%
    17           80.0              27,080,000           66,373    27,080,000.00       0.9%              66,373       2
    18           52.9              26,853,024              102    26,853,024.00       0.9%                 102       1       1.1%
    19           80.6              26,680,000          105,873    26,680,000.00       0.9%             105,873       2
    20           80.0              26,400,000           57,895    26,400,000.00       0.9%              57,895       2
    21           80.0              25,600,000           76,647    25,600,000.00       0.9%              76,647       2
    22           80.0              25,200,000              165    25,200,000.00       0.8%                 165       1       1.0%
    23           76.6              24,500,000              187    24,500,000.00       0.8%                 187       1       1.0%
    24           77.3              24,000,000               31    23,977,397.31       0.8%                  31       1       1.0%
    25           64.0              23,400,000              189    23,349,396.27       0.8%                 189       1       1.0%
    26           64.9              22,761,297               56    22,761,297.00       0.8%                  56       1       0.9%
    27           78.2              22,750,000           35,108    22,750,000.00       0.8%              35,108       2
    28           80.0              22,000,000              233    22,000,000.00       0.7%                 233       1       0.9%
    29           71.0              22,000,000              122    22,000,000.00       0.7%                 122       1       0.9%
    30           74.5              21,000,000              120    21,000,000.00       0.7%                 120       1       0.9%
    31           74.8              21,000,000           27,344    20,936,313.26       0.7%              27,261       1       0.9%
    32           70.6              20,550,000              183    20,550,000.00       0.7%                 183       1       0.8%
    33           79.8              20,520,000               36    20,500,818.27       0.7%                  36       1       0.8%
    34           79.8              20,352,000              225    20,352,000.00       0.7%                 225       1       0.8%
    35           70.0              19,740,000           59,818    19,740,000.00       0.7%              59,818       2
    36           61.0              19,645,057              151    19,645,057.00       0.7%                 151       1       0.8%
    37           59.9              19,307,037               77    19,307,037.00       0.6%                  77       1       0.8%
    38           79.5              19,000,000              121    19,000,000.00       0.6%                 121       1       0.8%
    39           76.9              19,000,000           49,479    19,000,000.00       0.6%              49,479       2
    40           67.8              19,000,000              249    18,974,983.16       0.6%                 248       1       0.8%
    41           75.6              18,000,000              153    18,000,000.00       0.6%                 153       1       0.7%
    42           80.0              18,000,000              130    18,000,000.00       0.6%                 130       1       0.7%
    43           73.1              17,827,200               25    17,827,200.00       0.6%                  25       1       0.7%
    44           53.9              17,071,500              121    17,071,500.00       0.6%                 121       1       0.7%
    45           78.0              16,500,000           42,969    16,500,000.00       0.5%              42,969       2
    46           82.0              16,400,000           75,926    16,400,000.00       0.5%              75,926       2
    47           75.2              16,250,000              184    16,250,000.00       0.5%                 184       1       0.7%
    48           67.1              16,000,000              119    16,000,000.00       0.5%                 119       1       0.7%
    49           57.3              16,000,000               58    16,000,000.00       0.5%                  58       1       0.7%
    50           69.5              16,000,000              123    15,982,877.21       0.5%                 123       1       0.7%
    51           72.6              16,000,000              164    15,967,194.80       0.5%                 164       1       0.7%
    52           79.5              15,500,000               83    15,500,000.00       0.5%                  83       1       0.6%
    53           70.9              15,500,000              151    15,500,000.00       0.5%                 151       1       0.6%
    54           80.0              15,480,000              151    15,480,000.00       0.5%                 151       1       0.6%
    55           77.5              14,750,000              159    14,716,873.51       0.5%                 159       1       0.6%
    56           80.0              14,600,000           41,954    14,600,000.00       0.5%              41,954       2
    57           70.7              14,500,000              127    14,500,000.00       0.5%                 127       1       0.6%
    58           78.9              14,250,000           41,424    14,250,000.00       0.5%              41,424       2
    59           73.7              14,000,000               55    14,000,000.00       0.5%                  55       1       0.6%
    60           79.8              14,000,000           29,167    13,969,274.21       0.5%              29,103       2
    61           80.0              13,960,000           54,531    13,960,000.00       0.5%              54,531       2
    62           76.7              13,800,000               81    13,800,000.00       0.5%                  81       1       0.6%
    63           80.0              13,760,000           52,121    13,760,000.00       0.5%              52,121       1       0.6%
    64           79.9              13,710,000           54,840    13,710,000.00       0.5%              54,840       2
    65           61.3              13,182,150               93    13,182,150.00       0.4%                  93       1       0.5%
    66           66.0              13,071,145               92    13,071,145.00       0.4%                  92       1       0.5%
    67           63.0              12,930,000               20    12,917,054.44       0.4%                  20       1       0.5%
    68           75.9              12,640,000           40,000    12,640,000.00       0.4%              40,000       2
    69           58.3              12,600,000              210    12,600,000.00       0.4%                 210       1       0.5%
    70           79.7              12,600,000              249    12,588,599.62       0.4%                 248       1       0.5%
    71           79.1              12,500,000              144    12,500,000.00       0.4%                 144       1       0.5%
    72           77.8              12,300,000              196    12,300,000.00       0.4%                 196       1       0.5%
    73           79.9              12,000,000           26,201    11,987,927.46       0.4%              26,175       2
    74           76.6              11,720,000           52,321    11,720,000.00       0.4%              52,321       2
    75           72.3              11,600,000              158    11,575,336.06       0.4%                 158       1       0.5%
    76           76.7              11,500,000               97    11,500,000.00       0.4%                  97       1       0.5%
    77           67.5              11,300,000           52,074    11,300,000.00       0.4%              52,074       2
    78           79.2              11,100,000               53    11,089,311.36       0.4%                  53       1       0.5%
    79           54.4              10,774,225               80    10,774,225.00       0.4%                  80       1       0.4%
    80           80.0              10,640,000               78    10,640,000.00       0.4%                  78       1       0.4%
    81           67.1              10,608,000              107    10,608,000.00       0.4%                 107       1       0.4%
    82           78.7              10,500,000               64    10,469,215.84       0.3%                  64       1       0.4%
    83           60.6              10,425,000              117    10,425,000.00       0.3%                 117       1       0.4%
    84           79.1              10,400,000           61,905    10,400,000.00       0.3%              61,905       1       0.4%
    85           80.0              10,280,000           48,037    10,280,000.00       0.3%              48,037       1       0.4%
    86           80.0              10,240,000              238    10,240,000.00       0.3%                 238       1       0.4%
    87           78.5              10,200,000           22,768    10,200,000.00       0.3%              22,768       1       0.4%
    88           79.8              10,120,000           52,708    10,088,755.75       0.3%              52,546       2
    89           68.6               9,980,448               86     9,948,491.64       0.3%                  86       1       0.4%
    90           51.4               9,762,000               20     9,762,000.00       0.3%                  20       1       0.4%
    91           64.9               9,750,000              152     9,728,870.52       0.3%                 151       1       0.4%
    92           65.0               9,500,000               70     9,490,919.35       0.3%                  70       1       0.4%
    93           72.4               9,400,000              102     9,392,147.26       0.3%                 102       1       0.4%
    94           73.1               9,300,000              154     9,281,258.12       0.3%                 154       1       0.4%
    95           73.6               9,200,000              174     9,200,000.00       0.3%                 174       1       0.4%
    96           80.0               9,200,000           56,098     9,200,000.00       0.3%              56,098       1       0.4%
    97           77.0               8,900,000               75     8,859,995.46       0.3%                  74       1       0.4%
    98           77.5               8,800,000           41,706     8,800,000.00       0.3%              41,706       2
    99           79.6               8,800,000              151     8,781,169.89       0.3%                 151       1       0.4%
    100          72.5               8,694,200              128     8,694,200.00       0.3%                 128       1       0.4%
    101          80.0               8,480,000           43,265     8,480,000.00       0.3%              43,265       1       0.3%
    102          67.1               8,450,000              113     8,450,000.00       0.3%                 113       1       0.3%
    103          50.0               8,150,000              199     8,123,422.82       0.3%                 198       1       0.3%
    104          79.4               8,100,000               81     8,100,000.00       0.3%                  81       1       0.3%
    105          79.6               8,000,698           39,219     8,000,698.00       0.3%              39,219       2
    106          70.8               8,000,000           22,346     8,000,000.00       0.3%              22,346       2
    107          78.7               7,865,000              366     7,865,000.00       0.3%                 366       1       0.3%
    108          70.8               7,800,000              205     7,792,781.12       0.3%                 205       1       0.3%
    109          80.0               7,670,000           45,655     7,670,000.00       0.3%              45,655       2
    110          79.2               7,600,000           38,776     7,600,000.00       0.3%              38,776       2
    111          49.2               7,500,000              158     7,500,000.00       0.2%                 158       1       0.3%
    112          75.0               7,500,000           11,774     7,486,001.11       0.2%              11,752       1       0.3%
    113          74.1               7,500,000              121     7,484,188.62       0.2%                 121       1       0.3%
    114          73.0               7,450,000               89     7,450,000.00       0.2%                  89       1       0.3%
    115          56.4               7,438,500               97     7,438,500.00       0.2%                  97       1       0.3%
    116          69.4               7,430,000              116     7,430,000.00       0.2%                 116       1       0.3%
    117          75.3               7,300,000           35,784     7,300,000.00       0.2%              35,784       2
    118          79.3               7,300,000              177     7,300,000.00       0.2%                 177       1       0.3%
    119          74.4               7,140,000              236     7,140,000.00       0.2%                 236       1       0.3%
    120          55.4               7,100,000           28,063     7,100,000.00       0.2%              28,063       2
    121          79.6               7,085,000           32,500     7,085,000.00       0.2%              32,500       1       0.3%
    122          57.0               7,007,949               70     7,007,949.00       0.2%                  70       1       0.3%
    123          76.0               7,000,000               78     6,993,374.78       0.2%                  78       1       0.3%
    124          74.4               7,000,000               66     6,993,142.94       0.2%                  66       1       0.3%
    125          79.8               6,900,000               58     6,900,000.00       0.2%                  58       1       0.3%
    126          79.3               6,900,000              140     6,900,000.00       0.2%                 140       1       0.3%
    127          71.7               6,900,000           47,917     6,885,730.71       0.2%              47,818       2
    128          65.6               6,820,000              133     6,820,000.00       0.2%                 133       1       0.3%
    129          78.5               6,800,000           29,825     6,754,227.96       0.2%              29,624       2
    130          70.4               6,650,000           45,862     6,650,000.00       0.2%              45,862       1       0.3%
    131          72.1               6,600,000               40     6,565,585.92       0.2%                  40       1       0.3%
    132          79.8               6,576,000              118     6,556,981.76       0.2%                 118       1       0.3%
    133          71.4               6,500,000              129     6,493,318.05       0.2%                 129       1       0.3%
    134          74.8               6,249,000               98     6,249,000.00       0.2%                  98       1       0.3%
    135          69.4               6,200,000              122     6,173,798.51       0.2%                 122       1       0.3%
    136          77.6               6,050,000              257     6,050,000.00       0.2%                 257       1       0.2%
    137          71.5               6,000,000              111     6,000,000.00       0.2%                 111       1       0.2%
    138          69.3               6,000,000            7,389     5,994,881.86       0.2%               7,383       1       0.2%
    139          69.4               5,840,000              218     5,827,914.43       0.2%                 217       1       0.2%
    140          45.7               5,804,410               68     5,804,410.00       0.2%                  68       1       0.2%
    141          73.3               5,738,000               73     5,721,138.99       0.2%                  73       1       0.2%
   141.1         73.3               2,390,833               71     2,383,807.91                             70       1
   141.2         73.3               1,839,103               81     1,833,698.39                             81       1
   141.3         73.3               1,508,064               70     1,503,632.68                             70       1
    142          64.3               5,700,000               82     5,694,777.30       0.2%                  81       1       0.2%
    143          79.0               5,688,000              165     5,688,000.00       0.2%                 165       1       0.2%
    144          70.6               5,650,000           42,803     5,650,000.00       0.2%              42,803       1       0.2%
    145          80.0               5,456,000           53,490     5,456,000.00       0.2%              53,490       2
    146          76.6               5,440,000              194     5,440,000.00       0.2%                 194       1       0.2%
    147          54.0               5,400,000               72     5,400,000.00       0.2%                  72       1       0.2%
    148          79.5               5,250,000              157     5,245,486.66       0.2%                 157       1       0.2%
    149          79.5               5,260,000           33,718     5,243,832.59       0.2%              33,614       2
    150          69.1               5,150,000              200     5,150,000.00       0.2%                 200       1       0.2%
    151          79.5               5,100,000              172     5,089,179.39       0.2%                 172       1       0.2%
    152          69.7               5,100,000           54,839     5,086,237.09       0.2%              54,691       1       0.2%
    153          68.3               5,040,000              110     5,030,758.77       0.2%                 109       1       0.2%
    154          68.1               5,020,000               97     5,020,000.00       0.2%                  97       1       0.2%
    155          79.4               5,000,000              148     5,000,000.00       0.2%                 148       1       0.2%
    156          43.1               5,000,000               46     4,994,981.89       0.2%                  46       1       0.2%
    157          68.4               5,000,000               90     4,990,268.41       0.2%                  90       1       0.2%
    158          35.5               4,900,000               27     4,900,000.00       0.2%                  27       1       0.2%
    159          79.8               4,800,000               72     4,790,472.49       0.2%                  71       1       0.2%
    160          78.9               4,680,000               42     4,654,061.66       0.2%                  42       1       0.2%
    161          63.8               4,600,000               41     4,591,241.41       0.2%                  41       1       0.2%
    162          77.7               4,560,000           30,000     4,538,925.28       0.2%              29,861       2
    163          78.9               4,500,000           20,270     4,500,000.00       0.1%              20,270       2
    164          54.0               4,482,500               70     4,482,500.00       0.1%                  70       1       0.2%
    165          66.5               4,400,000              194     4,390,861.66       0.1%                 193       1       0.2%
    166          65.0               4,385,000              132     4,385,000.00       0.1%                 132       1       0.2%
    167          72.7               4,200,000              284     4,196,304.72       0.1%                 284       1       0.2%
    168          79.9               4,200,000              106     4,192,212.69       0.1%                 106       1       0.2%
    169          54.6               4,100,000               48     4,095,885.15       0.1%                  48       1       0.2%
    170          79.1               4,075,000              281     4,075,000.00       0.1%                 281       1       0.2%
    171          77.7               4,050,000              278     4,046,081.74       0.1%                 278       1       0.2%
    172          78.4               4,000,000              244     4,000,000.00       0.1%                 244       1       0.2%
    173          54.8               4,000,000               27     4,000,000.00       0.1%                  27       1       0.2%
    174          76.8               4,000,000              125     3,996,033.76       0.1%                 125       1       0.2%
    175          76.4               4,000,000           27,778     3,988,563.24       0.1%              27,698       2
    176          70.7               3,920,000              351     3,916,131.91       0.1%                 351       1       0.2%
    177          68.4               3,900,000              177     3,900,000.00       0.1%                 177       1       0.2%
    178          69.8               3,900,000           44,318     3,900,000.00       0.1%              44,318       2
    179          74.4               3,880,000              120     3,880,000.00       0.1%                 120       1       0.2%
    180          56.5               3,850,000               45     3,838,796.08       0.1%                  45       1       0.2%
    181          73.7               3,800,000              256     3,796,268.52       0.1%                 256       1       0.2%
    182          79.8               3,800,000           63,333     3,792,275.59       0.1%              63,205       1       0.2%
    183          49.8               3,800,000               76     3,784,845.86       0.1%                  76       1       0.2%
    184          72.5               3,700,000           31,624     3,696,794.43       0.1%              31,597       2
    185          79.4               3,680,000           21,905     3,672,695.57       0.1%              21,861       2
    186          48.5               3,550,000              247     3,538,897.76       0.1%                 246       1       0.1%
    187          59.6               3,500,000           28,226     3,500,000.00       0.1%              28,226       2
    188          74.4               3,500,000              242     3,496,912.71       0.1%                 241       1       0.1%
    189          74.4               3,500,000           17,413     3,495,220.76       0.1%              17,389       2
    190          64.4               3,500,000            5,824     3,492,605.63       0.1%               5,811       1       0.1%
    191          64.4               3,475,000            6,632     3,475,000.00       0.1%               6,632       1       0.1%
    192          57.6               3,453,192               78     3,453,192.00       0.1%                  78       1       0.1%
    193          67.9               3,400,000           69,388     3,396,546.40       0.1%              69,317       2
    194          69.0               3,400,000           30,357     3,395,497.32       0.1%              30,317       2
    195          71.3               3,400,000               93     3,384,952.07       0.1%                  93       1       0.1%
    196          73.6               3,350,000              116     3,346,999.50       0.1%                 116       1       0.1%
    197          67.3               3,300,000               32     3,300,000.00       0.1%                  32       1       0.1%
    198          79.5               3,300,000              115     3,300,000.00       0.1%                 115       1       0.1%
    199          74.6               3,300,000           25,000     3,295,399.04       0.1%              24,965       2
    200          69.7               3,300,000              183     3,293,392.72       0.1%                 183       1       0.1%
    201          68.4               3,180,000              215     3,165,688.21       0.1%                 214       1       0.1%
    202          79.9               3,160,000              147     3,157,023.98       0.1%                 147       1       0.1%
    203          76.5               3,100,000           32,292     3,097,444.11       0.1%              32,265       2
    204          74.5               3,100,000              209     3,093,485.50       0.1%                 209       1       0.1%
    205          73.6               3,099,000              213     3,092,768.22       0.1%                 212       1       0.1%
    206          32.3               3,000,000               38     3,000,000.00       0.1%                  38       1       0.1%
    207          65.2               3,000,000           37,975     3,000,000.00       0.1%              37,975       1       0.1%
    208          1.4                3,000,000           37,975     3,000,000.00       0.1%              37,975       2
    209          79.9               3,000,000              122     2,996,945.39       0.1%                 122       1       0.1%
    210          69.6               3,000,000              231     2,994,186.56       0.1%                 230       1       0.1%
    211          79.6               3,000,000           23,438     2,994,173.81       0.1%              23,392       2
    212          68.7               3,000,000              206     2,986,498.31       0.1%                 205       1       0.1%
    213          78.3               2,900,000           36,250     2,897,577.35       0.1%              36,220       2
    214          67.7               2,875,000              176     2,868,964.77       0.1%                 176       1       0.1%
    215          68.3               2,850,000           22,266     2,847,349.12       0.1%              22,245       2
    216          77.9               2,850,000           34,337     2,844,194.20       0.1%              34,267       2
    217          67.3               2,800,000          233,333     2,794,308.32       0.1%             232,859       1       0.1%
    218          79.8               2,800,000              147     2,794,283.75       0.1%                 147       1       0.1%
    219          74.7               2,770,000               80     2,762,331.61       0.1%                  80       1       0.1%
    220          70.4               2,700,000           45,000     2,697,482.37       0.1%              44,958       2
    221          79.8               2,640,000           94,286     2,632,259.98       0.1%              94,009       1       0.1%
    222          69.4               2,625,000           17,617     2,617,578.83       0.1%              17,568       1       0.1%
    223          66.7               2,600,000            4,626     2,600,000.00       0.1%               4,626       1       0.1%
    224          74.2               2,600,000              186     2,597,635.63       0.1%                 186       1       0.1%
    225          74.8               2,585,000               92     2,579,745.37       0.1%                  92       1       0.1%
    226          74.7               2,600,000              137     2,576,715.90       0.1%                 136       1       0.1%
    227          80.0               2,560,000           20,000     2,560,000.00       0.1%              20,000       2
    228          75.0               2,550,000              108     2,550,000.00       0.1%                 108       1       0.1%
    229          78.4               2,500,000              241     2,500,000.00       0.1%                 241       1       0.1%
    230          70.9               2,500,000              251     2,495,005.34       0.1%                 251       1       0.1%
    231          72.0               2,500,000            3,453     2,492,835.63       0.1%               3,443       1       0.1%
    232          78.6               2,475,000           20,625     2,475,000.00       0.1%              20,625       2
    233          79.9               2,470,000           72,647     2,470,000.00       0.1%              72,647       1       0.1%
    234          79.6               2,480,000           19,683     2,468,538.31       0.1%              19,592       1       0.1%
    235          77.1               2,470,000              116     2,467,821.26       0.1%                 116       1       0.1%
    236          74.9               2,400,000           19,048     2,397,795.44       0.1%              19,030       2
    237          72.7               2,400,000               61     2,397,762.10       0.1%                  61       1       0.1%
    238          70.9               2,400,000              243     2,395,205.10       0.1%                 243       1       0.1%
    239          64.5               2,325,000              174     2,322,777.63       0.1%                 173       1       0.1%
    240          78.6               2,320,000              159     2,317,932.58       0.1%                 159       1       0.1%
    241          74.2               2,300,000              120     2,300,000.00       0.1%                 120       1       0.1%
    242          72.5               2,250,000               83     2,247,854.62       0.1%                  83       1       0.1%
    243          66.8               2,250,000            5,319     2,243,554.88       0.1%               5,304       1       0.1%
    244          51.8               2,200,000            3,293     2,200,000.00       0.1%               3,293       1       0.1%
    245          71.8               2,200,000            7,666     2,198,069.33       0.1%               7,659       1       0.1%
    246          79.8               2,160,000           22,041     2,153,638.47       0.1%              21,976       1       0.1%
    247          69.9               2,100,000               89     2,095,617.51       0.1%                  89       1       0.1%
    248          77.5               2,100,000           29,167     2,093,559.72       0.1%              29,077       2
    249          72.7               2,081,250               45     2,072,165.99       0.1%                  45       1       0.1%
    250          69.9               2,030,000           21,146     2,026,457.70       0.1%              21,109       2
    251          45.5               2,000,000            9,524     2,000,000.00       0.1%               9,524       1       0.1%
    252          73.7               2,000,000           25,000     1,998,280.63       0.1%              24,979       2
    253          76.9               2,000,000               81     1,998,153.63       0.1%                  81       1       0.1%
    254          33.3               2,000,000               37     1,997,992.75       0.1%                  36       1       0.1%
    255          70.8               1,985,000           18,211     1,983,341.74       0.1%              18,196       1       0.1%
    256          69.8               1,967,000            5,031     1,961,719.43       0.1%               5,017       1       0.1%
    257          48.7               1,900,000            3,183     1,898,287.41       0.1%               3,180       1       0.1%
    258          25.5               1,900,000               69     1,885,991.72       0.1%                  69       1       0.1%
    259          42.7               1,800,000           10,909     1,793,882.72       0.1%              10,872       1       0.1%
    260          77.7               1,760,000           29,333     1,751,865.90       0.1%              29,198       2
    261          74.4               1,720,000              169     1,720,000.00       0.1%                 169       1       0.1%
    262          69.0               1,700,000              236     1,698,402.95       0.1%                 236       1       0.1%
    263          55.8               1,700,000               89     1,696,676.97       0.1%                  89       1       0.1%
    264          73.8               1,700,000               86     1,696,544.34       0.1%                  86       1       0.1%
    265          70.7               1,700,000              205     1,696,461.71       0.1%                 205       1       0.1%
    266          72.4               1,665,000              106     1,665,000.00       0.1%                 106       1       0.1%
    267          78.4               1,650,000              128     1,646,920.24       0.1%                 127       1       0.1%
    268          77.6               1,630,000              136     1,630,000.00       0.1%                 136       1       0.1%
    269          40.5               1,600,000              171     1,596,953.53       0.1%                 170       1       0.1%
    270          79.8               1,560,000           82,105     1,555,108.28       0.1%              81,848       1       0.1%
    271          72.0               1,550,000              237     1,548,650.19       0.1%                 237       1       0.1%
    272          70.4               1,550,000               64     1,548,565.48       0.1%                  64       1       0.1%
    273          72.2               1,545,000              124     1,545,000.00       0.1%                 124       1       0.1%
    274          74.9               1,500,000           10,345     1,498,680.26       0.0%              10,336       1       0.1%
    275          65.2               1,500,000              342     1,498,544.92       0.0%                 342       1       0.1%
    276          66.5               1,500,000          150,000     1,496,977.11       0.0%             149,698       1       0.1%
    277          55.4               1,500,000              175     1,495,560.45       0.0%                 175       1       0.1%
    278          65.1               1,400,000           46,667     1,398,658.50       0.0%              46,622       2
    279          54.3               1,400,000              117     1,397,166.41       0.0%                 117       1       0.1%
    280          69.8               1,400,000           18,919     1,396,048.81       0.0%              18,866       2
    281          75.4               1,395,000              119     1,395,000.00       0.0%                 119       1       0.1%
    282          64.6               1,397,500              150     1,394,926.12       0.0%                 150       1       0.1%
    283          67.7               1,370,000              137     1,367,515.93       0.0%                 137       1       0.1%
    284          72.8               1,350,000          337,500     1,347,267.61       0.0%             336,817       1       0.1%
    285          44.8               1,325,000           33,125     1,315,740.51       0.0%              32,894       2
    286          79.9               1,280,000            4,923     1,278,806.46       0.0%               4,918       1       0.1%
    287          78.9               1,275,000              142     1,275,000.00       0.0%                 142       1       0.1%
    288          61.5               1,200,000            3,883     1,198,392.39       0.0%               3,878       1       0.0%
    289          69.3               1,120,000            5,091     1,109,374.27       0.0%               5,043       1       0.0%
    290          61.5               1,080,000              292     1,076,855.14       0.0%                 291       1       0.0%
    291          70.0               1,050,000           16,406     1,049,327.48       0.0%              16,396       2
    292          60.3               1,025,000            3,463     1,025,000.00       0.0%               3,463       1       0.0%
    293          69.2                 970,000              139       969,181.14       0.0%                 139       1       0.0%
    294          75.7                 954,000              114       954,000.00       0.0%                 114       1       0.0%
    295          64.2                 900,000              178       898,126.19       0.0%                 177       1       0.0%
    296          54.0                 825,000              138       825,000.00       0.0%                 138       1       0.0%




              % OF                                                         NET
              LOAN      CROSSED      RELATED      INTEREST    ADMIN.     MORTGAGE                      MONTHLY DEBT
  LOAN #     GROUP 2    LOAN(3)    BORROWER(4)     RATE %    FEE %(5)     RATE %     ACCRUAL TYPE  SERVICE ($)(6),(18)
  ------     -------    -------    -----------     ------    --------     ------     ------------  -------------------

     1                                            5.280000    0.02700    5.25300      Actual/360             692,579.12
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
     2                                            4.790000    0.02700    4.76300        30/360               394,298.89
    2.1                    6            J         4.790000    0.02700    4.76300        30/360               360,959.75
    2.2                    6            J         4.790000    0.02700    4.76300        30/360                33,339.15
     3                                            5.265000    0.02700    5.23800      Actual/360             400,359.38
     4                                            5.830000    0.02700    5.80300      Actual/360             529,798.37
     5                                  S         5.330000    0.06440    5.26560      Actual/360             446,750.45
     6                                            5.550000    0.02700    5.52300      Actual/360             403,761.72
     7                                            5.310000    0.02700    5.28300      Actual/360             269,187.50
     8                                            5.430000    0.02700    5.40300      Actual/360             316,915.26
     9                                            5.330000    0.02700    5.30300      Actual/360             256,297.79
    10        7.9%                      Z         5.181715    0.02700    5.15472      Actual/360             197,013.12
    11                                            5.490000    0.02700    5.46300        30/360               221,760.24
    12                                            5.720000    0.02700    5.69300      Actual/360             224,524.03
   12.1
   12.2
    13                                            6.060000    0.02700    6.03300      Actual/360             208,177.65
    14        6.0%                      V         5.678000    0.02700    5.65100      Actual/360             196,862.39
    15                                  J         4.580000    0.02700    4.55300        30/360               113,061.21
    16                                            5.360000    0.08700    5.27300      Actual/360             156,530.25
    17        4.8%                      M         5.470000    0.05591    5.41409      Actual/360             153,247.94
    18                                  J         4.580000    0.02700    4.55300        30/360               102,489.04
    19        4.7%                      M         5.470000    0.05591    5.41409      Actual/360             150,984.30
    20        4.6%                      Z         5.251715    0.02700    5.22472      Actual/360             117,142.42
    21        4.5%                      M         5.470000    0.05438    5.41562      Actual/360             144,872.50
    22                                            5.330000    0.02700    5.30300      Actual/360             140,406.62
    23                                  L         5.640000    0.02700    5.61300      Actual/360             141,267.93
    24                                            5.500000    0.02700    5.47300      Actual/360             136,269.36
    25                                 BB         5.230000    0.04700    5.18300      Actual/360             128,925.95
    26                                  S         5.147000    0.04018    5.10682      Actual/360             124,240.58
    27        4.0%                                5.415000    0.11700    5.29800      Actual/360             127,961.35
    28                                            5.250000    0.07700    5.17300      Actual/360             121,484.81
    29                                  G         5.400000    0.02700    5.37300      Actual/360             123,536.77
    30                                  G         5.400000    0.02700    5.37300      Actual/360             117,921.47
    31                                            5.440000    0.08700    5.35300      Actual/360             118,446.35
    32                                  S         5.126000    0.04160    5.08440      Actual/360             111,904.72
    33                                            5.530000    0.02700    5.50300      Actual/360             116,896.83
    34                                            5.325000    0.02700    5.29800      Actual/360             113,331.77
    35        3.5%                                5.220000    0.04700    5.17300      Actual/360              87,061.63
    36                                  S         5.097000    0.04227    5.05473      Actual/360             106,626.58
    37                                  J         4.460000    0.02700    4.43300        30/360                71,757.82
    38                                            5.430000    0.02700    5.40300      Actual/360             107,046.93
    39        3.3%                                5.630000    0.08700    5.54300      Actual/360             109,434.70
    40                                            5.840000    0.02700    5.81300      Actual/360             120,565.73
    41                                            5.390000    0.07700    5.31300      Actual/360             100,963.21
    42                                  H         5.560000    0.02700    5.53300      Actual/360             102,880.66
    43                                  S         5.247000    0.04383    5.20317      Actual/360              98,409.34
    44                                  J         4.815000    0.02700    4.78800        30/360                68,499.39
    45        2.9%                                5.330000    0.08970    5.24030      Actual/360              74,305.38
    46        2.9%                                5.625000    0.02700    5.59800      Actual/360              77,942.71
    47                                            5.730000    0.02700    5.70300      Actual/360              78,671.44
    48                                            5.610000    0.07700    5.53300      Actual/360              91,953.55
    49                                  J         5.000000    0.02700    4.97300        30/360                66,666.67
    50                                  Q         4.970000    0.02700    4.94300      Actual/360              85,598.34
    51                                  Q         5.480000    0.02700    5.45300      Actual/360              90,645.57
    52                                            5.480000    0.02700    5.45300      Actual/360              87,812.90
    53                                            5.570000    0.02700    5.54300      Actual/360              88,689.24
    54                                  N         5.190000    0.05700    5.13300      Actual/360              84,906.76
    55                                            5.050000    0.02700    5.02300      Actual/360              79,632.53
    56        2.6%                      Z         5.181715    0.02700    5.15472      Actual/360              63,919.81
    57                                            5.660000    0.02700    5.63300      Actual/360              83,790.87
    58        2.5%                      Z         5.181715    0.02700    5.15472      Actual/360              62,387.49
    59                                  H         5.560000    0.02700    5.53300      Actual/360              80,018.29
    60        2.5%                                5.160000    0.11700    5.04300      Actual/360              76,529.95
    61        2.5%                      Z         5.181715    0.02700    5.15472      Actual/360              61,117.85
    62                                  N         5.180000    0.05700    5.12300      Actual/360              75,606.89
    63                                  Z         5.181715    0.02700    5.15472      Actual/360              60,242.23
    64        2.4%                      Z         5.251715    0.02700    5.22472      Actual/360              60,834.19
    65                                  S         5.160000    0.04976    5.11024      Actual/360              72,059.23
    66                                  S         5.340000    0.04995    5.29005      Actual/360              72,909.70
    67                                            5.250000    0.09434    5.15566      Actual/360              71,399.94
    68        2.2%                      Z         5.181715    0.02700    5.15472      Actual/360              55,338.80
    69                                            5.390000    0.07700    5.31300      Actual/360              70,674.25
    70                                            5.660000    0.04700    5.61300      Actual/360              72,811.38
    71                                            5.680000    0.02700    5.65300      Actual/360              76,756.52
    72                                  X         5.840000    0.02700    5.81300      Actual/360              72,484.24
    73        2.1%                      V         5.230000    0.02700    5.20300      Actual/360              66,115.87
    74        2.1%                      Z         5.181715    0.02700    5.15472      Actual/360              51,310.97
    75                                            5.310000    0.08700    5.22300      Actual/360              64,487.39
    76                                            5.530000    0.02700    5.50300      Actual/360              65,512.36
    77        2.0%                                5.870000    0.02700    5.84300      Actual/360              66,807.66
    78                                            5.410000    0.02700    5.38300      Actual/360              62,399.22
    79                                  J         4.560000    0.02700    4.53300        30/360                40,942.06
    80                                            5.650000    0.02700    5.62300      Actual/360              61,417.89
    81                                  S         5.310000    0.05528    5.25472      Actual/360              58,972.61
    82                                            5.590000    0.02700    5.56300      Actual/360              60,212.10
    83                                  R         5.270000    0.02700    5.24300      Actual/360              70,364.78
    84                                  Z         5.181715    0.02700    5.15472      Actual/360              45,531.92
    85                                  Z         5.251715    0.02700    5.22472      Actual/360              45,614.55
    86                                            5.620000    0.02700    5.59300      Actual/360              58,914.89
    87                                            5.380000    0.02700    5.35300      Actual/360              57,148.86
    88        1.8%                                5.360000    0.02700    5.33300      Actual/360              56,574.49
    89                                            5.250000    0.02700    5.22300      Actual/360              55,239.40
    90                                  J         4.992000    0.02700    4.96500        30/360                40,609.92
    91                                 BB         5.220000    0.04700    5.17300      Actual/360              53,658.84
    92                                            5.440000    0.07700    5.36300      Actual/360              53,582.87
    93                                            5.970000    0.02700    5.94300      Actual/360              56,176.57
    94                                            5.560000    0.11700    5.44300      Actual/360              53,155.01
    95                                            5.760000    0.02700    5.73300      Actual/360              53,747.16
    96                                  Z         5.181715    0.02700    5.15472      Actual/360              40,278.24
    97                                            5.400000    0.02700    5.37300      Actual/360              49,976.24
    98        1.5%                                5.280000    0.02700    5.25300      Actual/360              48,757.57
    99                                  L         5.280000    0.02700    5.25300      Actual/360              48,757.57
    100                                 S         5.097000    0.06151    5.03549      Actual/360              47,189.11
    101                                 Z         5.181715    0.02700    5.15472      Actual/360              37,126.03
    102                                 R         5.270000    0.02700    5.24300      Actual/360              57,034.28
    103                                           6.034000    0.02700    6.00700      Actual/360              68,924.13
    104                                           5.190000    0.02700    5.16300      Actual/360              44,427.96
    105       1.4%                      Z         5.181715    0.02700    5.15472      Actual/360              35,027.61
    106       1.4%                                5.422000    0.02700    5.39500      Actual/360              46,333.87
    107                                           5.500000    0.02700    5.47300      Actual/360              44,656.60
    108                                           5.570000    0.08700    5.48300      Actual/360              44,630.72
    109       1.3%                                5.610000    0.02700    5.58300      Actual/360              36,355.27
    110       1.3%                      Z         5.181715    0.02700    5.15472      Actual/360              33,273.33
    111                                           4.740000    0.02700    4.71300      Actual/360              30,036.46
    112                                           5.910000    0.02700    5.88300      Actual/360              44,533.24
    113                                           5.350000    0.11700    5.23300      Actual/360              41,881.03
    114                                           5.450000    0.07700    5.37300      Actual/360              42,066.87
    115                                 J         4.815000    0.02700    4.78800        30/360                29,846.98
    116                                           5.470000    0.02700    5.44300      Actual/360              42,046.98
    117       1.3%                      Z         5.181715    0.02700    5.15472      Actual/360              31,959.91
    118                                           5.640000    0.02700    5.61300      Actual/360              42,092.08
    119                                           5.520000    0.02700    5.49300      Actual/360              40,629.77
    120       1.2%                                5.400000    0.11700    5.28300      Actual/360              43,177.22
    121                                           5.240000    0.02700    5.21300      Actual/360              31,367.53
    122                                 S         5.118000    0.06981    5.04819      Actual/360              38,127.19
    123                                           5.480000    0.02700    5.45300      Actual/360              39,657.44
    124                                           5.340000    0.02700    5.31300      Actual/360              39,045.39
    125                                           5.350000    0.11700    5.23300      Actual/360              38,530.54
    126                                           5.540000    0.09700    5.44300      Actual/360              39,350.78
    127       1.2%                                5.440000    0.02700    5.41300      Actual/360              38,918.09
    128                                 R         5.270000    0.02700    5.24300      Actual/360              46,032.40
    129       1.2%                                5.200000    0.02700    5.17300      Actual/360              37,339.54
    130                                           5.500000    0.02700    5.47300      Actual/360              40,836.82
    131                                           5.650000    0.07700    5.57300      Actual/360              38,097.56
    132                                           5.650000    0.02700    5.62300      Actual/360              37,959.03
    133                                           5.140000    0.02700    5.11300      Actual/360              35,451.67
    134                                           5.760000    0.02700    5.73300      Actual/360              36,507.18
    135                                           5.730000    0.08700    5.64300      Actual/360              36,102.78
    136                                           5.590000    0.02700    5.56300      Actual/360              34,693.64
    137                                           5.390000    0.02700    5.36300      Actual/360              33,654.40
    138                                           5.890000    0.02700    5.86300      Actual/360              35,549.81
    139                                           5.750000    0.11700    5.63300      Actual/360              41,001.68
    140                                 S         5.110000    0.07868    5.03132      Actual/360              31,550.71
    141                                           5.580000    0.02750    5.55250      Actual/360              32,868.32
   141.1
   141.2
   141.3
    142                                           5.610000    0.02700    5.58300      Actual/360              32,758.45
    143                                           5.490000    0.02700    5.46300      Actual/360              32,260.16
    144                                           5.120000    0.02700    5.09300      Actual/360              24,441.48
    145       1.0%                      L         5.540000    0.02700    5.51300      Actual/360              31,115.63
    146                                           5.360000    0.02700    5.33300      Actual/360              30,411.58
    147                                           5.220000    0.02700    5.19300      Actual/360              23,816.25
    148                                           5.860000    0.02700    5.83300      Actual/360              31,005.42
    149       0.9%                                5.380000    0.07700    5.30300      Actual/360              29,470.89
    150                                 I         5.420000    0.02700    5.39300      Actual/360              28,983.16
    151                                           5.320000    0.02700    5.29300      Actual/360              28,383.91
    152                                           6.060000    0.02700    6.03300      Actual/360              33,046.68
    153                                           5.990000    0.02700    5.96300      Actual/360              30,184.95
    154                                 R         5.270000    0.02700    5.24300      Actual/360              33,883.09
    155                                           5.710000    0.02700    5.68300      Actual/360              29,848.04
    156                                 U         5.240000    0.02700    5.21300      Actual/360              27,579.22
    157                                           5.720000    0.08700    5.63300      Actual/360              29,083.42
    158                                           4.990000    0.02700    4.96300      Actual/360              26,274.32
    159                                           5.630000    0.02700    5.60300      Actual/360              27,646.66
    160                                           5.340000    0.02700    5.31300      Actual/360              26,104.63
    161                                           5.820000    0.02700    5.79300      Actual/360              27,049.25
    162       0.8%         1            Y         5.250000    0.02700    5.22300      Actual/360              25,180.49
    163       0.8%                                5.400000    0.02700    5.37300      Actual/360              25,268.89
    164                    3            J         4.815000    0.02700    4.78800        30/360                17,986.03
    165                                           5.420000    0.02700    5.39300      Actual/360              24,762.31
    166                                 R         5.270000    0.02700    5.24300      Actual/360              29,597.08
    167                                 C         5.770000    0.02700    5.74300      Actual/360              24,563.45
    168                                           5.940000    0.11700    5.82300      Actual/360              25,019.34
    169                                 U         5.240000    0.02700    5.21300      Actual/360              22,614.96
    170                                           5.580000    0.02700    5.55300      Actual/360              23,342.35
    171                                           5.490000    0.02700    5.46300      Actual/360              22,970.05
    172                                           5.830000    0.07700    5.75300      Actual/360              23,546.59
    173                                           5.740000    0.02700    5.71300      Actual/360              28,060.51
    174                                           5.290000    0.02700    5.26300      Actual/360              22,187.35
    175       0.7%                                5.700000    0.08700    5.61300      Actual/360              23,216.02
    176                                           5.310000    0.02700    5.28300      Actual/360              21,792.29
    177                                 I         5.420000    0.02700    5.39300      Actual/360              21,948.42
    178       0.7%                                5.300000    0.02700    5.27300      Actual/360              21,656.88
    179                    2            P         5.780000    0.02700    5.75300      Actual/360              22,716.63
    180                                           5.620000    0.02700    5.59300      Actual/360              23,919.06
    181                                           5.330000    0.02700    5.30300      Actual/360              21,172.43
    182                                           5.520000    0.02700    5.49300      Actual/360              21,623.69
    183                                           6.110000    0.02700    6.08300        30/360                34,502.48
    184       0.7%                                5.830000    0.02700    5.80300      Actual/360              21,780.60
    185       0.6%                                5.630000    0.08700    5.54300      Actual/360              21,195.77
    186                                           5.190000    0.02700    5.16300      Actual/360              21,147.82
    187       0.6%                                4.940000    0.10700    4.83300      Actual/360              14,608.45
    188                                 C         5.760000    0.02700    5.73300      Actual/360              20,447.29
    189       0.6%                                5.650000    0.02700    5.62300      Actual/360              21,807.71
    190                                           5.340000    0.02700    5.31300      Actual/360              19,522.69
    191                                 B         5.390000    0.02700    5.36300      Actual/360              19,491.51
    192                                 S         4.926000    0.11388    4.81212      Actual/360              18,381.62
    193       0.6%                     DD         5.190000    0.02700    5.16300      Actual/360              18,648.77
    194       0.6%                                5.810000    0.11700    5.69300      Actual/360              21,513.07
    195                                           5.450000    0.02700    5.42300      Actual/360              20,777.57
    196                                           5.700000    0.11700    5.58300      Actual/360              19,443.41
    197                                           5.380000    0.02700    5.35300      Actual/360              20,029.08
    198                                           5.260000    0.02700    5.23300      Actual/360              18,243.17
    199       0.6%                                5.540000    0.02700    5.51300      Actual/360              20,343.79
    200                                           5.590000    0.11700    5.47300      Actual/360              18,923.80
    201                                 E         5.690000    0.02700    5.66300        30/360                22,217.47
    202                                AA         5.500000    0.02700    5.47300      Actual/360              17,942.13
    203       0.5%                      D         6.020000    0.09700    5.92300      Actual/360              18,625.95
    204                                 K         5.365000    0.02700    5.33800      Actual/360              17,339.79
    205                                 K         5.570000    0.02700    5.54300      Actual/360              17,732.13
    206                                 U         5.195000    0.02700    5.16800      Actual/360              16,464.06
    207                                           6.130000    0.02700    6.10300      Actual/360              21,718.53
    208       0.5%                                5.000000    0.08700    4.91300      Actual/360              12,673.61
    209                                           5.180000    0.02700    5.15300      Actual/360              16,436.28
    210                                           5.740000    0.02700    5.71300      Actual/360              17,488.13
    211       0.5%                                5.730000    0.02700    5.70300      Actual/360              17,469.09
    212                                 E         5.690000    0.02700    5.66300        30/360                20,959.88
    213       0.5%                                5.970000    0.06700    5.90300      Actual/360              17,331.07
    214                                           5.370000    0.02700    5.34300      Actual/360              16,090.21
    215       0.5%                                5.550000    0.08700    5.46300      Actual/360              16,271.51
    216       0.5%                                5.510000    0.10700    5.40300      Actual/360              16,199.87
    217                                 T         5.520000    0.07700    5.44300      Actual/360              15,933.25
    218                                AA         5.500000    0.02700    5.47300      Actual/360              15,898.09
    219                                           5.840000    0.02700    5.81300      Actual/360              16,323.69
    220       0.5%                                5.540000    0.11700    5.42300      Actual/360              15,398.13
    221                    5            F         5.590000    0.06700    5.52300      Actual/360              15,139.04
    222                                           5.790000    0.02700    5.76300      Actual/360              16,577.55
    223                                 B         5.390000    0.02700    5.36300      Actual/360              14,583.57
    224                                 X         5.640000    0.02700    5.61300      Actual/360              14,991.70
    225                                 O         5.520000    0.02700    5.49300      Actual/360              14,709.80
    226                                           5.630000    0.06700    5.56300      Actual/360              16,168.75
    227       0.5%                                5.160000    0.02700    5.13300      Actual/360              11,160.89
    228                                           5.310000    0.02700    5.28300      Actual/360              11,440.47
    229                                           5.550000    0.02700    5.52300      Actual/360              14,273.25
    230                    4            A         5.600000    0.02700    5.57300      Actual/360              14,351.97
    231                                           5.690000    0.02700    5.66300      Actual/360              14,494.17
    232       0.4%                                5.540000    0.02700    5.51300      Actual/360              15,257.84
    233                                           5.630000    0.02700    5.60300      Actual/360              14,416.12
    234                                           5.250000    0.02700    5.22300      Actual/360              13,694.65
    235                                           5.760000    0.02700    5.73300      Actual/360              14,429.94
    236       0.4%                                5.600000    0.02700    5.57300      Actual/360              13,777.90
    237                                           5.540000    0.02700    5.51300      Actual/360              13,687.23
    238                    4            A         5.600000    0.02700    5.57300      Actual/360              13,777.90
    239                                           5.440000    0.02700    5.41300      Actual/360              13,113.70
    240                                           5.720000    0.02700    5.69300      Actual/360              13,494.71
    241                                           5.820000    0.02700    5.79300      Actual/360              13,524.63
    242                                 W         5.450000    0.02700    5.42300      Actual/360              12,704.76
    243                                           5.500000    0.02700    5.47300      Actual/360              17,101.37
    244                                           5.710000    0.02700    5.68300      Actual/360              12,782.75
    245                                           5.780000    0.02700    5.75300      Actual/360              12,880.56
    246                                           5.570000    0.02700    5.54300      Actual/360              12,359.28
    247                                           5.690000    0.02700    5.66300      Actual/360              14,671.91
    248       0.4%                                5.390000    0.02700    5.36300      Actual/360              11,779.04
    249                                           5.530000    0.02700    5.50300      Actual/360              12,818.01
    250       0.4%                      D         6.210000    0.08700    6.12300      Actual/360              12,446.30
    251                                           5.470000    0.02700    5.44300      Actual/360              13,723.88
    252       0.4%                                5.860000    0.02700    5.83300      Actual/360              11,811.58
    253                                EE         5.580000    0.02700    5.55300      Actual/360              11,456.37
    254                                 U         5.240000    0.02700    5.21300      Actual/360              11,031.69
    255                                           5.970000    0.02700    5.94300      Actual/360              11,862.82
    256                                           6.090000    0.02700    6.06300      Actual/360              12,781.84
    257                                           5.675000    0.02700    5.64800      Actual/360              10,997.53
    258                                           4.980000    0.02700    4.95300      Actual/360              15,005.29
    259                                           5.610000    0.02700    5.58300      Actual/360              14,812.78
    260       0.3%         1            Y         5.250000    0.02700    5.22300      Actual/360               9,718.79
    261                    2            P         5.780000    0.02700    5.75300      Actual/360              10,070.26
    262                                           5.510000    0.02700    5.48300      Actual/360               9,663.08
    263                                           6.152000    0.02700    6.12500      Actual/360              12,328.87
    264                                 O         5.520000    0.02700    5.49300      Actual/360               9,673.76
    265                                           5.410000    0.02700    5.38300      Actual/360               9,556.64
    266                                           5.640000    0.13700    5.50300      Actual/360              10,364.23
    267                                           5.910000    0.02700    5.88300      Actual/360               9,797.31
    268                                 P         5.780000    0.02700    5.75300      Actual/360               9,543.32
    269                                           5.820000    0.02700    5.79300      Actual/360               9,408.44
    270                    5            F         5.290000    0.06700    5.22300      Actual/360               8,653.07
    271                                           5.810000    0.02700    5.78300      Actual/360               9,104.55
    272                                           5.570000    0.02700    5.54300      Actual/360               8,868.92
    273                                 W         5.750000    0.02700    5.72300      Actual/360               9,016.20
    274                                           5.770000    0.02700    5.74300      Actual/360               8,772.66
    275                                           5.380000    0.02700    5.35300      Actual/360               8,404.24
    276                                 T         5.560000    0.07700    5.48300      Actual/360               8,573.39
    277                                           5.520000    0.07700    5.44300      Actual/360               9,229.24
    278       0.2%                     DD         5.430000    0.02700    5.40300      Actual/360               7,887.67
    279                                           5.540000    0.02700    5.51300      Actual/360               7,984.22
    280       0.2%                                5.800000    0.02700    5.77300      Actual/360               8,849.84
    281                                 P         5.780000    0.02700    5.75300      Actual/360               8,167.45
    282                                           5.970000    0.02700    5.94300      Actual/360               8,351.78
    283                                           6.040000    0.02700    6.01300      Actual/360               8,249.11
    284                                 T         5.540000    0.07700    5.46300      Actual/360               7,699.07
    285       0.2%                                5.070000    0.02700    5.04300      Actual/360               8,795.73
    286                                           5.540000    0.02700    5.51300      Actual/360               7,299.86
    287                                 P         5.780000    0.02700    5.75300      Actual/360               7,464.87
    288                                           5.750000    0.14200    5.60800      Actual/360               7,549.28
    289                                           5.280000    0.02700    5.25300      Actual/360               7,565.84
    290                                           5.620000    0.08700    5.53300      Actual/360               6,213.68
    291       0.2%                                6.920000    0.02700    6.89300      Actual/360               6,929.35
    292                                 B         5.390000    0.02700    5.36300      Actual/360               5,749.29
    293                                EE         5.930000    0.02700    5.90300      Actual/360               5,772.06
    294                                 P         5.780000    0.02700    5.75300      Actual/360               5,585.48
    295                                           5.880000    0.02700    5.85300      Actual/360               6,430.81
    296                    3            J         4.815000    0.02700    4.78800        30/360                 3,310.31




              ANNUAL DEBT                      FIRST                                                                   PAYMENT
  LOAN #    SERVICE ($)(7)   NOTE DATE   PAYMENT DATE(18)    REM. TERM    REM. AMORT(17)   I/O PERIOD(8)   SEASONING   DUE DATE
  ------    --------------   ---------   ----------------    ---------    --------------   -------------   ---------   --------

     1         8,310,949.44  03/25/05        05/01/05            82            360              25             2          1
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
     2         4,731,586.72  05/18/05        07/11/05            60             0               60             0          11
    2.1        4,331,516.96  05/18/05        07/11/05            60             0               60             0          11
    2.2          400,069.80  05/18/05        07/11/05            60             0               60             0          11
     3         4,804,312.56  05/11/05        07/01/05           120             0               120            0          1
     4         6,357,580.44  04/27/05        06/11/05           119            360              24             1          11
     5         5,361,005.40  04/13/05        06/01/05            95            360              24             1          1
     6         4,845,140.68  05/06/05        07/01/05           120            360               0             0          1
     7         3,230,250.00  04/12/05        06/01/05           119             0               120            1          1
     8         3,802,983.12  05/24/05        07/01/05           120            360              60             0          1
     9         3,075,573.48  05/11/05        07/01/05           120            360              60             0          1
    10         2,364,157.44  03/23/05        05/01/05            82             0               84             2          1
    11         2,661,122.88  04/25/05        06/11/05           119            360              18             1          11
    12         2,694,288.36  12/31/04        02/01/05            79            360              23             5          1
   12.1
   12.2
    13         2,498,131.80  03/15/05        05/01/05           118            358               0             2          1
    14         2,362,348.68  05/10/05        07/01/05           120            360               0             0          1
    15         1,356,734.52  05/13/05        07/11/05            60             0               60             0          11
    16         1,878,363.00  04/25/05        06/01/05           119            360              60             1          1
    17         1,838,975.25  05/19/05        07/01/05            84            360              60             0          1
    18         1,229,868.48  05/11/05        06/11/05            59             0               60             1          11
    19         1,811,811.66  05/19/05        07/01/05            84            360              60             0          1
    20         1,405,709.04  03/23/05        05/01/05            82             0               84             2          1
    21         1,738,469.96  05/19/05        07/01/05            84            360              60             0          1
    22         1,684,879.44  04/15/05        06/01/05           119            360              60             1          1
    23         1,695,215.16  05/20/05        07/11/05            84            360               0             0          11
    24         1,635,232.32  04/21/05        06/01/05           119            359               0             1          1
    25         1,547,111.40  03/31/05        05/01/05           118            358               0             2          1
    26         1,490,886.96  04/13/05        06/01/05            83            360              60             1          1
    27         1,535,536.20  05/24/05        07/01/05           120            360              36             0          1
    28         1,457,817.72  12/22/04        02/01/05           115            360              36             5          1
    29         1,482,441.24  05/16/05        07/01/05           132            360              33             0          1
    30         1,415,057.64  05/16/05        07/01/05           132            360              33             0          1
    31         1,421,356.20  02/28/05        04/06/05           117            357               0             3          6
    32         1,342,856.64  04/13/05        06/01/05            71            360              12             1          1
    33         1,402,761.96  04/06/05        06/01/05           155            359               0             1          1
    34         1,359,981.24  04/28/05        06/01/05           119            360              24             1          1
    35         1,044,739.56  04/18/05        06/11/05            59             0               60             1          11
    36         1,279,518.96  04/13/05        06/01/05            83            360              12             1          1
    37           861,093.84  03/07/05        04/11/05            57             0               60             3          11
    38         1,284,563.16  04/28/05        06/01/05           119            360              24             1          1
    39         1,313,216.40  03/28/05        05/11/05           118            360              12             2          11
    40         1,446,788.76  04/22/05        06/01/05           179            299               0             1          1
    41         1,211,558.52  04/01/05        05/01/05            82            360              36             2          1
    42         1,234,567.92  05/04/05        07/01/05           120            360               0             0          1
    43         1,180,912.08  04/13/05        06/01/05            83            360              12             1          1
    44           821,992.68  04/11/05        05/11/05            58             0               60             2          11
    45           891,664.56  04/27/05        06/01/05            59             0               60             1          1
    46           935,312.52  04/14/05        06/01/05            59             0               60             1          1
    47           944,057.28  04/05/05        05/11/05            58             0               60             2          11
    48         1,103,442.60  04/22/05        06/01/05           119            360              24             1          1
    49           800,000.04  03/30/05        05/11/05            82             0               84             2          11
    50         1,027,180.08  04/05/05        06/01/05           119            359               0             1          1
    51         1,087,746.84  03/07/05        05/01/05           118            358               0             2          1
    52         1,053,754.80  05/02/05        07/01/05           120            360               0             0          1
    53         1,064,270.88  05/09/05        07/01/05           120            360               0             0          1
    54         1,018,881.12  03/11/05        05/01/05           118            360              36             2          1
    55           955,590.36  03/17/05        05/01/05           118            358               0             2          1
    56           767,037.72  03/23/05        05/01/05            82             0               84             2          1
    57         1,005,490.44  04/14/05        06/01/05           119            360              24             1          1
    58           748,649.88  03/23/05        05/01/05            82             0               84             2          1
    59           960,219.48  05/04/05        07/01/05           120            360               0             0          1
    60           918,359.40  03/04/05        05/01/05           118            358               0             2          1
    61           733,414.20  03/23/05        05/01/05            82             0               84             2          1
    62           907,282.68  03/11/05        05/01/05           118            360              36             2          1
    63           722,906.76  03/23/05        05/01/05            82             0               84             2          1
    64           730,010.28  03/23/05        05/01/05            82             0               84             2          1
    65           864,710.76  04/13/05        06/01/05           119            360              12             1          1
    66           874,916.40  04/13/05        06/01/05           119            360              12             1          1
    67           856,799.28  04/12/05        06/01/05           119            359               0             1          1
    68           664,065.60  03/23/05        05/01/05            82             0               84             2          1
    69           848,091.00  05/16/05        07/01/05           120            360              12             0          1
    70           873,736.56  04/29/05        06/01/05            83            359               0             1          1
    71           921,078.24  03/08/05        05/01/05           178            312              18             2          1
    72           869,810.88  05/02/05        07/01/05           180            360               0             0          1
    73           793,390.44  04/26/05        06/01/05           119            359               0             1          1
    74           615,731.64  03/23/05        05/01/05            82             0               84             2          1
    75           773,848.68  03/31/05        05/01/05           118            358               0             2          1
    76           786,148.32  05/05/05        07/01/05           120            360               0             0          1
    77           801,691.92  04/19/05        06/11/05           119            360              60             1          11
    78           748,790.64  04/05/05        06/01/05           119            359               0             1          1
    79           491,304.72  05/18/05        07/11/05            60             0               60             0          11
    80           737,014.68  04/29/05        06/01/05            59            360              42             1          1
    81           707,671.32  04/13/05        06/01/05           119            360              12             1          1
    82           722,545.20  03/01/05        04/01/05           117            357               0             3          1
    83           844,377.36  05/12/05        07/11/05           120            240               0             0          11
    84           546,383.04  03/23/05        05/01/05            82             0               84             2          1
    85           547,374.60  03/23/05        05/01/05            82             0               84             2          1
    86           706,978.68  05/02/05        07/01/05           120            360               0             0          1
    87           685,786.32  05/02/05        06/11/05           119            360              24             1          11
    88           678,893.88  02/25/05        04/01/05           117            357               0             3          1
    89           662,872.80  12/20/04        04/01/05           115            355               0             3          1
    90           487,319.04  11/24/04        01/01/05            78             0               84             6          1
    91           643,906.08  03/31/05        05/01/05           118            358               0             2          1
    92           642,994.44  04/29/05        06/01/05           119            359               0             1          1
    93           674,118.84  05/09/05        06/11/05           119            359               0             1          11
    94           637,860.12  03/23/05        05/11/05           118            358               0             2          11
    95           644,965.92  04/06/05        06/11/05           119            360              24             1          11
    96           483,338.88  03/23/05        05/01/05            82             0               84             2          1
    97           599,714.88  02/01/05        03/01/05           116            356               0             4          1
    98           585,090.84  05/17/05        07/01/05           120            360              24             0          1
    99           585,090.84  03/23/05        05/11/05            94            358               0             2          11
    100          566,269.32  04/13/05        06/01/05            83            360              12             1          1
    101          445,512.36  03/23/05        05/01/05            82             0               84             2          1
    102          684,411.36  05/12/05        07/11/05           120            240               0             0          11
    103          827,089.56  04/07/05        06/01/05           179            179               0             1          1
    104          533,135.52  02/24/05        04/11/05           117            360              60             3          11
    105          420,331.32  03/23/05        05/01/05            82             0               84             2          1
    106          556,006.44  05/05/05        07/01/05           120            336              24             0          1
    107          535,879.20  04/08/05        06/01/05           119            360              12             1          1
    108          535,568.64  04/26/05        06/11/05           119            359               0             1          11
    109          436,263.24  04/06/05        05/11/05            58             0               60             2          11
    110          399,279.96  03/23/05        05/01/05            82             0               84             2          1
    111          360,437.52  03/31/05        05/01/05           118             0               120            2          1
    112          534,398.88  03/31/05        05/11/05           118            358               0             2          11
    113          502,572.36  04/01/05        05/01/05           118            358               0             2          1
    114          504,802.44  05/13/05        07/01/05           120            360               0             0          1
    115          358,163.76  04/08/05        05/11/05            58             0               60             2          11
    116          504,563.76  03/28/05        05/11/05           118            360              36             2          11
    117          383,518.92  03/23/05        05/01/05            82             0               84             2          1
    118          505,104.93  04/29/05        06/01/05           119            360              12             1          1
    119          487,557.24  05/05/05        06/11/05           119            360              36             1          11
    120          518,126.64  04/27/05        06/11/05           119            300              24             1          11
    121          376,410.36  04/21/05        06/11/05            59             0               60             1          11
    122          457,526.28  04/13/05        06/01/05            95            360              12             1          1
    123          475,889.28  04/12/05        06/11/05           119            359               0             1          11
    124          468,544.68  04/27/05        06/11/05           119            359               0             1          11
    125          462,366.48  04/05/05        06/01/05           119            360              24             1          1
    126          472,209.36  04/29/05        06/01/05           119            360              12             1          1
    127          467,017.08  03/24/05        05/11/05           118            358               0             2          11
    128          552,388.80  05/12/05        07/11/05           120            240               0             0          11
    129          448,074.48  12/01/04        01/01/05            54            354               0             6          1
    130          490,041.84  05/20/05        07/11/05           120            300               0             0          11
    131          457,170.72  12/29/04        02/01/05           115            355               0             5          1
    132          455,508.36  02/03/05        04/01/05           117            357               0             3          1
    133          425,420.04  04/08/05        06/01/05           119            359               0             1          1
    134          438,086.16  03/28/05        05/11/05           118            360              60             2          11
    135          433,233.36  02/01/05        03/06/05           116            356               0             4          6
    136          416,323.68  04/19/05        06/01/05           119            360              24             1          1
    137          403,852.80  05/03/05        07/01/05           120            360               0             0          1
    138          426,597.72  04/15/05        06/01/05           179            359               0             1          1
    139          492,020.16  04/19/05        06/01/05           239            239               0             1          1
    140          378,608.52  04/13/05        06/01/05           119            360              12             1          1
    141          394,419.84  03/01/05        04/01/05           117            357               0             3          1
   141.1
   141.2
   141.3
    142          393,101.40  04/26/05        06/01/05           119            359               0             1          1
    143          387,121.92  04/21/05        06/01/05           119            360              35             1          1
    144          293,297.76  02/15/05        04/11/05            57             0               60             3          11
    145          373,387.56  05/06/05        07/11/05           120            360               0             0          11
    146          364,938.96  04/18/05        06/01/05           119            360              24             1          1
    147          285,795.00  04/18/05        06/01/05           119             0               120            1          1
    148          372,065.04  04/05/05        06/01/05           179            359               0             1          1
    149          353,650.68  03/01/05        04/01/05           117            357               0             3          1
    150          347,797.92  05/17/05        07/11/05           120            360               0             0          11
    151          340,606.92  03/15/05        05/11/05           118            358               0             2          11
    152          396,560.16  03/30/05        05/11/05           118            298               0             2          11
    153          362,219.40  03/29/05        05/01/05           118            358               0             2          1
    154          406,597.08  05/12/05        07/11/05           120            240               0             0          11
    155          358,176.48  03/28/05        05/11/05           118            336              12             2          11
    156          330,950.64  04/27/05        06/01/05           119            359               0             1          1
    157          349,001.04  03/30/05        05/01/05           118            358               0             2          1
    158          315,291.84  05/03/05        07/01/05           120            360               0             0          1
    159          331,759.92  03/17/05        05/01/05           118            358               0             2          1
    160          313,255.56  12/20/04        02/01/05           115            355               0             5          1
    161          324,591.00  03/17/05        05/11/05           118            358               0             2          11
    162          302,165.88  01/31/05        03/11/05           116            356               0             4          11
    163          303,226.68  03/04/05        04/11/05           117            360              12             3          11
    164          215,832.36  02/09/05        03/11/05            56             0               60             4          11
    165          297,147.72  04/07/05        05/11/05           118            358               0             2          11
    166          355,164.96  05/12/05        07/11/05           120            240               0             0          11
    167          294,761.40  04/22/05        06/01/05           119            359               0             1          1
    168          300,232.08  04/06/05        05/11/05           118            358               0             2          11
    169          271,379.52  04/27/05        06/01/05           119            359               0             1          1
    170          280,108.20  04/14/05        06/01/05           119            360              24             1          1
    171          275,640.60  04/28/05        06/01/05           119            359               0             1          1
    172          282,559.08  04/12/05        06/01/05           119            360              60             1          1
    173          336,726.12  05/06/05        07/01/05            94            240               0             0          1
    174          266,248.20  04/07/05        06/01/05           119            359               0             1          1
    175          278,592.24  02/18/05        04/11/05           117            357               0             3          11
    176          261,507.48  04/13/05        06/01/05           119            359               0             1          1
    177          263,381.04  05/17/05        07/11/05           120            360               0             0          11
    178          259,882.56  03/08/05        04/11/05            81            360              24             3          11
    179          272,599.56  05/05/05        06/11/05           119            360              36             1          11
    180          287,028.72  02/21/05        05/11/05           118            298               0             2          11
    181          254,069.16  04/18/05        06/01/05           119            359               0             1          1
    182          259,484.28  03/07/05        05/01/05           118            358               0             2          1
    183          414,029.76  04/04/05        06/01/05           161            161               0             1          1
    184          261,367.20  04/21/05        06/01/05           119            359               0             1          1
    185          254,349.24  03/22/05        05/06/05           118            358               0             2          6
    186          253,773.84  03/24/05        05/01/05           118            298               0             2          1
    187          175,301.40  03/16/05        05/11/05            58             0               60             2          11
    188          245,367.48  04/21/05        06/01/05           119            359               0             1          1
    189          261,692.52  04/28/05        06/01/05           119            299               0             1          1
    190          234,272.28  03/10/05        05/01/05           118            358               0             2          1
    191          233,898.12  05/16/05        07/01/05           120            360               0             0          1
    192          220,579.44  04/13/05        06/01/05            71            360              12             1          1
    193          223,785.24  04/19/05        06/01/05           119            359               0             1          1
    194          258,156.84  04/18/05        06/01/05           119            299               0             1          1
    195          249,330.84  02/22/05        04/01/05           177            297               0             3          1
    196          233,320.92  04/27/05        06/01/05           119            359               0             1          1
    197          240,348.96  03/14/05        05/01/05           118            300              12             2          1
    198          218,918.04  03/10/05        04/11/05           117            360              24             3          11
    199          244,125.48  04/18/05        06/11/05           119            299               0             1          11
    200          227,085.60  03/31/05        05/01/05           118            358               0             2          1
    201          266,609.64  03/17/05        05/01/05           238            238               0             2          1
    202          215,305.56  04/15/05        06/01/05           119            359               0             1          1
    203          223,511.40  04/18/05        06/06/05           179            359               0             1          6
    204          208,077.48  03/24/05        05/01/05           118            358               0             2          1
    205          212,785.56  03/10/05        05/01/05           118            358               0             2          1
    206          197,568.72  05/05/05        07/01/05           120            360               0             0          1
    207          260,622.36  04/22/05        07/11/05           120            240               0             0          11
    208          152,083.32  02/11/05        04/06/05           117             0               120            3          6
    209          197,235.36  04/18/05        06/11/05           119            359               0             1          11
    210          209,857.56  04/05/05        05/11/05           118            358               0             2          11
    211          209,629.08  03/17/05        05/11/05           118            358               0             2          11
    212          251,518.56  03/17/05        05/01/05           238            238               0             2          1
    213          207,972.84  04/20/05        06/01/05           119            359               0             1          1
    214          193,082.52  03/15/05        05/11/05           118            358               0             2          11
    215          195,258.12  04/29/05        06/11/05           119            359               0             1          11
    216          194,398.44  03/24/05        05/11/05           118            358               0             2          11
    217          191,199.00  03/04/05        05/01/05           118            358               0             2          1
    218          190,777.08  03/31/05        05/01/05           118            358               0             2          1
    219          195,884.28  02/15/05        04/11/05           117            357               0             3          11
    220          184,777.56  04/07/05        06/11/05           119            359               0             1          11
    221          181,668.48  02/18/05        04/06/05           117            357               0             3          6
    222          198,930.60  04/01/05        05/01/05           118            298               0             2          1
    223          175,002.84  05/16/05        07/01/05           120            360               0             0          1
    224          179,900.40  04/20/05        06/01/05           119            359               0             1          1
    225          176,517.60  03/22/05        05/11/05           118            358               0             2          11
    226          194,025.00  11/09/04        01/01/05           114            294               0             6          1
    227          133,930.68  03/31/05        05/11/05            58             0               60             2          11
    228          137,285.63  05/31/05        07/01/05            60             0               60             0          1
    229          171,279.00  04/11/05        05/11/05           118            360              24             2          11
    230          172,223.64  03/03/05        05/01/05           118            358               0             2          1
    231          173,930.04  03/07/05        04/11/05           117            357               0             3          11
    232          183,094.08  02/03/05        03/11/05           116            300              12             4          11
    233          172,993.44  04/27/05        06/01/05           119            348              12             1          1
    234          164,335.80  02/10/05        03/11/05           116            356               0             4          11
    235          173,159.28  05/03/05        06/11/05           119            359               0             1          11
    236          165,334.80  04/25/05        06/11/05           119            359               0             1          11
    237          164,246.76  04/27/05        06/11/05           119            359               0             1          11
    238          165,334.80  03/03/05        05/01/05           118            358               0             2          1
    239          157,364.40  05/03/05        06/11/05           119            359               0             1          11
    240          161,936.52  04/06/05        06/01/05           119            359               0             1          1
    241          162,295.56  05/13/05        07/01/05           120            360               0             0          1
    242          152,457.12  04/18/05        06/11/05           119            359               0             1          11
    243          205,216.44  05/03/05        06/11/05           203            203               0             1          11
    244          153,393.00  05/04/05        07/01/05           120            360               0             0          1
    245          154,566.72  04/20/05        06/11/05            71            359               0             1          11
    246          148,311.36  03/02/05        04/11/05           117            357               0             3          11
    247          176,062.92  04/26/05        06/11/05           119            239               0             1          11
    248          141,348.48  03/04/05        04/11/05           117            357               0             3          11
    249          153,816.12  02/28/05        04/11/05           117            297               0             3          11
    250          149,355.60  03/30/05        05/06/05           178            358               0             2          6
    251          164,686.56  05/11/05        07/01/05           120            240               0             0          1
    252          141,738.96  05/04/05        06/11/05           119            359               0             1          11
    253          137,476.44  04/13/05        06/11/05           119            359               0             1          11
    254          132,380.28  04/27/05        06/01/05           119            359               0             1          1
    255          142,353.84  04/22/05        06/11/05           119            359               0             1          11
    256          153,382.08  03/24/05        05/11/05           118            298               0             2          11
    257          131,970.36  04/14/05        06/01/05           119            359               0             1          1
    258          180,063.48  03/09/05        05/01/05           178            178               0             2          1
    259          177,753.36  04/25/05        06/01/05           119            179               0             1          1
    260          116,625.48  01/31/05        03/11/05           116            356               0             4          11
    261          120,843.12  05/05/05        06/11/05           119            360              36             1          11
    262          115,956.96  04/12/05        06/01/05           119            359               0             1          1
    263          147,946.44  04/19/05        06/01/05           239            239               0             1          1
    264          116,085.12  03/18/05        05/11/05           118            358               0             2          11
    265          114,679.68  03/14/05        05/01/05           118            358               0             2          1
    266          124,370.76  05/04/05        07/01/05           120            300               0             0          1
    267          117,567.72  03/31/05        05/01/05           118            358               0             2          1
    268          114,519.84  05/05/05        06/11/05           119            360              36             1          11
    269          112,901.28  03/30/05        05/01/05           118            358               0             2          1
    270          103,836.84  02/18/05        04/06/05           117            357               0             3          6
    271          109,254.60  04/11/05        06/11/05           119            359               0             1          11
    272          106,427.04  04/08/05        06/01/05           119            359               0             1          1
    273          108,194.40  05/02/05        07/01/05           120            360               0             0          1
    274          105,271.92  04/20/05        06/11/05           119            359               0             1          11
    275          100,850.88  04/07/05        06/01/05           119            359               0             1          1
    276          102,880.68  03/04/05        05/01/05           118            358               0             2          1
    277          110,750.88  04/01/05        05/01/05           118            298               0             2          1
    278           94,652.04  04/19/05        06/01/05           119            359               0             1          1
    279           95,810.64  03/02/05        05/01/05           118            358               0             2          1
    280          106,198.08  03/21/05        05/01/05           118            298               0             2          1
    281           98,009.40  05/05/05        06/11/05           119            360              36             1          11
    282          100,221.36  04/06/05        05/11/05           118            358               0             2          11
    283           98,989.32  03/30/05        05/01/05            82            358               0             2          1
    284           92,388.84  03/04/05        05/01/05           118            358               0             2          1
    285          105,548.76  02/16/05        04/11/05            57            237               0             3          11
    286           87,598.32  04/28/05        06/01/05           119            359               0             1          1
    287           89,578.44  05/05/05        06/11/05           119            360              36             1          11
    288           90,591.36  04/28/05        06/01/05           119            299               0             1          1
    289           90,790.08  02/09/05        03/11/05           116            236               0             4          11
    290           74,564.16  02/28/05        04/06/05           117            357               0             3          6
    291           83,152.20  04/18/05        06/01/05           179            359               0             1          1
    292           68,991.48  05/16/05        07/01/05           120            360               0             0          1
    293           69,264.72  04/13/05        06/11/05           119            359               0             1          11
    294           67,025.76  05/05/05        06/11/05           119            360              36             1          11
    295           77,169.72  04/15/05        06/11/05           239            239               0             1          11
    296           39,723.72  04/20/05        06/11/05            56             0               57             1          11




                                                                                                         REMAINING
          GRACE    MATURITY/                 FINAL      MATURITY/ARD     MATURITY                        PREPAYMENT
LOAN #   PERIOD   ARD DATE(9)  ARD LOAN    MAT DATE   BALANCE ($)(10)    LTV %(1),(10)            PROVISION (PAYMENTS)(11)
------   ------   -----------  --------    --------   ---------------    -------------            ------------------------

  1         5       04/01/12      No                       115,968,261   72.5                        L(24),Def(55),O(3)
 1.1                                                        35,950,161   72.5
 1.2                                                        14,713,473   72.5
 1.3                                                        30,949,030   72.5
 1.4                                                        12,466,588   72.5
 1.5                                                         6,958,096   72.5
 1.6                                                         9,567,382   72.5
 1.7                                                         5,363,532   72.5
  2         0       06/11/10      No                        98,780,516   54.0                    L(36),Grtr1%orYM(20),O(4)
 2.1        0       06/11/10      No                        90,428,329   54.0                    L(36),Grtr1%orYM(20),O(4)
 2.2        0       06/11/10      No                         8,352,187   54.0                    L(36),Grtr1%orYM(20),O(4)
  3         5       06/01/15      No                        90,000,000   78.3                        L(24),Def(91),O(5)
  4         0       05/11/15      No                        79,466,057   68.4                        L(35),Def(77),O(7)
  5        10       05/01/13      No                        72,948,539   63.4                        L(24),Def(68),O(3)
  6         0       06/01/15      No                        59,164,591   66.9                        L(24),Def(92),O(4)
  7         0       05/01/15      No                        60,000,000   49.9                        L(24),Def(91),O(4)
  8         5       06/01/15      No                        52,206,736   71.0                        L(24),Def(93),O(3)
  9         5       06/01/15      No                        42,631,943   74.1                        L(24),Def(92),O(4)
  10        5       04/01/12      No                        45,000,000   75.2                        L(24),Def(51),O(7)
  11        0       05/11/15      No                        33,706,643   61.0                        L(24),Def(92),O(3)
  12        5       01/01/12      No                        35,923,707   67.3                        L(24),Def(52),O(3)
 12.1                                                       18,660,758   67.3
 12.2                                                       17,262,949   67.3
  13        5       04/01/15      No                        29,309,382   71.1                        L(24),Def(90),O(4)
  14        5       06/01/15      No                        28,556,357   67.2                        L(24),Def(92),O(4)
  15        0       06/11/10      No                        29,623,024   53.9                   L(36),Grtr1%UPBorYM(20),O(4)
  16        7       05/01/15      No                        25,962,063   74.0                        L(24),Def(91),O(4)
  17        7       06/01/12      No                        26,372,917   77.9           L(12),Grtr1%orYM(47),Lesser2%orYM(12),O(13)
  18        0       05/11/10      No                        26,853,024   52.9                   L(36),Grtr1%UPBorYM(19),O(4)
  19        7       06/01/12      No                        25,983,362   78.5           L(12),Grtr1%orYM(47),Lesser2%orYM(12),O(13)
  20        5       04/01/12      No                        26,400,000   80.0                        L(24),Def(51),O(7)
  21        7       06/01/12      No                        24,931,562   77.9           L(12),Grtr1%orYM(47),Lesser2%orYM(12),O(13)
  22        5       05/01/15      No                        23,355,693   74.1                        L(24),Def(91),O(4)
  23        0       06/11/12      Yes      06/11/35         21,983,438   68.7                        L(36),Def(45),O(3)
  24        5       05/01/15      No                        20,049,317   64.7                        L(24),Def(91),O(4)
  25        7       04/01/15      No                        19,381,296   53.1                        L(24),Def(90),O(4)
  26       10       05/01/12      No                        22,127,399   63.1                        L(24),Def(56),O(3)
  27        5       06/01/15      No                        20,315,663   69.8                        L(24),Def(93),O(3)
  28        7       01/01/15      No                        19,580,577   71.2                        L(24),Def(87),O(4)
  29        5       06/01/16      No                        19,121,016   61.7                       L(24),Def(105),O(3)
  30        5       06/01/16      No                        18,251,878   64.7                       L(24),Def(105),O(3)
  31        0       03/06/15      No                        17,510,757   62.5                        L(24),Def(90),O(3)
  32       10       05/01/11      No                        18,988,915   65.3                        L(24),Def(45),O(2)
  33       10       05/01/18      No                        15,725,359   61.2                       L(24),Def(124),O(7)
  34        5       05/01/15      No                        17,755,301   69.6                        L(24),Def(92),O(3)
  35        0       05/11/10      No                        19,740,000   70.0                        L(24),Def(32),O(3)
  36       10       05/01/12      No                        17,797,529   55.3                        L(24),Def(56),O(3)
  37        0       03/11/10      No                        19,307,037   59.9                        L(36),YM(17),O(4)
  38        7       05/01/15      No                        16,618,201   69.5                        L(24),Def(88),O(7)
  39        0       04/11/15      No                        16,326,805   66.1                        L(24),Def(91),O(3)
  40        7       05/01/20      No                        11,273,976   40.3                       L(24),Def(142),O(13)
  41        7       04/01/12      No                        16,986,659   71.4                        L(24),Def(55),O(3)
  42        5       06/01/15      No                        15,063,506   66.9                        L(24),Def(93),O(3)
  43       10       05/01/12      No                        16,194,511   66.4                        L(24),Def(56),O(3)
  44        0       04/11/10      No                        17,071,500   53.9                    L(34),Grtr1%orYM(20),O(4)
  45        7       05/01/10      No                        16,500,000   78.0                        L(24),Def(33),O(2)
  46        5       05/01/10      No                        16,400,000   82.0                        L(24),Def(28),O(7)
  47        0       04/11/10      No                        16,250,000   75.2                        L(24),Def(28),O(6)
  48        7       05/01/15      No                        14,054,722   58.9                        L(24),Def(91),O(4)
  49        0       04/11/12      No                        16,000,000   57.3                        L(36),YM(42),O(4)
  50        5       05/01/15      No                        13,142,004   57.1                        L(24),Def(91),O(4)
  51        7       04/01/15      No                        13,356,943   60.7                        L(24),Def(90),O(4)
  52        7       06/01/15      No                        12,939,266   66.4                        L(24),Def(92),O(4)
  53        5       06/01/15      No                        12,975,351   59.4                        L(24),Def(92),O(4)
  54        7       04/01/15      No                        13,758,420   71.1                        L(24),Def(90),O(4)
  55        7       04/01/15      No                        12,146,223   63.9                        L(24),Def(90),O(4)
  56        5       04/01/12      No                        14,600,000   80.0                        L(24),Def(51),O(7)
  57        7       05/01/15      No                        12,752,154   62.2                        L(24),Def(91),O(4)
  58        5       04/01/12      No                        14,250,000   78.9                        L(24),Def(51),O(7)
  59        5       06/01/15      No                        11,716,061   61.7                        L(24),Def(93),O(3)
  60        7       04/01/15      No                        11,569,682   66.1                        L(24),Def(90),O(4)
  61        5       04/01/12      No                        13,960,000   80.0                        L(24),Def(51),O(7)
  62        7       04/01/15      No                        12,262,640   68.1                        L(24),Def(90),O(4)
  63        5       04/01/12      No                        13,760,000   80.0                        L(24),Def(51),O(7)
  64        5       04/01/12      No                        13,710,000   79.9                        L(24),Def(51),O(7)
  65       10       05/01/15      No                        11,181,287   52.0                        L(24),Def(91),O(4)
  66       10       05/01/15      No                        11,143,578   56.3                        L(24),Def(91),O(4)
  67        7       05/01/15      No                        10,716,954   52.3                     L(34)Grtr1%orYM(81),O(4)
  68        5       04/01/12      No                        12,640,000   75.9                        L(24),Def(51),O(7)
  69        5       06/01/15      No                        10,756,064   49.8                        L(24),Def(95),O(1)
  70        5       05/01/12      No                        11,311,005   71.6                        L(24),Def(57),O(2)
  71        9       04/01/20      No                         8,414,696   53.3                       L(24),Def(141),O(13)
  72        7       06/01/20      No                         8,904,884   56.4                       L(24),Def(143),O(13)
  73        7       05/01/15      No                         9,939,786   66.3                        L(24),Def(91),O(4)
  74        5       04/01/12      No                        11,720,000   76.6                        L(24),Def(51),O(7)
  75        7       04/01/15      No                         9,632,279   60.2                        L(24),Def(90),O(4)
  76        5       06/01/15      No                         9,614,996   64.1                        L(24),Def(92),O(4)
  77        0       05/11/15      No                        10,552,754   63.0                    L(59),Grtr1%orYM(56),O(4)
  78        7       05/01/15      No                         9,246,810   66.0                        L(24),Def(91),O(4)
  79        0       06/11/10      No                        10,774,225   54.4                        L(36),YM(20),O(4)
  80        5       05/01/10      No                        10,438,220   78.5                        L(24),Def(31),O(4)
  81       10       05/01/15      No                         9,036,076   57.2                        L(24),Def(91),O(4)
  82        5       03/01/15      No                         8,796,201   66.1                        L(24),Def(91),O(2)
  83        0       06/11/15      No                         6,641,520   38.6                        L(24),Def(93),O(3)
  84        5       04/01/12      No                        10,400,000   79.1                        L(24),Def(51),O(7)
  85        5       04/01/12      No                        10,280,000   80.0                        L(24),Def(51),O(7)
  86        7       06/01/15      No                         8,585,280   67.1                        L(24),Def(92),O(4)
  87        0       05/11/15      No                         8,910,537   68.5                        L(24),Def(92),O(3)
  88        7       03/01/15      No                         8,417,358   66.5                        L(24),Def(89),O(4)
  89       10       01/01/15      No                         8,291,541   57.2                        L(24),Def(87),O(4)
  90        5       12/01/11      Yes      12/01/34          9,762,000   51.4                    L(17),Grtr1%orYM(57),O(4)
  91        7       04/01/15      No                         8,072,961   53.8                        L(24),Def(90),O(4)
  92        7       05/01/15      No                         7,921,370   54.3                        L(24),Def(91),O(4)
  93        0       05/11/15      No                         7,965,304   61.4                        L(24),Def(92),O(3)
  94        0       04/11/15      No                         7,782,979   61.3                    L(58),Grtr1%orYM(57),O(3)
  95        0       05/11/15      No                         8,110,008   64.9                        L(35),Def(81),O(3)
  96        5       04/01/12      No                         9,200,000   80.0                        L(24),Def(51),O(7)
  97        7       02/01/15      No                         7,409,036   64.4                        L(24),Def(88),O(4)
  98        5       06/01/15      No                         7,668,266   67.6                        L(24),Def(93),O(3)
  99        0       04/11/13      Yes      04/11/35          7,667,936   69.5                        L(34),Def(57),O(3)
 100       10       05/01/12      No                         7,876,551   65.6                        L(24),Def(56),O(3)
 101        5       04/01/12      No                         8,480,000   80.0                        L(24),Def(51),O(7)
 102        0       06/11/15      No                         5,383,294   42.7                        L(24),Def(93),O(3)
 103        5       05/01/20      No                           116,391   0.7                        L(24),Def(152),O(3)
 104        0       03/11/15      No                         7,491,852   73.4                        L(24),Def(89),O(4)
 105        5       04/01/12      No                         8,000,698   79.6                        L(24),Def(51),O(7)
 106        7       06/01/15      No                         6,838,833   60.5                    L(35),Grtr1%orYM(82),O(3)
 107        5       05/01/15      No                         6,734,955   67.3                        L(24),Def(92),O(3)
 108        0       05/11/15      No                         6,530,156   59.4                        L(24),Def(92),O(3)
 109        0       04/11/10      No                         7,670,000   80.0                        L(24),Def(31),O(3)
 110        5       04/01/12      No                         7,600,000   79.2                        L(24),Def(51),O(7)
 111       10       04/01/15      No                         7,500,000   49.2                        L(24),Def(90),O(4)
 112        0       04/11/15      No                         6,343,473   63.6                        L(24),Def(91),O(3)
 113        7       04/01/15      No                         6,235,638   61.7                        L(24),Def(90),O(4)
 114        7       06/01/15      No                         6,213,388   60.9                        L(24),Def(92),O(4)
 115        0       04/11/10      No                         7,438,500   56.4                        L(36),YM(18),O(4)
 116        0       04/11/15      No                         6,642,614   62.1                        L(24),Def(88),O(6)
 117        5       04/01/12      No                         7,300,000   75.3                        L(24),Def(51),O(7)
 118        5       05/01/15      No                         6,275,034   68.2                        L(24),Def(91),O(4)
 119        0       05/11/15      No                         6,390,197   66.6                        L(24),Def(89),O(6)
 120        0       05/11/15      No                         5,808,023   45.3                        L(35),Def(81),O(3)
 121        0       05/11/10      No                         7,085,000   79.6                        L(24),Def(32),O(3)
 122       10       05/01/13      No                         6,220,333   50.6                        L(24),Def(68),O(3)
 123        0       05/11/15      No                         5,844,082   63.5                    L(35),Grtr1%orYM(81),O(3)
 124        0       05/11/15      Yes      05/11/35          5,818,494   61.9                        L(35),Def(81),O(3)
 125        7       05/01/15      No                         6,023,313   69.6                        L(24),Def(91),O(4)
 126        7       05/01/15      No                         5,915,087   68.0                        L(24),Def(91),O(4)
 127        0       04/11/15      No                         5,753,007   59.9                        L(24),Def(91),O(3)
 128        0       06/11/15      No                         4,344,860   41.8                        L(24),Def(93),O(3)
 129        7       12/01/09      No                         6,289,836   73.1                        L(24),Def(28),O(2)
 130        0       06/11/15      No                         5,061,629   53.6                        L(24),Def(93),O(3)
 131        7       01/01/15      No                         5,537,434   60.9                        L(24),Def(87),O(4)
 132        0       03/01/15      No                         5,519,083   67.1                        L(24),Def(90),O(3)
 133        7       05/01/15      No                         5,368,528   59.0                        L(24),Def(91),O(4)
 134        0       04/11/15      No                         5,826,819   69.8                        L(34),Def(81),O(3)
 135        0       02/06/15      No                         5,213,946   58.6                        L(24),Def(89),O(3)
 136        5       05/01/15      No                         5,311,920   68.1                        L(24),Def(93),O(2)
 137        7       06/01/15      No                         4,994,688   59.5                        L(24),Def(93),O(3)
 138        7       05/01/20      No                         4,355,617   50.4                       L(24),Def(142),O(13)
 139        7       05/01/25      No                           128,853   1.5                        L(24),Def(190),O(25)
 140       10       05/01/15      No                         4,916,356   38.7                        L(24),Def(91),O(4)
 141        7       03/01/15      No                         4,805,435   61.6                        L(24),Def(89),O(4)
141.1                                                        2,002,265   61.6
141.2                                                        1,540,204   61.6
141.3                                                        1,262,967   61.6
 142        5       05/01/15      No                         4,777,914   54.0                        L(24),Def(91),O(4)
 143        7       05/01/15      No                         5,078,333   70.5                        L(24),Def(91),O(4)
 144        0       03/11/10      No                         5,650,000   70.6                        L(24),Def(30),O(3)
 145        0       06/11/15      No                         4,563,099   66.9                        L(36),Def(81),O(3)
 146        5       05/01/15      No                         4,749,973   66.9                        L(24),Def(91),O(4)
 147        7       05/01/15      No                         5,400,000   54.0                        L(24),Def(91),O(4)
 148        7       05/01/20      No                         3,805,473   57.7                       L(24),Def(142),O(13)
 149        7       03/01/15      No                         4,377,785   66.3                        L(24),Def(89),O(4)
 150        0       06/11/15      Yes      06/11/35          4,291,140   57.6                        L(36),Def(81),O(3)
 151        0       04/11/15      No                         4,236,221   66.2                        L(24),Def(91),O(3)
 152        0       04/11/15      No                         3,957,292   54.2                        L(34),Def(81),O(3)
 153        5       04/01/15      No                         4,272,923   58.0                        L(24),Def(93),O(1)
 154        0       06/11/15      No                         3,198,123   43.4                        L(24),Def(93),O(3)
 155        0       04/11/15      No                         4,193,273   66.6                    L(46),Grtr1%orYM(69),O(3)
 156        5       05/01/15      No                         4,142,899   35.7                        L(24),Def(91),O(4)
 157        7       04/01/15      No                         4,204,923   57.6                        L(24),Def(90),O(4)
 158       10       06/01/15      No                         4,027,058   29.2                        L(24),Def(92),O(4)
 159        5       04/01/15      No                         4,025,671   67.1                        L(24),Def(90),O(4)
 160        5       01/01/15      No                         3,889,015   65.9                        L(24),Def(87),O(4)
 161        0       04/11/15      No                         3,880,218   53.9                        L(24),Def(91),O(3)
 162        0       02/11/15      No                         3,778,194   64.6                        L(24),Def(89),O(3)
 163        0       03/11/15      No                         3,842,877   67.4                        L(24),Def(90),O(3)
 164        0       02/11/10      No                         4,482,500   54.0                    L(36),Grtr1%orYM(17),O(3)
 165        0       04/11/15      No                         3,666,291   55.5                        L(24),Def(91),O(3)
 166        0       06/11/15      No                         2,793,579   41.4                        L(24),Def(93),O(3)
 167        5       05/01/15      No                         3,537,760   61.3                        L(24),Def(92),O(3)
 168        0       04/11/15      No                         3,555,509   67.7                        L(34),Def(81),O(3)
 169        5       05/01/15      No                         3,397,178   45.3                        L(24),Def(91),O(4)
 170        5       05/01/15      No                         3,577,013   69.5                        L(24),Def(92),O(3)
 171        0       05/01/15      Yes      03/01/30          3,367,129   64.6                        L(24),Def(91),O(4)
 172        7       05/01/15      No                         3,733,455   73.2                        L(24),Def(91),O(4)
 173        7       04/01/13      No                         2,973,021   40.7                        L(24),Def(67),O(3)
 174        7       05/01/15      No                         3,319,597   63.8                        L(24),Def(91),O(4)
 175        0       03/11/15      No                         3,362,230   64.4                        L(24),Def(90),O(3)
 176        5       05/01/15      No                         3,255,268   58.8                        L(24),Def(92),O(3)
 177        0       06/11/15      Yes      06/11/35          3,249,600   57.0                        L(36),Def(81),O(3)
 178        0       03/11/12      No                         3,613,600   64.6                        L(45),YM(33),O(3)
 179        0       05/11/15      No                         3,490,859   67.0                        L(24),Def(91),O(4)
 180        0       04/11/15      No                         2,942,796   43.3                        L(34),Def(81),O(3)
 181        5       05/01/15      No                         3,157,614   61.3                        L(24),Def(92),O(3)
 182        7       04/01/15      No                         3,176,214   66.9                        L(24),Def(90),O(4)
 183        5       11/01/18      No                                 0   0.0                        L(24),Def(134),O(3)
 184        5       05/01/15      No                         3,122,231   61.2                    L(34),Grtr1%orYM(82),O(3)
 185        0       04/06/15      No                         3,086,347   66.7                        L(24),Def(91),O(3)
 186        7       04/01/15      No                         2,672,560   36.6                        L(24),Def(90),O(4)
 187        0       04/11/10      No                         3,500,000   59.6                        L(24),Def(31),O(3)
 188        5       05/01/15      No                         2,947,243   62.7                        L(24),Def(92),O(3)
 189        5       05/01/15      No                         2,678,297   57.0                        L(24),Def(92),O(3)
 190        7       04/01/15      No                         2,909,048   53.7                        L(24),Def(90),O(4)
 191        5       06/01/15      No                         2,892,757   53.6                    L(35),Grtr1%orYM(82),O(3)
 192       10       05/01/11      No                         3,181,255   53.0                        L(24),Def(45),O(2)
 193        7       05/01/15      No                         2,812,671   56.3                        L(24),Def(91),O(4)
 194        5       05/01/15      No                         2,616,170   53.2                        L(24),Def(92),O(3)
 195        7       03/01/20      No                         1,972,613   41.5                       L(24),Def(140),O(13)
 196        5       05/01/15      No                         2,815,805   61.9                        L(24),Def(92),O(3)
 197        7       04/01/15      No                         2,602,231   53.1                        L(24),Def(90),O(4)
 198        0       03/11/15      No                         2,874,399   69.3                        L(24),Def(90),O(3)
 199        0       05/11/15      No                         2,515,590   56.9                        L(24),Def(92),O(3)
 200        7       04/01/15      No                         2,764,255   58.5                        L(24),Def(90),O(4)
 201        7       04/01/25      No                                 0   0.0                        L(24),Def(189),O(25)
 202        7       05/01/15      No                         2,639,827   66.8                        L(24),Def(91),O(4)
 203        0       05/06/20      No                         2,264,933   55.9                       L(24),Def(152),O(3)
 204        5       04/01/15      Yes      04/01/35          2,578,615   62.1                        L(24),Def(91),O(3)
 205        5       04/01/15      Yes      04/01/35          2,594,289   61.8                        L(24),Def(91),O(3)
 206        5       06/01/15      No                         2,481,955   26.7                        L(24),Def(92),O(4)
 207        0       06/11/15      No                         1,976,617   43.0                        L(36),Def(81),O(3)
 208        0       03/06/15      No                         3,000,000   1.4                     L(24),Grtr1%orYM(90),O(3)
 209        0       05/11/15      Yes      05/11/35          2,480,972   66.2                        L(24),Def(92),O(3)
 210        0       04/11/15      No                         2,524,483   58.7                        L(24),Def(91),O(3)
 211        0       04/11/15      No                         2,523,718   67.1                        L(34),Def(81),O(3)
 212        7       04/01/25      No                                 0   0.0                        L(24),Def(189),O(25)
 213        5       05/01/15      No                         2,457,381   66.4                        L(24),Def(92),O(3)
 214        0       04/11/15      No                         2,391,834   56.4                        L(34),Def(81),O(3)
 215        0       05/11/15      No                         2,384,546   57.2                        L(24),Def(92),O(3)
 216        0       04/11/15      No                         2,381,423   65.2                        L(34),Def(81),O(3)
 217        7       04/01/15      No                         2,340,367   56.4                        L(24),Def(90),O(4)
 218        7       04/01/15      No                         2,338,918   66.8                        L(24),Def(90),O(4)
 219        0       03/11/15      No                         2,338,210   63.2                        L(24),Def(90),O(3)
 220        0       05/11/15      No                         2,258,346   59.0                        L(35),Def(81),O(3)
 221        0       03/06/15      No                         2,211,616   66.8                        L(24),Def(90),O(3)
 222        5       04/01/15      No                         2,018,263   53.5                        L(24),Def(91),O(3)
 223        5       06/01/15      No                         2,164,365   55.5                    L(35),Grtr1%orYM(82),O(3)
 224        7       05/01/15      No                         2,181,404   62.3                        L(24),Def(91),O(4)
 225        0       04/11/15      No                         2,160,661   62.6                    L(34),Grtr1%orYM(81),O(3)
 226        5       12/01/14      No                         1,987,737   57.6                        L(24),Def(87),O(3)
 227        0       04/11/10      No                         2,560,000   80.0                        L(24),Def(31),O(3)
 228        5       06/01/10      No                         2,550,000   75.0                    L(24),Grtr1%orYM(33),O(3)
 229        0       04/11/15      No                         2,192,801   68.7                        L(24),Def(91),O(3)
 230        7       04/01/15      No                         2,094,777   59.5                        L(24),Def(90),O(4)
 231        0       03/11/15      No                         2,100,755   60.7                        L(24),Def(87),O(6)
 232        0       02/11/15      No                         1,960,806   62.2                        L(24),Def(89),O(3)
 233        5       05/01/15      No                         2,095,935   67.8                        L(24),Def(92),O(3)
 234        0       02/11/15      No                         2,054,807   66.3                        L(24),Def(89),O(3)
 235        0       05/11/15      No                         2,079,912   65.0                        L(24),Def(92),O(3)
 236        0       05/11/15      No                         2,011,135   62.8                        L(24),Def(92),O(3)
 237        0       05/11/15      No                         2,007,418   60.8                    L(35),Grtr1%orYM(81),O(3)
 238        7       04/01/15      No                         2,010,984   59.5                        L(24),Def(90),O(4)
 239        0       05/11/15      No                         1,938,651   53.9                        L(24),Def(92),O(3)
 240        5       05/01/15      No                         1,951,236   66.1                        L(24),Def(92),O(3)
 241        7       06/01/15      No                         1,940,063   62.6                        L(24),Def(92),O(4)
 242        0       05/11/15      No                         1,876,700   60.5                    L(35),Grtr1%orYM(81),O(3)
 243        0       05/11/22      No                                 0   0.0                        L(35),Def(165),O(3)
 244        5       06/01/15      No                         1,849,563   43.5                        L(24),Def(93),O(3)
 245        0       05/11/11      No                         2,016,736   65.9                        L(24),Def(41),O(6)
 246        0       03/11/15      No                         1,808,390   67.0                        L(24),Def(90),O(3)
 247        0       05/11/15      No                         1,360,496   45.3                        L(35),Def(81),O(3)
 248        0       03/11/15      No                         1,748,334   64.8                        L(24),Def(90),O(3)
 249        0       03/11/15      No                         1,586,021   55.6                    L(33),Grtr1%orYM(81),O(3)
 250        0       04/06/20      No                         1,496,725   51.6                       L(24),Def(151),O(3)
 251        5       06/01/15      No                         1,284,338   29.2                        L(24),Def(93),O(3)
 252        0       05/11/15      No                         1,689,212   62.3                        L(24),Def(92),O(3)
 253        0       05/11/15      No                         1,674,915   64.4                    L(35),Grtr1%orYM(81),O(3)
 254        5       05/01/15      No                         1,657,160   27.6                        L(24),Def(91),O(4)
 255        0       05/11/15      No                         1,682,035   60.1                        L(24),Def(92),O(3)
 256        0       04/11/15      No                         1,527,810   54.4                        L(24),Def(91),O(3)
 257        5       05/01/15      No                         1,595,808   40.9                        L(24),Def(92),O(3)
 258        7       04/01/20      No                            19,429   0.3                        L(24),Def(141),O(13)
 259        5       05/01/15      No                           788,849   18.8                        L(24),Def(92),O(3)
 260        0       02/11/15      No                         1,458,250   64.6                        L(24),Def(89),O(3)
 261        0       05/11/15      No                         1,547,494   67.0                        L(24),Def(91),O(4)
 262        5       05/01/15      No                         1,420,601   57.7                        L(24),Def(92),O(3)
 263        7       05/01/25      No                            42,844   1.4                        L(24),Def(190),O(25)
 264        0       04/11/15      No                         1,420,937   61.8                    L(34),Grtr1%orYM(81),O(3)
 265        0       04/01/15      No                         1,416,078   59.0                        L(24),Def(91),O(3)
 266        5       06/01/15      No                         1,273,514   55.4                        L(24),Def(93),O(3)
 267        5       04/01/15      No                         1,395,564   66.5                        L(24),Def(91),O(3)
 268        0       05/11/15      No                         1,466,521   69.8                        L(24),Def(91),O(4)
 269        5       04/01/15      No                         1,349,641   34.3                        L(24),Def(91),O(3)
 270        0       03/06/15      No                         1,294,668   66.8                        L(24),Def(90),O(3)
 271        0       05/11/15      No                         1,307,176   60.8                    L(35),Grtr1%orYM(81),O(3)
 272        5       05/01/15      No                         1,297,659   59.0                        L(24),Def(92),O(3)
 273        5       06/01/15      No                         1,300,472   60.8                    L(35),Grtr1%orYM(82),O(3)
 274        0       05/11/15      No                         1,263,486   63.2                        L(24),Def(92),O(3)
 275        5       05/01/15      No                         1,248,393   54.3                        L(24),Def(92),O(3)
 276        7       04/01/15      No                         1,255,319   55.8                        L(24),Def(90),O(4)
 277        5       04/01/15      No                         1,142,550   42.3                        L(24),Def(91),O(3)
 278        7       05/01/15      No                         1,166,995   54.3                        L(24),Def(91),O(4)
 279        7       04/01/15      No                         1,170,908   45.5                    L(58),Grtr1%orYM(56),O(4)
 280        5       04/01/15      No                         1,076,776   53.8                        L(24),Def(91),O(3)
 281        0       05/11/15      No                         1,255,089   67.8                        L(24),Def(91),O(4)
 282        0       04/11/15      No                         1,184,104   54.8                        L(24),Def(91),O(3)
 283        5       04/01/12      No                         1,239,069   61.3                        L(24),Def(55),O(3)
 284        7       04/01/15      No                         1,129,089   61.0                        L(24),Def(90),O(4)
 285        0       03/11/10      No                         1,112,344   37.8                        L(24),Def(30),O(3)
 286        5       05/01/15      No                         1,070,623   66.9                        L(24),Def(92),O(3)
 287        0       05/11/15      No                         1,147,125   71.0                        L(24),Def(91),O(4)
 288        7       05/01/15      No                           921,452   47.3                        L(24),Def(91),O(4)
 289        0       02/11/15      No                           713,506   44.6                        L(24),Def(89),O(3)
 290        0       03/06/15      No                           905,586   51.7                        L(24),Def(90),O(3)
 291        5       05/01/20      No                           800,711   53.4                       L(24),Def(152),O(3)
 292        5       06/01/15      No                           853,259   50.2                    L(35),Grtr1%orYM(82),O(3)
 293        0       05/11/15      No                           820,978   58.6                    L(35),Grtr1%orYM(81),O(3)
 294        0       05/11/15      No                           858,320   68.1                        L(24),Def(91),O(4)
 295        0       05/11/25      No                                 0   0.0                     L(59),Grtr1%orYM(177),O(3)
 296        0       02/11/10      No                           825,000   54.0                    L(36),Grtr1%orYM(16),O(4)




                                                              MOST RECENT  MOST RECENT
  LOAN #       2002 NOI ($)    2003 NOI ($)    2004 NOI ($)        NOI ($)   NOI DATE        UW NOI ($)    UW NCF ($)
  ------       ------------    ------------    ------------        -------   --------        ----------    ----------

    1            8,157,607       9,901,055       9,842,218                                  12,403,014    11,308,524
   1.1           3,393,308       3,619,364       2,806,108                                   3,838,491     3,441,674
   1.2           1,952,184       2,077,398       1,284,824                                   1,785,001     1,623,903
   1.3             117,154       1,083,149       2,292,646                                   3,182,507     2,932,132
   1.4           1,146,608       1,312,261       1,445,988                                   1,495,259     1,365,818
   1.5             629,567         748,671         822,206                                     839,315       752,541
   1.6             564,617         718,472         779,710                                     869,667       815,730
   1.7             354,169         341,740         410,736                                     392,774       376,726
    2                                                                                       12,879,093    12,156,213
   2.1
   2.2
    3                            6,009,301       6,370,059      6,583,976       02/28/05     7,367,363     7,209,415
    4                                                                                        6,741,969     6,346,113
    5                                            7,473,627                                   7,030,240     6,520,237
    6                            6,406,171       8,560,532                                   8,047,089     7,802,837
    7           10,260,618       9,981,203       9,235,402                                   8,315,781     7,253,944
    8                            2,981,972       3,887,478      3,944,940       03/31/05     4,541,537     4,434,135
    9            3,784,849       3,938,683       3,913,647                                   3,845,548     3,704,053
    10           3,658,742       4,069,246       4,149,578                                   3,906,367     3,701,367
    11                                             140,216                                   3,556,484     3,327,316
    12           2,684,746       3,288,235                      4,266,859       09/30/04     4,249,111     3,764,686
   12.1          1,672,745       2,282,278                      2,505,514       09/30/04     2,107,723     1,829,652
   12.2          1,012,000       1,005,958                      1,761,344       09/30/04     1,822,231     1,674,439
    13           3,599,163       3,501,861       3,573,224                                   2,773,721     2,676,515
    14                           2,645,200       2,935,500      3,133,668       03/31/05     3,282,861     3,063,458
    15           3,444,406       3,309,221                      3,433,382       09/30/04     3,488,802     3,290,751
    16           2,865,508       2,387,419       1,570,544                                   2,976,031     2,703,525
    17           2,144,672       2,171,922       1,931,026      2,181,670       03/31/05     2,337,351     2,255,751
    18           3,346,971       3,541,833       3,010,861                                   3,270,001     3,090,453
    19                                           1,846,908      2,090,154       08/31/05     2,233,541     2,183,141
    20           2,289,467       2,355,571       2,141,950                                   2,222,330     2,108,330
    21                           1,297,639       1,754,135      2,193,926       03/31/05     2,168,321     2,101,521
    22                           1,418,411       1,136,421                                   2,091,019     2,036,426
    23                                                                                       2,384,651     2,287,617
    24           1,483,790       1,483,790                      1,483,790       02/28/04     2,182,349     2,036,677
    25           2,443,866       2,504,557       2,549,313                                   2,363,590     2,190,626
    26                           2,464,984       2,491,312                                   2,657,567     2,421,075
    27                                           1,935,031      1,966,516       01/31/05     1,970,524     1,916,524
    28           1,869,313       1,810,478                      1,208,723       09/30/04     1,978,171     1,854,659
    29                           2,126,342       2,183,658      2,237,195       02/28/05     2,036,785     1,925,272
    30                           2,200,290       2,184,241      2,190,321       02/28/05     1,996,021     1,893,993
    31           1,622,690       1,628,046       1,635,333                                   1,769,739     1,731,339
    32                           2,326,387       2,313,747                                   2,198,454     2,175,958
    33                           1,711,074       1,808,991                                   1,857,929     1,754,091
    34                           2,114,134       2,058,189      2,051,807       02/28/05     1,924,102     1,831,124
    35                           1,353,546       1,408,555      1,456,536       02/28/05     1,467,956     1,410,206
    36                           2,349,522       2,397,109                                   2,378,428     2,174,152
    37                                                                                       2,420,599     2,294,267
    38                           1,326,874       1,435,346                                   1,629,443     1,542,985
    39                           1,569,847       1,464,099      1,723,450       02/28/05     1,795,954     1,699,954
    40                                                                                       2,146,123     2,073,751
    41            -416,122        -249,572         545,074                                   1,630,104     1,540,738
    42           1,173,386       1,219,282                      1,299,123       03/31/05     1,701,315     1,611,767
    43           2,035,268       2,028,728       2,035,193                                   1,969,164     1,748,405
    44                                                                                       2,223,903     2,121,112
    45           1,334,572       1,242,724       1,412,253      1,479,588       02/28/05     1,438,907     1,361,746
    46             977,245       1,099,874       1,183,750                                   1,319,781     1,265,781
    47                           1,187,650                      1,392,183       11/30/04     1,429,226     1,361,589
    48                                                                                       1,792,411     1,723,175
    49                                                                                       2,307,931     2,150,511
    50           1,612,141       1,547,389       1,599,485                                   1,969,341     1,827,182
    51           1,824,941       1,491,514       1,878,231                                   1,794,331     1,738,929
    52                           1,314,697       1,505,320      1,552,958       02/28/05     1,602,611     1,377,077
    53                                                                                       1,745,326     1,557,750
    54           1,026,822       1,219,365       1,338,070                                   1,376,639     1,278,766
    55           1,306,322       1,239,856       1,295,452                                   1,481,877     1,384,507
    56           1,586,567       1,434,601       1,279,431                                   1,261,902     1,174,902
    57             980,698       1,273,250       1,722,353      1,727,865       03/31/05     1,426,442     1,303,002
    58           1,529,864       1,382,803       1,180,547                                   1,190,869     1,104,869
    59                                                          1,835,608       09/30/04     1,282,602     1,247,749
    60                                                                                       1,223,506     1,187,506
    61           1,059,034       1,076,634       1,136,528                                   1,148,946     1,084,946
    62             851,819         982,352       1,154,306                                   1,238,985     1,122,024
    63           1,141,439       1,163,081       1,128,093                                   1,154,287     1,088,287
    64           1,140,544       1,185,868       1,216,194                                   1,151,893     1,089,393
    65                           1,793,620       1,827,449                                   1,676,028     1,520,876
    66                           1,528,817       1,542,950                                   1,346,378     1,203,308
    67           2,106,603       1,901,428       1,937,595      2,066,025       01/31/05     2,304,096     1,836,845
    68           1,276,867       1,189,940       1,047,129                                   1,051,289       972,289
    69                                             552,280        605,585       03/31/05     1,326,465     1,272,515
    70                                                                                       1,187,243     1,149,383
    71                                                                                       1,199,789     1,145,036
    72             976,197       1,125,009       1,053,056                                   1,114,565     1,045,658
    73             381,995         571,630       1,265,382      1,294,476       03/31/05     1,165,860     1,074,260
    74           1,159,992       1,116,978       1,016,203                                   1,013,527       957,527
    75                                                                                       1,101,099     1,026,031
    76                                             286,212        316,363       01/31/05     1,168,952     1,063,211
    77                           1,044,481                        814,467       03/31/05     1,048,485       994,235
    78                              46,749                                                   1,032,618       951,359
    79                                                                                       1,271,319     1,233,375
    80             697,302         697,094         813,874                                   1,102,445       916,767
    81           1,302,849       1,311,059         855,195                                   1,257,143     1,155,424
    82             938,835       1,074,920                      1,095,636       04/30/05     1,029,436       915,237
    83           1,247,498       1,264,278       1,266,280                                   1,169,637     1,117,324
    84             842,757         805,168         842,523                                     851,493       809,493
    85           1,038,184         975,866         928,244                                     883,492       829,992
    86             989,518         910,619         795,294                                     935,477       880,130
    87                             892,685         848,820        871,603       02/28/05       914,937       892,937
    88                                             858,777        900,233       02/28/05       924,253       876,253
    89                                                                                         922,330       870,916
    90                                                                                       1,371,720     1,298,338
    91           1,328,427       1,317,884       1,334,484                                   1,225,989     1,113,547
    92           1,203,395       1,111,793         846,152        730,890       02/28/05     1,258,088     1,111,346
    93                             964,040       1,053,364                                   1,137,817     1,068,547
    94             765,779         941,339         980,304                                     893,636       865,581
    95             875,570       1,000,308         867,146                                     843,832       808,367
    96             806,360         769,141         773,823                                     761,038       720,038
    97                                                                                         794,615       750,578
    98                                             731,341        737,461       03/31/05       843,109       790,359
    99                                             321,810                                     797,753       758,069
   100                           1,033,802         971,877                                   1,034,963       917,135
   101             865,379         807,586         775,416                                     707,981       658,981
   102                                             986,053                                     910,443       865,984
   103           1,124,718       1,290,110       1,003,168                                   1,086,786     1,030,013
   104             751,763         662,791         705,559                                     720,173       669,678
   105             830,327         744,882         686,312                                     695,478       644,478
   106           1,117,904       1,058,019       1,024,221      1,029,492       02/28/05       929,789       838,506
   107                                                                                         675,565       673,416
   108                                                                                         934,227       890,810
   109                             490,426         580,781        581,512       02/28/05       627,918       585,918
   110             836,266         721,632         673,049                                     647,189       598,189
   111           1,112,572       1,149,224                                                   1,341,928     1,232,626
   112                                                            592,355       02/28/05       699,873       692,880
   113             807,819         777,858         910,272                                     738,382       657,935
   114                             537,412         758,290                                     708,997       646,747
   115                                                                                         824,187       796,121
   116                                             881,105                                     823,738       775,172
   117             745,630         794,582         661,421                                     619,247       568,247
   118              61,801          87,782          84,184                                     685,391       633,043
   119                                                                                         706,450       674,905
   120                             723,263         620,293        635,910       02/28/05       774,647       696,331
   121                             526,549         533,501        665,328       03/31/05       609,035       598,135
   122                                                                                         886,091       781,083
   123             646,174         610,052         745,217                                     732,924       666,087
   124             539,145         615,807         649,853                                     640,778       602,581
   125                             622,704         450,414                                     614,700       553,255
   126             700,022         422,016         798,318                                     702,680       645,525
   127                             615,910         563,296        609,141       12/31/04       599,807       563,807
   128             763,828         709,085         755,027                                     695,475       666,668
   129             662,579         819,466                        812,399       07/31/04       693,355       605,575
   130                             919,646       1,164,995      1,162,991       02/28/05       945,577       825,823
   131             922,139         826,813                      1,075,196       03/31/05       808,418       626,245
   132                                                            606,373       11/30/04       650,527       607,056
   133             579,891         857,881         827,517                                     724,327       643,053
   134             787,714       1,008,263         942,101                                     684,781       603,185
   135                             536,136                        665,858       11/30/04       727,993       682,296
   136                             486,157         515,851                                     506,215       499,781
   137                             156,973         428,835        498,504       02/28/05       593,963       555,961
   138                                             116,548        893,844       06/30/05       622,449       610,314
   139                                             310,120                                     620,524       605,055
   140           1,321,023       1,354,080       1,385,644                                   1,242,448     1,093,698
   141             516,285         595,724         694,357                                     701,501       617,570
  141.1            167,100         235,436         262,591                                     302,444       274,671
  141.2            234,410         221,141         251,421                                     232,901       205,254
  141.3            114,775         139,147         180,345                                     166,157       137,645
   142             559,385         649,161                        703,318       11/30/04       790,414       718,496
   143                                             287,903        566,024       09/30/05       527,386       481,137
   144             698,295         465,915                        384,307       01/31/05       517,465       484,465
   145                                                                                         420,281       394,781
   146             284,438         418,323                                                     475,337       439,074
   147             276,885         746,274         913,958                                     829,429       747,308
   148                             521,675         521,058        494,553       02/28/05       492,676       450,274
   149             519,318         485,567         472,311                                     514,777       472,449
   150                                                                                         482,405       470,816
   151                                                                                         493,038       456,460
   152             645,918         698,611         831,640                                     769,450       683,950
   153                                                                                         474,318       437,664
   154             530,953         502,126         516,439                                     524,279       494,836
   155                                                                                         578,433       525,018
   156           1,179,880       1,231,474         947,282        969,444       02/28/05       918,453       793,038
   157             440,165         288,492         210,564                                     478,278       432,973
   158             918,651         936,992         838,103                                     858,165       730,220
   159             412,089         372,782         451,251                                     554,190       458,830
   160             502,974         552,362         511,590                                     494,631       442,982
   161             592,880         706,050         714,824                                     658,968       577,656
   162             466,574         340,896         283,908                                     427,519       389,519
   163             533,104         443,334         542,308                                     493,081       437,581
   164             622,889         560,045                        700,886       11/30/04       587,570       540,169
   165                             420,808         432,609                                     447,878       427,518
   166                                             508,213                                     478,044       458,002
   167                                                                                         363,750       361,530
   168             221,726         262,261         331,758                                     414,849       375,607
   169             538,848         395,541         225,844        319,995       02/28/05       638,539       530,217
   170                                                                                         339,500       337,326
   171                                                                                         368,115       365,975
   172                                             358,864                                     374,988       353,856
   173                             574,134         553,405                                     488,764       452,846
   174             182,343         214,572         255,177                                     389,800       342,132
   175                                                            456,493       01/31/05       383,632       372,400
   176                                                                                         333,450       331,777
   177                                                                                         368,285       354,951
   178             279,184         311,370         318,236                                     340,713       318,713
   179                                             254,032                                     406,390       382,217
   180             438,451         437,398         559,896                                     515,670       450,467
   181                                                                                         339,500       337,277
   182             493,412         446,892         427,861                                     335,321       320,321
   183             749,728         744,173         714,056                                     627,020       588,836
   184             368,044         283,398         329,606        328,924       03/31/05       378,376       349,126
   185                             401,269         372,982                                     350,420       308,420
   186                                                                                         469,722       468,282
   187             474,382         392,419                        418,735       01/31/05       391,190       355,106
   188                                                                                         308,460       306,287
   189             252,588         377,647         360,236                                     458,625       408,375
   190                             244,015         365,117        431,708       01/31/05       362,063       353,665
   191             214,365         258,750         349,757        369,678       02/28/05       370,606       360,768
   192                                             537,572                                     701,332       650,272
   193                                             226,074        243,188       02/28/05       300,671       283,913
   194             343,311         385,340         403,256                                     384,835       356,835
   195                             383,268         377,029                                     342,492       322,452
   196                                                                                         324,891       295,049
   197                             246,707         363,917        372,854       01/31/05       362,236       299,625
   198                                                                                         300,418       278,749
   199             303,215         352,425         369,620                                     384,125       344,657
   200                                                                                         370,046       345,339
   201                                                                                         308,732       307,250
   202              47,139         218,152         273,874                                     306,500       285,790
   203                                                            278,446       03/31/05       299,135       275,135
   204                                                                                         271,600       269,377
   205                                                                                         274,219       272,035
   206             732,367         849,101         834,968        859,933       02/28/05       590,237       496,012
   207             261,385         387,994         421,118        453,277       02/28/05       405,652       364,392
   208                                                                                      12,112,197    12,076,627
   209             240,011         262,358                        258,893       11/30/04       258,828       250,967
   210                                                                                         301,134       299,182
   211             228,620         245,592         226,651                                     295,666       270,066
   212                                                                                         291,090       289,634
   213                                             284,004        301,753       02/28/05       274,074       254,074
   214                                             308,337                                     291,621       272,234
   215                             211,288         326,903        293,831       02/28/05       312,563       278,920
   216                                             201,072                                     302,316       281,810
   217                             249,107         346,709                                     307,727       296,737
   218             269,406         295,196                        294,825       11/30/04       275,149       256,110
   219             320,324         273,009                        270,796       09/30/04       316,575       279,692
   220                             184,481         198,000                                     249,862       230,782
   221             240,097         283,876         263,360                                     252,123       235,123
   222             104,221         220,764         299,101                                     323,769       307,857
   223             198,272         239,121         282,837        275,660       02/28/05       284,511       272,961
   224                                             265,322                                     259,768       250,296
   225                                                            294,359       12/31/04       271,568       260,637
   226                                                                                         293,357       281,058
   227             281,090         266,710                        284,786       02/28/05       260,361       228,361
   228                                                            253,437       01/31/05       267,723       251,203
   229                                                                                         237,351       226,287
   230                                             240,078                                     218,984       206,565
   231             382,454         349,081         315,084                                     272,235       256,635
   232             241,114         233,534                        214,158       11/30/04       274,548       244,548
   233             221,276         242,326         233,900        233,169       03/31/05       234,582       222,107
   234             226,424         217,243                        240,940       10/31/04       234,472       228,172
   235                                                                                         244,313       224,769
   236                             152,244         142,464                                     249,080       217,580
   237                                             164,000                                     251,682       221,855
   238                                                                                         227,681       211,884
   239             256,440         256,273         253,785                                     254,192       252,182
   240                                                                                         212,922       210,738
   241                                                                                         232,008       213,981
   242                             159,342         221,065                                     218,280       202,886
   243              82,674         159,919         179,267                                     242,469       236,124
   244                             251,850         238,088        248,566       01/31/05       274,053       263,478
   245                                             117,841        206,956       01/31/05       202,932       200,124
   246             213,346         199,214         213,473                                     210,008       205,108
   247                             188,788         266,917                                     247,126       225,217
   248                                             192,006                                     222,079       204,079
   249             178,732         192,577         228,239                                     218,366       198,811
   250                                                            233,061       02/28/05       202,855       178,855
   251             361,248         389,762                        426,646       11/30/04       345,460       335,260
   252                             168,978         211,385        217,395       02/25/05       207,822       203,022
   253                                                            144,016       03/31/05       198,519       180,402
   254             476,284         342,534         507,466        516,289       02/28/05       359,305       304,553
   255                                             176,303        178,552       02/28/05       180,548       175,098
   256             239,465         233,547                        273,387       10/31/04       231,068       224,520
   257             298,953         302,848         332,418        332,649       01/31/05       297,594       277,433
   258             516,861         539,471         553,781        562,279       02/28/05       449,526       414,905
   259             216,036         275,911         258,748        269,517       01/31/05       261,981       253,731
   260                             218,255         170,652                                     166,271       151,271
   261                                                                                         167,003       156,198
   262                                                                                         178,643       172,523
   263                                                                                         214,329       193,462
   264             182,019         191,724         204,508                                     190,860       181,154
   265                                                                                         203,827       194,674
   266                                              86,108        102,817       02/28/05       185,906       172,530
   267             191,385         156,997         172,258        183,987       01/31/05       171,803       160,805
   268                             178,205         145,958                                     166,940       157,547
   269             278,762         282,759         304,777                                     286,340       275,941
   270                             153,012         141,122                                     134,483       129,733
   271                                                                                         155,372       148,466
   272                                                            112,978       02/28/05       190,998       172,458
   273                                                            142,963       03/31/05       152,155       143,090
   274                             139,012         161,201                                     168,895       152,365
   275             136,343         129,904         149,644                                     150,877       144,479
   276                              98,989         171,415                                     155,148       146,703
   277                                              13,396         37,113       03/31/05       206,204       196,651
   278                                             116,497         97,174       02/28/05       127,957       121,207
   279                                                                                         191,829       172,233
   280                             142,488         163,002        166,997       01/31/05       186,216       167,570
   281                                                                                         138,561       127,543
   282                                                                                         148,647       140,502
   283                                                                                         153,675       142,665
   284                                             134,277                                     133,653       129,340
   285                                                                                         215,973       203,973
   286             152,047         183,819                        188,611       11/30/04       146,259       141,397
   287                                                                                         128,112       120,298
   288             105,469         106,174         135,319                                     144,275       140,228
   289             150,841         147,504         158,917                                     178,000       159,900
   290             119,061         112,251         121,957                                     122,245       115,148
   291                                              89,910                                     136,670       120,670
   292             118,214          94,244         107,277        107,168       02/28/05       114,293       108,173
   293                                              22,320                                      98,945        95,045
   294                              77,201          83,470                                     106,708        99,964
   295                              95,115          95,982                                      91,970        91,283
   296                                                                                         109,084       103,682




                                                                                            UPFRONT ESCROW(13)
                                                             ----------------------------------------------------------------------
         UW                                                  UPFRONT CAPEX    UPFRONT ENGIN.   UPFRONT ENVIR.    UPFRONT TI/LC
LOAN #   DSCR (X) (1),(12),(16),(19)  TITLETYPE     PML %       RESERVE ($)       RESERVE ($)      RESERVE ($)      RESERVE ($)(21)
------   ---------------------------  ---------     -----       -----------       -----------      -----------      ---------------

  1      1.36                            Fee                                         110,273
 1.1     1.36                            Fee
 1.2     1.36                            Fee
 1.3     1.36                            Fee
 1.4     1.36                            Fee
 1.5     1.36                            Fee
 1.6     1.36                            Fee
 1.7     1.36                            Fee
  2      2.57                            Fee        14.0
 2.1     2.57                            Fee        14.0                           62,100.00
 2.2     2.57                            Fee        14.0
  3      1.50                            Fee
  4      1.34                            Fee                                                                         5,500,000
  5      1.22                            Fee        10.0            19,531
  6      1.61                            Fee                         5,987            43,540
  7      2.25                            Fee        19.0
  8      1.17                            Fee
  9      1.20                            Fee        15.0
  10     1.57                            Fee                       270,158         1,704,513
  11     1.30                            Fee         6.0                                                               575,000
  12     1.40                            Fee                                                                         2,000,000
 12.1    1.40                            Fee
 12.2    1.40                            Fee
  13     1.07                            Fee                                          59,869                         1,520,000
  14     1.30                            Fee                                         404,000
  15     2.43                            Fee        16.0
  16     1.44                            Fee
  17     1.23                            Fee         8.0            60,219
  18     2.51                         Leasehold
  19     1.20                            Fee
  20     1.50                            Fee        10.0            94,203
  21     1.21                            Fee
  22     1.21                            Fee        18.0
  23     1.35                            Fee        13.0
  24     1.25                            Fee
  25     1.42                            Fee
  26     1.62                            Fee
  27     1.25                            Fee
  28     1.27                            Fee                                         213,296
  29     1.30                       Fee/Leasehold                                     25,000
  30     1.34                       Fee/Leasehold
  31     1.22                            Fee                                         151,250
  32     1.62                            Fee
  33     1.25                            Fee
  34     1.35                         Leasehold
  35     1.35                            Fee
  36     1.70                            Fee
  37     2.66                            Fee
  38     1.20                            Fee        17.0                              73,156                           100,000
  39     1.29                            Fee                                         193,000
  40     1.43                            Fee                                                            2,000
  41     1.27                            Fee
  42     1.31                            Fee        15.0
  43     1.48                         Leasehold
  44     2.58                            Fee
  45     1.53                            Fee                                       1,050,000
  46     1.35                            Fee        17.0                              33,704
  47     1.44                            Fee        17.0                                              157,500
  48     1.56                            Fee
  49     2.69                            Fee
  50     1.78                            Fee                                          27,936
  51     1.60                            Fee
  52     1.31                            Fee
  53     1.46                            Fee                                                                           393,500
  54     1.26                            Fee                                          93,750
  55     1.45                       Fee/Leasehold
  56     1.53                            Fee                        59,932         1,866,995
  57     1.30                            Fee
  58     1.48                            Fee                        54,646           329,996
  59     1.30                         Leasehold     15.0
  60     1.29                            Fee
  61     1.48                            Fee                       205,768            66,025
  62     1.24                            Fee                                                                            20,020
  63     1.51                            Fee                        43,980           300,400
  64     1.49                            Fee                       194,835            48,600
  65     1.76                            Fee
  66     1.38                            Fee
  67     2.14                            Fee                                          18,750                           300,000
  68     1.46                            Fee                        62,509           219,264
  69     1.50                            Fee                                          62,125
  70     1.32                            Fee                                                                           120,000
  71     1.24                            Fee
  72     1.20                            Fee
  73     1.35                            Fee                                          13,000
  74     1.56                            Fee                        91,977           478,750
  75     1.33                            Fee
  76     1.35                            Fee                                                                         2,320,000
  77     1.24                            Fee        10.0                               9,600
  78     1.27                            Fee                        20,000                                              80,000
  79     2.51                            Fee
  80     1.24                            Fee                                         600,000                           549,903
  81     1.63                            Fee
  82     1.27                            Fee                                           5,625
  83     1.32                            Fee
  84     1.48                            Fee                        36,660           179,375
  85     1.52                            Fee                        75,445            30,275
  86     1.24                            Fee                                                                           195,600
  87     1.30                            Fee
  88     1.29                            Fee
  89     1.31                            Fee
  90     2.66                         Leasehold
  91     1.73                            Fee
  92     1.73                            Fee                                                          303,750
  93     1.59                            Fee                                                                           100,000
  94     1.36                            Fee        11.0                              20,400
  95     1.25                       Fee/Leasehold   14.0                                              135,000           75,000
  96     1.49                            Fee                        87,214           705,890
  97     1.25                            Fee
  98     1.35                            Fee                                           2,813
  99     1.30                            Fee        13.0
 100     1.62                            Fee
 101     1.48                            Fee                        40,872           238,419
 102     1.27                            Fee
 103     1.25                            Fee        12.0
 104     1.26                            Fee                                           2,963
 105     1.53                            Fee                        47,345            46,500
 106     1.51                            Fee
 107     1.26                            Fee
 108     1.66                            Fee
 109     1.34                            Fee                                           3,125
 110     1.50                            Fee                        86,097           108,150
 111     3.42                            Fee
 112     1.30                            Fee        10.0
 113     1.31                            Fee         6.0                              12,500                           250,000
 114     1.28                            Fee                                          10,125
 115     2.22                            Fee
 116     1.54                            Fee                                           9,375
 117     1.48                            Fee                       100,662           368,651
 118     1.25                            Fee                           516
 119     1.38                            Fee
 120     1.34                            Fee
 121     1.59                            Fee
 122     1.71                            Fee
 123     1.40                            Fee                                          75,000                           300,000
 124     1.29                            Fee                                          24,000
 125     1.20                            Fee
 126     1.37                            Fee                                           7,125
 127     1.21                            Fee        10.0                             126,713
 128     1.21                            Fee
 129     1.35                            Fee                                          72,813
 130     1.69                            Fee        11.0
 131     1.37                            Fee
 132     1.33                            Fee                                             263
 133     1.51                            Fee
 134     1.38                            Fee                                                                           100,000
 135     1.57                            Fee        15.0
 136     1.20                            Fee                                           9,255
 137     1.38                            Fee        17.0                              11,438
 138     1.43                            Fee
 139     1.23                            Fee                                                                            44,000
 140     2.89                            Fee
 141     1.57                            Fee                                          28,000
141.1    1.57                            Fee
141.2    1.57                            Fee
141.3    1.57                            Fee
 142     1.83                            Fee                                          17,133
 143     1.24                            Fee
 144     1.65                            Fee
 145     1.23                            Fee         8.0
 146     1.20                            Fee
 147     2.61                            Fee        16.0            10,375
 148     1.21                            Fee                                                                             9,018
 149     1.34                            Fee                        50,000
 150     1.35                            Fee
 151     1.34                            Fee                                                                            50,000
 152     1.72                            Fee        15.0
 153     1.21                            Fee
 154     1.22                            Fee
 155     1.47                            Fee
 156     2.40                            Fee
 157     1.24                            Fee        15.0                              32,125
 158     2.32                            Fee
 159     1.38                            Fee                                                                            66,350
 160     1.41                            Fee                                         197,056
 161     1.78                            Fee
 162     1.29                            Fee
 163     1.44                            Fee                                           2,763
 164     2.52                            Fee
 165     1.44                            Fee        14.0
 166     1.29                            Fee
 167     1.23                            Fee
 168     1.25                            Fee
 169     1.95                            Fee                                                                           150,000
 170     1.20                            Fee
 171     1.33                            Fee
 172     1.25                            Fee
 173     1.34                            Fee
 174     1.29                            Fee
 175     1.34                            Fee        13.0                               4,375
 176     1.27                            Fee
 177     1.35                         Leasehold
 178     1.23                            Fee         9.0                              92,465
 179     1.37                            Fee                                                                            64,590
 180     1.57                            Fee        19.0                             146,313
 181     1.33                            Fee
 182     1.23                            Fee
 183     1.42                            Fee
 184     1.34                            Fee
 185     1.21                            Fee                                          28,125
 186     1.85                            Fee
 187     2.03                            Fee                                          58,750
 188     1.25                            Fee
 189     1.56                            Fee
 190     1.51                            Fee        10.0
 191     1.54                            Fee
 192     2.95                            Fee
 193     1.27                            Fee        23.0            62,490             6,250
 194     1.38                            Fee
 195     1.29                            Fee                                          18,461
 196     1.26                            Fee
 197     1.25                            Fee                       150,000            19,375
 198     1.27                            Fee
 199     1.41                            Fee                                          18,750
 200     1.52                            Fee
 201     1.15                            Fee
 202     1.33                            Fee
 203     1.23                            Fee
 204     1.29                            Fee
 205     1.28                            Fee        14.0
 206     2.51                            Fee
 207     1.40                            Fee
 208     79.41                           Fee
 209     1.27                            Fee         7.0                              12,000
 210     1.43                            Fee
 211     1.29                            Fee                                          80,938           15,000
 212     1.15                            Fee
 213     1.22                            Fee
 214     1.41                            Fee                                                                            40,000
 215     1.43                            Fee                                          25,000
 216     1.45                            Fee                                          50,000
 217     1.55                            Fee
 218     1.34                            Fee
 219     1.43                            Fee                                         250,000                            46,000
 220     1.25                            Fee        12.0
 221     1.28                            Fee                                           2,219
 222     1.55                            Fee                                          20,786
 223     1.56                            Fee
 224     1.39                            Fee
 225     1.48                            Fee
 226     1.45                            Fee
 227     1.71                            Fee                                           6,000
 228     1.83                            Fee        16.0                               5,206
 229     1.32                            Fee        10.0                                                                55,650
 230     1.24                            Fee        18.0
 231     1.48                            Fee         5.0
 232     1.34                            Fee                                         117,500
 233     1.28                            Fee
 234     1.39                            Fee
 235     1.30                            Fee
 236     1.32                            Fee                                          25,263
 237     1.35                            Fee                                                                           100,000
 238     1.24                            Fee
 239     1.60                            Fee
 240     1.30                         Leasehold
 241     1.32                            Fee
 242     1.33                            Fee                                                                            25,000
 243     1.32                            Fee
 244     1.72                            Fee
 245     1.29                            Fee        13.0
 246     1.38                            Fee
 247     1.28                            Fee                                          32,625
 248     1.44                            Fee
 249     1.29                            Fee
 250     1.20                            Fee                                           7,500
 251     2.04                            Fee
 252     1.43                            Fee        12.0
 253     1.31                            Fee
 254     2.30                            Fee
 255     1.23                            Fee
 256     1.46                            Fee
 257     2.10                            Fee
 258     2.30                            Fee        18.0
 259     1.43                            Fee
 260     1.29                            Fee                                           3,750
 261     1.37                            Fee                                                                            20,390
 262     1.49                            Fee
 263     1.31                            Fee
 264     1.56                            Fee                                                                            40,000
 265     1.70                            Fee                                                                            50,000
 266     1.39                            Fee
 267     1.37                            Fee                                                                           112,000
 268     1.38                            Fee                                                            2,188           24,000
 269     2.44                            Fee
 270     1.28                            Fee                                           1,219
 271     1.36                            Fee
 272     1.62                            Fee
 273     1.32                            Fee
 274     1.45                            Fee                                           6,500
 275     1.43                            Fee
 276     1.43                            Fee
 277     1.78                            Fee                                                                            75,000
 278     1.28                            Fee        20.0            51,950
 279     1.80                            Fee
 280     1.58                            Fee                                           2,875
 281     1.30                            Fee                                                                            23,400
 282     1.40                            Fee
 283     1.44                            Fee
 284     1.40                            Fee
 285     1.93                            Fee
 286     1.61                            Fee
 287     1.34                            Fee                                                                            18,000
 288     1.55                            Fee                                          12,000
 289     1.76                            Fee                                         133,875
 290     1.54                            Fee        16.0                               7,681
 291     1.45                            Fee
 292     1.57                            Fee
 293     1.37                            Fee                                                                            20,000
 294     1.49                            Fee                                                                            16,800
 295     1.18                            Fee
 296     2.52                            Fee




                         UPFRONT ESCROW(13)                                                  MONTHLY ESCROW(14)
         ------------------------------------------------------   ------------------------------------------------------------------
         UPFRONT RE TAX   UPFRONT INS.           UPFRONT OTHER    MONTHLY CAPEX   MONTHLY ENVIR.    MONTHLY TI/LC     MONTHLY RE TAX
LOAN #       RESERVE ($)    RESERVE ($)    RESERVE ($)(20),(22)     RESERVE ($)      RESERVE ($)      RESERVE ($)        RESERVE ($)
------       -----------    -----------    --------------------     -----------      -----------      -----------        -----------

  1             867,445         42,597              580,250           10,873                            83,333            173,489
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
  2
 2.1
 2.2
  3             420,258         39,733                                                                                     60,037
  4                             33,661           24,500,000            6,359                                               24,013
  5
  6             234,016         12,190                                 5,987                                              117,008
  7
  8              47,875          5,515
  9             363,695         32,145                                 3,000                            16,700             74,037
  10            240,156         17,154                                                                                     40,026
  11                                              4,500,000            3,769
  12            335,328         32,983              375,000            3,000                            20,000             59,775
 12.1
 12.2
  13            125,317         71,130              650,000            4,855                             7,000             41,772
  14            100,291        138,482                                18,283                                               50,145
  15
  16             43,452         11,433                                 2,962                            16,667             43,452
  17
  18
  19
  20             69,993          6,208                                                                                     11,666
  21
  22             95,957         14,167                                                                                     31,986
  23                                                272,164            2,183                                               15,250
  24                                              5,600,000
  25
  26
  27             46,193          7,436                                 4,500                                               38,494
  28            195,692          4,750              232,144            2,927                             7,917             27,956
  29                                                                   2,250
  30                                                                   2,188
  31             68,723         19,838            4,000,000                                                                 9,818
  32
  33
  34             45,816         16,315                                 1,499                                               15,272
  35             60,931         59,017                                                                                     20,310
  36
  37
  38             65,649         20,252                                 1,963                                               16,412
  39            109,847                                                8,000                                               13,731
  40             22,915         23,263              607,609            1,008                             4,167             22,915
  41            104,796                                                  825                             8,333             17,466
  42             44,297          8,037                                 1,729                             5,734             14,766
  43
  44
  45                            25,104                                 6,400                                               22,866
  46             36,616          4,246                                                                                      9,154
  47             26,250         30,685                                 1,105                             5,526             26,250
  48             96,338         17,891                                                                                     19,268
  49
  50            194,912        186,302                                 1,885                                               48,728
  51            242,172         69,756                                 1,382                             3,235             48,434
  52
  53             25,394                                                1,230                            17,054             12,697
  54             52,193         10,268                                                                   6,250             10,439
  55            125,580         30,394                                 1,546                             3,330             25,116
  56            114,405          5,333                                                                                     28,601
  57              9,974                                                                                  5,833              9,974
  58            107,662         14,874                                                                                     26,915
  59             52,016          8,708              118,336                                                                17,339
  60             29,104         62,838                                 2,500                                                9,701
  61            106,763          5,370                                                                                     17,794
  62             78,898          9,316                                                                  12,500             15,780
  63            108,508          5,537                                                                                     18,085
  64            118,619          5,245                                                                                     19,770
  65
  66
  67            226,730         21,398              680,000           12,543                             8,333             37,788
  68             83,300          4,844                                                                                     20,825
  69             35,124          5,130              296,670              750                             3,746              5,018
  70                             2,600               94,350              422                             2,525              5,697
  71             54,089         16,831            1,085,729                                                                13,522
  72            127,840          5,685                                   411                             5,223             21,307
  73             29,017         81,104                                 6,810                                               14,509
  74             82,278          3,431                                                                                     20,569
  75
  76            103,209         13,866                                 1,478                             8,375             25,802
  77             46,087         33,888                                 4,521                                               15,362
  78            116,920         14,338                                                                                     19,487
  79
  80             57,138         20,174               48,000            4,453                             4,174             14,285
  81
  82                                                                   3,125                             6,424             29,486
  83
  84             74,744          2,572                                                                                     18,686
  85             80,087          3,278                                                                                     20,022
  86            111,090         10,545               16,500              538                             4,075             15,870
  87              2,651         15,588                                                                                      2,651
  88             90,480         15,074                                 4,000                                               18,096
  89            251,190          7,685                                   969                                               17,942
  90
  91
  92
  93             74,923          6,137                                 1,149                             6,997             10,703
  94             10,301                                                  503                                               10,301
  95             14,681         24,212                                   661                                                7,341
  96             59,196          2,234                                                                                     14,799
  97
  98             69,334          7,219                                 4,396                                               11,556
  99              6,158          5,316              424,747              971                                                6,158
 100
 101             63,866          3,003                                                                                     15,966
 102
 103             21,890          2,630                                                                                     10,945
 104             61,583                                                  835                             2,923             12,317
 105             55,073         10,164                                                                                     13,768
 106             34,098         52,160              100,000            7,608                                                5,683
 107              2,891                                                  179                                                2,891
 108             38,089          7,821               85,000                                              3,174             12,696
 109             48,100         27,500               10,000            2,800                                               12,025
 110             68,098          2,669                                                                                     17,025
 111
 112              7,136          8,888                                   874                                                3,568
 113             42,363          5,609                                 1,546                             5,157              6,052
 114             30,468          3,439                                                                   4,167             15,234
 115
 116             48,381          6,825                                 1,177                             5,083              6,048
 117             60,859          2,778                                                                                     15,215
 118             16,759          7,234               49,554              516                             3,025              8,379
 119             12,500          1,648              142,000              379                             1,262              6,250
 120                            36,789                                 6,409                                                7,014
 121             21,521          1,478                                                                                      7,174
 122
 123                             8,823              100,000            1,487                             3,194              9,493
 124              5,315          1,138                                 1,404                               425              1,772
 125             86,083          4,238                                 2,418                             4,167              8,608
 126             42,550          6,564                                   985                             3,778              7,092
 127                             3,372                                 2,976                                                4,747
 128
 129            104,751         29,308                                 7,324                                                8,729
 130                                                                   3,613
 131             29,793         56,517                                 2,385                            12,500             14,897
 132             29,532          2,500                                   918                             2,386              4,219
 133
 134             16,682          4,318                5,000            1,699                            13,000              8,341
 135                             5,028                                   616                             4,105              6,657
 136             10,472          1,589                5,000              212                                                5,236
 137             19,313          7,168                                   680                             2,487              6,438
 138             56,999          1,900                                                                                      9,500
 139             20,385          5,382               20,800              335                               954              3,398
 140
 141             55,253          4,442                                 1,667                               834             11,051
141.1
141.2
141.3
 142             22,717         13,320                                   875                             2,917              5,506
 143             78,152          2,608                                   575                             2,874             13,025
 144             46,749         43,309                5,100            2,750                                               15,583
 145             21,428          8,915                                 2,125                                               10,714
 146             26,484          2,582              100,000              548                                                6,621
 147
 148             42,130                              49,080              313                             3,086              8,426
 149             39,307          4,451                                 3,527                                                9,827
 150                                                                     322
 151             16,763          7,280                                   494                             2,470              2,840
 152             26,833         36,464                                 7,125                                                3,833
 153              1,645          2,828              180,000              575                             2,480                329
 154                                                                                                     2,600
 155             40,000            757                                   563                             3,500             10,000
 156             83,011          2,655              333,555                                                                20,753
 157              7,046          1,191
 158
 159                                                                   1,383
 160             10,952          7,492              200,000            1,393                             2,880              5,476
 161                            19,714                                 2,140                            13,955              6,878
 162             21,691         30,933                                 3,167                                               10,846
 163             60,419          8,232                                 4,625                                               12,084
 164
 165             33,213          2,729               67,000              284                             2,349              6,643
 166
 167
 168             23,047            830                5,656              495                             2,308              2,561
 169             79,773         10,433                                                                                     19,943
 170
 171
 172             47,117         11,441                                   205                             2,308              4,900
 173                                                                     175                             2,000
 174             20,077         11,102               53,538              899                             1,333             20,077
 175             11,502          3,949                                   936                                                2,300
 176
 177                                                                     275
 178             34,600         12,921                                 1,833                                                4,943
 179             21,530                                                  404                             2,691              2,691
 180              5,909         42,732                5,000            1,075                             3,583              5,909
 181                                                 25,000
 182             34,620          1,973                                 1,250                                                5,770
 183
 184                                                                   2,438                                                7,390
 185             30,862          7,836                                 3,500                                                7,715
 186                                                 51,667
 187             13,165          7,577                                 3,008                                                4,388
 188
 189             32,904         10,860                                 4,188                                                8,226
 190              4,165          4,601                                   700                                                4,165
 191             15,355          5,119                                   820                                                2,194
 192
 193             23,377          1,053                3,111            1,397                               539              2,922
 194             29,211         28,277                                 2,333                                                5,842
 195             11,606          3,008                                                                                      2,321
 196             41,517          9,895               65,000              362                             2,121              5,190
 197             56,868         39,358                                 2,500                             2,566              8,124
 198             10,309          1,577               10,710              360                             1,800              2,577
 199             34,455          6,115                                 3,289                                                5,742
 200             16,950          3,627               46,800              225                             1,695              3,390
 201
 202             19,968          1,584                                   250                                                3,328
 203             24,514          3,369                                 2,000                                                4,903
 204                                                 26,188
 205
 206             74,171          9,646                                                                                     18,543
 207              6,965         39,560                                 3,588                                                2,322
 208
 209                             1,338                                   204
 210
 211              4,219          9,307                                 2,133                                                4,219
 212
 213             28,585          2,410                                 1,667                                                5,717
 214                                                 19,103
 215             31,084          4,454                                 2,804                                                4,441
 216             14,731          3,179                                 1,709                                                3,918
 217              1,375          6,521                                   302                               333                688
 218             17,776          2,148                                   165                                                3,555
 219              2,917          1,921                                   976                             3,042              2,917
 220              6,892          2,631                                 1,590                                                3,446
 221                             1,777                                 1,417                               833              1,881
 222              7,188          3,049                                 1,326                                                3,594
 223             14,654          4,094                                   963                                                2,093
 224             10,654          2,171                                   175                               583              2,663
 225              7,900          2,887                                   350                                                1,129
 226             20,589          5,332              135,000              237                               788              5,147
 227             11,340                                                2,133                                                2,268
 228
 229             11,500          1,834                                    87                               952              1,917
 230              7,103          2,472                                    83                               952              3,551
 231             21,341          3,160                                 1,300                                                3,557
 232             12,500         32,139                                 2,500                                                4,167
 233             18,198          1,409                                   720                                                4,949
 234              2,147                                                                                                       537
 235             14,138                             154,832              266                             1,327              3,535
 236             28,180         16,105                                 2,625                                                5,636
 237             19,266          1,512                                   493                                                3,211
 238              1,175          1,069               72,000               82                             1,234              1,175
 239
 240                                                  1,000
 241                             2,256                                                                                      1,834
 242             18,290          1,360                                   384                             2,250              3,048
 243             39,113          3,067              280,000              529                                                5,588
 244             25,059          1,118                                   881                                                5,012
 245              7,500          1,979                                   234                                                1,875
 246              6,778            285                                                                                        565
 247             19,673          9,265               60,000              391                             1,467              3,935
 248             14,150         17,436                                 1,500                                                4,717
 249             12,853          1,309                5,000              578                             1,349              2,142
 250             26,491          2,246                                 2,000                                                6,623
 251             17,337          4,290                                                                                      2,889
 252              9,093          1,575               20,000              400                                                1,299
 253              4,690            930                                   309                             1,500              4,690
 254             47,773          7,926                                   912                             3,650             11,943
 255              1,356          1,235                                                                                      1,356
 256             11,301          1,167               76,691              546                                                3,767
 257             15,689          6,274                                                                                      2,241
 258
 259
 260              6,355         11,688                                 1,250                                                3,177
 261             12,577                                                  127                               850              1,572
 262              3,595          2,545                                    90                               420                884
 263              8,914            973                                   319                             1,420              1,486
 264              7,986          1,327                                   246                                                1,141
 265              3,232            195                                   104                                                1,616
 266             12,443          1,132               14,190              196                               919              1,383
 267              7,117            548                6,750                                                                 1,423
 268             11,920                                                  150                             1,000              1,490
 269              5,857                                                  117                                                1,952
 270                             3,900                                   396                                                1,687
 271              6,071            885                                    82                               563              1,012
 272                             2,023                                   309                             1,236              1,411
 273              7,717          1,380                                   156                               599              1,543
 274              5,072          5,882                                                                                      1,014
 275             24,457          8,944                                    55                               456              6,114
 276              1,939         10,737                                   196                               333                969
 277             17,958          1,519              137,000              107                                                4,489
 278             10,539            818                                   563                                                1,317
 279
 280              8,110          3,457                                 1,554                                                1,622
 281             11,931                                                  146                               975              1,491
 282              8,505            364                                   116                                                1,215
 283                             1,835               24,747              130                               787              1,023
 284              1,588          4,087                                   108                                                  794
 285             22,506                              28,875            1,000                                                4,501
 286                               845                                   405                                                1,881
 287             10,533                                                  113                               750              1,317
 288              8,822          1,831                                   161                                                2,206
 289                             5,182                                 1,508                                                2,547
 290                978          1,228                                   150                             2,960                978
 291             23,154          7,714                                 1,333                                                4,631
 292              5,411          2,636                                   510                                                  773
 293             14,901            727                                    87                                                2,129
 294              4,907                                                  105                               700                613
 295
 296




               MONTHLY ESCROW(14)                                                  LARGEST TENANT
          ------------------------------             ---------------------------------------------------------------------------
          MONTHLY INS.    MONTHLY OTHER     SINGLE                                                                       LEASE
LOAN #      RESERVE ($)      RESERVE ($)    TENANT   LARGEST TENANT                                         UNIT SIZE EXPIRATION
------      -----------      -----------    ------   --------------                                         --------- ----------

  1             21,298                        No
 1.1                                          No     Arch Coal                                                 85,834  12/31/09
 1.2                                          No     HQ Business Centers                                       23,640  07/31/10
 1.3                                          No     Daugherty Systems                                         40,794  04/04/13
 1.4                                          No     Sanofi-Synthelabo Inc.                                    27,051  05/31/07
 1.5                                          No     Corporate Offices                                         27,907  05/31/10
 1.6                                          No     Bonneville International                                  26,602  04/30/12
 1.7                                          No     Creve Coeur Camera                                        12,101  12/31/15
  2                                           No     Galyan's Sports                                           91,000  10/31/16
 2.1                                          No
 2.2                                          No
  3             19,171                        No     Saks Fifth Avenue                                        106,682  01/31/09
  4              8,211                        No     Mercy College                                            125,522  02/26/24
  5                                           Yes    Bank of America                                          637,503  06/30/09
  6              1,454                        No     Loews Theatres                                           136,011  07/31/21
  7                                           No     Farella Braun & Martel LLP                               116,984  06/30/13
  8                                           No     United States of America - National Science Foundation    60,524  04/30/13
  9              3,215                        No     The Home Depot                                           102,661  01/31/17
  10            17,154                        No
  11                                          No     United States of America (USDA)                           61,674  04/14/15
  12             5,497                        No
 12.1                                         No     CIT Group                                                 68,824  03/31/06
 12.2                                         No     Auto Club Insurance                                       92,666  04/30/10
  13            11,855                        No     Agency for Healthcare                                    239,164  02/29/20
  14            13,848                        No
  15                                          No     JoAnn etc.                                                46,553  01/31/11
  16             5,717                        No     Great West Life/Corp Properties                          146,760  06/30/10
  17                                          No
  18                                          No     Toys "R" Us                                               48,248  01/31/15
  19                                          No
  20             6,208                        No
  21                                          No
  22             1,417                        No     Safeway                                                   62,800  10/31/21
  23             3,268                        Yes    State of Washington - Department of Health               130,720  06/30/15
  24                                          Yes    Orgill, Inc.                                             763,371  04/30/22
  25                                          Yes    Raytheon Corporation                                     123,546  10/31/10
  26                                          Yes    EDS Information Services LLC                             405,000  04/30/12
  27             6,197                        No
  28             2,375                        No     Borders Book Shop                                         19,883  10/31/09
  29                                          Yes    Capital District Physicians' Health Plan, Inc.           180,000  10/31/16
  30                                          Yes    MVP Health Plan, Inc.                                    175,000  10/31/16
  31             2,204                        No
  32                                          Yes    Dana Corporation                                         112,480  10/25/21
  33                                          Yes    Ball Corporation                                         576,876  01/31/18
  34             3,263                        No     Putnam Hospital                                           43,128  06/10/30
  35             4,918                        No
  36                                          Yes    Daimler Chrysler Services                                130,290  12/31/11
  37                                          No     Hobby Lobby                                               55,000  09/30/18
  38             2,893                        No     Simply Scrumptious                                         5,691  08/31/05
  39             9,501                        No
  40             3,877                        No     ACME                                                      50,985  01/31/25
  41                                          No     The Ratner Companies                                      41,460  08/31/19
  42             1,607                        No     Food 4 Less                                               53,374  09/08/15
  43                                          Yes    Ingram Micro                                             701,819  09/30/11
  44                                          No     Ross Stores                                               30,187  01/31/15
  45             8,368                        No
  46             4,246                        No
  47             2,790                        No     Daily Sports Grill                                         5,602  12/31/07
  48             3,578                        No     US Forest Service                                         91,767  07/31/23
  49                                          No     Beall's                                                  122,000  04/30/10
  50            16,937                        No     Waldbaums                                                 25,313  09/30/15
  51            13,951                        No     United Federation of Teachers                             12,882  10/31/15
  52                                          No     GPI LTD                                                   28,790  01/31/08
  53                                          No     Veridex, LLC                                              49,540  06/30/09
  54             2,567                        No     OfficeMax                                                 23,686  12/31/13
  55             2,533                        No     Metropolitan Health System                                79,233  06/30/23
  56             5,333                        No
  57                                          No     Telco Systems Inc.                                        44,777  09/30/11
  58             7,750                        No
  59             1,742                        No     Home Depot (Ground Lease)                                131,729  01/31/31
  60             5,484                        No
  61             5,370                        No
  62             2,329                        No     Aurora Medical Group                                      65,061  04/30/10
  63             5,537                        No
  64             5,245                        No
  65                                          No     John Wiley & Sons                                        123,674  10/31/09
  66                                          Yes    Pacificare Health Systems                                142,500  11/30/10
  67             4,280                        No     Oxy USA, Inc.                                             88,197  07/31/07
  68             4,844                        No
  69             1,026                        No     Original Steakhouse                                        7,476  11/30/13
  70             1,300                        No     California Fitness                                        15,725  07/31/19
  71             4,207                        No     Bed Bath & Beyond                                         24,722  01/31/15
  72                                          No     Bookstop                                                  12,519  10/31/07
  73            11,586                        No
  74             3,431                        No
  75                                          No     Circuit City                                              33,440  01/31/20
  76             2,311                        No     Turbo Chef                                                60,710  10/31/12
  77             2,824                        No
  78             1,593                        No     Xpect First Aid Corporation                               32,050  06/30/12
  79                                          No     Kohl's                                                    88,408  04/15/24
  80             1,834                        No     Educational Data Services                                 16,856  07/31/06
  81                                          Yes    Alstom Power Inc.                                         99,057  10/20/14
  82                                          No     Rainbow Foods                                             60,300  08/19/07
  83                                          No     Circuit City                                              34,778  01/31/16
  84             2,572                        No
  85             3,278                        No
  86             1,506                        No     DSW Shoe Warehouse                                        24,500  07/31/10
  87             1,948                        No
  88             3,822                        No
  89             1,921                        No     Hobby Lobby                                               59,898  12/31/19
  90                                          Yes    Deere & Company                                          486,160  12/31/17
  91                                          Yes    U.S. Department of the Interior                           64,253  07/31/10
  92                                          No     Asian Food Markets                                        19,685  05/31/15
  93             3,069                        No     The Village Regional Medical Center, L.L.C.               14,252  10/31/05
  94                                          No     Regal                                                     47,552  05/19/19
  95             3,026                        No     CK (Denali) Fitness                                        7,599  12/31/09
  96             2,234                        No
  97                                          Yes    Best Buy                                                 119,020  08/25/15
  98             3,609                        No
  99             1,329                        Yes    Administrative Office of the Courts                       58,256  02/28/16
 100                                          Yes    Travelers Express Company                                 68,165  03/31/12
 101             3,003                        No
 102                                          No     Dick's Sporting Goods                                     30,110  01/31/18
 103             2,630                        No     A.R.I.A                                                    5,000  09/30/08
 104                                          No     Publix                                                    55,000  11/05/06
 105             4,594                        No
 106             5,216                        No
 107                                          No     Walgreens                                                 14,937  10/31/79
 108               782                        No     CVS                                                       12,627  10/31/24
 109             2,750                        No
 110             2,669                        No
 111                                          No     Barnes & Noble                                            21,000  01/31/09
 112             1,270                        No
 113             1,122                        No     GMAC                                                      37,527  04/30/09
 114             1,720                        No     Atlantic Artificial Kidney                                12,500  05/31/12
 115                                          No     Shop N' Save                                              59,263  06/30/24
 116               853                        No     Technologies and Devices International, Inc.              33,000  03/24/12
 117             2,778                        No
 118             1,086                        No     A&C Tank Sales, Inc.                                       5,350  08/31/09
 119               824                        No     Chicago Bread, LLC                                         4,392  09/30/13
 120             4,088            7,919       No
 121               739                        No
 122                                          Yes    Cadence Design Systems, Inc.                             100,000  09/30/13
 123             1,765           10,000       No     Department of Health                                      37,300  07/31/09
 124               190                        No     Kohl's                                                    98,472  01/31/19
 125             1,060                        No     Bell South                                                59,400  04/30/09
 126             1,313                        No     CVS                                                       13,000  01/31/26
 127             3,372                        No
 128                                          No     Dick's Sporting Goods                                     27,108  01/31/17
 129             4,885                        No
 130                                          No
 131             4,347                        No     Oce Groupware Technology                                  17,400  08/31/08
 132             1,250                        No     Havana Social Club                                         4,269  01/31/09
 133                                          Yes    Paychex, Inc.                                             50,500  02/28/12
 134               617                        No     Office Depot                                              52,060  09/30/10
 135             1,257                        No     JPC Restaurant LLC                                         5,683  06/01/09
 136               785                        No     Walgreens                                                 13,362  11/30/13
 137             1,434                        No     Authorized Camera Service, Inc.                            5,925  03/31/07
 138                                          No
 139               769                        No     CVS                                                       13,813  02/01/24
 140                                          Yes    AmeriCredit Financial Services                            85,000  06/30/11
 141             1,481                        No
141.1                                         No     Ballys Total Fitness                                      18,967  03/08/09
141.2                                         No     Davids Bridal                                              8,610  09/30/08
141.3                                         No     Bojangles Sports Pub                                       4,800  08/31/06
 142             1,480                        No     Howell Fitness Center                                     11,360  02/01/08
 143             1,304                        No     Cotton Patch                                               4,200  05/31/09
 144             3,094                        No
 145             2,551                        No
 146             1,291           12,500       No     Ortanique                                                  9,751  09/09/08
 147                                          No     Johnson, Mormino & Crawford                                6,371  12/31/06
 148                                          No     Sherman Williams                                           4,509  04/30/10
 149             2,225                        No
 150                                          Yes    Petco                                                     25,790  10/31/18
 151               662                        No     Expert Technology Associates                               9,519  10/31/09
 152             3,909                        No
 153             1,414                        No     Dollar Tree                                               12,000  01/31/15
 154                                          Yes    Dick's Sporting Goods                                     52,000  01/31/15
 155               757                        No     Pain Care of North Texas                                   8,908  09/30/14
 156               332                        No     Catholic Charities                                        63,967  08/31/11
 157                                          No     Home Technologies Bellevue                                17,500  12/31/09
 158                                          No     United Parcel Service                                     30,000  06/30/07
 159                                          No     Pioneer Newspapers, Inc.                                  10,234  08/31/10
 160             3,746            6,738       No     Wal-Mart                                                  43,552  10/28/08
 161             3,286                        No     Christ Church Cathedral                                    7,873  01/31/15
 162             3,093                        No
 163             2,744                        No
 164                                          No     Bi-Lo                                                     46,673  10/31/19
 165               546                        No     Maiselle Fine Furnishings                                 17,023  09/30/07
 166                                          No     Barnes & Noble                                            21,010  02/28/13
 167                                          Yes    Walgreens                                                 14,800  05/31/30
 168               415                        No     Atlantic Builders Group, Inc.                             19,600  08/31/11
 169             1,304                        No     Flowers Comm Group                                         7,708  12/31/07
 170                                          Yes    Walgreens                                                 14,490  04/30/28
 171                                          Yes    Walgreens                                                 14,550  02/28/30
 172               880                        No     Noodles & Company                                          2,800  11/30/12
 173                                          Yes    Unisource Worldwide, Inc.                                149,657  12/01/12
 174             1,388                        No     Medical Oncology/Syosset                                  11,015  06/30/14
 175             1,316                        No
 176                                          Yes    Walgreens                                                 11,155  01/31/29
 177                                          Yes    Petco                                                     22,000  11/30/18
 178             1,175                        No
 179               391                        No     Golf USA                                                   6,688  12/31/07
 180             8,546                        No     Von's                                                     40,000  02/28/11
 181                                          Yes    Walgreens                                                 14,820  10/31/29
 182             1,973                        No
 183                                          Yes    The State of Michigan                                     49,950  05/31/18
 184             2,875                        No
 185             3,918                        No
 186                                          Yes    Walgreens                                                 14,398  04/30/30
 187             1,894                        No
 188                                          Yes    Walgreens                                                 14,490  12/31/28
 189             3,620                        No
 190               511                        No
 191             1,279                        No
 192                                          Yes    Minnesota Mining and Manufacturing Company                44,400  12/31/10
 193             1,053                        No
 194             2,828                        No
 195               251                        No     Wawa                                                      56,000  11/30/50
 196             4,947                        No     Z-Gallerie                                                15,000  11/30/08
 197             3,309                        No     New Beginnings Christian Center Ministries                13,832  05/31/10
 198               788                        No     Dollar Tree                                               12,000  03/31/08
 199             2,038                        No
 200               302                        No     Panera Bread                                               5,400  12/30/14
 201                                          Yes    Walgreens                                                 14,820  10/08/29
 202               396                        No     Old Navy                                                  12,000  07/02/07
 203             1,123                        No
 204                                          Yes    Walgreens                                                 14,820  08/31/29
 205                                          Yes    Walgreens                                                 14,560  05/31/30
 206             1,206                        No     Tri-City Brokerage of Ill., Inc.                          10,597  03/31/06
 207             4,472                        No
 208                                          No
 209               122                        Yes    Staples                                                   24,500  11/30/12
 210                                          Yes    CVS                                                       13,013  01/31/27
 211             2,912                        No
 212                                          Yes    Walgreens                                                 14,560  01/07/30
 213             1,205                        No
 214                                          No     Tokyo, Inc                                                 3,000  09/30/05
 215             1,485                        No
 216             1,060                        No
 217               543                        No
 218               430                        No     Pier 1 Imports                                             8,638  02/28/11
 219               961                        No     O'Malley's Bar                                             5,400  11/30/06
 220               877                        No
 221               197                        No
 222             1,524                        No     TRB Marketing                                              4,200  11/30/06
 223             1,365                        No
 224               724                        No     Blockbuster                                                6,000  08/31/13
 225               577                        No     Dollar Tree                                                6,300  07/31/07
 226               666                        No     Murray's                                                   9,119  02/28/14
 227                                          No
 228                                          No     Hallett & McCormick                                        3,250  05/31/06
 229               611                        No     Payless ShoeSource                                         3,000  01/31/10
 230               650                        No     Remax Realty                                               4,150  11/13/07
 231               527                        No
 232             3,214                        No
 233             1,409                        No
 234                                          No
 235               526                        No     First Colorado Title                                      10,149  12/31/08
 236             1,789                        No
 237               756                        No     Super Gallo Mercado                                       11,000  03/31/07
 238               356                        No     China Star Buffet                                          6,021  05/31/14
 239                                          Yes    Wachovia Bank                                             13,400  07/08/18
 240                                          Yes    Walgreens                                                 14,560  06/30/29
 241               322                        Yes    Shell Oil Company                                         19,178  04/30/15
 242               453                        No     Crossview Church of Christ                                 8,482  10/31/08
 243               767                        No
 244               559                        No
 245               247                        No
 246               285                        No
 247             1,324                        No     Rite Aid                                                  10,880  07/01/16
 248             1,453                        No
 249               655                        No     Harbor Freight                                            14,543  05/31/11
 250             1,123                        No
 251             1,072                        No
 252               787                        No
 253               310                        No     Dollar Tree                                               13,750  06/30/09
 254               991                        No     The Youth Campus                                          16,210  09/30/06
 255               412                        No
 256               583                        No
 257               784                        No
 258                                          No     Drs. Johnson/Green/Hess                                    3,620  09/30/10
 259                                          No
 260             1,169                        No
 261               158                        No     Port City Java                                             1,600  12/31/09
 262               424                        No     Carrington Cleaners                                        1,840  08/31/14
 263               487                        No     D & D Sleep Concepts                                       2,360  04/01/08
 264               265                        No     Hibbett Sporting Goods                                     5,000  01/31/10
 265               195                        No     Ajuua! IV                                                  3,973  06/30/14
 266               377                        No     Larry's Subs                                               2,604  01/31/13
 267               274                        No     Sleep Outfitters #33                                       8,538  12/31/06
 268               183                        No     Satin and Lace                                             2,400  10/31/09
 269                96                        No     Togo's                                                     2,496  06/30/07
 270               780                        No
 271                77                        No     The Loop Grill                                             4,179  09/30/14
 272               253                        No     Warner Industries                                          5,286  12/01/06
 273               276                        No     Hibbett Sporting Goods                                     5,000  04/01/09
 274               588                        No
 275               745                        No     Maggiano's/Corner Bakery, Inc.                             3,404  05/31/12
 276               895                        No
 277               759                        No     Sprint                                                     3,045  05/31/06
 278               818                        No
 279                                          No     Planet Dollar                                              2,980  03/01/10
 280             1,728                        No
 281               175                        No     Hotlanta Wings                                             2,400  01/31/10
 282               364                        No     David's Bridal                                             8,000  11/30/15
 283               306                        No     CD Neza Mexican Restaurant                                 2,000  01/31/08
 284               341                        No
 285                                          No
 286               423                        No
 287               137                        No     Just Soccer, Inc.                                          2,400  01/31/08
 288               458                        No
 289               740                        No
 290               614                        No     Dr. Earl L. Whetstone II, DDS                              2,600  12/31/15
 291               771                        No
 292               845                        No
 293               242                        No     Tammy Weyandt, DDS                                         1,885  08/31/10
 294               127                        No     First Newton Bank                                          1,400  04/20/06
 295                                          Yes    US Postal Service                                          5,061  01/24/23
 296                                          Yes    Blockbuster                                                6,000  11/30/14




                                                             2ND LARGEST TENANT
             -------------------------------------------------------------------------------------------------------------------
                                                                                                                 LEASE
   LOAN #    2ND LARGEST TENANT                                                                UNIT SIZE       EXPIRATION
   ------    ------------------                                                                ---------       ----------

     1
    1.1      Nextel Communications, Inc.                                                          23,266        02/28/06
    1.2      United States Postal Service                                                         16,361        06/30/06
    1.3      Lockton Companies of St. Louis                                                       31,574        09/30/12
    1.4      Progressive Insurance                                                                18,368        05/31/06
    1.5      Marketing Horizons, Inc.                                                              7,822        06/30/11
    1.6      Cafe Bellagio                                                                         6,200        05/31/14
    1.7      The Roasting House                                                                   10,980        05/08/06
     2       Theatres                                                                             73,997        10/31/16
    2.1
    2.2
     3       Wyndham Conference Center                                                            17,578        03/31/99
     4       Visiting Nurse Service of NY                                                         53,100        11/30/15
     5
     6       The Sports Club/LA                                                                   95,496        09/03/21
     7       BEA Systems, Inc.                                                                    77,785        05/31/07
     8       National Telephone Cooperative Association                                           31,002        04/30/09
     9       Kroger                                                                               63,941        09/30/16
     10
     11      Integra Telecom of Oregon, Inc.                                                      57,885        05/31/14
     12
    12.1     Apac, Inc.                                                                           61,747        06/30/07
    12.2     Sverdrup Technology                                                                  28,785        02/28/11
     13      Department of Health                                                                 28,413        02/28/06
     14
     15      Sports Chalet                                                                        41,408        01/31/10
     16      American Standard                                                                    79,305        03/31/21
     17
     18      Best Buy                                                                             45,745        01/31/15
     19
     20
     21
     22      Saar's Marketplace                                                                   41,796        01/31/15
     23
     24
     25
     26
     27
     28      Pottery Barn Kids                                                                     9,056        01/31/20
     29
     30
     31
     32
     33
     34      Somers Orthopedic Surgery                                                            18,065        03/31/16
     35
     36
     37      Ross Stores                                                                          30,187        01/31/14
     38      Phase One, Inc.                                                                       4,074        07/31/05
     39
     40      Walgreens                                                                            13,905        09/30/21
     41      United States of America (FBI)                                                       21,867        07/13/08
     42      J&M Sales, Inc.                                                                      17,640        05/31/14
     43
     44      Dollar Tree                                                                          20,062        03/31/12
     45
     46
     47      Zone Dance                                                                            5,334        02/15/15
     48      Wicor                                                                                 7,500        05/22/07
     49      Ross Stores                                                                          44,667        09/30/07
     50      Dante Caterers                                                                       19,500        10/31/10
     51      Eckerd                                                                               10,172        03/31/16
     52      Brendan F Gowing                                                                     10,945        08/31/05
     53      Cordis Corporation                                                                   48,783        04/15/10
     54      Petco                                                                                11,940        03/31/13
     55      Malmonides Medical Center                                                            13,500        07/31/08
     56
     57      BearingPoint                                                                         19,795        05/31/10
     58
     59      Albertsons (Ground Lease)                                                            58,652        01/14/27
     60
     61
     62      Roundy's                                                                             50,510        10/31/06
     63
     64
     65      United Students Aid Funds Inc                                                        14,413        07/31/05
     66
     67      Key Energy Group, Inc.                                                               74,067        10/31/07
     68
     69      Arinc                                                                                 5,121        03/31/08
     70      China Buffet                                                                          6,000        08/31/09
     71      Cost Plus                                                                            18,077        01/31/15
     72      Sleep Experts                                                                        10,500        08/31/14
     73
     74
     75      Bed Bath & Beyond                                                                    25,000        01/31/15
     76      United Parcel Services, Inc.                                                         21,800        09/30/13
     77
     78      Ostler International, Inc.                                                           29,950        12/31/09
     79      Bed Bath & Beyond                                                                    25,000        01/31/14
     80      Philadelphia Legal Assistance Center                                                 16,591        04/30/15
     81
     82      Nicros, Inc.                                                                         22,550        08/31/14
     83      Dick's Sporting Goods                                                                30,000        12/31/15
     84
     85
     86      Movie Trading Company                                                                 6,475        11/30/07
     87
     88
     89      Palais Royal                                                                         24,000        09/30/19
     90
     91
     92      Congress Title                                                                       18,112        04/30/09
     93      Bargains and Treasures                                                                5,863        04/30/06
     94      Hunan Gardens                                                                         4,809        07/31/12
     95      John L Scott                                                                          3,995        09/30/06
     96
     97
     98
     99
    100
    101
    102      Border's Books                                                                       23,000        01/31/23
    103      Pacific Dental Service                                                                3,745        02/28/15
    104      Dollar Tree                                                                           8,003        03/31/07
    105
    106
    107      Beverly National Bank                                                                 6,550        08/10/14
    108      Fleming's Steahouse                                                                   6,596        09/05/14
    109
    110
    111      Gap                                                                                   4,800        01/31/07
    112
    113      Internal Revenue Service                                                              8,796        07/31/05
    114      Roadmaster USA Corp.                                                                  9,600        06/30/05
    115      Blockbuster                                                                           5,058        06/30/14
    116      ADT Security Services, Inc.                                                          19,875        11/30/08
    117
    118      New Sun Homes                                                                         5,218        05/01/10
    119      Bank One N.A.                                                                         4,272        12/31/13
    120
    121
    122
    123      The Amalgamated                                                                      18,048        06/15/09
    124      Central Camera                                                                        3,557        09/30/07
    125      Stratix Corporation                                                                  33,423        03/31/12
    126      Goodwill                                                                             10,581        09/30/05
    127
    128      Barnes & Noble                                                                       23,986        10/31/12
    129
    130
    131      Monster Worldwide                                                                     9,000        08/31/08
    132      Osaka Restaurant                                                                      3,132        11/30/08
    133
    134      Priority Care, Inc.                                                                   6,810        10/14/07
    135      Carl Capozzola ESQ.                                                                   4,391        12/31/05
    136      Blockbuster                                                                           7,000        03/31/16
    137      RR Properties 1, LLC                                                                  5,758          MTM
    138
    139      Jack Brown Cleaners                                                                   2,500        10/18/09
    140
    141
   141.1     Dayton Pancake, Inc.                                                                  5,000        03/31/12
   141.2     Family Bookstore                                                                      5,349        09/30/07
   141.3     West Coast Video                                                                      4,800        10/31/09
    142      Bassett Furniture                                                                     9,400        09/01/14
    143      Movie Gallery                                                                         4,000        04/30/11
    144
    145
    146      Mark Anderson Consultants, Inc.                                                       7,560        03/31/17
    147      Anderson, McPharlin & Conners                                                         6,164        05/31/06
    148      Panda Wok                                                                             3,310        05/31/07
    149
    150
    151      Moore Wallace North America, Inc.                                                     5,376        10/31/09
    152
    153      Chee Y. Chu, Rui Ming Chu and Hao An Yang                                             6,000        04/30/15
    154
    155      Yuri Cook                                                                             5,997        03/31/10
    156      Allen Paper Co.                                                                       8,706        03/31/05
    157      Andonian Rug Service                                                                  8,000        02/28/10
    158      Aviall of Texas, Inc.                                                                28,150        03/31/06
    159      Interim Healthcare Inc.                                                               3,987        05/31/10
    160      Food Lion                                                                            37,203        05/28/13
    161      Due, Doyle, Fanning, Ewing & Metzger                                                  7,853        02/28/06
    162
    163
    164      El Jalisco                                                                            4,000        01/31/10
    165      United Studios of Self Defense                                                        2,275        05/31/07
    166      Pier 1 Imports                                                                        9,300        11/30/12
    167
    168      Chesapeake Medical Products, Inc.                                                    10,063        09/30/08
    169      III Primary Health                                                                    7,652        08/31/05
    170
    171
    172      HealthSouth                                                                           2,520        01/31/09
    173
    174      Steinberg, Finneo & Co., P.C.                                                         6,700        10/31/13
    175
    176
    177
    178
    179      Natural Market Place                                                                  4,697        08/31/07
    180      Angel View, Inc.                                                                      8,300        06/30/06
    181
    182
    183
    184
    185
    186
    187
    188
    189
    190
    191
    192
    193
    194
    195      Brown's Body Shop                                                                    24,800        12/31/20
    196      Beanstalk Networks                                                                    8,957        12/31/09
    197      Custom Kitchens, Inc.                                                                13,204        07/31/06
    198      China Buffet                                                                          5,100        11/10/09
    199
    200      Carvel Ice Cream                                                                      1,600        07/14/09
    201
    202      CiCi's Pizza                                                                          4,000        05/18/13
    203
    204
    205
    206      FST Associates                                                                        9,258        10/31/06
    207
    208
    209
    210
    211
    212
    213
    214      Phong T. Truong                                                                       3,000        08/31/05
    215
    216
    217
    218      Rack Room Shoes                                                                       6,325        04/10/07
    219      Alliance Capital Group                                                                4,600        06/30/07
    220
    221
    222      4-J's Enterprises                                                                     3,000        12/31/05
    223
    224      Radio Shack                                                                           2,450        01/31/14
    225      Hibbett's                                                                             4,900        01/31/08
    226      Applebee's                                                                            4,738        01/31/19
    227
    228      Acosta Sales & Marketing Co.                                                          2,894        06/30/05
    229      DP Food LLC, Taco Del Mar                                                             1,570        03/31/15
    230      Island Tan                                                                            1,430        11/13/07
    231
    232
    233
    234
    235      Dr. Stanley Levin, DDS, PC                                                            3,338        09/01/14
    236
    237      Cox Communications                                                                    3,000        01/25/09
    238      IQ Nails                                                                              1,284        02/28/09
    239
    240
    241
    242      ABC Marketing                                                                         8,440        12/31/09
    243
    244
    245
    246
    247      Showerman's Fine Wines and Liquors                                                    5,179        06/30/09
    248
    249      By The Yard                                                                          10,200        12/16/06
    250
    251
    252
    253      Cato                                                                                  4,800        01/31/10
    254      Cornell Interventions, Inc.                                                          11,355        11/30/11
    255
    256
    257
    258      Regional Heart Center                                                                 2,942        09/30/10
    259
    260
    261      Oxford Cleaners                                                                       1,600        01/31/09
    262      Subway                                                                                1,340        08/31/09
    263      Express Bank                                                                          2,113        07/01/09
    264      Dollar Tree                                                                           5,000        04/30/06
    265      Qdoba Mexican Grill                                                                   2,219        09/29/11
    266      Jerry's Java                                                                          1,892        09/30/09
    267      Pizza Hut                                                                             1,568        01/31/10
    268      World Cleaners                                                                        1,800        12/31/08
    269      Senor Jalapeno                                                                        1,792        05/31/07
    270
    271      Relax the Back                                                                        2,369        09/30/11
    272      Camp Bow Wow                                                                          4,920        12/01/10
    273      Blockbuster Video                                                                     4,800        04/01/14
    274
    275      AmeriCash Loans, LLC                                                                    976        05/31/10
    276
    277      Lombardo Custom Apparel                                                               2,850        11/30/09
    278
    279      Tico's Mexican Cafe                                                                   2,980        02/01/10
    280
    281      State Farm Insurance Agency                                                           2,100        01/31/10
    282      After Hours Formalwear                                                                1,300        11/30/15
    283      Mortgage, Insurance, & Clothing                                                       2,000        10/31/06
    284
    285
    286
    287      Pizza Hut                                                                             1,500        10/31/09
    288
    289
    290      Dr. Stacy D. Quo, DDS                                                                 1,100        12/31/08
    291
    292
    293      Subway                                                                                1,400        03/30/09
    294      World of Wings                                                                        1,400        10/31/06
    295
    296




                                                              3RD LARGEST TENANT
             --------------------------------------------------------------------------------------------------------
                                                                                                               LEASE
   LOAN #    3RD LARGEST TENANT                                                        UNIT SIZE            EXPIRATION
   ------    ------------------                                                        ---------            ----------

     1
    1.1      Rabo AgriFinance                                                             22,719             02/28/12
    1.2      Source - Gunther Nash                                                        12,178             04/30/11
    1.3      Microsoft Corporation                                                        29,702             08/31/07
    1.4      Cornerstone Financial                                                        11,824             08/28/08
    1.5      Accounting Career Consultants                                                 4,385             04/30/08
    1.6      Sound Room                                                                    4,301             04/30/10
    1.7      Metro Imaging, LLC                                                            4,676             01/31/12
     2       Barnes & Noble                                                               25,873             01/31/12
    2.1
    2.2
     3       Pottery Barn                                                                 15,723             01/31/13
     4       United States of America (IRS)                                               22,270             01/31/14
     5
     6       CVS                                                                          12,779             06/30/23
     7       San Francisco Chamber of Commerce                                            16,381             03/31/14
     8       Centra Technology, Inc.                                                      23,209             07/13/10
     9       Rhodes Furniture                                                             48,925             12/29/11
     10
     11      United States of America (NOAA)                                              25,612             02/23/15
     12
    12.1     Humana Employers                                                             18,445             07/31/07
    12.2     EF&A Funding, LLC                                                             8,171             09/30/08
     13
     14
     15      Linens 'N Things                                                             35,700             01/31/15
     16      CulinArt                                                                      8,633                MTM
     17
     18      Linens 'n Things                                                             36,009             01/31/15
     19
     20
     21
     22      Applebee's                                                                    4,997             06/30/24
     23
     24
     25
     26
     27
     28      Williams-Sonoma                                                               7,989             05/31/20
     29
     30
     31
     32
     33
     34      Northern Heart Specialists                                                   11,500             03/31/16
     35
     36
     37      Marshalls                                                                    30,000             11/30/13
     38      Irvine Art Academy                                                            4,040             03/31/06
     39
     40      Sleepy's                                                                      6,780             02/28/10
     41      Federal Funding Mortgage Corporation                                         13,027             12/31/12
     42      Hollywood Video                                                               8,000             12/27/06
     43
     44      Petco                                                                        12,300             05/09/14
     45
     46
     47      Southern OC Pediatrics                                                        4,338             10/31/07
     48      Executive Benefits Network                                                    2,658             08/31/09
     49      Stein Mart                                                                   36,556             03/31/08
     50      Modell's                                                                     15,062             11/12/20
     51      Department of Design and Construction                                         8,222             05/25/13
     52      Western Surety Company                                                        8,904             03/31/06
     53
     54      Aurora Pharmacy and Clinic                                                    8,249             06/30/12
     55
     56
     57      Winmark Equipment Finance                                                     8,184             01/31/09
     58
     59      Staples                                                                      23,942             10/31/16
     60
     61
     62      Paper Dolls                                                                  13,500             04/30/07
     63
     64
     65      Robert Half International Inc                                                 2,960             04/30/05
     66
     67      Clayton Williams Energy, Inc.                                                64,990             02/28/07
     68
     69      Italian Market                                                                4,865             06/30/10
     70      Ted's Montana Grill                                                           4,070             05/31/09
     71      Pier 1 Imports                                                               10,999             02/28/15
     72      Bridesmart                                                                    7,983             09/30/07
     73
     74
     75      The Mattress Firm                                                             6,000             10/31/14
     76      Geneva Aerospace                                                             13,900             03/31/10
     77
     78      Exel, Inc.                                                                   26,325             10/31/08
     79      Michaels                                                                     21,390             02/28/14
     80      Information Ventures                                                          9,945             12/31/06
     81
     82      Dollar Tree Stores Inc.                                                      19,308             07/01/08
     83      Barnes & Noble                                                               24,043             02/28/11
     84
     85
     86      Fadi's Mediterranean Restaurant                                               4,281             01/31/12
     87
     88
     89      Dollar Tree                                                                  10,000             06/12/15
     90
     91
     92      Nostalgia Oak Warehouse                                                       7,600             03/31/09
     93      Coral's Casuals                                                               4,362             05/31/09
     94      Beneficial Finance                                                            1,625             12/31/06
     95      Frenchy's                                                                     3,693             03/31/07
     96
     97
     98
     99
    100
    101
    102      Cost Plus World Market                                                       17,020             01/31/13
    103      Classic Cards Gifts                                                           3,000             02/28/08
    104      Hillsborough County - Permitts                                                5,072             01/31/09
    105
    106
    107
    108      Spa One                                                                       3,953             07/26/15
    109
    110
    111      Auto Club Insurance                                                           3,600             12/31/07
    112
    113      Lane Workforce Partnership                                                    4,326             12/31/05
    114      Financial Processing Services                                                 8,400             10/31/06
    115      Premier Tan Inc.                                                              2,800             07/31/11
    116      Altek Corporation                                                            11,330             08/31/08
    117
    118      Custom Home Loans, Inc.                                                       4,421             05/30/10
    119      Baja Fresh Westlake Village                                                   2,952             10/31/13
    120
    121
    122
    123      Poms, Inc.                                                                    8,808             04/21/07
    124      Life Uniforms                                                                 1,627             08/31/08
    125      Genuine Parts Company                                                        25,977             08/31/06
    126      Dollar Magic                                                                  8,500             11/30/10
    127
    128
    129
    130
    131      Oncodiagnostic Laboratory, Inc.                                               8,303             09/30/07
    132      AlphaGraphics                                                                 2,586             12/31/06
    133
    134      Moore North America, Inc.                                                     4,850             06/14/06
    135      Natural Health Center                                                         2,926             04/30/05
    136      Delops, Inc.                                                                  3,155             09/20/09
    137      Ardustry Home Entertainment, Inc.                                             4,819             02/29/12
    138
    139      Franklin Bank                                                                 2,200             10/18/14
    140
    141
   141.1     Hertz                                                                         2,144             11/30/07
   141.2     Gilkey Window                                                                 4,480             07/31/09
   141.3     Contemporary Hair Design                                                      1,200             08/31/08
    142      Mesquite II                                                                   5,508             10/01/09
    143      Hallmark                                                                      3,480             12/31/09
    144
    145
    146      The District of Columbia                                                      7,200             10/31/05
    147      Adventist Health                                                              5,934             11/30/07
    148      Orthodontics Centers of America                                               3,050             10/31/08
    149
    150
    151      Expense Watch, LLC                                                            5,260             11/30/08
    152
    153      BCM Group, Inc.                                                               5,053             11/01/14
    154
    155      Envision Imaging of Allen                                                     4,927             09/30/14
    156      Thomas Kapusta Architects, Ltd.                                               5,456             10/31/09
    157      Lamps Plus                                                                    8,000             04/30/10
    158      Invicta Watch Co.                                                            15,000             08/31/05
    159      Local #134/IBEW                                                               3,283             06/30/10
    160      The Cato Corporation                                                          4,800             01/31/08
    161      ISO Foundation Inc.                                                           6,868             01/31/20
    162
    163
    164      The Pool & Spa Co                                                             3,500             05/31/08
    165      Club Tan                                                                      2,018             02/28/07
    166      RadioShack                                                                    3,007             01/31/09
    167
    168      Imagistics International, Inc.                                                4,000             04/30/10
    169      J Dillon Hoey                                                                 6,167             09/30/07
    170
    171
    172      Silver Lake Restaurant                                                        2,287             09/30/08
    173
    174      Scotto Consultants                                                            6,500             03/31/16
    175
    176
    177
    178
    179      Ritter's                                                                      4,200             05/31/09
    180      Aaron's                                                                       8,000             12/31/09
    181
    182
    183
    184
    185
    186
    187
    188
    189
    190
    191
    192
    193
    194
    195      Aaron's                                                                       8,600             12/31/06
    196      Title Masters, LLC                                                            2,498             12/31/09
    197      Phil Calderone                                                                7,215             12/31/05
    198      Payless ShoeSource                                                            2,844             09/30/09
    199
    200      Skylight Wireless                                                             1,500             09/14/09
    201
    202      E.B. Games                                                                    1,600             01/31/08
    203
    204
    205
    206      Clark Dietz, Inc.                                                             8,889             04/30/06
    207
    208
    209
    210
    211
    212
    213
    214      ABBRA Enterprises                                                             1,780             11/30/06
    215
    216
    217
    218      Verizon Wireless                                                              4,075             01/16/06
    219      Angel & Mi                                                                    4,125             11/30/05
    220
    221
    222      Brazilerama                                                                   2,800             12/31/07
    223
    224      Advance America                                                               1,400             11/30/08
    225      Cato                                                                          4,480             01/31/08
    226      Adreneline                                                                    1,800             02/28/09
    227
    228      Academy Locksmiths Inc.                                                       2,818             10/31/05
    229      Summer Truong                                                                 1,560             03/31/10
    230      Budget Car & Truck                                                            1,303             11/13/07
    231
    232
    233
    234
    235      Natural Resources Int. Health                                                 2,163             10/01/08
    236
    237      USA Flooring                                                                  3,000             10/31/07
    238      Jackson Hewitt Tax                                                            1,284             02/28/09
    239
    240
    241
    242      Shotwell & Carr                                                               4,531             07/31/08
    243
    244
    245
    246
    247      Honey Baked Ham Company                                                       3,197             03/31/06
    248
    249      Tri State Comm.                                                               9,000             08/31/10
    250
    251
    252
    253      Radio Shack                                                                   2,400             04/30/09
    254      901 Jackson L.L.C.                                                            9,222             06/30/09
    255
    256
    257
    258      Drs. Goldin & Spinner                                                         2,281             09/30/05
    259
    260
    261      Jason's Salon 120                                                             1,600             03/31/10
    262      Olivers Pizza                                                                 1,340             08/31/09
    263      Rick's Cleaners                                                               1,649             05/01/09
    264      The Cato Corporation                                                          4,500             01/31/10
    265      Hibachi Japanese Steakhouse                                                   2,087             10/13/11
    266      Remote Technology                                                             1,892             01/31/08
    267      U.S. Cash Advance                                                             1,440             02/28/06
    268      Subway                                                                        1,450             01/31/10
    269      Wong/Andy & Susanna                                                           1,408             03/31/08
    270
    271
    272      Aquila, Inc                                                                   3,245             09/01/08
    273      Verizon Wireless                                                              1,350             04/30/09
    274
    275
    276
    277
    278
    279      Perfect Nails                                                                 1,490             02/01/10
    280
    281      Pagarama Cellular Store                                                       1,200             08/31/07
    282
    283      Little Ceasars Pizza                                                          2,000             08/06/09
    284
    285
    286
    287      Oxford Cleaners                                                               1,500             03/31/08
    288
    289
    290
    291
    292
    293      Southern Maid Donuts                                                          1,400             10/31/09
    294      Los Portales                                                                  1,366             01/31/10
    295
    296


          FOOTNOTES TO ANNEX A-1
          ----------------------

   (1)    With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

   (2)    For Mortgage Loans secured by multiple Mortgaged Properties, each
          Mortgage Loan's Original Balance ($) and Current Balance ($) is
          allocated  to the respective Mortgaged Properties based on the
          Mortgage Loan documentation or the Mortgage Loan Seller's
          determination of the appropriate allocation.

   (3)    Each number identifies a group of cross-collateralized, cross-
          defaulted mortgage loans.

   (4)    Each letter identifies a group of related borrowers.

   (5)    For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the
          "Admin Fee").

   (6)    For all loans with Interest-Only for their entire term, the Monthly
          Debt Service was calculated as 1/12th of the product of (i) the
          Original Balance, (ii) the Interest Rate and (iii) 365/360.

   (7)    Annual Debt Service is calculated by multiplying the Monthly Debt
          Service by 12.

   (8)    For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the
          Mortgage Loan.

   (9)    For ARD Loans, the related Anticipated Repayment Date.

  (10)    For ARD Loans, calculated as of the related Anticipated Repayment
          Date.

  (11)    The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

          With respect to Loan Numbers identified as 38, 86, 127, 162, 171, 182 and 260, the "L" component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated B-note.

  (12)    The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made into the trust during the term of the loan.

  (13)    Represents the amount deposited by the borrower at origination.  All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

  (14)    Represents the monthly amounts required to be deposited by the borrower.  The amount required to be deposited in such account may be capped pursuant to the loan documents.

  (15)    For Loan Numbers 4, 11, 23, 76, 243 and 261, the appraisal values and appraisal dates are reflective of the as-stabilized values defined in the respective appraisals.

  (16)    With respect to Loan Numbers 4, 11 and 243, for purposes of determing the debt service coverage ratio, such ratio was adjusted by taking into account the reserve of $23,000,000, $1,500,000 and $280,000, respectively.

  (17)    The 18-month interest only period is followed by 7 years of amortization on a 30-year schedule and then 18 months of amortization on a 25-year schedule.  See Annex C for details.

  (18)    The Cypress Mills Plaza loan (Loan Number 89) was originated on
          12/20/04 with an initial loan balance of $8,000,000, Interest Rate of
          5.525% and Monthly Debt Service of $44,176.30.  A $2,000,000 earnout funding was advanced in March, 2005, which increased the loan balance to $9,980,448.04 (after the 03/01/05 Monthly Debt Service was applied)
          and the Monthly Debt Service to $55,239.40 (starting with the April 1,
          2005 Payment Date).  The Original Balance, First Payment Date, and
          Monthly Debt Service values shown in Annex A are subsequent to the earnout advance.

  (19)    In the case of 9 Mortgage Loans identified as 2, 24, 37, 39, 44, 112,
          119, 235 and 236, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgage Property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents.

  (20)    For Loan Number 24, the reserve relates to the tenant's build-out of an expansion space and is required to be released upon the satisfaction of certain conditions specified in the loan documents.

  (21)    For Loan Number 76, the reserve relates to the tenant Turbo Chef's build-out and is required to be released upon the satisfaction of certain conditions specified in the loan documents.

  (22)    For Loan Number 31, the $4,000,000 upfront escrow shown in this
          Annex A-1 has been released to the borrower.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES



                                                                                    WEIGHTED AVERAGES
                                                                     -----------------------------------------------------

                                               AGGREGATE      % OF               STATED                CUT-OFF
                                NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE     LTV RATIO
                                 MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV         AT
CUT-OFF DATE BALANCES             LOANS         BALANCE     BALANCE    RATE     (MOS.)(1)    DSCR(2)   RATIO(2) MATURITY(1
--------------------------------------------------------------------------------------------------------------------------

$825,000 - $2,999,999               88       $175,198,772      5.8%   5.6089%     122         1.46x      70.0%     55.7%
$3,000,000 - $3,999,999             35        121,933,431      4.1    5.4982      122         3.37x      67.1      52.5
$4,000,000 - $4,999,999             18         79,823,797      2.7    5.4638      114         1.57x      66.8      56.1
$5,000,000 - $6,999,999             33        196,527,778      6.5    5.5002      122         1.45x      72.5      58.9
$7,000,000 - $9,999,999             35        287,294,780      9.6    5.3491      105         1.58x      70.4      61.8
$10,000,000 - $14,999,999           34        416,362,868     13.9    5.3422      108         1.44x      74.4      66.1
$15,000,000 - $24,999,999           32        610,823,071     20.3    5.3467      104         1.50x      72.6      64.4
$25,000,000 - $49,999,999           14        452,573,773     15.1    5.3723       96         1.45x      75.1      70.2
$50,000,000 - $125,000,000           8        662,580,529     22.1    5.3361      101         1.62x      71.3      66.3

                            ---------------------------------------------------------------------------------------------
TOTAL:                             297     $3,003,118,799    100.0%   5.3824%     106         1.59x      72.2%     64.1%
                            =============================================================================================


                                 MORTGAGE RATES


                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE    LTV RATIO
                              MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV        AT
MORTGAGE RATES                 LOANS         BALANCE     BALANCE    RATE     (MOS.)(1)    DSCR(2)   RATIO(2) MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

4.4600% - 4.9999%                 17      $262,139,387      8.7%   4.7398%      67         2.51x       54.7%     53.6%
5.0000% - 5.4999%                136     1,756,871,291     58.5    5.3005      104         1.58x       73.2      66.7
5.5000% - 5.9999%                133       918,476,749     30.6    5.6725      119         1.38x       75.2      63.0
6.0000% - 6.4999%                 10        64,582,045      2.2    6.0686      136         1.22x       73.2      51.6
6.5000% - 6.9200%                  1         1,049,327      0.0    6.9200      179         1.45x       70.0      53.4

                            ---------------------------------------------------------------------------------------------
TOTAL:                           297    $3,003,118,799    100.0%   5.3824%     106         1.59x       72.2%     64.1%
                            =============================================================================================


                       ORIGINAL TERM TO MATURITY IN MONTHS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE    LTV RATIO
ORIGINAL TERM TO              MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV        AT
MATURITY IN MONTHS(1)          LOANS         BALANCE     BALANCE    RATE     (MOS.)(1)    DSCR(2)   RATIO(2) MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

57 - 60                          23       $331,770,294     11.0%   4.9492%      59         2.15x      62.0%      61.8%
61 - 84                          35        651,507,829     21.7    5.2962       82         1.49x      75.5       72.5
85 - 120                        218      1,861,153,605     62.0    5.4650      118         1.55x      72.9       63.2
121 - 240                        21        158,687,071      5.3    5.6735      168         1.31x      71.2       45.3

                            ---------------------------------------------------------------------------------------------
TOTAL:                          297     $3,003,118,799    100.0%   5.3824%     106         1.59x      72.2%      64.1%
                            =============================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes 1 mortgage loan which represents approximately 0.1% of the aggregate principle balance of the cut-off date. This loan is secured by residential cooperative properties and has a cut-off loan to value ratio of 1.4%
and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE     LTV RATIO
REMAINING TERM TO             MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV        AT
MATURITY IN MONTHS(2)          LOANS         BALANCE     BALANCE    RATE     (MOS.)(2)    DSCR(3)   RATIO(3) MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

54 - 60                           23       $331,770,294    11.0%   4.9492%       59        2.15x      62.0%     61.8%
61 - 84                           35        651,507,829    21.7    5.2962        82        1.49x      75.5      72.5
85 - 120                         218      1,861,153,605    62.0    5.4650       118        1.55x      72.9      63.2
121 - 239                         21        158,687,071     5.3    5.6735       168        1.31x      71.2      45.3

                            ---------------------------------------------------------------------------------------------
TOTAL:                           297     $3,003,118,799   100.0%   5.3824%      106        1.59X      72.2%     64.1%
                            =============================================================================================


                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE     LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV        AT
TERM IN MONTHS                 LOANS         BALANCE     BALANCE    RATE     (MOS.)(2)    DSCR(3)   RATIO(3)  MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

162 - 180                         4        $15,588,143      0.7%   5.8761%      168        1.44x       46.1%      2.6%
181 - 240                        17         65,439,191      2.9    5.4752       146        1.31x       64.0      30.6
241 - 300                        20         79,518,165      3.5    5.6571       135        1.49x       67.0      48.4
301 - 330                         1         12,500,000      0.6    5.6800       178        1.24x       79.1      53.3
331 - 360                       212      2,098,050,276     92.4    5.4679       112        1.37x       74.6      65.2

                            ---------------------------------------------------------------------------------------------
TOTAL:                          254     $2,271,095,775    100.0%   5.4787%      114        1.38X       73.8%     63.2%
                            =============================================================================================


                    REMAINING AMORTIZATION TERM IN MONTHS(1)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE      LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV          AT
TERM IN MONTHS                 LOANS         BALANCE     BALANCE    RATE     (MOS.)(2)    DSCR(3)   RATIO(3)  MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

161 - 180                         4         $15,588,143     0.7%   5.8761%     168        1.44x       46.1%       2.6%
181 - 240                        17          65,439,191     2.9    5.4752      146        1.31x       64.0       30.6
241 - 300                        20          79,518,165     3.5    5.6571      135        1.49x       67.0       48.4
301 - 330                         1          12,500,000     0.6    5.6800      178        1.24x       79.1       53.3
331 - 360                       212       2,098,050,276    92.4    5.4679      112        1.37x       74.6       65.2

                            ---------------------------------------------------------------------------------------------
TOTAL:                          254      $2,271,095,775   100.0%   5.4787%     114        1.38X       73.8%      63.2%
                            =============================================================================================


(1) Does not include the mortgage loans that are interest-only for their entire term.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Includes 1 mortgage loan which represents approximately 0.1% of the aggregate principle balance of the cut-off date. This loan is secured by residential cooperative properties and has a cut-off loan to value ratio of 1.4%
and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.

                                     A-2-2

                               AMORTIZATION TYPES



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE     LTV RATIO
                              MORTGAGE        DATE         POOL    MORTGAGE     TERM         UW        LTV        AT
AMORTIZATION TYPES             LOANS         BALANCE     BALANCE     RATE     (MOS.)(1)    DSCR(2)   RATIO(2) MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only            71    $1,185,954,800     39.5%    5.4269%      106        1.34x      74.7%      67.5%
Balloon Loans (3)               174     1,054,528,256     35.1     5.5272       120        1.41x      73.3       60.1
Interest Only(4)                 43       732,023,024     24.4     5.0837        81        2.26x      67.0       67.0
                            ---------------------------------------------------------------------------------------------
SUBTOTAL                        288    $2,972,506,080     99.0%    5.3779%      105        1.59x      72.3%      64.8%

                            ---------------------------------------------------------------------------------------------
FULLY AMORTIZING                  9       $30,612,719      1.0%    5.8181%      207        1.32x      57.9%       0.6%

                            ---------------------------------------------------------------------------------------------
TOTAL:                          297    $3,003,118,799    100.0%    5.3824%      106        1.59X      72.2%      64.1%
                            =============================================================================================



               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

UNDERWRITTEN                                AGGREGATE      % OF               STATED                CUT-OFF
CASH FLOW                    NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV         AT
COVERAGE RATIOS                LOANS         BALANCE     BALANCE    RATE     (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

<= 1.19x                           5      $97,738,038      3.3%   5.6725%      128        1.13x       78.4%      65.9%
1.20x - 1.29x                     82      781,312,629     26.0    5.4624       116        1.24x       76.1       65.3
1.30x - 1.39x                     73      770,742,026     25.7    5.5037       108        1.34x       75.6       66.0
1.40x - 1.49x                     46      346,891,286     11.6    5.4552       105        1.45x       73.8       65.5
1.50x - 1.69x                     44      529,299,466     17.6    5.3461       102        1.56x       74.6       69.3
1.70x - 1.99x                     19      112,369,165      3.7    5.2701       107        1.76x       63.2       53.8
2.00x - 3.42x                     27      361,766,190     12.0    4.8942        80        2.50x       52.9       51.8
79.41x                             1        3,000,000      0.1    5.0000       117       79.41x        1.4        1.4

                            ---------------------------------------------------------------------------------------------
TOTAL:                           297   $3,003,118,799    100.0%   5.3824%      106        1.59x       72.2%      64.1%
                            =============================================================================================


                             CUT-OFF DATE LTV RATIOS


                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                         AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF    CUT-OFF     INITIAL             REMAINING               DATE      LTV RATIO
CUT-OFF DATE                  MORTGAGE     DATE         POOL   MORTGAGE     TERM         UW        LTV          AT
LTV RATIOS                     LOANS      BALANCE     BALANCE    RATE     (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

 1.4% - 24.9%                     1      $3,000,000     0.1%    5.0000%     117       79.41x       1.4%        1.4%
25.0% - 49.9%                    15     106,011,984      3.5    5.2741      121        2.32x      46.9        42.0
50.0% - 59.9%                    26     306,825,975     10.2    4.8822       74        2.37x      54.7        51.7
60.0% - 64.9%                    17     137,178,527      4.6    5.2612      108        1.65x      63.1        53.5
65.0% - 69.9%                    49     326,630,401     10.9    5.4851      122        1.38x      68.3        53.9
70.0% - 74.9%                    69     499,137,497     16.6    5.4977      110        1.39x      72.3        62.6
75.0% - 80.0%                   117   1,546,816,690     51.5    5.4225      107        1.36x      78.6        71.2
80.1% >=                          3      77,517,725      2.6    5.7649       94        1.17x      82.2        76.0

                            ---------------------------------------------------------------------------------------------
TOTAL:                          297  $3,003,118,799    100.0%   5.3824%     106        1.59x      72.2%       64.1%
                            =============================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes 1 mortgage loan which represents approximately 0.1% of the aggregate principle balance as of the cut-off date. This loan is secured by residential cooperative properties and has a cut-off loan to value ratio of 1.4%
and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.

(3) Includes 9 amortizing ARD loans representing 2.1% of the initial pool balance

(4) Includes one interest-only ARD loan representing 0.3% of the initial pool balance

                                     A-2-3

                           MATURITY DATE LTV RATIOS(1)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE     LTV RATIO
MATURITY DATE                 MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV        AT
LTV RATIOS(3)                  LOANS         BALANCE     BALANCE    RATE     (MOS.)(3)    DSCR(4)   RATIO(4)  MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

1.4% - 29.9%                     6        $16,691,875      0.6%   5.1827%      119       16.08x       30.5%     22.4%
30.0% - 49.9%                   27        188,239,999      6.3    5.3825       125        1.86x       56.2      44.9
50.0% - 59.9%                   83        631,913,674     21.3    5.1730        99        1.93x       62.7      55.3
60.0% - 69.9%                  127      1,225,181,281     41.2    5.5085       114        1.35x       75.7      65.3
70.0% - 74.9%                   17        434,163,553     14.6    5.3871       101        1.28x       78.4      72.2
75.0% - 80.0%                   27        459,915,698     15.5    5.2996        87        1.45x       78.6      78.2
80.1% >=                         1         16,400,000      0.6    5.6250        59        1.35x       82.0      82.0

                            ---------------------------------------------------------------------------------------------
TOTAL:                         288     $2,972,506,080    100.0%   5.3779%      105        1.59x       72.3%     64.8%
                            =============================================================================================


                         TYPE OF MORTGAGED PROPERTIES(2)



                                                                          WEIGHTED AVERAGES
                                                                  ----------------------------------

                                               AGGREGATE      % OF               CUT-OFF
                                 NUMBER OF      CUT-OFF     INITIAL               DATE
                                 MORTGAGED       DATE         POOL      UW         LTV
PROPERTY TYPE                    PROPERTIES     BALANCE     BALANCE   DSCR(4)   RATIO(4)    OCCUPANCY
----------------------------------------------------------------------------------------------------

RETAIL
Anchored                            57       $678,495,167     22.6%    1.79x        67.7%       94.5%
Shadow Anchored                     29        161,380,156      5.4     1.37x        75.2        96.4
Unanchored                          31        118,935,588      4.0     1.45x        70.2        95.6
Regional Mall                        1         90,000,000      3.0     1.50x        78.3        99.9
                            ------------------------------------------------------------------------
SUBTOTAL                           118     $1,048,810,911     34.9%    1.66x        70.1%       95.4%

OFFICE
Suburban                            54       $770,665,469     25.7%    1.42x        73.4%       91.5%
CBD                                 15        270,392,561      9.0     1.57x        66.7        94.2
                            ------------------------------------------------------------------------
SUBTOTAL                            69     $1,041,058,030     34.7%    1.45x        71.7%       92.2%

MULTIFAMILY
Garden                              67       $625,517,499     20.8%    1.39x        77.4%       92.4%
Mid/High Rise                        6         13,747,742      0.5     1.48x        67.4        97.8
Co-op                                1          3,000,000      0.1    79.41x         1.4       100.0
                            ------------------------------------------------------------------------
SUBTOTAL                            74       $642,265,241     21.4%    1.75x        76.9%       92.5%

INDUSTRIAL
Flex                                13       $108,616,663      3.6%    1.44x        70.0%       97.9%
Warehouse/Distribution               3         54,240,216      1.8     1.50x        73.6       100.0
                            ------------------------------------------------------------------------
SUBTOTAL                            16       $162,856,878      5.4%    1.46x        71.2%       98.6%

MANUFACTURED HOUSING                10        $51,228,769      1.7%    1.36x        74.1%       87.5%

HOTEL
Limited Service                      2         $8,086,237      0.3%    1.60x        68.0%        NAP
Full Service                         1          6,650,000      0.2     1.69x        70.4         NAP
                            ------------------------------------------------------------------------
SUBTOTAL                             3        $14,736,237      0.5%    1.64x        69.1%        NAP

SELF STORAGE                        15        $42,162,733      1.4%    1.49x        67.6%       86.9%

                            ------------------------------------------------------------------------
TOTAL                              305     $3,003,118,799    100.0%    1.59X        72.2%       93.5%
                            ========================================================================


(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) For the ARD loans, the Anticipated Repayment Date.

(4) Includes 1 mortgage loan which represents approximately 0.1% of the aggregate principle balance as of the cut-off date. This loan is secured by residential cooperative properties and has a cut-off loan to value ratio of 1.4%
and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                          AGGREGATE      % OF              STATED                CUT-OFF
                              NUMBER OF    CUT-OFF     INITIAL            REMAINING               DATE     LTV RATIO
                              MORTGAGED     DATE         POOL   MORTGAGE    TERM         UW        LTV        AT
 LOCATION                     PROPERTIES   BALANCE     BALANCE    RATE    (MOS.)(2)    DSCR(3)   RATIO(3)  MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

 Texas                            48     $352,142,494     11.7%   5.3472%     109       1.51x      73.9%     64.9%
 California                       25      326,396,798     10.9    5.3776      103       1.62x      65.7      59.0
 Florida                          22      267,773,916      8.9    5.3071       97       1.62x      72.7      67.3
 New York                         12      214,800,720      7.2    5.5224      121       2.49x      74.1      64.0
 Missouri                          9      143,527,811      4.8    5.2659       84       1.40x      77.1      71.2
 Utah                              6      135,558,483      4.5    4.9514       69       2.28x      60.3      59.4
 Virginia                          6      121,321,219      4.0    5.3588      115       1.32x      72.1      64.2
 Tennessee                        10      116,741,792      3.9    5.3673      103       1.40x      75.9      70.2
 Massachusetts                     5      106,142,949      3.5    5.5351      118       1.52x      77.0      65.3
 Washington                       10      103,146,870      3.4    5.5702      107       1.28x      75.2      67.0
 Louisiana                         3       94,381,424      3.1    5.2889      124       1.49x      77.8      75.5
 Indiana                           9       92,776,827      3.1    5.4710      109       1.43x      75.1      64.7
 Michigan                         12       89,366,930      3.0    5.2880       94       1.79x      66.4      57.9
 New Jersey                        7       85,948,987      2.9    5.5267      132       1.48x      71.7      58.5
 Arizona                           9       72,161,206      2.4    5.2647       85       1.70x      67.4      62.6
 Georgia                          13       70,637,566      2.4    5.5911       95       1.31x      76.5      70.6
 Wisconsin                         6       67,545,000      2.2    5.3138      119       1.33x      70.9      57.6
 Oregon                            7       61,962,576      2.1    5.4895      119       1.33x      71.6      60.7
 Ohio                              9       56,306,525      1.9    5.4509      108       1.33x      78.3      68.3
 Illinois                         13       54,673,763      1.8    5.3911      119       1.57x      64.9      53.2
 Iowa                              2       43,262,115      1.4    5.3285      117       1.44x      72.0      62.2
 Delaware                          2       39,936,313      1.3    5.5304      117       1.25x      75.8      64.2
 South Carolina                    9       37,267,053      1.2    5.4087       98       1.53x      73.3      65.0
 North Carolina                    4       37,103,565      1.2    5.5316       93       1.24x      80.0      75.0
 Pennsylvania                      8       31,869,317      1.1    5.5335       99       1.37x      76.6      68.3
 Colorado                          8       27,897,168      0.9    5.3889      106       1.48x      68.2      58.6
 Maryland                          3       24,222,213      0.8    5.5097      119       1.47x      65.4      56.7
 West Virginia                     1       23,977,397      0.8    5.5000      119       1.25x      77.3      64.7
 Minnesota                         3       19,256,242      0.6    5.5011      118       1.29x      73.8      60.2
 Oklahoma                          3       18,358,676      0.6    5.4398      118       1.38x      74.1      62.6
 Idaho                             3       15,749,375      0.5    5.4547      119       1.31x      78.1      65.9
 Connecticut                       3       13,898,497      0.5    5.5558      107       1.72x      69.9      63.1
 Alabama                           5       12,239,745      0.4    5.3693      107       1.57x      70.0      61.1
 District of Columbia              1        5,440,000      0.2    5.3600      119       1.20x      76.6      66.9
 New Mexico                        2        4,466,692      0.1    5.3976      117       1.35x      78.4      65.5
 Kansas                            1        3,496,913      0.1    5.7600      119       1.25x      74.4      62.7
 Mississippi                       1        3,165,688      0.1    5.6900      238       1.15x      68.4       0.0
 Arkansas                          1        2,300,000      0.1    5.8200      120       1.32x      74.2      62.6
 New Hampshire                     1        2,243,555      0.1    5.5000      203       1.32x      66.8       0.0
 Kentucky                          1        1,646,920      0.1    5.9100      118       1.37x      78.4      66.5
 Montana                           1        1,109,374      0.0    5.2800      116       1.76x      69.3      44.6
 Rhode Island                      1          898,126      0.0    5.8800      239       1.18x      64.2       0.0
                     ----------------------------------------------------------------------------------------------------
 TOTAL:                          305   $3,003,118,799    100.0%   5.3824%     106       1.59X      72.2%     64.1%
                     ====================================================================================================


(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Includes 1 mortgage loan which represents approximately 0.1% of the aggregate principle balance as of the cut-off date. This loan is secured by residential cooperative properties and has a cut-off loan to value ratio of 1.4%
and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.

                                     A-2-5

                       CURRENT OCCUPANCY RATES (1),(3),(5)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE       % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF      INITIAL             REMAINING               DATE     LTV RATIO
CURRENT                      MORTGAGED        DATE          POOL   MORTGAGE     TERM         UW        LTV         AT
OCCUPANCY RATES              PROPERTIES      BALANCE      BALANCE    RATE     (MOS.)(4)    DSCR(6)   RATIO(6)  MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------

59.3 - 70.0                            4     $97,395,407      3.3%   5.8091%    119        1.35x       77.2%        67.7%
70.1 - 80.0                            9      88,865,108      3.0    5.4426     101        1.39x       75.1         67.4
80.1 - 90.0                           45     537,383,216     18.0    5.3870     107        1.61x       70.8         63.0
90.1 - 95.0                           58     719,940,959     24.1    5.3248      97        1.59x       72.0         65.1
95.1 - 100.0                         186   1,544,797,872     51.7    5.3732     109        1.61x       72.3         63.7

                            ---------------------------------------------------------------------------------------------
TOTAL:                               302  $2,988,382,562    100.0%   5.3803%    106        1.59X       72.2%        64.2%
                            =============================================================================================


                          YEARS BUILT/RENOVATED(2),(3)



                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE      LTV RATIO
YEARS                        MORTGAGED        DATE         POOL    MORTGAGE    TERM         UW        LTV          AT
BUILT/RENOVATED              PROPERTIES      BALANCE     BALANCE    RATE     (MOS.)(4)    DSCR(6)   RATIO(6)   MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------

1962 - 1969                          5     $26,055,550      0.9%    5.3464%    107        1.59x       69.8%        61.0%
1970 - 1979                         10      72,400,592      2.4     5.4126     118        1.63x       71.8         61.8
1980 - 1989                         50     581,006,014     19.3     5.3672     104        1.87x       75.3         69.6
1990 - 1999                         59     704,750,859     23.5     5.3592     100        1.42x       73.0         65.6
2000 - 2005                        181   1,618,905,785     53.9     5.3972     109        1.56x       70.7         61.6
                              -------------------------------------------------------------------------------------------
TOTAL:                             305  $3,003,118,799    100.0%    5.3824%    106        1.59X       72.2%        64.1%
                              ===========================================================================================


                              PREPAYMENT PROTECTION


                                                                                    WEIGHTED AVERAGES
                                                                  -------------------------------------------------------

                                            AGGREGATE      % OF               STATED                CUT-OFF
                             NUMBER OF       CUT-OFF     INITIAL             REMAINING               DATE      LTV RATIO
                              MORTGAGE        DATE         POOL   MORTGAGE     TERM         UW        LTV          AT
PREPAYMENT PROTECTION          LOANS         BALANCE     BALANCE    RATE     (MOS.)(4)    DSCR(6)   RATIO(6)  MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------

Defeasance                         258  $2,589,752,642     86.2%   5.4357%    110        1.42x       73.7%        64.8%
Yield Maintenance                   39     413,366,158     13.8    5.0485      78        2.62x       62.5         59.8

                              -------------------------------------------------------------------------------------------
TOTAL:                             297  $3,003,118,799    100.0%   5.3824%    106        1.59X       72.2%        64.1%
                              ===========================================================================================


(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4) For the ARD loans, the Anticipated Repayment Date.

(5) Excludes hotel properties

(6) Includes 1 mortgage loan which represents approximately 0.1% of the aggregate principle balance as of the cut-off date. This loan is secured by residential cooperative properties and has a cut-off loan to value ratio of 1.4%
and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                           WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------

                                            AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE       LTV RATIO
                              MORTGAGE         DATE       LOAN GROUP 1  MORTGAGE      TERM         UW         LTV           AT
CUT-OFF DATE BALANCES           LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR       RATIO     MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

$825,000 - $2,999,999              72     $140,455,261         5.8%      5.6036%       123        1.47x        69.1%        54.2%
$3,000,000 - $3,999,999            24       83,495,270         3.4       5.4912        126        1.47x        67.4         51.2
$4,000,000 - $4,999,999            16       70,784,872         2.9       5.4816        113        1.60x        65.3         54.8
$5,000,000 - $6,999,999            29      172,187,986         7.1       5.5167        125        1.48x        71.8         57.9
$7,000,000 - $9,999,999            28      232,824,082         9.6       5.3556        107        1.61x        69.5         59.9
$10,000,000 - $14,999,999          24      288,136,911        11.8       5.3761        114        1.45x        72.9         62.6
$15,000,000 - $24,999,999          27      516,433,071        21.2       5.3298        107        1.53x        71.8         62.8
$25,000,000 - $49,999,999           8      267,813,773        11.0       5.3484        101        1.52x        72.4         66.5
$50,000,000 - $125,000,000          8      662,580,529        27.2       5.3361        101        1.62x        71.3         66.3
                             -----------------------------------------------------------------------------------------------------
TOTAL:                            236   $2,434,711,755       100.0%      5.3805%       109        1.54X        71.1%        62.4%
                             =====================================================================================================


                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                          WEIGHTED AVERAGES
                                                                     -------------------------------------------------------------

                                          AGGREGATE        % OF                     STATED                 CUT-OFF
                          NUMBER OF        CUT-OFF       INITIAL                   REMAINING                DATE       LTV RATIO
                          MORTGAGE           DATE      LOAN GROUP 1    MORTGAGE      TERM         UW         LTV           AT
MORTGAGE RATES              LOANS          BALANCE       BALANCE         RATE      (MOS.)(1)     DSCR       RATIO     MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

4.4600% - 4.9999%              16       $258,639,387       10.6%         4.7371%        68        2.52x        54.6%        53.5%
5.0000% - 5.4999%             100      1,336,055,548       54.9          5.3039        109        1.46x        72.1         64.7
5.5000% - 5.9999%             112        780,558,677       32.1          5.6725        120        1.39x        74.8         62.2
6.0000% - 6.1520%               8         59,458,143        2.4          6.0663        132        1.22x        73.1         51.3
                         ---------------------------------------------------------------------------------------------------------
TOTAL:                        236     $2,434,711,755      100.0%         5.3805%       109        1.54X        71.1%        62.4%
                         =========================================================================================================


       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------

                                             AGGREGATE         % OF                   STATED               CUT-OFF
                             NUMBER OF        CUT-OFF        INITIAL                 REMAINING              DATE       LTV RATIO
ORIGINAL TERM TO             MORTGAGE           DATE       LOAN GROUP 1  MORTGAGE      TERM         UW       LTV           AT
MATURITY IN MONTHS(1)          LOANS          BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR     RATIO     MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

57 - 60                            15       $257,330,326        10.6%      4.8321%       59         2.36x      58.1%       58.0%
61 - 84                            20        393,067,131        16.1       5.3050        81         1.53x      73.5        69.0
85 - 120                          183      1,631,800,457        67.0       5.4599       117         1.44x      72.6        63.1
121 - 240                          18        152,513,841         6.3       5.6508       168         1.31x      71.1        45.0
                            ------------------------------------------------------------------------------------------------------
TOTAL:                            236     $2,434,711,755       100.0%      5.3805%      109         1.54X      71.1%       62.4%
                            ======================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------

                                            AGGREGATE         % OF                    STATED                 CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE       LTV RATIO
REMAINING TERM TO             MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE      TERM         UW         LTV           AT
MATURITY IN MONTHS(2)           LOANS        BALANCE        BALANCE        RATE      (MOS.)(2)     DSCR       RATIO     MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

56 - 60                            15       $257,330,326       10.6%        4.8321%        59       2.36x        58.1%        58.0%
61 - 84                            20        393,067,131       16.1         5.3050         81       1.53x        73.5         69.0
85 - 120                          183      1,631,800,457       67.0         5.4599        117       1.44x        72.6         63.1
121 - 239                          18        152,513,841        6.3         5.6508        168       1.31x        71.1         45.0
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            236     $2,434,711,755      100.0%        5.3805%       109       1.54X        71.1%        62.4%
                             ======================================================================================================


     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------

                                         AGGREGATE        % OF                     STATED                 CUT-OFF
                          NUMBER OF       CUT-OFF       INITIAL                   REMAINING                DATE      LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE          DATE      LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
TERM IN MONTHS              LOANS         BALANCE       BALANCE         RATE      (MOS.)(2)     DSCR       RATIO     MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------

162 - 180                       4       $15,588,143        0.8%        5.8761%        168        1.44x       46.1%         2.6%
181 - 240                      16        64,123,451        3.3         5.4835         148        1.30x       64.4         30.5
241 - 300                      14        58,360,999        3.0         5.6880         141        1.51x       66.8         46.8
301 - 330                       1        12,500,000        0.6         5.6800         178        1.24x       79.1         53.3
331 - 360                      76     1,796,666,836       92.3         5.4627         112        1.39x       74.1         64.7
                         -------------------------------------------------------------------------------------------------------
TOTAL:                        211    $1,947,239,429      100.0%        5.4748%        115        1.39X       73.3%        62.4%
                         =======================================================================================================


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                                                        WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------

                                         AGGREGATE         % OF                   STATED                 CUT-OFF
                           NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE       LTV RATIO
REMAINING AMORTIZATION     MORTGAGE         DATE       LOAN GROUP 1  MORTGAGE      TERM         UW         LTV           AT
TERM IN MONTHS               LOANS        BALANCE        BALANCE       RATE      (MOS.)(2)     DSCR       RATIO     MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

161 - 180                        4      $15,588,143         0.8%      5.8761%        168        1.44x        46.1%         2.6%
181 - 240                       16       64,123,451         3.3       5.4835         148        1.30x        64.4         30.5
241 - 300                       14       58,360,999         3.0       5.6880         141        1.51x        66.8         46.8
301 - 330                        1       12,500,000         0.6       5.6800         178        1.24x        79.1         53.3
331 - 360                      176    1,796,666,836        92.3       5.4627         112        1.39x        74.1         64.7
                          -------------------------------------------------------------------------------------------------------
TOTAL:                         211   $1,947,239,429       100.0%      5.4748%        115        1.39X        73.3%        62.4%
                          =======================================================================================================


(1) Does not include the mortgage loans that are interest-only for their entire term.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                          WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                            AGGREGATE          % OF                 STATED                 CUT-OFF
                            NUMBER OF        CUT-OFF         INITIAL               REMAINING                DATE       LTV RATIO
                            MORTGAGE           DATE        LOAN GROUP 1  MORTGAGE    TERM         UW         LTV           AT
AMORTIZATION TYPES            LOANS          BALANCE         BALANCE       RATE    (MOS.)(1)     DSCR       RATIO     MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest-Only         59       $1,018,769,800         41.8%    5.4169%      107        1.36x       74.4%        66.9%
   Balloon(2)                   143          897,856,910         36.9     5.5288       121        1.43x       72.7         59.5
   Interest Only(3)              25          487,472,326         20.0     5.0035        83        2.16x       62.3         62.3
                           -------------------------------------------------------------------------------------------------------
SUBTOTAL                        227       $2,404,099,036         98.7%    5.3749%      107        1.55x       71.3%        63.2%

FULLY AMORTIZING LOANS            9           30,612,719          1.3     5.8181       207        1.32x       57.9          0.6
                           -------------------------------------------------------------------------------------------------------
TOTAL                           236       $2,434,711,755        100.0%    5.3805%      109        1.54X       71.1%        62.4%
                           =======================================================================================================


          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN
                             GROUP 1 MORTGAGE LOANS



                                                                                       WEIGHTED AVERAGES
                                                                  --------------------------------------------------------------

UNDERWRITTEN                           AGGREGATE        % OF                     STATED                 CUT-OFF
CASH FLOW              NUMBER OF        CUT-OFF       INITIAL                   REMAINING                DATE       LTV RATIO
DEBT SERVICE           MORTGAGE           DATE      LOAN GROUP 1    MORTGAGE      TERM         UW         LTV           AT
COVERAGE RATIOS          LOANS          BALANCE       BALANCE         RATE      (MOS.)(1)     DSCR       RATIO     MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------

<= 1.19x                     5       $97,738,038           4.0%      5.6725%       128        1.13x        78.4%        65.9%
1.20x - 1.29x               61       580,131,041          23.8       5.4526        120        1.24x        75.6         63.6
1.30x - 1.39x               59       637,092,388          26.2       5.5072        111        1.34x        75.4         65.5
1.40x - 1.49x               34       266,403,176          10.9       5.5051        109        1.44x        72.7         62.7
1.50x - 1.69x               34       386,587,499          15.9       5.3843        110        1.57x        73.7         66.9
1.70x - 1.99x               17       108,493,425           4.5       5.2752        109        1.76x        63.0         53.3
2.00x - 3.42x               26       358,266,190          14.7       4.8937         80        2.50x        52.8         51.7
                      ----------------------------------------------------------------------------------------------------------
TOTAL:                     236    $2,434,711,755         100.0%      5.3805%       109        1.54X        71.1%        62.4%
                      ==========================================================================================================


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                        WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------

                                        AGGREGATE        % OF                     STATED                 CUT-OFF
                        NUMBER OF        CUT-OFF       INITIAL                   REMAINING                DATE       LTV RATIO
CUT-OFF DATE            MORTGAGE           DATE      LOAN GROUP 1    MORTGAGE      TERM         UW         LTV           AT
LTV RATIOS                LOANS          BALANCE       BALANCE         RATE      (MOS.)(1)     DSCR       RATIO     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

25.5% - 49.9%                14       $104,696,244        4.3%         5.2766%       122        2.33x         46.9%        42.0%
50.0% - 59.9%                24        296,225,975       12.2          4.8691         73        2.40x         54.7         51.8
60.0% - 64.9%                17        137,178,527        5.6          5.2612        108        1.65x         63.1         53.5
65.0% - 69.9%                41        296,969,843       12.2          5.4657        123        1.39x         68.3         53.4
70.0% - 74.9%                59        445,881,466       18.3          5.5022        112        1.39x         72.5         62.5
75.0% - 80.0%                80      1,119,321,975       46.0          5.4481        112        1.35x         78.5         70.3
80.1% >=                      1         34,437,725        1.4          6.0600        118        1.07x         83.6         71.1
                       ----------------------------------------------------------------------------------------------------------
TOTAL:                      236     $2,434,711,755      100.0%         5.3805%       109        1.54X         71.1%        62.4%
                       ==========================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes 9 amortizing ARD loans representing 2.6% of the initial pool balance

(3) Includes one interest-only ARD loan representing 0.4% of the initial pool balance

                                     A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                                                              WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------

                                          AGGREGATE            % OF                     STATED                 CUT-OFF
                          NUMBER OF        CUT-OFF           INITIAL                   REMAINING                DATE     LTV RATIO
MATURITY DATE             MORTGAGE           DATE          LOAN GROUP 1    MORTGAGE      TERM         UW         LTV         AT
LTV RATIOS(3)               LOANS          BALANCE           BALANCE         RATE      (MOS.)(3)     DSCR       RATIO   MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------------

18.8% - 29.9%                   5        $13,691,875            0.6%         5.2227%       120        2.20x       36.9%      27.1%
30.0% - 49.9%                  25        179,824,258            7.5          5.3841        126        1.88x       56.3       44.9
50.0% - 59.9%                  70        593,432,512           24.7          5.1461         97        1.97x       62.2       55.2
60.0% - 69.9%                 102      1,030,836,065           42.9          5.5091        113        1.36x       75.3       65.2
70.0% - 74.9%                  15        407,669,325           17.0          5.3983        104        1.27x       78.8       72.3
75.0% - 80.0%                  10        178,645,000            7.4          5.3096         96        1.49x       78.6       78.5
                         ----------------------------------------------------------------------------------------------------------
TOTAL:                        227     $2,404,099,036          100.0%         5.3749%       107        1.55X       71.3%      63.2%
                         ==========================================================================================================


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(2)



                                                                                          WEIGHTED AVERAGES
                                                                                 -------------------------------------

                                                  AGGREGATE            % OF                     CUT-OFF
                                 NUMBER OF         CUT-OFF           INITIAL                      DATE
                                  MORTGAGED          DATE          LOAN GROUP 1       UW          LTV
PROPERTY TYPE                    PROPERTIES        BALANCE           BALANCE         DSCR        RATIO     OCCUPANCY
----------------------------------------------------------------------------------------------------------------------

RETAIL
Anchored                               57         $678,495,167           27.9%      1.79x          67.7%       94.5%
Shadow Anchored                        29          161,380,156            6.6       1.37x          75.2        96.4
Unanchored                             31          118,935,588            4.9       1.45x          70.2        95.6
Regional Mall                           1           90,000,000            3.7       1.50x          78.3        99.9
                                 -----------------------------------------------------------------------------------
SUBTOTAL                              118       $1,048,810,911           43.1%      1.66x          70.1%       95.4%

OFFICE
Suburban                               54         $770,665,469           31.7%      1.42x          73.4%       91.5%
CBD                                    15          270,392,561           11.1       1.57x          66.7        94.2
                                 -----------------------------------------------------------------------------------
SUBTOTAL                               69       $1,041,058,030           42.8%      1.45x          71.7%       92.2%

INDUSTRIAL
Flex                                   13         $108,616,663            4.5%      1.44x          70.0%       97.9%
Warehouse/Distribution                  3           54,240,216            2.2       1.50x          73.6       100.0
                                 -----------------------------------------------------------------------------------
SUBTOTAL                               16         $162,856,878            6.7%      1.46x          71.2%       98.6%

MULTIFAMILY
Garden                                 11          $69,716,621            2.9%      1.47x          78.8%       92.5%
Mid/High Rise                           2           $4,141,576            0.2%      1.50x          69.1       100.0
                                 -----------------------------------------------------------------------------------
SUBTOTAL                               13          $73,858,197            3.0%      1.47x          78.2%       92.9%

MANUFACTURED HOUSING                   10          $51,228,769            2.1%      1.36x          74.1%       87.5%

SELF STORAGE                           15          $42,162,733            1.7%      1.49x          67.6%       86.9%

HOTEL
Limited Service                         2           $8,086,237            0.3%      1.60x          68.0%        NAP
Full Service                            1            6,650,000            0.3       1.69x          70.4         NAP
                                 -----------------------------------------------------------------------------------
SUBTOTAL                                3          $14,736,237            0.6%      1.64x          69.1%        NAP

                                 -----------------------------------------------------------------------------------
Total                                 244       $2,434,711,755          100.0%      1.54x          71.1%       93.9%
                                 ===================================================================================


(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)



                                                                                           WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------

                                       AGGREGATE            % OF                     STATED                 CUT-OFF
                       NUMBER OF        CUT-OFF           INITIAL                   REMAINING                DATE       LTV RATIO
                       MORTGAGED          DATE          LOAN GROUP 1    MORTGAGE      TERM         UW         LTV           AT
LOCATION              PROPERTIES        BALANCE           BALANCE         RATE      (MOS.)(2)     DSCR       RATIO     MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

California                  22       $300,413,585           12.3%         5.3612%       105       1.64x       64.6%          57.7%
Texas                       30        233,015,697            9.6          5.3683        116       1.55x       71.9           60.5
New York                    10        210,484,979            8.6          5.5326        121       1.40x       75.3           65.1
Florida                     17        158,384,642            6.5          5.3560        99        1.75x       69.3           62.6
Missouri                     9        143,527,811            5.9          5.2659        84        1.40x       77.1           71.2
Virginia                     6        121,321,219            5.0          5.3588        115       1.32x       72.1           64.2
Massachusettes               5        106,142,949            4.4          5.5351        118       1.52x       77.0           65.3
Utah                         3        103,171,639            4.2          4.8280        62        2.54x       54.3           53.9
Louisiana                    3         94,381,424            3.9          5.2889        124       1.49x       77.8           75.5
New Jersey                   7         85,948,987            3.5          5.5267        132       1.48x       71.7           58.5
Washington                   7         84,952,696            3.5          5.5371        106       1.29x       76.3           67.6
Michigan                    11         84,866,930            3.5          5.2820        93        1.81x       65.7           57.4
Tennessee                    6         82,273,050            3.4          5.2967        107       1.45x       74.6           68.6
Wisconsin                    6         67,545,000            2.8          5.3138        119       1.33x       70.9           57.6
Oregon                       5         57,167,371            2.3          5.5088        119       1.34x       71.9           61.1
Illinois                    13         54,673,763            2.2          5.3911        119       1.57x       64.9           53.2
Ohio                         8         51,062,693            2.1          5.4582        107       1.33x       78.1           68.5
Arizona                      7         48,921,206            2.0          5.3060        98        1.82x       66.9           59.8
Iowa                         2         43,262,115            1.8          5.3285        117       1.44x       72.0           62.2
Georgia                     10         41,166,517            1.7          5.6623        100       1.36x       74.5           67.2
Pennsylvania                 8         31,869,317            1.3          5.5335        99        1.37x       76.6           68.3
Indiana                      6         30,288,899            1.2          5.4108        119       1.55x       66.0           53.9
Maryland                     3         24,222,213            1.0          5.5097        119       1.47x       65.4           56.7
West Virginia                1         23,977,397            1.0          5.5000        119       1.25x       77.3           64.7
Delaware                     1         20,936,313            0.9          5.4400        117       1.22x       74.8           62.5
Colorado                     7         20,797,168            0.9          5.3851        101       1.52x       72.5           63.1
Minnesota                    3         19,256,242            0.8          5.5011        118       1.29x       73.8           60.2
Connecticut                  3         13,898,497            0.6          5.5558        107       1.72x       69.9           63.1
South Carolina               4         11,258,808            0.5          5.1771        89        1.89x       67.7           60.8
North Carolina               3         10,423,565            0.4          5.6893        118       1.33x       78.4           65.9
Oklahoma                     2         10,358,676            0.4          5.4535        116       1.28x       76.7           64.2
Idaho                        2         10,293,375            0.4          5.4095        118       1.36x       77.1           65.4
Alabama                      4          9,679,745            0.4          5.4246        119       1.53x       67.4           56.1
District of Columbia         1          5,440,000            0.2          5.3600        119       1.20x       76.6           66.9
New Mexico                   2          4,466,692            0.2          5.3976        117       1.35x       78.4           65.5
Kansas                       1          3,496,913            0.1          5.7600        119       1.25x       74.4           62.7
Mississippi                  1          3,165,688            0.1          5.6900        238       1.15x       68.4            0.0
Arkansas                     1          2,300,000            0.1          5.8200        120       1.32x       74.2           62.6
New Hampshire                1          2,243,555            0.1          5.5000        203       1.32x       66.8            0.0
Kentucky                     1          1,646,920            0.1          5.9100        118       1.37x       78.4           66.5
Montana                      1          1,109,374            0.0          5.2800        116       1.76x       69.3           44.6
Rhode Island                 1            898,126            0.0          5.8800        239       1.18x       64.2            0.0
                      ------------------------------------------------------------------------------------------------------------
TOTAL:                     244     $2,434,711,755          100.0%         5.3805%       109       1.54X       71.1%          62.4%
                      ============================================================================================================


(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

       CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3),(5)



                                                                                           WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------

                                       AGGREGATE            % OF                     STATED                 CUT-OFF
                        NUMBER OF       CUT-OFF           INITIAL                   REMAINING                DATE       LTV RATIO
CURRENT                 MORTGAGED         DATE          LOAN GROUP 1    MORTGAGE      TERM         UW         LTV           AT
OCCUPANY RATES         PROPERTIES       BALANCE           BALANCE         RATE      (MOS.)(4)     DSCR       RATIO     MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

59.3 - 70.0                   4       $97,395,407            4.0%         5.8091%       119       1.35x       77.2%        67.7%
70.1 - 80.0                   8        74,265,108            3.1          5.4938        105       1.37x       74.1         64.9
80.1 - 90.0                  32       402,143,305           16.6          5.3845        108       1.69x       68.7         60.7
90.1 - 95.0                  34       458,846,290           19.0          5.2766        101       1.74x       68.8         60.8
95.1 - 100.0                163     1,387,325,407           57.3          5.3728        111       1.46x       72.0         63.0
                       ------------------------------------------------------------------------------------------------------------
TOP                         241    $2,419,975,518          100.0%         5.3778%       108       1.54X       71.1%        62.5%
                       ============================================================================================================


          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)



                                                                                           WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------

                                       AGGREGATE            % OF                     STATED                 CUT-OFF
                         NUMBER OF      CUT-OFF           INITIAL                   REMAINING                DATE       LTV RATIO
YEARS                    MORTGAGED        DATE          LOAN GROUP 1    MORTGAGE      TERM         UW         LTV           AT
BUILT/RENOVATED         PROPERTIES      BALANCE           BALANCE         RATE      (MOS.)(4)     DSCR       RATIO     MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

1962 - 1969                   5        $26,055,550          1.1%          5.3464%        107      1.59x       69.8%          61.0%
1970 - 1979                   7         54,656,759          2.2           5.4154         118      1.69x       70.7           61.1
1980 - 1989                  34        374,834,742         15.4           5.3822         112      1.48x       74.6           67.6
1990 - 1999                  50        613,832,874         25.2           5.3475         102      1.44x       72.2           64.6
2000 - 2005                 148      1,365,331,831         56.1           5.3941         110      1.60x       69.7           60.1
                        -----------------------------------------------------------------------------------------------------------
TOTAL:                      244     $2,434,711,755        100.0%          5.3805%        109      1.54X       71.1%          62.4%
                        ===========================================================================================================


              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS



                                                                                           WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                            AGGREGATE         % OF                   STATED                 CUT-OFF
                            NUMBER OF        CUT-OFF        INITIAL                 REMAINING                DATE      LTV RATIO
                            MORTGAGE           DATE       LOAN GROUP 1  MORTGAGE      TERM         UW         LTV          AT
PREPAYMENT PROTECTION         LOANS          BALANCE        BALANCE       RATE      (MOS.)(4)     DSCR       RATIO     MATURITY(4)
----------------------------------------------------------------------------------------------------------------------------------

Defeasance                      205       $2,130,602,392      87.5%      5.4511%        114        1.43x       73.0%       63.4%
Yield Maintenance                31          304,109,363      12.5       4.8859          73        2.35x       57.9        55.4
                           -------------------------------------------------------------------------------------------------------
TOTAL:                          236       $2,434,711,755     100.0%      5.3805%        109        1.54X       71.1%       62.4%
                           =======================================================================================================


(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4) For the ARD loans, the Anticipated Repayment Date.

(5) Excludes hotel properties

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                       WEIGHTED AVERAGES
                                                                     -------------------------------------------------------

                                         AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF     CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
                            MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
CUT-OFF DATE BALANCES         LOANS       BALANCE       BALANCE        RATE      (MOS.)     DSCR(1)   RATIO(1)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

$1,049,327 - $2,999,999           16    $34,743,512         6.1%     5.6305%     117        1.39x       73.6%      61.7%
$3,000,000 - $3,999,999           11     38,438,161         6.8      5.5136      114        7.49x       66.5       55.3
$4,000,000 - $4,999,999            2      9,038,925         1.6      5.3247      116        1.36x       78.3       66.0
$5,000,000 - $6,999,999            4     24,339,791         4.3      5.3829      100        1.28x       77.1       66.5
$7,000,000 - $9,999,999            7     54,470,698         9.6      5.3216       95        1.44x       74.2       69.8
$10,000,000 - $14,999,999         10    128,225,957        22.6      5.2660       95        1.42x       78.0       73.8
$15,000,000 - $24,999,999          5     94,390,000        16.6      5.4391       86        1.35x       76.8       72.7
$25,000,000 - $45,000,000          6    184,760,000        32.5      5.4069       90        1.36x       78.9       75.7
                              ---------------------------------------------------------------------------------------- ----
TOTAL:                            61   $568,407,044       100.0%     5.3908%      95        1.79X       76.7%      71.4%
                              =============================================================================================


                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
                            MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
MORTGAGE RATES                LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(1)   RATIO(1)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

4.9400% - 4.9999%                 1    $3,500,000         0.6%      4.9400%       58        2.03x       59.6%      59.6%
5.0000% - 5.4999%                36   420,815,743        74.0       5.2898        90        1.95x       76.7       73.1
5.5000% - 5.9999%                21   137,918,072        24.3       5.6727       108        1.32x       77.1       67.3
6.0000% - 6.4999%                 2     5,123,902         0.9       6.0951       179        1.22x       73.9       54.2
6.5000% - 6.9200%                 1     1,049,327         0.2       6.9200       179        1.45x       70.0       53.4
                           ------------------------------------------------------------------------------------------------
TOTAL:                           61  $568,407,044       100.0%      5.3908%       95        1.79X       76.7%      71.4%
                           ================================================================================================



       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
ORIGINAL TERM TO            MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
MATURITY IN MONTHS            LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(1)   RATIO(1)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

60                                 8    $74,439,968        13.1%      5.3541%     58        1.44x        75.6%      75.0%
61 - 120                          50    487,793,847        85.8       5.3858     100        1.85x        76.9       71.1
121 - 180                          3      6,173,229         1.1       6.2354     179        1.26x        73.2       54.1
                           ------------------------------------------------------------------------------------------------
TOTAL:                            61   $568,407,044       100.0%      5.3908%     95        1.79X        76.7%      71.4%
                           ================================================================================================


(1) Includes 1 mortgage loan which represents approximately 0.5% of the Group 2 balance as of the cut-off date. This loan is secured by a residential cooperative property and has a cut-off loan to value ratio of 1.4% and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 77.1%
and a weighted average debt service coverage ratio of 1.38x.

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
REMAINING TERM TO           MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
MATURITY IN MONTHS            LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(2)   RATIO(2)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

54 - 60                           8     $74,439,968        13.1%     5.3541%     58        1.44x        75.6%      75.0%
61 - 120                         50     487,793,847        85.8      5.3858     100        1.85x        76.9       71.1
121 - 179                         3       6,173,229         1.1      6.2354     179        1.26x        73.2       54.1
                           ------------------------------------------------------------------------------------------------
TOTAL:                           61    $568,407,044       100.0%     5.3908%     95        1.79X        76.7%      71.4%
                           ================================================================================================


     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
TERM IN MONTHS                LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(2)   RATIO(2)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

240 - 240                         1      $1,315,741       0.4%    5.0700%       57        1.93x        44.8%      37.8%
241 - 300                         6      21,157,166       6.5     5.5717       119        1.41x        67.4       52.8
301 - 360                        36     301,383,440      93.1     5.4991       109        1.28x        77.7       68.8
                           ------------------------------------------------------------------------------------------------
TOTAL:                           43    $323,856,346     100.0%    5.5021%      109        1.29X        76.9%      67.6%
                           ================================================================================================


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
REMAINING AMORTIZATION      MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
TERM IN MONTHS                LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(2)   RATIO(2)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

237 - 240                         1      $1,315,741        0.4%     5.0700%      57        1.93x        44.8%      37.8%
241 - 300                         6      21,157,166        6.5      5.5717      119        1.41x        67.4       52.8
301 - 360                        36     301,383,440       93.1      5.4991      109        1.28x        77.7       68.8
                           ------------------------------------------------------------------------------------------------
TOTAL:                           43    $323,856,346      100.0%     5.5021%     109        1.29X        76.9%      67.6%
                           ================================================================================================


(1) Does not include the mortgage loans that are interest-only for their entire term.

(2) Includes 1 mortgage loan which represents approximately 0.5% of the Group 2 balance as of the cut-off date. This loan is secured by a residential cooperative property and has a cut-off loan to value ratio of 1.4% and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 77.1%
and a weighted average debt service coverage ratio of 1.38x.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
                            MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
AMORTIZATION TYPES            LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(1)   RATIO(1)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                    18    $244,550,698       43.0%       5.2435%        76      2.45x     76.4%       76.4%
Partial Interest-Only            12     167,185,000       29.4        5.4877        102      1.26x     76.7        71.0
Balloon                          31     156,671,346       27.6        5.5174        118      1.32x     77.0        64.0
                           ------------------------------------------------------------------------------------------------
TOTAL:                           61    $568,407,044      100.0%       5.3908%        95      1.79X     76.7%       71.4%
                           ================================================================================================


             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                          LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

UNDERWRITTEN                            AGGREGATE        % OF                   STATED               CUT-OFF
CASH FLOW                   NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
DEBT SERVICE                MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
COVERAGE RATIOS               LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(1)   RATIO(1)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                    21    $201,181,588       35.4%       5.4909%      106      1.24x       77.7%      70.2%
1.30x - 1.39x                    14     133,649,638       23.5        5.4872        96      1.34x       76.5       68.4
1.40x - 1.49x                    12      80,488,110       14.2        5.2901        91      1.47x       77.6       74.6
1.50x - 1.59x                    10     142,711,968       25.1        5.2428        83      1.54x       77.2       76.0
1.70x - 1.99x                     2       3,875,741        0.7        5.1294        58      1.78x       68.1       65.7
2.00x - 2.14x                     1       3,500,000        0.6        4.9400        58      2.03x       59.6       59.6
79.14x                            1       3,000,000        0.5        5.0000       117     79.41x        1.4        1.4
                           ------------------------------------------------------------------------------------------------
TOTAL:                           61    $568,407,044      100.0%       5.3908%       95      1.79X       76.7%      71.4%
                           ================================================================================================


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
CUT-OFF DATE                MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
LTV RATIOS                    LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(1)   RATIO(1)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

1.4% - 24.9%                      1      $3,000,000        0.5%      5.0000%      117       79.41x       1.4%       1.4%
25.0% - 49.9%                     1       1,315,741        0.2       5.0700        57        1.93x      44.8       37.8
50.0% - 59.9%                     2      10,600,000        1.9       5.2481        99        1.57x      56.8       50.0
65.0% - 69.9%                     8      29,660,558        5.2       5.6788       118        1.29x      68.3       59.1
70.0% - 74.9%                    10      53,256,031        9.4       5.4600        98        1.37x      71.5       63.5
75.0% - 80.0%                    37     427,494,715       75.2       5.3556        95        1.39x      78.6       73.5
80.1% >=                          2      43,080,000        7.6       5.5290        74        1.26x      81.1       79.8
                           ------------------------------------------------------------------------------------------------
TOTAL:                           61    $568,407,044      100.0%      5.3908%       95        1.79X      76.7%      71.4%
                           ================================================================================================


(1) Includes 1 mortgage loan which represents approximately 0.5% of the Group 2 balance as of the cut-off date. This loan is secured by a residential cooperative property and has a cut-off loan to value ratio of 1.4% and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 77.1%
and a weighted average debt service coverage ratio of 1.38x.

                                     A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
MATURITY DATE               MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
LTV RATIOS                    LOANS      BALANCE       BALANCE        RATE      (MOS.)     DSCR(1)   RATIO(1)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

1.4% - 29.9%                      1      $3,000,000        0.5%       5.0000%     117       79.41x         1.4%       1.4%
30.0% - 49.9%                     2       8,415,741        1.5        5.3484      109        1.43x        53.7       44.1
50.0% - 59.9%                    13      38,481,162        6.8        5.5882      123        1.40x        70.1       56.8
60.0% - 64.9%                    11      46,140,785        8.1        5.5878      115        1.34x        72.5       62.9
65.0% - 74.9%                    16     174,698,659       30.7        5.4393      110        1.31x        78.0       67.7
75.0% - 80.0%                    17     281,270,698       49.5        5.2932       80        1.43x        78.6       78.0
80.1% >=                          1      16,400,000        2.9        5.6250       59        1.35x        82.0       82.0
                           ------------------------------------------------------------------------------------------------
TOTAL:                           61    $568,407,044      100.0%       5.3908%      95        1.79X        76.7%      71.4%
                           ================================================================================================


          TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                           WEIGHTED AVERAGES
                                                                   ------------------------------------

                                        AGGREGATE        % OF                  CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                   DATE
                            MORTGAGED      DATE      LOAN GROUP 2      UW        LTV
PROPERTY TYPE              PROPERTIES    BALANCE       BALANCE      DSCR(1)    RATIO(1)   OCCUPANCY
-------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                           56    $555,800,878       97.8%      1.38x        77.3%       92.4%
Mid/High Rise                     4       9,606,166        1.7       1.47x        66.7        96.8
Co-op                             1       3,000,000        0.5      79.41x         1.4       100.0
                           ----------------------------------------------------------------------------
TOTAL                            61    $568,407,044      100.0%      1.79X        76.7%       92.5%
                           ============================================================================


(1) Includes 1 mortgage loan which represents approximately 0.5% of the Group 2 balance as of the cut-off date. This loan is secured by a residential cooperative property and has a cut-off loan to value ratio of 1.4% and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 77.1%
and a weighted average debt service coverage ratio of 1.38x.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
                            MORTGAGED      DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
LOCATION                   PROPERTIES    BALANCE       BALANCE        RATE      (MOS.)     DSCR(1)   RATIO(1)    MATURITY
---------------------------------------------------------------------------------------------------------------------------

Texas                            18    $119,126,797       21.0%       5.3059%      94       1.43x       77.8%       73.3%
Florida                           5     109,389,274       19.2        5.2362       95       1.45x       77.6        74.1
Indiana                           3      62,487,927       11.0        5.5002      104       1.37x       79.5        69.9
Tennessee                         4      34,468,742        6.1        5.5357       93       1.29x       79.0        74.0
Utah                              3      32,386,844        5.7        5.3445       89       1.48x       79.2        77.0
Georgia                           3      29,471,049        5.2        5.4915       88       1.24x       79.4        75.4
North Carolina                    1      26,680,000        4.7        5.4700       84       1.20x       80.6        78.5
South Carolina                    5      26,008,245        4.6        5.5090      101       1.37x       75.8        66.9
California                        3      25,983,213        4.6        5.5671       81       1.30x       78.1        73.8
Arizona                           2      23,240,000        4.1        5.1778       59       1.45x       68.4        68.4
Delaware                          1      19,000,000        3.3        5.6300      118       1.29x       76.9        66.1
Washington                        3      18,194,174        3.2        5.7248      111       1.25x       70.0        64.0
Oklahoma                          1       8,000,000        1.4        5.4220      120       1.51x       70.8        60.5
Colorado                          1       7,100,000        1.2        5.4000      119       1.34x       55.4        45.3
Idaho                             1       5,456,000        1.0        5.5400      120       1.23x       80.0        66.9
Ohio                              1       5,243,833        0.9        5.3800      117       1.34x       79.5        66.3
Oregon                            2       4,795,205        0.8        5.2600      119       1.27x       67.1        55.7
Michigan                          1       4,500,000        0.8        5.4000      117       1.44x       78.9        67.4
New York                          2       4,315,741        0.8        5.0213       99      55.79x       14.6        12.5
Alabama                           1       2,560,000        0.5        5.1600       58       1.71x       80.0        80.0
                           ------------------------------------------------------------------------------------------------
TOTAL:                           61    $568,407,044      100.0%       5.3908%      95       1.79X       76.7%       71.4%
                           ================================================================================================


(1) Includes 1 mortgage loan which represents approximately 0.5% of the Group 2 balance as of the cut-off date. This loan is secured by a residential cooperative property and has a cut-off loan to value ratio of 1.4% and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 77.1%
and a weighted average debt service coverage ratio of 1.38x.

                                     A-2-17

           CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1)



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE   LTV RATIO
CURRENT                     MORTGAGED      DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV        AT
OCCUPANY RATES             PROPERTIES    BALANCE       BALANCE        RATE      (MOS.)    DSCR (3)   RATIO (3) MATURITY
-------------------------------------------------------------------------------------------------------------------------

77.6 - 80.0                       1     $14,600,000       2.6%       5.1817%       82       1.53x        80.0%      80.0%
80.1 - 85.0                       3      28,104,228       4.9        5.2413        85       1.41x        72.9       69.0
85.1 - 90.0                      10     107,135,682      18.8        5.4344       107       1.37x        78.4       69.9
90.1 - 95.0                      24     261,094,669      45.9        5.4095        91       1.33x        77.5       72.7
95.1 - 100.0                     23     157,472,465      27.7        5.3763        97       2.93x        74.6       69.8
                           ----------------------------------------------------------------------------------------------
TOTAL:                           61    $568,407,044     100.0%       5.3908%       95       1.79X        76.7%      71.4%
                           ==============================================================================================


            YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(2)



                                                                                     WEIGHTED AVERAGES
                                                                   --------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            NUMBER OF    CUT-OFF       INITIAL                REMAINING                DATE     LTV RATIO
YEARS                       MORTGAGED      DATE      LOAN GROUP 2   MORTGAGE     TERM        UW        LTV          AT
BUILT/RENOVATED            PROPERTIES    BALANCE       BALANCE        RATE      (MOS.)    DSCR (3)   RATIO (3)   MATURITY
---------------------------------------------------------------------------------------------------------------------------

1970 - 1979                      3      $17,743,833        3.1%      5.4040%       118       1.44x       75.4%      64.0%
1980 - 1989                      6     1206,171,273       36.3       5.3400         89       2.59x       76.6       73.4
1990 - 1999                      9       90,917,985       16.0       5.4381         91       1.34x       78.5       72.5
2000 - 2005                      3     3253,573,954       44.6       5.4143        100       1.33x       76.2       70.0
                           ------------------------------------------------------------------------------------------------
TOTAL:                          61     $568,407,044      100.0%      5.3908%        95       1.79X       76.7%      71.4%
                           ================================================================================================


              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                        AGGREGATE        % OF                   STATED               CUT-OFF
                            Number of    Cut-off       Initial                Remaining                Date   LTV Ratio
                            Mortgage       Date      Loan Group 2   Mortgage     Term        UW        LTV        at
Prepayment Protection         Loans      Balance       Balance        Rate      (Mos.)    DSCR (3)   Ratio (3) Maturity
-------------------------------------------------------------------------------------------------------------------------

Defeasance                        53   $459,150,250       80.8%      5.3646%       96        1.41x        77.0%    71.2%
Yield Maintenance                  8    109,256,794       19.2       5.5011        92        3.39x        75.4     72.1
                           ----------------------------------------------------------------------------------------------
TOTAL:                            61   $568,407,044      100.0%      5.3908%       95        1.79X        76.7%    71.4%
                           ==============================================================================================


(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Includes 1 mortgage loan which represents approximately 0.5% of the Group 2 balance as of the cut-off date. This loan is secured by a residential cooperative property and has a cut-off loan to value ratio of 1.4% and debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan to value ratio of 77.1%
and a weighted average debt service coverage ratio of 1.38x.

                                     A-2-18

                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                     A-3-1

--------------------------------------------------------------------------------
                           CITYPLACE CORPORATE CENTER
--------------------------------------------------------------------------------

                     [PHOTOS OF CITYPLACE CORPORATE CENTER]

                                     A-3-2

--------------------------------------------------------------------------------
                           CITYPLACE CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $125,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $125,000,000
 % OF POOL BY IPB:                 4.2%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         Cornerstone Opportunity Ventures, LLC
 SPONSOR:                          William J. Koman, Jr.
 ORIGINATION DATE:                 03/25/05
 INTEREST RATE:                    5.280000%
 INTEREST ONLY PERIOD:             25 months
 MATURITY DATE:                    04/01/12
 AMORTIZATION TYPE:                IO-Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(55),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                     INITIAL          MONTHLY
                                                      --------         --------
 TAXES:                                               $867,445         $173,489
 INSURANCE:                                            $42,597          $21,298
 CAPEX:                                                     $0          $10,873
 TI/LC:                                                     $0          $83,333
 REQUIRED REPAIRS:                                    $110,273               $0
 OTHER(2):                                            $580,250               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Portfolio
 TITLE:                            Fee
 PROPERTY TYPE:                    Various
 SQUARE FOOTAGE:                   872,724
 LOCATION:                         Creve Coeur, MO
 YEAR BUILT/RENOVATED:             Various
 OCCUPANCY:                        89.4%
 OCCUPANCY DATE:                   03/18/05
 NUMBER OF TENANTS:                97
 HISTORICAL NOI:
   2002:                           $8,157,607
   2003:                           $9,901,055
   2004:                           $9,842,218
 UW REVENUES:                      $19,647,335
 UW EXPENSES:                      $7,244,321
 UW NOI:                           $12,403,014(1)
 UW NET CASH FLOW:                 $11,308,524
 APPRAISED VALUE:                  $160,000,000
 APPRAISAL DATE:                   03/18/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $143
 CUT-OFF DATE LTV:                 78.1%
 MATURITY DATE LTV:                72.5%
 UW DSCR:                          1.36x
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                                                                                                  LEASE
                                                                  MOODY'S/    SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                       PARENT COMPANY               S&P/FITCH(3)   FEET       GLA         PSF         YEAR
-------------------------------------------------------------------------------------------------------------------------

 ARCH COAL                        Arch Coal, Inc                 B1/BB/NR     89,823      10.3%      $22.66       2015
 DAUGHERTY SYSTEMS                Daugherty Systems, Inc            NR        40,794       4.7%      $24.52       2013
 LOCKTON COMPANIES OF ST. LOUIS   Lockton Companies Inc, The        NR        31,574       3.6%      $24.74       2012
 MICROSOFT CORPORATION            Microsoft Corporation             NR        29,702       3.4%      $25.00       2007
 CORPORATE OFFICES                Corporate Offices                 NR        27,907       3.2%      $17.43       2010
-------------------------------------------------------------------------------------------------------------------------


(1)  UW NOI increase from 2004 NOI is largely attributable to the backfilling of
     Traveler's 70,000 square foot space in CityPlace I which was vacated during
     2003-2004.

(2)  At closing, lender escrowed $580,250 relating to The Developed Project which is underway. The amount escrowed is equal to the cost of the remaining work yet to be completed, which includes: (i) construction of a road that would parallel Olive Boulevard between Craig Road and City Place
     Drive, (ii) upgrading City Place Drive from Olive Bouevard to the new intersection with the road that would parallel Olive Boulevard between
     Craig Road and City Place Drive, (iii) a portion of the cost of screening the Ameren UE substation with construction of a fifteen-foot wall with limestone cap and wrought iron gates around the Ameren UE substation, (iv)
     new drive north from Olive to Borders parallel road and (v) curb cut on
     Craig Road North of Olive Boulevard.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-3

--------------------------------------------------------------------------------
                           CITYPLACE CORPORATE CENTER
--------------------------------------------------------------------------------

THE LOAN. The CityPlace Corporate Center loan is secured by a first mortgage on a fee interest in an 872,724 square foot mixed use
development consisting of five office buildings, a mixed-use building and a retail building located in Creve Coeur, Missouri.

THE BORROWER. The borrower is Cornerstone Opportunity Ventures, LLC, a special purpose entity controlled by The Koman Group. The key principal, William J.
Koman Jr., president of The Koman Group, has over 20 years experience in the construction, development and brokerage fields. Over the last 21 years, The
Koman Group has developed over $300 million of new projects in the St. Louis area. Mr. Koman and The Koman Group began development of CityPlace in 1989.

THE MORTGAGED PROPERTIES. The CityPlace Corporate Center loan is secured by seven commercial buildings located in Creve Coeur, a suburb of St. Louis,
Missouri. The seven assets are part of the CityPlace Corporate Center, a mixed use development located on a 26.6 acre site and consisting of four Class A office buildings (82.4% of NRA), a Class B office building (8.8% of NRA), a mixed use (retail/office) building (5.7% of NRA) and a retail building (3.2% of
NRA). The overall portfolio totals 872,724 square feet and was developed between 1988 and 2002. The collateral also includes 880 surface and 1,903 covered parking spaces. The site sits at the intersection of Olive Boulevard and I-270, just fourteen miles from the St. Louis Central Business District
(CBD). The City Place campus contains a landscaped green area with well-manicured lawns, a three acre lake, jogging/fitness trail, a wooded area and fountain area.

CityPlace I, II, III and IV are respectively, six-, four-, eleven- and four-story Class A office buildings and considered among the premier office buildings in Creve Coeur. In addition to modern atriums/lobbies and manned security desks, amenities in the office buildings include a 144 seat auditorium, 5,389 square foot cafe, fitness center, corporate training center and conference rooms. CityPlace Mixed Use is a two story building with ground floor retail and office space above. Developed in 2001, it has been 100%
occupied since inception. Additionally, CityPlace Retail has been 100% leased since it was developed in 1988. It features retail tenants such as Creve Coeur
Camera and Provisions, a gourmet sandwich and food shop. The Oaks is a four-story, Class B office building constructed and renovated in 2000.
Purchased by The Koman Group in 2001, it provides a Class B alternative for a difference price point tenant.

As of March 2005, the CityPlace Corporate Center is approximately 89.4%
occupied by over 100 tenants, with the largest tenant concentration being Arch
Coal at approximately 10% of NRA. Individual property occupancies range between approximately 75.3% and 100%. The tenant roster is diverse with tenants representing various industries including oil and gas, technology and financial. Corporate tenants that occupy the properties include Arch Coal,
Estee Lauder, HQ Business Center, Microsoft, Nextel, New York Life, Progressive
Insurance, Wells Fargo, Toyota and USPS. The three largest tenants are Arch
Coal, Daugherty Systems and Lockton who collectively occupy approximately 17.9%
of the portfolio's leasable area. Arch Coal (NYSE: ACI), the largest tenant occupying 10% of the NRA, is one of the country's largest coal producers, producing more than 125 million tons of coal a year from its 27 mines in the
Western US and central Appalachia. The company, which relies on its space in the CityPlace I building as its headquarters, reported sales of approximately
$1.9 billion in 2004 and net income of approximately $113.7 million. In May,
2005, Arch Coal extended its lease through June 2015 and will have in-pay rent of $22.93 per square foot.

Proposed expansion at the CityPlace Corporate Center includes the construction of two office buildings, CityPlace V and VI, and two residential/retail buildings. CityPlace V and CityPlace VI will break ground later this year and are expected to come on-line in late 2006. CityPlace V is a 66,000 square foot, three-story medical office building that as of 04/01/05 is approximately 70%
pre-leased and CityPlace VI is a 220,000 square foot 10-story Class A office building of which 140,000 square feet will be occupied by Smurfit-Stone
Container Corporation. The pre-leasing at these two buildings is further indicative of the strength of the subject office market and desirability of the
CityPlace development.



---------------------------------------------------------------------------------------------------------------------------------
                                                        PROPERTY SUMMARY

                           YEAR     SQUARE
 PROPERTY NAME            BUILT      FEET     OCCUPANCY                        TOP TENANTS                       APPRAISED VALUE
---------------------------------------------------------------------------------------------------------------------------------

 CITYPLACE I               1989     287,271     88.9%     Arch Coal, Nextel Communications, Inc., Rabo             $ 49,600,000
                                                          AgriFinance

 CITYPLACE II              1999     117,603     75.3%     HQ Business Centers, United States Postal Service,         20,300,000
                                                          Source - Gunther Nash

 CITYPLACE III             2002     211,272     94.2%     Daugherty Systems, Lockton Companies of St. Louis,         42,700,000
                                                          Microsoft Corporation

 CITYPLACE IV              2001     102,944     83.9%     Sanofi-Synthelabo Inc., Progressive Insurance,             17,200,000
                                                          Cornerstone Financial

 THE OAKS                  1984      76,420     96.5%     Corporate Offices, Marketing Horizons, Inc.,                9,600,000
                                                          Accounting Career Consultants

 CITYPLACE MIXED USE       2002      49,457    100.0%     Bonneville International, Cafe Bellagio, Sound Room        13,200,000

 CITYPLACE RETAIL          1988      27,757    100.0%     Creve Coeur Camera, The Roasting House,                     7,400,000
                                                          Metro Imaging, LLC
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            872,724     89.4%                                                              $160,000,000
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-4

                           CITYPLACE CORPORATE CENTER

THE MARKET(1). The Mortgaged Properties are located in Creve Coeur, an affluent suburban St. Louis community just fourteen miles west of the St. Louis CBD and four miles west of the Clayton CBD. As of fourth quarter 2004, there is an estimated population of 161,626 within a five mile radius of the Mortgaged
Property. Within this radius, estimated average household income is estimated to be approximately $90,042. CityPlace is situated on Olive Boulevard, a major commercial and commuting thoroughfare in Creve Coeur, and a half-quarter mile from Interstate 270. Olive Boulevard is one of Creve Coeur's transportation development districts, a special taxing district authorized to undertake certain public improvements meant to drive economic development in the city.
Transportation improvements have already begun with the widening of the I-270
Overpass, with further improvements to include streetscape improvements along
Olive Boulevard and street additions including pedestrian crossings and traffic lights. These improvements are expected to enhance access and visibility to the
Mortgaged Property. According to the report of a third party market data service, the average daily traffic on Olive Boulevard in 1998 was approximately
57,700 vehicles and is projected to be approximately 69,250 in 2018.

As of the fourth quarter 2004, the Mortgaged Property's office submarket had an overall vacancy of approximately 13.2% and an average asking rents of approximately $21.19 per square foot. However, when comparing high quality office buildings to CityPlace I,II,III and IV, the competitive set, which includes 19 buildings, had an average occupancy of approximately 91.0% versus approximately 87.0% at CityPlace. A similar 17 building competitive set revealed office rents ranging from $21.00 to $30.50 per square foot, and an average of approximately $26.12 per square foot.

According to the report of a third party market data service, the St. Louis region has approximately 24,600,00 square feet of retail space as of the fourth quarter 2004 with a vacancy rate of approximately 8.4%. The Mortgaged
Property's submarket reveals an approximately 6.9% vacancy rate and average rents of $17.08 per square foot for retail properties. However, a study of a competitive set of ten retail buildings revealed a vacancy of approximately
4.4% and rental rates ranging between approximately $15.23 and approximately
$21.36 per square foot.

PROPERTY MANAGEMENT. The properties are professionally managed by an affiliate of the borrower, The Koman Group, of which William
J. Koman, Jr. is the president. The Koman Group has managed each of the properties since development in 1989.

(1)  Certain information was obtained from the CityPlace appraisal report dated
     03/16/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                                       LEASE ROLLOVER SCHEDULE

                  NUMBER                                                       CUMULATIVE    CUMULATIVE
                   OF        SQUARE                               % OF BASE      SQUARE        % OF       CUMULATIVE    CUMULATIVE %
                 LEASES      FEET      % OF GLA     BASE RENT       RENT          FEET          GLA       BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING     EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT             N/A     92,426       10.6%           N/A          N/A         92,426       10.6%             N/A         N/A
 MTM & 2005          12     39,889        4.6    $   884,208          5.3%       132,315       15.2%     $   884,208        5.3%
 2006                14    101,657       11.6      2,325,852         13.9        233,972       26.8%     $ 3,210,060       19.2%
 2007                18    100,483       11.5      2,356,488         14.1        334,455       38.3%     $ 5,566,548       33.3%
 2008                18     72,862        8.3      1,620,660          9.7        407,317       46.7%     $ 7,187,208       43.0%
 2009                 7     43,821        5.0        899,616          5.4        451,138       51.7%     $ 8,086,824       48.4%
 2010                11     80,302        9.2      1,342,956          8.0        531,440       60.9%     $ 9,429,780       56.5%
 2011                 9     59,987        6.9      1,299,588          7.8        591,427       67.8%     $10,729,368       64.2%
 2012                 9    132,379       15.2      2,639,388         15.8        723,806       82.9%     $13,368,756       80.1%
 2013                 1     40,794        4.7      1,000,272          6.0        764,600       87.6%     $14,369,028       86.0%
 2014                 1      6,200        0.7        114,636          0.7        770,800       88.3%     $14,483,664       86.7%
 2015                 2    101,924       11.7      2,215,800         13.3        872,724      100.0%     $16,699,464      100.0%
 THEREAFTER           0          0        0.0              0          0.0        872,724      100.0%     $16,699,464      100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:             102    872,724      100.0%   $16,699,464        100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-5

--------------------------------------------------------------------------------
                           CITYPLACE CORPORATE CENTER
--------------------------------------------------------------------------------

                       [MAP OF CITYPLACE CORPORATE CENTER]

                                     A-3-6

--------------------------------------------------------------------------------
                           CITYPLACE CORPORATE CENTER
--------------------------------------------------------------------------------

                       [MAP OF CITYPLACE CORPORATE CENTER]

                                     A-3-7

--------------------------------------------------------------------------------
                              GATEWAY PLAZA I & II
--------------------------------------------------------------------------------

                         [PHOTO OF GATEWAY PLAZA I & II]

                                     A-3-8

--------------------------------------------------------------------------------
                              GATEWAY PLAZA I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $98,780,516
 CUT-OFF DATE PRINCIPAL BALANCE:   $98,780,516
 % OF POOL BY IPB:                 3.3%
 LOAN SELLER:                      Nomura Credit & Capital, Inc.
 BORROWERS:                        Inland Western Salt Lake City, L.L.C.
                                   and IWR Gateway Central Plant, L.L.C.
 SPONSOR:                          Inland Western Retail Real Estate Trust, Inc.
 ORIGINATION DATE:                 05/18/05
 INTEREST RATE:                    4.790000%
 INTEREST ONLY PERIOD:             60 months
 MATURITY DATE:                    06/11/10
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            N/A
 REMAINING AMORTIZATION:           N/A
 CALL PROTECTION:                  L(36),YM(20),O(4)
 CROSS-COLLATERALIZATION:          Yes
 LOCK BOX:                         No
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ESCROWS
--------------------------------------------------------------------------------
 LETTER OF CREDIT(1):              $13,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail -- Anchored(2)
 SQUARE FOOTAGE:                   628,626
 LOCATION:                         Salt Lake City, UT
 YEAR BUILT:                       2001
 OCCUPANCY:                        92.0%
 OCCUPANCY DATE:                   03/15/05
 NUMBER OF TENANTS:                97
 UW REVENUES:                      $19,835,015
 UW EXPENSES:                      $ 6,955,922
 UW NOI:                           $12,879,093
 UW NET CASH FLOW:                 $12,156,213
 APPRAISED VALUE:                  $183,000,000
 APPRAISAL DATE:                   03/15/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $157
 CUT-OFF DATE LTV:                 54.0%
 MATURITY DATE LTV:                54.0%
 UW DSCR:                          2.57x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                        LEASE         SALES PSF
                                                        MOODY'S/    SQUARE                BASE RENT   EXPIRATION     FOR THE YEAR
 TENANT NAME         PARENT COMPANY                   S&P/FITCH(3)   FEET     % OF GLA       PSF         YEAR        ENDED 2/28/05
------------------------------------------------------------------------------------------------------------------------------------

 GALYANS SPORTS     Dick's Sporting Goods, Inc.        NR/B+/NR     91,000      14.5%      $ 6.92        2016             $163
 THEATRES           Larry H. Miller Theaters, Inc.        NR        73,997      11.8%      $14.34        2016       $703,907/screen
 BARNES & NOBLE     Barnes & Noble Inc.                   NR        25,873       4.1%      $10.00        2012             $148
 SKY BOX            Sky Box                               NR        18,661       3.0%      $12.86        2012             $138
 VIRGIN MEGASTORE   Virgin Group                          NR        15,299       2.4%      $ 9.80        2017             $189
------------------------------------------------------------------------------------------------------------------------------------


(1)  The letter of credit will be released as the remaining vacant space is leased.

(2)  The Gateway Plaza II Mortgaged Property, which is one of the two cross-collateralized and cross-defaulted loans which comprise the Gateway
     Plaza I & II loan, is secured by a heating and cooling facility that generates revenue from the sale of power.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-9

--------------------------------------------------------------------------------
                              GATEWAY PLAZA I & II
--------------------------------------------------------------------------------

THE LOAN. The Gateway Plaza I & II loan consists of two cross-collateralized and cross-defaulted loans totalling $98,780,516 (Gateway Plaza I ($90,428,329)
and Gateway Plaza II ($8,352,187), together "Gateway Plaza I & II"). The
Gateway Plaza I & II loan is structured as interest-only, permanent mortgages, with five-year terms, secured by The Gateway Shopping Center, an approximately
628,626 square foot recently constructed retail center and a heating and cooling central utility facility located in Salt Lake City, Utah. The Mortgaged
Property was purchased by Inland Western Retail Real Estate Trust, Inc.
("Inland Western") for a purchase price of approximately $179.1 million including an approximate $34 million earnout to be achieved by Seller. Inland
Western posted an irrevocable letter of credit at loan closing of $13.5 million; thus the Gateway Plaza I & II loan (net of letter of credit)
represents approximately 59% of the estimated initial closing purchase price;
and the full loan amount represents 55% of the projected purchase price assuming full payment of earnout to Seller. At loan closing, Borrower had in excess of $45 million of equity in the transaction, in addition to the $13.5 million irrevocable letter of credit. The loan is shadow rated A-- by S&P and
Baa3 by Moody's.

THE BORROWER. The Borrowing Entities are Inland Western Salt Lake City, L.L.C.
(Gateway Plaza I), and IWR Gateway Central Plant, L.L.C. (Gateway Plaza II)
which are 100% owned by Inland Western, a real estate investment trust that is part of the Inland Real Estate Group of Companies ("Inland"), which is comprised of independent real estate investment and financial companies doing business nationwide. With 35 years experience specializing in investment, commercial real estate brokerage, land development, acquisition and mortgage lending, Inland is one of the nation's largest privately held real estate companies. The group, which owns approximately 700 centers across 41 states, buys its properties through its three REIT's: Inland Real Estate Corporation,
Inland Real Estate Trust, Inc. and Inland Western, as well as a 1031 exchange fund. In 2004, Inland bought approximately 168 centers for just over $4.0 billion. With approximately $10 billion of assets under management and more than 85 million square feet of commercial real estate in various portfolios,
Inland ranks as the 5th largest shopping center owner in the United States. As of December 31, 2004, Inland Western's portfolio included 111 properties located in approximately 28 states and consisting of approximately 87 multi-tenant shopping centers and 24 freestanding single-user net lease properties containing an aggregate of approximately 20,231,000 square feet of gross leasable area of which approximately 97% was leased. As of December 31,
2004, Inland Western had total assets of $3.96 billion; stockholder's equity of
$1.89 billion; and liquidity of approximately $241.2 million.

THE MORTGAGED PROPERTY. The Mortgaged Property is located within The Gateway
District, which is planned to ultimately include some 2.5 plus and minus million square feet of space in a mixed-use urban setting along the west side of 400 West, from North Temple to 200 South. The Boyer Company, one of the
largest developers of commercial real estate in the Intermountain West, is the developer of The Gateway District. To date, the first phase of The Gateway has been constructed, and includes the Mortgaged Property; three multi-story office buildings containing a total of approximately 350,000 square feet; the
Children's Museum and Clark's Planetarium and Imax Theatre, both owned by Salt
Lake County; and a residential component containing approximately 350 apartments and approximately 150 residential condominiums. According to property management, the first portion of Phase II is currently underway and will include an approximately 50,000 square foot building tenanted by Apple
Computers and Ann Taylor. Demographics are favorable, with a 5-mile radius population and average household income of approximately $198,371 and approximately $54,627, respectively. Additionally, the Mortgaged Property's tenancy is such that it attracts consumers from a 15-mile radius and beyond, which has a population in excess of 900,000 and average household income of approximately $67,751. Constructed in 2001, the Mortgaged Property is comprised of an approximately 628,626 square foot retail center currently that is approximately 92.0% leased across approximately 97 tenants. The center is anchored by Dick's Sporting Goods (91,000 sf; 14.5%), MegaPlex 12 at Gateway
Theatres (73,997 sf; 11.8%), and Barnes & Noble (25,873 sf; 4.1%), with other notable retail tenants including Abercrombie & Fitch, American Eagle, Ann
Taylor, Banana Republic, Gap, J Crew, J Jill, and Victoria's Secret to name a few. The Mortgaged Property reports average sales per square foot (excluding
Dick's, Barnes & Noble and Gateway Theatres) of approximately $350 with average occupancy cost of approximately 11.3%. Additionally, same store sales increased approximately 15.9% from the 12-month period ended 2/28/04 to the 12-month period ended 2/28/05. The Mortgaged Property's 12-screen cinema is reporting sales of approximately $703,000 per screen. The Mortgaged Property also includes a heating and cooling central utility facility.

THE MARKET(1). The Mortgaged Property is located in Salt Lake City, within the
Salt Lake City MSA, which is situated in the middle of what is referred to locally as the Wasatch Front, one of the largest metropolitan areas in the
Intermountain West. Salt Lake City is Utah's capital city and is a major city in the Intermountain West between Denver, Colorado and the California coast.
The 2004 population of the Salt Lake City MSA was approximately 1.4 million.
More specifically, the Mortgaged Property is located at 100 South 450 West
Street, which is in the north portion of Salt Lake County on the western periphery of the Salt Lake Downtown CBD. The Mortgage Property sits within close proximity to a number of Salt Lake's main buildings/attractions including the Delta Center, Triad Center, Pioneer Park, Salt Palace Convention Center,
Crossroads Plaza, TRAX light rail system, and the Utah State Capitol. Just prior to the Olympics, the city diverted the railroad and performed a great deal of work to renovate the area. Additional planned development for the west side in the coming years includes a new Intermodal Transportation Hub connecting the Wasatch Front with Salt Lake City, and a state of the art aquarium, which will be the only aquarium in the City. The overall Salt Lake
County area contains a total of approximately 25.7 million square feet, with an average occupancy of 92% and average rent per square foot of $17.04. More specifically, the Mortgaged Property is located in the Northeast submarket, which contains most of Salt Lake City, for a total of approximately 4.0 million square feet of retail supply, with an average occupancy of 90.0% and average rent per square foot of $26.72, as of January 2005.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by Inland Southwest
Management LLC, an affiliate of the Borrower and
Inland.

(1)  Certain information was obtained from the Gateway Plaza I & II appraisal report dated 03/31/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-10

--------------------------------------------------------------------------------
                              GATEWAY PLAZA I & II
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                 NUMBER                                           % OF      CUMULATIVE    CUMULATIVE
                  OF        SQUARE                                BASE        SQUARE        % OF       CUMULATIVE     CUMULATIVE
                LEASES      FEET      % OF GLA     BASE RENT      RENT         FEET          GLA       BASE RENT      % OF BASE
 YEAR          EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING    RENT EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A       50,510        8.0%         N/A           0.0%      50,510          8.0%            N/A         N/A
 2005 & MTM        3       18,523        2.9        $308,700        3.0       69,033         11.0%       $308,700         3.0%
 2006              6       17,375        2.8         487,796        4.7       86,408         13.7%       $796,496         7.7%
 2007              4       16,265        2.6         117,383        1.1      102,673         16.3%       $913,879         8.8%
 2008              6       23,619        3.8         567,588        5.5      126,292         20.1%     $1,481,467        14.3%
 2009              1        2,175        0.3          43,500        0.4      128,467         20.4%     $1,524,967        14.7%
 2010              3       11,552        1.8         265,954        2.6      140,019         22.3%     $1,790,921        17.3%
 2011             32      131,668       20.9       3,182,685       30.7      271,687         43.2%     $4,973,606        48.0%
 2012             17      111,854       17.8       1,976,257       19.1      383,541         61.0%     $6,949,863        67.1%
 2013              6       10,836        1.7         223,476        2.2      394,377         62.7%     $7,173,339        69.3%
 2014              7       28,690        4.6         517,669        5.0      423,067         67.3%     $7,691,008        74.3%
 2015              8       19,477        3.1         625,341        6.0      442,544         70.4%     $8,316,349        80.3%
 AFTER             4      186,082       29.6       2,037,624       19.7      628,626        100.0%    $10,353,973       100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL            97      628,626      100.0%    $10,353,973      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-11

--------------------------------------------------------------------------------
                              GATEWAY PLAZA I & II
--------------------------------------------------------------------------------

                         [MAP OF GATEWAY PLAZA I & II]

                                     A-3-12

--------------------------------------------------------------------------------
                              GATEWAY PLAZA I & II
--------------------------------------------------------------------------------

                         [MAP OF GATEWAY PLAZA I & II]

                                     A-3-13

--------------------------------------------------------------------------------
                              SHOPS AT CANAL PLACE
--------------------------------------------------------------------------------

                        [PHOTOS OF SHOPS AT CANAL PLACE]

                                     A-3-14

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                              SHOPS AT CANAL PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $90,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $90,000,000
 % OF POOL BY IPB:                 3.0%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         The Shops and Garage at Canal Place, L.L.C.
 SPONSORS:                         Darryl D. Berger & Roger H. Ogden
 ORIGINATION DATE:                 05/11/05
 INTEREST RATE:                    5.265000%
 INTEREST ONLY PERIOD:             120 months
 MATURITY DATE:                    06/01/15
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            N/A
 REMAINING AMORTIZATION:           N/A
 CALL PROTECTION:                  L(24),Def(91),O(5)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                  INITIAL          MONTHLY
                                                   -----------------------------
 TAXES:                                            $420,258          $60,037
 INSURANCE                                         $ 39,733          $19,171
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee(1)
 PROPERTY TYPE:                    Retail -- Regional Mall
 SQUARE FOOTAGE:                   214,443
 LOCATION:                         New Orleans, LA
 YEAR BUILT/RENOVATED:             1983
 OCCUPANCY:                        99.9%
 OCCUPANCY DATE:                   04/06/05
 NUMBER OF TENANTS:                43
 HISTORICAL NOI:
  2003:                            $6,009,301
  2004:                            $6,370,059
  TTM AS OF 02/28/2005             $6,583,976
 UW REVENUES:                      $9,922,869
 UW EXPENSES:                      $2,555,506
 UW NOI:                           $7,367,363
 UW NET CASH FLOW:                 $7,209,415
 APPRAISED VALUE:                  $114,900,000
 APPRAISAL DATE:                   04/04/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $420
 CUT-OFF DATE LTV:                 78.3%
 MATURITY DATE LTV:                78.3%
 UW DSCR:                          1.50x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                         LEASE
                                                               MOODY'S/     SQUARE  % OF   BASE RENT   EXPIRATION      SALES PSF
 TENANT NAME                  PARENT COMPANY                 S&P/FITCH(2)    FEET   GLA       PSF         YEAR         AS OF 2004
------------------------------------------------------------------------------------------------------------------------------------

 SAKS FIFTH AVENUE           Saks Incorporated                B1/B+/B+     106,682  49.7%    $40.00       2009           $535
 WYNDHAM CONFERENCE CENTER   Wyndham International Inc.       NR/B/NR       17,578   8.2%     $0.00        MTM            N/A
 POTTERY BARN                William-Sonoma, Inc.                NR         15,723   7.3%    $16.01       2013            N/A
 LANDMARK THEATRE            Landmark Theatre Corp.              NR          9,814   4.6%     $9.00       2009      $345,943/screen
 BANANA REPUBLIC WOMEN'S     Gap Inc.                      Ba3/BBB-/BBB-     8,800   4.1%    $24.00       2006           $530
------------------------------------------------------------------------------------------------------------------------------------


(1)  The development consists of 4 condominium interests (office, hotel, mall and garage). There is a joint use agreement between the borrower and the owner of the office building and hotel.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-15

                              SHOPS AT CANAL PLACE

THE LOAN. The Shops at Canal Place loan is secured by a first mortgage on a fee interest in approximately 269,298 square foot regional mall located in New
Orleans, Louisiana. The collateral consists of approximately 214,443 square feet of the retail shopping center and an approximately 538,000 square-foot parking garage.

THE BORROWER. The borrower is The Shops and Garage at Canal Place L.L.C., a special purpose entity controlled by Darryl Berger and
Roger Ogden.

Mr. Berger is president of Darryl Berger Companies Inc. (DBCI), a diversified real estate investment and development firm based in New Orleans. The company has been responsible for dozens of major real estate projects over the last thirty years. Mr. Ogden is co-founder of Stirling Properties, a New Orleans based diversified development company established in 1975 that has developed and acquired over $350 million of commercial real estate. Stirling Properties has strategically focused on shopping centers throughout the Gulf South.

THE MORTGAGED PROPERTY. Shops at Canal Place is a multi-tenant, enclosed regional shopping mall located in the CBD of New Orleans, Louisiana. The
Mortgaged Property is part of an approximately 2,150,000 square foot, mixed-use
Canal Place Development that includes a 17-story, four-star Wyndham Hotel and a
32 story, approximately 641,415 square foot office building. The collateral includes the development's 7-story, approximately 538,000 square foot parking garage with approximately 1,550 stalls. The garage has consistently generated approximately $4 million of gross revenues since 2001 and is currently being re-striped to accommodate approximately 1,650 cars.

The Mortgaged Property occupies nearly an entire city block in the CBD of New
Orleans, and is adjacent to the Mississippi River and French Quarter, a recognized tourist destination. The Mortgaged Property is within walking distance from several points of interest including the Aquarium of the
Americas, Morial Convention Center, Riverwalk, Louisiana Superdome, Harrah's
Casino, cruise ship terminals and tourist hotels. These tourist locations, along with the limited parking options in the area, contribute to the steady income of the Mortgaged Property's parking garage.

The Mortgaged Property is regarded as the high-end shopping destination in the
Gulf South. The Mortgaged Property is anchored by a 106,682 square foot Saks
Fifth Avenue which generates one of the highest sales per square foot within the chain at approximately $535/sf psf in 2004. The Saks Fifth Avenue has been occupying the Mortgaged Property since 1982 and plans to expand into an additional space of approximately 20,000 square feet in the approximately
46,000 square feet retail expansion project currently being planned at the center. Other major tenants at the Mortgaged Property include Gucci, Coach,
Brooks Brothers, Williams-Sonoma, Ann Taylor and Starbucks. Average sales for tenants at the subject were approximately $663/sf in 2004. The Mortgaged
Property is approximately 99.9% occupied and has been for the last four years.
The mall is improved with polished marble floors, glass encased elevators, and a landscaped five-story glass rooftop atrium. The glass elevators also service the garage and Wyndham Hotel lobby.

THE MARKET(1). The Mortgaged Property is located in the CBD of New Orleans, where Canal Street meets the Mississippi River, adjacent to the French Quarter.
The Mortgaged Property is bounded by Canal Street, a major arterial street within the CBD and North Peters Street, the arterial of Vieux Curre. The shopping center has approximately 484 feet of frontage along Canal Street and approximately 330 feet along North Peters Street. The street level entrance at the corner of North Peters and Iberville Streets abuts the French Quarter and benefits from significant pedestrian traffic. The Mortgaged Property is accessed by two major freeways, Interstate 10, located one mile to the northwest, and
Pontchartrain Expressway (US 90), located one mile south. The major thoroughfares of the French Quarter, Bourbon, Royal and Chartres streets, are located two to three blocks northwest of the property.

The Mortgaged Property is located directly across the street from the approximately 115,000 square foot Harrah's Casino, which is currently constructing an approximately 450 room casino hotel two blocks from the
Mortgaged Property. The Mortgaged Property is also located five blocks from the approximately 1.1 million square foot Ernest N. Morial Convention Center, the seventh largest convention center in the United States, and is within walking distance of New Orleans' approximately 25,000 hotel rooms, including four- and five-star product. Other significant demand generators in the area include the
Louisiana Superdome, amusement parks, restaurants, jazz bands, an aquarium and the annual Mardi Gras festival. These destinations help bring millions of visitors into the city every year. In 2004, there were an estimated 10.1 million visitors to New Orleans generating approximately $4.9 billion of sales.

As of 2004, the population within a 1-, 3- and 5-mile radius of the Mortgaged
Property is approximately 13,872, 213,865 and 430,793 persons, respectively.
Average household income within the same radii is approximately $42,013,
$31,695 and $40,316, respectively. According to the appraisal, the vacancy rate for a competitive set of retail centers in the area is estimated to be 8.0%.
Although there are no directly comparable properties to Shops at Canal Place, two other enclosed malls in the New Orleans CBD offer the subject direct competition. The closest of these two malls and most competitive to the
Mortgaged Property is New Orleans Centre, located on Poydras Street. In-line rents at New Orleans Centre range from $20 to $50/sf while kiosk rents range from $125 to $200/sf. The New Orleans Centre, however, is considered inferior with regard to location, tenancy, and quality of construction.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by Madison Marquette
Realty Services L.P. which is a fully integrated real estate company that owns, manages and invests in retail properties. The company currently owns and/or manages approximately 25 million square feet of retail properties including regional malls, lifestyle centers, community and neighborhood centers, urban retail and mixed-use properties. The company's investment portfolio is valued at over $1 billion.

The garage is managed by Central Parking System of Louisiana, Inc. (NYSE: CPC),
which is the world's largest parking services provider.

(1)  Certain information was obtained from the Shops at Canal Place appraisal report dated 04/19/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-16

--------------------------------------------------------------------------------
                              SHOPS AT CANAL PLACE
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE
                  OF        SQUARE                            % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT                       187        0.1%          N/A       N/A             187         0.1%           N/A          N/A
 2005 & MTM       9        29,920       14.0     $  153,204        4.7%       30,107        14.0%     $  153,204          4.7%
 2006             7        26,019       12.1        713,555       22.1        56,126        26.2%     $  866,759         26.8%
 2007             3         3,383        1.6        155,328        4.8        59,509        27.8%     $1,022,087         31.6%
 2008             5         4,662        2.2        165,445        5.1        64,171        29.9%     $1,187,532         36.7%
 2009            13       125,834       58.7      1,417,947       43.8       190,005        88.6%     $2,605,479         80.5%
 2010             0             0        0.0              0        0.0       190,005        88.6%     $2,605,479         80.5%
 2011             2         1,413        0.7         37,768        1.2       191,418        89.3%     $2,643,247         81.7%
 2012             2         2,459        1.1         79,925        2.5       193,877        90.4%     $2,723,172         84.2%
 2013             3        18,118        8.4        362,636       11.2       211,995        98.9%     $3,085,809         95.4%
 2014             1         2,448        1.1        149,695        4.6       214,443       100.0%     $3,235,504        100.0%
 2015             0             0        0.0              0        0.0       214,443       100.0%     $3,235,504        100.0%
 THEREAFTER       0             0        0.0              0        0.0       214,443       100.0%     $3,235,504        100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL:          46       214,443      100.0%    $3,235,504      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-17

--------------------------------------------------------------------------------
                              SHOPS AT CANAL PLACE
--------------------------------------------------------------------------------

                         [MAP OF SHOPS AT CANAL PLACE]

                                     A-3-18

--------------------------------------------------------------------------------
                              SHOPS AT CANAL PLACE
--------------------------------------------------------------------------------

                          [MAP OF SHOPS AT CANAL PLACE]

                                     A-3-19

--------------------------------------------------------------------------------
                            HUTCHINSON METRO CENTER
--------------------------------------------------------------------------------

                       [PHOTOS OF HUTCHINSON METRO CENTER]

                                     A-3-20

--------------------------------------------------------------------------------
                            HUTCHINSON METRO CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $90,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $90,000,000
 % OF POOL BY IPB:                 3.0%
 LOAN SELLER:                      Artesia Mortgage Capital Corp.
 BORROWER:                         Hutch Metro Center I LLC
 SPONSOR:                          Joseph Simone
 ORIGINATION DATE:                 04/27/05
 INTEREST RATE:                    5.830000%
 INTEREST ONLY PERIOD:             24 months
 MATURITY DATE:                    05/11/15
 AMORTIZATION TYPE:                IO-Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(35),Def(77),O(7)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Springing
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                 INITIAL           MONTHLY
--------------------------------------------------------------------------------
 TAXES:                                                   $0          $24,013
 INSURANCE:                                          $33,661           $8,211
 CAPEX:                                                   $0           $6,359
 TI/LC:                                           $5,500,000(1)            $0(2)
 EARNOUT:                                        $23,000,000(3)            $0
 OTHER:                                           $1,500,000(4)            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Office -- Suburban
 SQUARE FOOTAGE:                   423,915
 LOCATION:                         Bronx, NY
 YEAR BUILT/RENOVATED:             1976 / 2005
 OCCUPANCY:                        59.3%(5)
 OCCUPANCY DATE:                   04/08/05
 NUMBER OF TENANTS:                20(6)
 HISTORICAL NOI:
   2002:                           N/A
   2003:                           N/A
   2004:                           N/A
 UW REVENUES:                      $9,923,718
 UW EXPENSES:                      $3,181,750
 UW NOI:                           $6,741,969
 UW NET CASH FLOW:                 $6,346,113
 APPRAISED VALUE:                  $116,100,000(7)
 APPRAISAL DATE:                   03/01/07(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $212
 CUT-OFF DATE LTV:                 77.5%
 MATURITY DATE LTV:                68.4%
 UW DSCR:                          1.34x(8)
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
                                                                                                            LEASE
                                                          MOODY'S/     SQUARE        % OF     BASE RENT   EXPIRATION
 TENANT NAME                         PARENT COMPANY      S&P/FITCH(9)   FEET          GLA        PSF         YEAR
---------------------------------------------------------------------------------------------------------------------

 MERCY COLLEGE                       N/A                   NR/NR/NR    125,522       29.6%     $ 23.75       2024
 NEW YORK CITY HOUSING AUTHORITY(10) N/A                   NR/A/A+      62,977       14.9%     $ 26.00       2027
 VISITING NURSE SERVICE OF NY        N/A                   NR/NR/NR     53,100       12.5%     $ 27.10       2015
 UNITED STATES OF AMERICA (IRS)      N/A                 Aaa/AAA/AAA    22,270        5.3%     $ 36.79       2014
---------------------------------------------------------------------------------------------------------------------


(1)  Funds approximate 115% of the rent not yet commenced for existing tenants, remaining TI's for such tenants, with the balance to be applied toward leasing commissions.

(2)  There are four springing monthly reserves for the following: a) funds equivalent to $2/sf/year if at any time 20% of all leases in place expire before the term of the loan capped at $10/sf.; b) monthly deposits of
     $55,556, caped at $222,700, will be swept if the Lender receives notice that the IRS has exercised any of its termination options; c) monthly deposits of $55,556 if Mercy College defaults on rent payments for 60 days;
     and d) $55,556 if Mercy College notifies Borrower it has violated
     Borrower's restrictive covenant prohibiting leasing to other tenants which offer various associate, bachelors and master degrees. The combined balance cap for the 2 Mercy College reserves is $1,000,000.

(3)  Funds to be held for achievement of minimum performance criteria for occupancy and income tests in order to support a minimum underwritten DSCR of 1.25x.

(4)  Funds to be held until Endoscopy Associates obtains a certificate of need and cancellation right between six and eight months from lease commencement date has been extinguished.

(5)  Occupancy based on signed leases including 6 tenants not yet in occupancy is 79.3%

(6)  Includes tenants with signed leases but not yet in occupancy.

(7)  Appraisal values were determined using the stabilized value as of 03/01/07.

(8)  For purposes of determining the debt service coverage ratio, such ratio was adjusted by taking into account amounts available under the $23,000,000 earnout reserve.

(9)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease, except in the case of the New York City Housing Authority, where its financial ratings refer to its municipal bonds and in the case of the IRS, where its financial ratings are those of the United States of America.

(10) The New York City Housing Authority has a signed lease but occupancy will not commence until 11/01/05.

                                     A-3-21

                            HUTCHINSON METRO CENTER

THE LOAN. The Hutchinson Metro Center loan is secured by a first mortgage interest in approximately 423,915 square feet of suburban
office space located in the Bronx, New York.

THE BORROWER. The borrower is Hutch Metro Center I LLC, a newly formed special purpose entity with an independent director sponsored by Jospeh Simone. Mr.
Simone is the President of Simone Development Company and has been in business for over 30 years. Mr. Simone oversees companies with a combined portfolio of over 100 properties and over four million square feet of office, retail and industrial space. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hutchinson Metro Center Loan.
The members of the borrower are Hutch Realty Partners, LLC (HRP), with a 99%
membership interest, and Hutch Metro Center I LLC (Manager), a newly formed entity and the managing member of the Borrower, with the remaining 1%
membership interest. The sole member of the manager is HRP. The members of HRP are Whitestone Capital Partners, LLC, with a 50.1% membership interest, and
Waters Place Development, LLC, with a 49.9% membership interest. The sole member of Whitestone Capital Partners, LLC is Joseph Simone with a 100%
membership interest. The members of Waters Place Development, LLC are Deglomini
Hutch Development, LLC, Contillo Hutch Development LLC, and Martello Hutch,
LLC, each with a 1/3 membership interest. Michael Contillo and Joseph Deglomini are principals of Contillo Hutch Development LLC and Deglomini Hutch
Development LLC.

THE MORTGAGED PROPERTY(1).The Mortgaged Property is an approximately 423,915 square foot office building situated on approximately 9.1 acres just east of
Eastchester Road and west of the Hutchinson River Parkway in the Westchester
Heights section of the Bronx, New York. Westchester Heights is located in the northeastern section of The Bronx just south of Pelham Parkway. Westchester
Heights is a diverse community that is developed with a variety of housing units, commercial and retail facilities as well as a number of hospital and institutional health service users including The Bronx Municipal Hospital,
Calvery Hospital, Albert Einstein Medical Center, Montefiore Medical Center and
the Bronx Psychiatric Center. The Mortgaged Property was constructed in 1976, with renovations beginning in 2002 and completed in 2005. In 2002 the Mortgaged
Property was converted from the former Psychiatric Center Youth Treatment
Facility to a large multi-tenant office building. The exterior facade was demolished and replaced with a new open appearance and floors were restructured for current loads. Other improvements include a new roof, landscaping, mechanical systems, new plumbing and electrical systems, new elevators, additional stairs, and new lobbies. The building, which is steel and concrete construction with newly installed lucabon panel and plate glass curtain exterior walls, offers flexible floor plans that can accommodate requirements for both large and small space users. The Mortgaged Property has a wide range of tenant amenities including high-speed internet and telecommunications systems, a teleconferencing center, an on-site cafeteria and fitness center,
24-hour security, an on-site generator to insure uninterrupted power service, convenience retail shops for tenants and a free shuttle bus to public transportation. The shuttle bus and cafe are costs incurred by the landlord in order to meet certain lease requirements associated with the New York City
Housing Authority and Visiting Nurse Service leases. The largest tenant is
Mercy College, occupying approximately 125,522 square feet, or approximately
29.6% of the net rentable area. Mercy College opened in 1950 and offers four year degrees in business and accounting, education, literature language and communications, mathematics and computer information systems, and social and behavioral sciences. They maintain their main campus in Westchester County and have several other campuses throughout the New York metropolitan area. Mercy
College has an enrollment of approximately 10,000 students. Two tenants, New
York City Housing Authority and the United States of America (IRS), are
investment grade tenants. New York City Housing Authority's municipal bonds are rated "A" and "A+" by S&P and Fitch, respectively and the United States of
America is rated "Aaa" by Moody's and "AAA" by both S&P and Fitch.

THE MARKET(1). The Bronx Class A/B office submarket is approximately 1,003,000 square feet including the Mortgaged Property. There are no major market studies that follow the Bronx market specifically, but an appraiser's survey of the area, including four Class A competitive buildings and conversations with brokers and owners, indicates demand for Class A office is strong. The four
Class A buildings surveyed have an average occupancy of 94%. Large blocks of good quality office space are rare in the Bronx and local managers indicate the better quality buildings have an overall vacancy rate of 5%. Part of the demand in this area is driven by rents in Manhattan with office vacancy less than 9%.
Contiguous office spaces consisting of 125,000 square feet or greater has fallen from approximately 28 spaces at the end of 2003 to approximately 22 spaces at the end of 2004.

The Bronx represents a growing opportunity for real estate development due to its proximity to Manhattan and surrounding suburbs. Other recent developments include the redevelopment of Alexander's building at Fordham Road and Grand concourse. This development is a 350,000 square foot mixed used facility consisting of ground floor retail with offices on the upper floors for tenants such as the city's child welfare agency, an HMO and City University of New
York. Efforts are also underway to develop the Bronx Center, a  3/4 square mile area in the southwestern part of the Bronx for the primary use as a residential community although future plans envision a governmental, cultural, institutional and commercial center of the area. Approximately $2 billion in public and private monies has been committed to the project.

PROPERTY MANAGEMENT. HRP is the property manager for the Hutchinson Metro
Center Loan. HRP is the leasing and/or managing agent for more than 90 properties and has a 99% membership interest in the Borrower. The sponsor,
Joseph Simone, is the sole member of Whitestone Capital LLC, which has a 50.1%
membership interest in HRP. Simone Development is a full service privately-held real estate investment company specializing in the acquisition, development, and management of high-quality office buildings, industrial warehouses and retail community centers in the Tri-State area.

(1)  Certain information was obtained from the Hutchinson Metro Center Loan appraisal report dated 03/07/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-22

--------------------------------------------------------------------------------
                            HUTCHINSON METRO CENTER
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                              % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A      172,635       40.7%           N/A        N/A        172,635    40.7%               N/A          N/A
 2005 & MTM       0             0        0.0             $0        0.0%       172,635    40.7%                $0          0.0%
 2006             0             0        0.0              0        0.0        172,635    40.7%                $0          0.0%
 2007             0             0        0.0              0        0.0        172,635    40.7%                $0          0.0%
 2008             0             0        0.0              0        0.0        172,635    40.7%                $0          0.0%
 2009             1         2,500        0.6         79,375        1.2        175,135    41.3%           $79,375          1.2%
 2010             0             0        0.0              0        0.0        175,135    41.3%           $79,375          1.2%
 2011             0             0        0.0              0        0.0        175,135    41.3%           $79,375          1.2%
 2012             1         3,000        0.7         95,250        1.4        178,135    42.0%          $174,625          2.6%
 2013             0             0        0.0              0        0.0        178,135    42.0%          $174,625          2.6%
 2014             4        27,762        6.5        992,168       14.6        205,897    48.6%        $1,166,793         17.1%
 2015             2        55,100       13.0      1,506,672       22.1        260,997    61.6%        $2,673,465         39.2%
 AFTER           14       162,918       38.4      4,142,045       60.8        423,915  100.00%        $6,815,510       100.00%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL           22       423,915      100.0%    $6,815,510      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-23

--------------------------------------------------------------------------------
                            HUTCHINSON METRO CENTER
--------------------------------------------------------------------------------

                        [MAP OF HUTCHINSON METRO CENTER]

                                     A-3-24

--------------------------------------------------------------------------------
                            HUTCHINSON METRO CENTER
--------------------------------------------------------------------------------

                        [MAP OF HUTCHINSON METRO CENTER]

                                     A-3-25

--------------------------------------------------------------------------------
                              LXP-BANK OF AMERICA
--------------------------------------------------------------------------------

                        [PHOTOS OF LXP-BANK OF AMERICA]

                                     A-3-26

--------------------------------------------------------------------------------
                              LXP-BANK OF AMERICA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $80,182,200
 CUT-OFF DATE PRINCIPAL BALANCE:   $80,182,200
 % OF POOL BY IPB:                 2.7%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         Acquiport Brea L.P.
 SPONSOR:                          Lexington Acquiport Company II, LLC
 ORIGINATION DATE:                 04/13/05
 INTEREST RATE:                    5.330000%
 INTEREST ONLY PERIOD:             24 months
 MATURITY DATE:                    05/01/13
 AMORTIZATION TYPE:                IO-Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(68),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                               INITIAL          MONTHLY
                                            ------------------------------------
 TAXES:                                                   $0      Springing(1)
 INSURANCE:                                               $0      Springing(1)
 REQUIRED REPAIRS:                                   $19,531             $0
 TI/LC:                                                   $0      Springing(2)
 OTHER/GUARANTY:                                 $3,350,6282              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Office -- Suburban
 SQUARE FOOTAGE:                   637,503
 LOCATION:                         Brea, CA
 YEAR BUILT:                       1981
 OCCUPANCY:                        100.0%
 OCCUPANCY DATE:                   12/28/04
 NUMBER OF TENANTS:                1
 HISTORICAL NOI:
  2003:                            N/A
  2004:                            $7,473,627
 UW REVENUES:                      $7,247,670
 UW EXPENSES:                      $217,430
 UW NOI:                           $7,030,240
 UW NET CASH FLOW:                 $6,520,237
 APPRAISED VALUE:                  $115,000,000
 APPRAISAL DATE:                   01/17/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $126
 CUT-OFF DATE LTV:                 69.7%
 MATURITY DATE LTV:                63.4%
 UW DSCR:                          1.22x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS
                                                                                                               LEASE
                                                      MOODY'S/      SQUARE       % OF        BASE RENT       EXPIRATION
 TENANT NAME         PARENT COMPANY                 S&P/FITCH(3)     FEET         GLA           PSF             YEAR
------------------------------------------------------------------------------------------------------------------------

 BANK OF AMERICA     Bank of America Corporation     Aa2/A/A        637,503     100.0%        $ 11.88           2009(4)
------------------------------------------------------------------------------------------------------------------------


(1)  Monthly escrows for Taxes and Insurance will be required upon the occurrence of an event of default. Monthly collections for Taxes and
     Insurance will equal at minimum 1/12th the amount the lender estimates will be payable during the ensuing twelve months.

(2)  Lender requires accumulation of reserves equal to 1 year's debt service of
     $5,360,992 by June 2009 either by (i) 32 monthly $167,531 TILC deposits commencing November 2006, or (ii) as long as the debt-to-equity ratio does not exceed 60% and net worth is greater than $600,000,000 with the posting of a guaranty of $3,350,628, plus 12 monthly cash deposits of $167,531.
     Upon the occurrence of a cash flow sweep event under the related mortgage loan documents, all remaining cash will be deposited into the leasing reserve account.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4)  The Landlord has an option to extend the term of the Lease for three years commencing 06/30/09, with notice to Tenant no later than 06/30/07.

                                     A-3-27

--------------------------------------------------------------------------------
                              LXP-BANK OF AMERICA
--------------------------------------------------------------------------------
THE LOAN. The LXP-Bank of America loan is secured by a first mortgage on a fee interest in an approximately 637,503 square foot,
single-tenant office building located in Brea, California.

THE BORROWER. The borrower is Acquiport Brea, L.P., a special purpose entity that is controlled by Lexington Corporate Properties Trust ("Lexington") (NYSE:
LXP), a real estate investment trust that owns and manages a geographically diverse portfolio of office, industrial and retail properties net leased to corporate tenants. Lexington and its predecessor companies have invested in single-tenant net lease properties since 1973. The Company, which formed through merger in 1997, owns more than 100 commercial properties in approximately 35 states throughout the United States and Canada with more than
20 million square feet of rentable space.

Lexington acquired the Bank of America property as part of a larger acquisition of 33 properties from Wells REIT, totaling approximately 6.4 million square feet, consisting of mostly single-tenant office buildings and some industrial properties leased to credit and nationally recognized tenants. As of September
30, 2004, Lexington's total assets under management exceeded $1.5 billion.

THE MORTGAGED PROPERTY. LXP-Bank of America is an approximately 637,503 square foot Class B office complex located in the city of Brea, California, approximately 30 miles southeast of Los Angeles. The Mortgaged Property consists of two three-story steel and concrete buildings located on approximately 31.6 acres of land. The buildings were constructed in 1981 as a cohesive center connected by an approximately 12,400 square foot atrium which contains the entry lobby and provides access from the north and south, surrounded by ample surface parking area (approximately 2,200 spaces, or approximately 3.45 spaces per 1,000 square feet). The Mortgaged Property offers employees a cafeteria, a physical fitness center and common area equipped with music and video screens, in a high security environment.

The property is 100% leased to Bank of America Corporation (NYSE: BAC), which uses the location for operations and call center facilities. As of December 28,
2004, the property housed approximately 1,400 employees and is capable of housing approximately 2,500 employees. Bank of America has been at the property since 1997 and currently pays rent of approximately $11.88/sf. While their lease expires in June, 2009, there is a landlord extension option in place through June, 2012 and a rent bump in August, 2007 to $13.66/sf. In addition, the lender requires accumulation of reserve equal to one year's debt service of approximately $5,361,005 by June 2009. Bank of America operates through its banking and non-banking subsidiaries as a provider of financial services and products throughout the United States and in selected international markets.
Bank of America manages its operations through four business segments: Consumer and Commercial Banking, Asset Management, Global Corporate and Investment
Banking and Equity Investments. Bank of America is rated AA-- by S&P.

THE MARKET(1). The LXP-Bank of America Mortgaged Property is located  1/2 mile north of Imperial Highway in Brea, North Orange County, California. Brea is
approximately 30 miles southeast of Los Angeles, and is within commuting distance of Orange, Los Angeles and Riverside Counties via the Interstate
Freeway System. The 91 (Riverside) Freeway, which is approximately five miles south of the subject, provides access to Los Angeles and the Los Angeles
International Airport to the west and Riverside to the east. The 57 (Orange)
Freeway, which is one block west of the property, Los Angeles and San
Bernardino Counties. Rail service into Brea is provided by Southern Pacific,
Union Pacific and Amtrak, and Orange County Transit District supplies local and inter-urban bus service. Additionally, there are three county airports located within a radius of 25 miles.

Office vacancy in Orange County is currently at approximately 7.0%, with office vacancy in Brea at approximately 6.1%. Orange County contains about 8.1% of
California's population, with a January 2004 estimate of nearly 3 million people. Among the fastest growing markets in the nation and with population expected to grow 1.2% annually, Orange County firms can select from an extensive pool of labor. The diversified economic base, desirable living environment, mild climate and quality public schools makes Orange County a dynamic population and employment center. Additionally, there is little vacant land in Orange County available for future development, especially along the size of the Mortgaged Property.

PROPERTY MANAGEMENT. The LXP-Bank of America property is self-managed by Bank of
America. Bank of America has contracted with Jones Lang LaSalle Bank National
Association for property management.

(1)  Certain information was obtained from the LXP-Bank of America appraisal report dated 02/01/05. The appraisal relies upon many assumptions and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-28

--------------------------------------------------------------------------------
                              LXP-BANK OF AMERICA
--------------------------------------------------------------------------------

                          [MAP OF LXP-BANK OF AMERICA]

                                     A-3-29

--------------------------------------------------------------------------------
                                MILLENNIUM PLACE
--------------------------------------------------------------------------------

                          [PHOTOS OF MILLENNIUM PLACE]

                                     A-3-30

--------------------------------------------------------------------------------
                                MILLENNIUM PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $70,720,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $70,720,000
 % OF POOL BY IPB:                 2.4%
 LOAN SELLER:                      Eurohypo AG, New York Branch
 BORROWER:                         New Commonwealth Commercial Holding Co LLC
 SPONSOR:                          Millennium Partners, LLC
 ORIGINATION DATE:                 05/06/05
 INTEREST RATE:                    5.550000%
 INTEREST ONLY PERIOD:             N/A
 MATURITY DATE:                    06/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                    INITIAL       MONTHLY
                                                     ---------------------------
 TAXES:                                               $234,016      $117,008
 INSURANCE:                                            $12,190        $1,454
 CAPEX:                                                 $5,987        $5,987
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail -- Anchored
 SQUARE FOOTAGE:                   287,379
 LOCATION:                         Boston, MA
 YEAR BUILT:                       2001
 OCCUPANCY:                        87.1%(1)
 OCCUPANCY DATE:                   05/05/05
 NUMBER OF TENANTS:                4
 HISTORICAL NOI:
   2002:                           N/A
   2003:                           $6,406,171
   2004:                           $8,560,532
 UW REVENUES:                      $10,965,599
 UW EXPENSES:                      $2,918,510
 UW NOI:                           $8,047,089
 UW NET CASH FLOW:                 $7,802,837
 APPRAISED VALUE:                  $88,400,000
 APPRAISAL DATE:                   03/09/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $246
 CUT-OFF DATE LTV:                 80.0%
 MATURITY DATE LTV:                66.9%
 UW DSCR:                          1.61x
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
                                                                                                           SALES
                                                                                          LEASE             PSF
                                          MOODY'S/    SQUARE                BASE RENT   EXPIRATION         AS OF
 TENANT NAME           PARENT COMPANY      S&P(2)      FEET     % OF GLA       PSF         YEAR            07/04
----------------------------------------------------------------------------------------------------------------------

 LOEWS THEATRE         N/A                  NR        136,011     47.3%       $27.64       2021        $717,532/screen
 THE SPORTS CLUB/LA    N/A                Caa3/NR      95,496     33.2%       $28.80       2021             N/A
----------------------------------------------------------------------------------------------------------------------


(1)  Excludes parking garage.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-31

--------------------------------------------------------------------------------
                                MILLENNIUM PLACE
--------------------------------------------------------------------------------

THE LOAN. The Millennium Place loan is secured by a first mortgage interest in approximately 287,379 square feet of mixed-use
commercial space (sports club, theatre, retail and parking garage) located in
Boston, Massachusetts.

THE BORROWER. The borrower is New Commonwealth Commercial Holding Co LLC, a newly formed special purpose entity sponsored by Millennium Partners LLC.
Millennium Partners, founded in 1990, is a developer of mixed-use urban residential and entertainment complexes in the U.S., with a portfolio valued in excess of $4 billion. Millennium Partners has a geographically diverse portfolio located in the major U.S. cities of New York, Washington, D.C.,
Boston, San Francisco, and Miami. Projects include residential condominium units, a luxury, 5-star full-service hotel, and retail complexes.

THE MORTGAGED PROPERTY. Completed in 2001, Millennium Place is a mixed-use,
Boston center city development comprised of two multi-story towers. The commercial condominiums that comprise the Mortgaged Property are part of a larger mixed-use project with an area of approximately 1.5 million square feet.
That larger project includes 309 luxury residential condominium units, 63 residential suites, and a 154-room Ritz Carlton hotel. The two buildings in the complex are of steel frame construction with a facade of granite, brick and glass. One tower is 40 stories and the other is 38 stories. In particular, the collateral includes approximately 54,863 square feet of retail space, an approximately 136,011 square feet,19-screen multiplex, an approximately 95,496 square foot The Sports Club/LA, an approximately 226,138 square foot, 5-level parking garage component and approximately 18,521 square feet of storage space.
The property is 87.1% leased as of May 5, 2005 (excluding the parking garage space) to: (i) Downtown Boston Cinemas, LLC, d/b/a Loews Cineplex (136,011 SF
through July 31, 2021); (ii) The Sports Club/LA (95,496 SF through September 3,
2021); (iii) Metro Boston CVS, Inc. (12,779 SF through June 30, 2023); and (iv)
Cathay Bank (6,000 SF through July 31, 2014).

The Loews Cineplex theatre generated gross revenue of approximately $13.6MM
(approximately $717,075 per screen) for the fiscal year ending October 2004.
The Sports Club/ LA had approximately 7,055 members in December 2004, up 2.1%
from the prior year. The retail component of the Mortgaged Property is currently 42.1% leased to Metro Boston CVS, Inc., and Cathay Bank, each at an initial net rental rate of $35.00/SF.

THE MARKET(1). Millennium Place is located in the central part of Boston in what is known as the Theatre District. The Mortgaged Property borders Boston Common between the Financial District and the Back Bay and Beacon Hill neighborhoods, occupying portions of two blocks bounded by Washington, Tremont and Boylston
Streets. The City of Boston is among the top 10 markets in the U.S. in personal income per capita (approximately $39,315). The economy is primarily based on financial services, technology, healthcare, biotechnology (third largest in the
U.S.) and legal services.

According to a third party market data service provider, retail sales in metropolitan Boston grew 6% in 2004. Boston's retail vacancy was 6.4% in 2004, down from 6.6% in 2003 and 6.9% in 2002. Retail vacancy rate is expected to fall to 6.2% in 2005, while average asking rents to increase 3.5%. Boston's supply constraints, including a lack of developable land, have helped keep physical vacancies low. As a result, "high barriers" to entry have discouraged new development, while simultaneously increasing demand for prime retail locations in the metropolitan area. According to the Millennium Place appraisal, there are approximately 51,463 square feet of available space in the immediate area with an asking rate of approximately $50.00/sf.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by Millennium Partners I,
Inc., an affiliate of the borrower.

(1)  Certain information was obtained from the Millennium Place appraisal report dated 04/14/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-32

--------------------------------------------------------------------------------
                                MILLENNIUM PLACE
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                             % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A       37,093       12.9%           N/A        N/A        37,093        12.9%            N/A         N/A
 2005 & MTM       0             0        0.0             $0        0.0%       37,093        12.9%             $0         0.0%
 2006             0             0        0.0              0        0.0        37,093        12.9%             $0         0.0%
 2007             0             0        0.0              0        0.0        37,093        12.9%             $0         0.0%
 2008             0             0        0.0              0        0.0        37,093        12.9%             $0         0.0%
 2009             0             0        0.0              0        0.0        37,093        12.9%             $0         0.0%
 2010             0             0        0.0              0        0.0        37,093        12.9%             $0         0.0%
 2011             0             0        0.0              0        0.0        37,093        12.9%             $0         0.0%
 2012             0             0        0.0              0        0.0        37,093        12.9%             $0         0.0%
 2013             0             0        0.0              0        0.0        37,093        12.9%             $0         0.0%
 2014             1         6,000        2.1        210,000        2.9        43,093        15.0%       $210,000         2.9%
 2015             0             0        0.0              0        0.0        43,093        15.0%       $210,000         2.9%
 AFTER            3       244,286       85.0      6,957,265       97.1       287,379       100.0%     $7,167,264       100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL            4       287,379      100.0%    $7,167,265      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-33

--------------------------------------------------------------------------------
                                MILLENNIUM PLACE
--------------------------------------------------------------------------------

                            [MAP OF MILLENNIUM PLACE]

                                     A-3-34

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-35

--------------------------------------------------------------------------------
                               THE RUSS BUILDING
--------------------------------------------------------------------------------

                          [PHOTOS OF THE RUSS BUILDING]

                                     A-3-36

--------------------------------------------------------------------------------
                               THE RUSS BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $60,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $60,000,000
 % OF POOL BY IPB:                 2.0%
 LOAN SELLER:                      Eurohypo AG, New York Branch
 BORROWER:                         Russ Building Venture LLC
 SPONSOR:                          Shorenstein Company
 ORIGINATION DATE:                 04/12/05
 INTEREST RATE:                    5.310000%
 INTEREST ONLY PERIOD:             120 months
 MATURITY DATE:                    05/01/15
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            N/A
 REMAINING AMORTIZATION:           N/A
 CALL PROTECTION:                  L(24), Def(91), O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                   INITIAL     MONTHLY
                                                  ------------------------------
 TAXES(1):                                             $0          $0
 INSURANCE(1):                                         $0          $0
 DEBT SERVICE(1):                                      $0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Office -- CBD
 SQUARE FOOTAGE:                   509,368
 LOCATION:                         San Francisco, CA
 YEAR BUILT/RENOVATED:             1927 / 2000
 OCCUPANCY:                        87.4%
 OCCUPANCY DATE:                   06/01/05
 NUMBER OF TENANTS:                119
 HISTORICAL NOI:
   2002:                           $10,260,618
   2003:                           $9,981,203
   TTM AS OF 12/31/04:             $9,235,402
 UW REVENUES:                      $16,062,671
 UW EXPENSES:                      $7,746,890
 UW NOI:                           $8,315,781
 UW NET CASH FLOW:                 $7,253,944
 APPRAISED VALUE:                  $120,300,000
 APPRAISAL DATE:                   03/29/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $118
 CUT-OFF DATE LTV:                 49.9%
 MATURITY DATE LTV:                49.9%
 UW DSCR:                          2.25x
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                                                                                 LEASE
                                                        MOODY'S/       SQUARE        % OF        BASE RENT     EXPIRATION
 TENANT NAME                       PARENT COMPANY     S&P/FITCH(2)      FEET          GLA           PSF           YEAR
-------------------------------------------------------------------------------------------------------------------------

 FARELLA BRAUN & MARTEL LLP        N/A                    NR          116,984        22.9%         $33.00         2013
 BEA SYSTEMS, INC.                 N/A                    NR           77,785        15.2%         $35.00         2007
-------------------------------------------------------------------------------------------------------------------------


(1)  Monthly escrows will be collected upon the occurrence of an event of default or if DSCR falls below 1.20x and until a DSCR of greater than 1.25x has been reached for two consecutive quarters.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-37

--------------------------------------------------------------------------------
                               THE RUSS BUILDING
--------------------------------------------------------------------------------
THE LOAN. The Russ Building is secured by a first mortgage interest in an approximately 509,368 square foot, Class B office building
with ground floor retail located in San Francisco, CA. The loan is shadow rated
Baa3 by Moody's, BBB- by S&P and BBB- by Fitch.

THE BORROWER. The borrower is Russ Building Venture LLC, a special purpose entity and an affiliate of the San Francisco-based Shorenstein Company
("Shorenstein").  Privately owned, Shorenstein is headquartered in San
Francisco and owns and manages over 14 million square feet of Class A office space around the country, including Prudential Plaza and John Hancock Center in
Chicago and 450 Lexington Avenue in New York.  Since 1992, Shorenstein has
sponsored a series of closed-end real estate investment funds with aggregate capital commitments of $2.3 billion.  Shorenstein has owned the Mortgaged
Property since 1978.

THE MORTGAGED PROPERTY. The Russ Building is a 509,368 square foot, 31-story
Class B office building located at 235 Montgomery Street in the North of Market
Street ("NoMa") submarket of San Francisco's Financial District. Originally built in 1927 in a neo-Gothic architectural design, the building is designated a California State Historic Landmark. The Russ Building has been maintained and periodically refurbished by the sponsors over the years so that it offers the amenities and convenience of a modern office environment. Amenities include two restaurants, a card shop, barber shop, travel agency as well as a four-level, approximately 363-stall parking garage.

The Russ Building is located in the San Francisco Financial District, facing east and fronting the entire block of Montgomery Street, an artery running
North-South within the Financial District. All forms of public transportation are nearby: BART and Muni Stations are two blocks away, access to the bus system is located immediately in front of the building; Amtrak and Ferry
Stations are six blocks away and the Historic Cable Car California Street line is one block away.

THE MARKET(1). According to a third party market data service, the San Francisco office market totals approximately 71 million square feet of Class A, B and C office space, spread out over 12 submarkets. The largest submarket is the
Financial District, containing approximately 49 million square feet or nearly
70% of all inventory. The Financial District is further subdivided into NoMa, where the Russ Building is located and which contains approximately 27 million square feet, and South of Market Street with approximately 22 million square feet.

The San Francisco office market exhibited signs of recovery during 2004, following a period of decline that began in late 2000. Net absorption in Fourth
Quarter of 2004 was greater than the previous three quarters combined, with the market posting a positive approximately 1.1 million square feet. The vacancy rate dropped 210 basis points and the availability rate decreased 200 basis points, to 15.9% and 17.0%, respectively. Average asking rates increased for the fourth consecutive quarter, reporting an average of $26.13 for the overall
San Francisco market, an 11.6% change from a year ago. Class A rates increased to $31.80 per square foot and Class B rates to $21.36 per square foot. Average asking rates in the NoMa submarket at year-end 2004 were approximately $29.64 per square foot for Class A space and $23.64 per square foot for Class B space, continuing their year-long increase, a trend that is expected to accelerate as availability tightens. Overall, the San Francisco office market is showing a improving trend with decreasing vacancy rates, increasing average asking rate and positive absorption.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by Shorenstein Realty
Services, L.P., an affiliate of the borrower.

(1)  Certain information was obtained from the Russ Building appraisal report dated 04/04/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER                                                       CUMULATIVE
                  OF       SQUARE                               % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA     BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

 VACANT           31       63,975       12.6%             $0        0.0%        63,975       12.6%              $0         0.0%
 2005 & MTM       34       25,232        5.0         594,639        4.4         89,207       17.5%        $594,639         4.4%
 2006             21       31,957        6.3         851,894        6.3        121,164       23.8%      $1,446,533        10.7%
 2007             20       94,909       18.6       3,411,416       25.2        216,073       42.4%      $4,857,948        35.9%
 2008             33       57,440       11.3       1,877,625       13.9        273,513       53.7%      $6,735,573        49.7%
 2009             16       24,180        4.7         587,721        4.3        297,693       58.4%      $7,323,295        54.1%
 2010              8       15,445        3.0         377,679        2.8        313,138       61.5%      $7,700,974        56.9%
 2011              4        7,122        1.4         202,238        1.5        320,260       62.9%      $7,903,212        58.4%
 2012              7       17,720        3.5         411,312        3.0        337,980       66.4%      $8,314,523        61.4%
 2013             24      133,211       26.2       4,172,367       30.8        471,191       92.5%     $12,486,891        92.2%
 2014              6       32,665        6.4         875,475        6.5        503,856       98.9%     $13,362,366        98.7%
 2015              4        5,512        1.1         181,459        1.3        509,368      100.0%     $13,543,824       100.0%
 THEREAFTER       31            0        0.0               0        0.0        509,368      100.0%     $13,543,824       100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL           208      509,368      100.0%    $13,543,824      100.0%
----------------------------------------------------------------------------------------------------------------------------------


                                     A-3-38

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                               THE RUSS BUILDING
--------------------------------------------------------------------------------

                           [MAP OF THE RUSS BUILDING]

                                     A-3-39

--------------------------------------------------------------------------------
                               THE RUSS BUILDING
--------------------------------------------------------------------------------

                                 [CHART OMITTED]

                                     A-3-40

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-41

--------------------------------------------------------------------------------
                                STAFFORD PLACE II
--------------------------------------------------------------------------------

                          [PHOTOS OF STAFFORD PLACE II]

                                     A-3-42

--------------------------------------------------------------------------------
                                STAFFORD PLACE II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $56,250,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $56,250,000
 % OF POOL BY IPB:                 1.9%
 LOAN SELLER:                      LaSalle Bank National Association
 BORROWER:                         Stafford Circle Associates, LLC
 SPONSOR:                          Ralph S. Dweck
 ORIGINATION DATE:                 05/24/05
 INTEREST RATE:                    5.430000%
 INTEREST ONLY PERIOD:             60 months
 MATURITY DATE:                    06/01/15
 AMORTIZATION TYPE:                IO-Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(93),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                    INITIAL       MONTHLY
                                                    ----------------------------
 TAXES:                                               $300,083       $33,343
 INSURANCE:                                            $12,415        $4,138
 CAPEX:                                                     $0            $0(1)
 TI/LC:                                                     $0            $0(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Office -- CBD
 SQUARE FOOTAGE:                   175,058
 LOCATION:                         Arlington, VA
 YEAR BUILT/RENOVATED:             1999
 OCCUPANCY:                        100%
 OCCUPANCY DATE:                   05/17/05
 NUMBER OF TENANTS:                11
 HISTORICAL NOI:
   2002:                           N/A
   2003:                           $2,981,972
   TTM AS OF 03/31/05:             $3,944,940
 UW REVENUES:                      $6,185,283
 UW EXPENSES:                      $1,643,746
 UW NOI:                           $4,541,537
 UW NET CASH FLOW:                 $4,434,135
 APPRAISED VALUE:                  $73,500,000
 APPRAISAL DATE:                   04/26/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $321
 CUT-OFF DATE LTV:                 76.5%
 MATURITY DATE LTV:                71.0%
 UW DSCR:                          1.17x
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                                                                                     LEASE
                                                                    MOODY'S/     SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                                    PARENT COMPANY    S&P/FITCH(2)    FEET       GLA         PSF         YEAR
----------------------------------------------------------------------------------------------------------------------------

 UNITED STATES OF AMERICA -- NATIONAL SCIENCE
  FOUNDATION                                          N/A         Aaa/AAA/AAA    60,524     34.6%       $32.04       2013
 NATIONAL TELEPHONE COOPERATIVE
  ASSOCIATION                                         N/A              NR        31,002     17.7%       $31.89       2009
 CENTRA TECHNOLOGY, INC.                              N/A              NR        23,209     13.3%       $32.09       2010
 HIGH PERFORMANCE TECHNOLOGIES, INC.                  N/A              NR        15,048      8.6%       $33.04       2009
 CRAVER, MATHEWS, SMITH & COMPANY                     N/A              NR        14,437      8.2%       $33.78       2009
----------------------------------------------------------------------------------------------------------------------------


(1)  Only during an event of default in an amount determined by Lender as necessary.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-43

--------------------------------------------------------------------------------
                               STAFFORD PLACE II
--------------------------------------------------------------------------------

THE LOAN. The Stafford Place II loan is secured by a first mortgage interest in an approximately 175,058 sq. ft. 11-story Class A office
building known as Stafford Place II ("Stafford II") located in Arlington, VA.

THE BORROWER. The borrower is Stafford Circle Associates, LLC, a newly formed special purpose entity with two independent managers,
for which a non-consolidation opinion was obtained at origination.

The sponsor of the borrower is Ralph S. Dweck, a real estate developer since
1972. Mr. Dweck has developed or acquired a variety of properties throughout the Washington, D.C. Metropolitan Area including approximately 300,000 sq. ft.
of retail shopping centers, approximately 4,500 apartment units, approximately
1.5 million sq. ft. of warehouse space and approximately 1.0 million sq. ft. of office space.

THE MORTGAGED PROPERTY(1).Stafford II is a Class A office building located in the Rosslyn-Ballston Corridor in Arlington, Virginia. Built in 1999, Stafford
II totals approximately 175,058 sq. ft, with approximately 301 below-grade parking spaces. Stafford II is currently 100% leased, with the largest office tenant being the United States of America - National Science Foundation
("NSF"), leasing approximately 60,524 sq. ft. The NSF's headquarters are located in an adjacent building, which is connected to Stafford II via a shared underground walkway.

Stafford II lies mid-block along Wilson Boulevard, between North Randolph
Street and North Stuart Street directly across from the Ballston Common Mall, an approximately 310,704 sq. ft anchored retail mall, and one block south of the Ballston MetroRail Station. Stafford II is approximately 6 miles from downtown Washington, D.C., approximately 8 miles from Reagan National Airport and approximately 21 miles from Washington Dulles International Airport.

THE MARKET(1). Stafford II is located in the Washington, D.C. Metropolitan Area
Office Market. The market consists of approximately 348.8 million sq. ft. of multi-tenanted office space as of year-end 2004. The market is segmented into three broad submarkets: District of Columbia, Suburban Maryland and Northern
Virginia. Stafford II is situated in the Northern Virginia office submarket and at year end 2004, Northern Virginia had approximately 159.9 million sq. ft. of multi-tenanted office space within approximately 2,404 buildings, with a vacancy rate of approximately 11.4%. The year end 2004 vacancy rate of approximately 11.4% represents a decline from year end 2003 vacancy rate of approximately 13.2%. The overall vacancy has declined for two years in a row after reaching a high of approximately 16.0% at year end 2002. Northern
Virginia witnessed the most job growth of the Submarkets in 2004 with approximately 27,300 new jobs versus approximately 24,600 for Suburban Maryland and approximately 8,200 for the District of Columbia. In 2004, the Washington,
D.C. MSA average household income was approximately $90,312 which exceeded the average household income for many other MSAs such as New York, Chicago, Boston and Atlanta.

PROPERTY MANAGEMENT. Stafford II is managed by Gates, Hudson & Associates, Inc.
("GHA"). GHA provides property management services to the Virginia, Maryland and Washington, D.C. markets. Currently, GHA manages approximately 1,500,000
sq. ft of office, 200,000 sq. ft of retail, and 100,000 sq. ft of industrial space in the Washington, D.C. Metropolitan Area.

(1)  Certain information was obtained from the Stafford Place II appraisal report dated 04/29/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-44

--------------------------------------------------------------------------------
                               STAFFORD PLACE II
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER                                                       CUMULATIVE
                  OF        SQUARE                                             SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT    % OF BASE        FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING   RENT EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

 VACANT           N/A         N/A        N/A            N/A        N/A             N/A         N/A             N/A         N/A
 2005 & MTM        1        7,372        4.2%      $228,532        4.1%          7,372         4.2%       $228,532         4.1%
 2006              1        2,050        1.2         65,784        1.2           9,422         5.4%       $294,316         5.3%
 2007              0            0        0.0              0        0.0           9,422         5.4%       $294,316         5.3%
 2008              0            0        0.0              0        0.0           9,422         5.4%       $294,316         5.3%
 2009              3       60,487       34.6      1,973,522       35.6          69,909        39.9%     $2,267,838        40.9%
 2010              3       33,948       19.4      1,092,112       19.7         103,857        59.3%     $3,359,950        60.6%
 2011              0            0        0.0              0        0.0         103,857        59.3%     $3,359,950        60.6%
 2012              1        8,460        4.8        203,378        3.7         112,317        64.2%     $3,563,328        64.2%
 2013              1       60,524       34.6      1,939,089       35.0         172,841        98.7%     $5,502,417        99.2%
 2014              1        2,217        1.3         44,340        0.8         175,058       100.0%     $5,546,757       100.0%
 2015              0            0        0.0              0        0.0         175,058       100.0%     $5,546,757       100.0%
 AFTER             0            0        0.0              0        0.0         175,058       100.0%     $5,546,757       100.0%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL            11      175,058      100.0%    $5,546,757      100.0%
-----------------------------------------------------------------------------------------------------------------------------------


                                     A-3-45

--------------------------------------------------------------------------------
                                STAFFORD PLACE II
--------------------------------------------------------------------------------

                           [MAPS OF STAFFORD PLACE II]

                                     A-3-46

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                                STAFFORD PLACE II
--------------------------------------------------------------------------------

                           [MAPS OF STAFFORD PLACE II]

                                     A-3-47

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                                STAFFORD PLACE II
--------------------------------------------------------------------------------

                          [PHOTO OF STAFFORD PLACE II]

                                     A-3-48

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-49

--------------------------------------------------------------------------------
                           CROSS CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                     [PHOTOS OF CROSS CREEK SHOPPING CENTER]

                                     A-3-50

--------------------------------------------------------------------------------
                          CROSS CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $46,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $46,000,000
 % OF POOL BY IPB:                 1.5%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         Lakha Properties -- Memphis, LLC
 SPONSOR:                          Amin S. Lakha
 ORIGINATION DATE:                 05/11/05
 INTEREST RATE:                    5.330000%
 INTEREST ONLY PERIOD:             60 months
 MATURITY DATE:                    06/01/15
 AMORTIZATION TYPE:                IO-Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         No
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             Permitted Mezzanine Debt(1)
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                         INITIAL    MONTHLY
                                                       -------------------------
 TAXES:                                                   $363,695    $74,037
 INSURANCE:                                                $32,145     $3,215
 CAPEX:                                                         $0     $3,000(2)
 TI/LC:                                                         $0    $16,700(3)
 HOLDBACK RESERVE(4):                                     $489,250         $0
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail -- Anchored
 SQUARE FOOTAGE:                   363,333
 LOCATION:                         Memphis, TN
 YEAR BUILT/RENOVATED:             1995/1998
 OCCUPANCY:                        100.0%
 OCCUPANCY DATE:                   04/15/05
 NUMBER OF TENANTS:                19
 HISTORICAL NOI:
   2002:                           $3,784,849
   2003:                           $3,938,683
   2004:                           $3,913,647
 UW REVENUES:                      $5,338,616
 UW EXPENSES:                      $1,493,068
 UW NOI:                           $3,845,548
 UW NET CASH FLOW:                 $3,704,053
 APPRAISED VALUE:                  $57,500,00
 APPRAISAL DATE:                   04/13/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $127
 CUT-OFF DATE LTV:                 80.0%
 MATURITY DATE LTV:                74.1%
 UW DSCR:                          1.20x
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                                                                                     LEASE
                                                   MOODY'S/     SQUARE                BASE RENT   EXPIRATION
 TENANT NAME           PARENT COMPANY            S&P/FITCH(5)    FEET     % OF GLA       PSF         YEAR      SALES PSF
------------------------------------------------------------------------------------------------------------------------

 HOME DEPOT           The Home Depot, Inc.        Aa3/AA/AA    102,661     28.3%       $10.84         2017        N/A
 KROGER               The Kroger Co.            Baa2/BBB/BBB    63,941     17.6%       $ 8.92         2016        $190
 RHODES FURNITURE     Rhodes, Inc                    NR         48,925     13.5%       $10.00         2011        $105
 BABIES R US          Toys "R" Us, Inc.           Ba2/BB/BB     42,296     11.6%       $ 8.80         2006        $189
 BED, BATH & BEYOND   Bed Bath & Beyond Inc.    Baa3/BBB/BBB    35,000      9.6%       $10.50         2007        $122
------------------------------------------------------------------------------------------------------------------------


(1)  The borrower is permitted to incur mezzanine debt in the future subject to
     (i) LTV for combined debt being no greater than 80.0% and the DSCR for the combined debt being no less than the 1.15x, (ii) the execution of an intercreditor satisfactory to the lender and (iii) Rating Agency confirmation.

(2)  In lieu of collecting ongoing reserves, borrower may provide a Letter of
     Credit acceptable to lender in the amount of $109K.

(3)  Borrower will contribute $16,700/month for the first 12 months and
     $8,334/month thereafter, with a cap of $300K. In lieu of collecting ongoing reserves, borrower may provide a Letter of Credit acceptable to Lender in the amount of $300K.

(4)  At closing, the borrower deposited $489,250 to be held in escrow until (i)
     Rhodes Furniture, currently in Chapter 11, affirms their lease and is paying rent of no less than $10.00/sf, (ii) a replacement tenant is in occupancy and paying rent of no less than $10.00/sf, or (iii) either Rhodes
     Furniture or a replacement tenancy is in occupancy and paying rent less than $10.00/sf, but the property provides a 1.20x DSCR.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-51

--------------------------------------------------------------------------------
                          CROSS CREEK SHOPPING CENTER
--------------------------------------------------------------------------------
THE LOAN. The Cross Creek Shopping Center loan is secured by a first mortgage on a fee interest in an approximately 363,333 square
foot retail power center located in Memphis, Tennessee.

THE BORROWER. The borrower is Lakha Properties -- Memphis, LLC, a special purpose entity controlled by sponsor Amin Lakha. Mr. Lakha has extensive experience with retail projects throughout the United States. His real estate portfolio contains approximately 2 million square feet of retail properties with a value of approximately $300 million, including notable properties such as Lakewood Towne Center in Lakewood, Washington, the Mercado in Santa Clara,
California and the Mills Shopping Center in Sacramento, California.

THE MORTGAGED PROPERTY. Cross Creek Shopping Center is an approximately 363,333 square foot multi-tenant power retail center located in Memphis, Tennessee, approximately ten miles east of Memphis International Airport. The Mortgaged
Property is situated in one of the strongest retail trade areas in Memphis, adjacent to Highway 385, Nonconnah Parkway, at the intersection of Riverdale and Winchester Road. The Mortgaged Property has good visibility from Nonconnah
Parkway, which has an average traffic count of 88,153 cars per day, and
Riverdale and Winchester roads, two arterial roads which average between approximately 35,000 and 38,000 cars per day each. The Mortgaged Property is located at the edge of two high growth corridors of similar Class A retail properties, Germantown to the north and Collierville to the east. To the west of the subject are more mature areas with mostly older commercial and residential properties.

The Mortgaged Property is 100% occupied with approximately 93% of NRA leased to
19 tenants, including credit tenants such as Home Depot, Kroger, Old Navy,
Babies R' Us, Bed Bath & Beyond and Computer City. The major tenants have an average occupancy cost of approximately 6% while inline tenants average approximately 9%. In 2005, sales for Bed, Bath & Beyond, Babies R' Us, Kroger and Old Navy were approximately $122, $189, $190, $120 and $369 per square foot, respectively. The second largest tenant Rhodes Furniture, which reported sales of approximately $105 in 2004/sf, declared chapter 11 bankruptcy in
November 2004. Rhodes closed 24 stores and distribution centers in November
2004, but has maintained 63 stores in 11 southern and Midwestern states, including the one at the Mortgaged Property. However, if Rhodes does not affirm their lease prior to loan closing, there will be a holdback equal to Rhodes'
one year rent.

THE MARKET(1). The Mortgaged Property is situated within the Memphis MSA in
Shelby County, in the southeast portion of Memphis. Memphis and the surrounding communities are a diversified metropolitan area mixing industry, service, and agribusiness to serve both national and international markets. The Memphis MSA includes attractions such as Graceland, the Pyramid Arena, The Memphis Zoo and
Beale Street and Memphis is the home of the NBA Memphis Grizzlies and St. Jude
Children's Research Hospital. Just south of the MSA, the Tunica casinos are situated just 40 miles from Memphis. There are nine casinos with an estimated annual attendance of approximately 18 million patrons. Memphis has a diversified economy consisting of many companies such as Federal Express,
International Paper, Morgan Keegan, AutoZone, M.S. Carriers and First Tennessee
National Bank.

There are approximately 1.23 million people in the Memphis MSA and an average effective household income of approximately $49,508. As of 2004, total retail inventory in the Memphis MSA is approximately 39.3 million square feet. The vacancy rate for the market is approximately 11%, which is higher than historical averages, but slightly less than it was in 2003. Rents at the subject property range from approximately $8.80 to $31.63, averaging $11.25 which according to the appraisal is inline with comparable retail centers in the area with similar anchors.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by Premier Center
Management. The company was formed in 2003 as a spin-off from another
Seattle-based property management firm to provide property management exclusively for Mr. Lakha and Lakha Investment Company. Aside from Mr. Lakha's properties, the management personnel have managed 27 retail and office buildings, with over one million square feet located in Washington, Oregon and
California. Premier Center Management has experience managing small and large retail centers and has worked with all types of tenants and businesses including national tenants, banks, restaurants and local tenants.

(1)  Certain information was obtained from the Cross Creek Shopping Center appraisal report dated 05/16/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-52

--------------------------------------------------------------------------------
                          CROSS CREEK SHOPPING CENTER
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                 NUMBER                                                     CUMULATIVE
                  OF        SQUARE                             % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT                         0        0.0%           N/A        N/A              0         0.0%            N/A       N/A
 2005 & MTM       3         4,826        1.3        $86,265        2.1          4,826         1.3%        $86,265        2.1%
 2006             2        56,296       15.5        617,205       15.1         61,122        16.8%       $703,469       17.2%
 2007             3        40,181       11.1        448,833       11.0        101,303        27.9%     $1,152,302       28.2%
 2008             3         6,633        1.8        132,717        3.2        107,936        29.7%     $1,285,019       31.4%
 2009             1         2,183        0.6         41,477        1.0        110,119        30.3%     $1,326,496       32.4%
 2010             1         3,500        1.0        110,705        2.7        113,619        31.3%     $1,437,201       35.2%
 2011             1        48,925       13.5        489,250       12.0        162,544        44.7%     $1,926,451       47.1%
 2012             2        31,000        8.5        415,310       10.2        193,544        53.3%     $2,341,761       57.3%
 2013             0             0        0.0              0        0.0        193,544        53.3%     $2,341,761       57.3%
 2014             0             0        0.0              0        0.0        193,544        53.3%     $2,341,761       57.3%
 2015             0             0        0.0              0        0.0        193,544        53.3%     $2,341,761       57.3%
 AFTER            3       169,789       46.7      1,746,544       42.7        363,333       100.0%     $4,088,305      100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL           19       363,333      100.0%    $4,088,305      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-53

--------------------------------------------------------------------------------
                          CROSS CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                      [MAP OF CROSS CREEK SHOPPING CENTER]

                                     A-3-54

--------------------------------------------------------------------------------
                           CROSS CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                      [MAP OF CROSS CREEK SHOPPING CENTER]

                                     A-3-55

--------------------------------------------------------------------------------
                       BENTLEY GREEN/SANDPIPER - MILESTONE
--------------------------------------------------------------------------------

                 [PHOTOS OF BENTLEY GREEN/SANDPIPER - MILESTONE]

                                     A-3-56

--------------------------------------------------------------------------------
                      BENTLEY GREEN/SANDPIPER - MILESTONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $45,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $45,000,000
 % OF POOL BY IPB:                   1.5%
 LOAN SELLER:                        Eurohypo AG, New York Branch
 BORROWER:                           Bentley Green Apartments
                                     Investors, LLC(1)
 SPONSOR:                            TIO Milestone LP
 ORIGINATION DATE:                   03/23/05
 INTEREST RATE:                      5.181715%
 INTEREST ONLY PERIOD:               84 months
 MATURITY DATE:                      04/01/12
 AMORTIZATION TYPE:                  Interest Only
 ORIGINAL AMORTIZATION:              N/A
 REMAINING AMORTIZATION:             N/A
 CALL PROTECTION:                    L (24),Def(51),O(7)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           No
 ADDITIONAL DEBT:                    Yes
 ADDITIONAL DEBT TYPE:               Mezzanine(2)
                                     Subordinate Debt(3)
 LOAN PURPOSE:                       Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                     INITIAL         MONTHLY
                                                   -----------------------------
 TAXES:                                                 $240,156      $40,026
 INSURANCE:                                              $17,154      $17,154
 CAPEX:                                                 $270,158(4)   $17,083(5)
 ENGINEERING:                                         $1,704,513           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Multifamily -- Garden
 UNITS:                            820
 LOCATION:                         Jacksonville, FL
 YEAR BUILT:                       1986
 OCCUPANCY:                        98.5%
 OCCUPANCY DATE:                   02/23/05
 HISTORICAL NOI:
   2002:                           $3,658,742
   2003:                           $4,069,246
   2004:                           $4,149,578
 UW REVENUES:                      $6,638,575
 UW EXPENSES:                      $2,732,208
 UW NOI:                           $3,906,367
 UW NET CASH FLOW:                 $3,701,367
 APPRAISED VALUE:                  $59,850,000
 APPRAISAL DATE:                   12/30/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:           $54,878
 CUT-OFF DATE LTV:                 75.2%
 MATURITY DATE LTV:                75.2%
 UW DSCR:                          1.57x
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                  MULTIFAMILY INFORMATION

                                                            APPROXIMATE
                                            AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
 UNIT MIX                   NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT        MARKET RENT
---------------------------------------------------------------------------------------------------------------------------

 ONE BEDROOM                    536              612          328,032         55.0%           $607               $627
 TWO BEDROOM                    252              930          234,360         39.2            $763               $717
 THREE BEDROOM                   32            1,088           34,816          5.8            $885               $885
---------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE         820              728          597,312        100.0%           $666               $666
---------------------------------------------------------------------------------------------------------------------------


(1)  The borrower is affiliated with the borrowers under 15 other mortgage loans included in the mortgage pool, aggregating $182,300,698 as of the cut-off date.

(2)  A $75.0 million mezzanine loan was originated to TIO Milestone Parent L.P., the 100% direct equity owner of the borrower and affiliated owners of 68 other multifamily properties (collectively, the "Pledgors"), secured by a pledge of 100% of the equity in and distributions from the Pledgors.

(3)  Future subordinate financing is permitted subject to the satisfaction of certain conditions including a loan-to-value ratio and debt service coverage ratio and delivery of confirmation from each rating agency then rating the Certificates that the ratings on such Certificates will not be qualified, downgraded or withdrawn as a result of the incurrence of such debt.

(4)  Includes $205,000 for reserves payable during the first loan year.

(5)  Commencing on the first payment date of the second loan year and thereafter.

                                     A-3-57

--------------------------------------------------------------------------------
                      BENTLEY GREEN/SANDPIPER - MILESTONE
--------------------------------------------------------------------------------

THE LOAN. The Bentley Green/Sandpiper - Milestone loan is secured by a first mortgage interest in an 820-unit garden-style multifamily
property loacated in Jacksonville, Florida.

THE BORROWER. The borrower is Bentley Green Apartments Investors, LLC, a single asset entity owned by The Investment Office Limited ("TIO"). The Crown Prince
of Dubai, who is among the world's wealthiest individuals, is the 100% indirect owner of TIO. TIO invests globally across three main products: hedge funds, real estate and direct equities. Prior to the acquisition from Walden
Residential Properties of a portfolio of 69 multifamily properties, TIO had completed U.S.-based real estate transactions totaling approximately $458 million across several major property types. TIO Milestone LP, a Delaware limited partnership owned 100% indirectly by TIO, is the guarantor of non-recourse carve-outs and environmental liabilities.

THE MORTGAGED PROPERTY. The Mortgaged Property is an 820-unit apartment complex in 63, two-story walk-up apartment buildings situated on a 25.70-acre site. The
Mortgaged Property was formerly two separate complexes, which have been combined into one property. Completed in 1986, the improvements are constructed with brick and stucco exteriors at Bentley Green and with stucco and wood siding exteriors at Sandpiper. The total net rental area is approximately
597,312 square feet. The Mortgaged Property contains a total of 536 one-bedroom units; 252 two-bedroom units and 32 three-bedroom units. Property amenities include four swimming pools, two hot tubs, lighted tennis courts, picnic areas, covered and surface parking, a leasing office/clubhouse, RV and boat parking, a laundry facility and a fenced dog park. There are approximately 1,468 parking spaces. Unit amenities include standard appliances, screened patios/balconies, stackable washer/dryer units (select units), fireplaces (select units) and outside storage areas.

THE MARKET(1). The Mortgaged Property is located in Duval County, which is within the Jacksonville MSA approximately seven miles west of the Jacksonville
CBD. Duval County accounts for 73% of the geographic size of the metropolitan area and is situated in the northeasterly portion of the State of Florida. The
Jacksonville MSA ranks as the fifth largest populated area in the State of
Florida with a population of 1,163,719 at year-end 2002. Bentley Green /
Sandpiper Apartments compete in the Southside-University submarket within the
Jacksonville Metropolitan area. According to a third party market data service, during year 2004, the multi-family inventory grew by 0.1% in Jacksonville, while the South Atlantic region experienced an average growth rate of 1.3% and the top
United States metro areas posted an average growth rate of 1.1%. As of year-end
2004, the submarket is expected to experience a positive absorption of 183 units, which is an improvement from the negative absorption of 31 units in 2003.
Asking rents were $641/unit, a decrease from $659/unit for 2003. Looking forward, in 2005, asking rents are projected to increase to $653/unit, with positive absorption of 288 units and vacancy of 9.2%. Continued improvement within the submarket is projected through 2008. Overall, the submarket is experiencing modest growth with slight increases in both rental rates and absorption.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by The Milestone Group, which is headed by Robert Landin and Jeffrey Goldberg. The firm's investors include financial institutions, public and private pension funds and high net worth individuals. The principals of The Milestone Group have significant transaction experience totaling more than $4.5 billion (approximately $2.5 billion of multifamily-related transactions) during the past six years, including the privatization of Walden Residential Properties in 1999.

(1)  Certain information was obtained from the Bentley Green/Sandpiper
     Apartments appraisal report dated 02/10/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-58

--------------------------------------------------------------------------------
                      BENTLEY GREEN/SANDPIPER - MILESTONE
--------------------------------------------------------------------------------

                  [MAP OF BENTLEY GREEN/SANDPIPER - MILESTONE]

                                     A-3-59

--------------------------------------------------------------------------------
                              1201 LLOYD BOULEVARD
--------------------------------------------------------------------------------

                        [PHOTOS OF 1201 LLOYD BOULEVARD]

                                     A-3-60

--------------------------------------------------------------------------------
                              1201 LLOYD BOULEVARD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $39,100,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $39,100,000
 % OF POOL BY IPB:                 1.3%
 LOAN SELLER:                      Artesia Mortgage Capital Corp.
 BORROWER:                         GPT Portland, OR 1201 Lloyd, LLC
 SPONSOR:                          Government Properties Trust, Inc.
 ORIGINATION DATE:                 04/25/05
 INTEREST RATE:                    5.490000%
 INTEREST ONLY PERIOD:             18 months
 MATURITY DATE:                    05/11/15
 AMORTIZATION TYPE:                IO-Balloon
 ORIGINAL AMORTIZATION(1):         360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(92),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Springing
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                    INITIAL          MONTHLY
                                                    ----------------------------
 TAXES:                                                     $0            $0(2)
 INSURANCE:                                                 $0            $0(2)
 CAPEX:                                                     $0        $3,769
 LEASING ACHIEVEMENT:                               $3,000,000(3)         $0
 DEBT SERVICE:                                      $1,500,000(4)         $0(6)
 TI/LC:                                               $575,000(5)         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Office -- CBD
 SQUARE FOOTAGE:                   226,110
 LOCATION:                         Portland, OR
 YEAR BUILT:                       2002
 OCCUPANCY:                        94.9%
 OCCUPANCY DATE:                   04/06/05
 NUMBER OF TENANTS:                13
 HISTORICAL NOI:
  2002:                            N/A
  2003:                            N/A
  2004:                            $140,216
 UW REVENUES:                      $5,375,515
 UW EXPENSES:                      $1,819,031
 UW NOI:                           $3,556,484
 UW NET CASH FLOW:                 $3,327,316
 APPRAISED VALUE:                  $55,250,000(7)
 APPRAISAL DATE:                   07/01/06(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $173
 CUT-OFF DATE LTV:                 70.8%
 MATURITY DATE LTV:                61.0%
 UW DSCR:                          1.30x(8)
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
                                                                                                                      LEASE
                                                             MOODY'S/     SQUARE       % OF          BASE RENT      EXPIRATION
 TENANT NAME                           PARENT COMPANY      S&P/FITCH(9)    FEET         GLA             PSF            YEAR
-------------------------------------------------------------------------------------------------------------------------------

 UNITED STATES OF AMERICA (USDA)             N/A           Aaa/AAA/AAA    61,674       27.3%            $5.16          2015
 INTEGRA TELECOM OF OREGON, INC.             N/A                NR        57,885       25.6%           $16.50          2014
 UNITED STATES OF AMERICA (NOAA)             N/A           Aaa/AAA/AAA    25,612       11.3%           $24.92          2015
 UNITED STATES OF AMERICA (FBI)              N/A           Aaa/AAA/AAA    21,646        9.6%           $19.87          2009
 UNITED STATES OF AMERICA (ATF)              N/A           Aaa/AAA/AAA    12,048        5.3%           $30.09          2010
-------------------------------------------------------------------------------------------------------------------------------


(1)  The 18-month interest only period is followed by 7 years of amortization on a 30-year schedule and then 18 months of amortization on a 25-year schedule.

(2)  Waived only if there is no default, borrower makes prompt payment when due, and borrower furnishes evidence of payment within 30 days after the applicable due date.

(3)  Funds equivalent to 125% of all outstanding free and abated rent remaining as of the closing date to be released in scheduled monthly installments beginning May 1, 2005 and ending September 1, 2006.

(4)  Funds to be released upon one of the following: 1) the FBI and USDA leases achieve a gross annual rent of at least $1,890,000 (including amortized TI repayments) on or before 06/11/06; or 2) on 06/11/09 the borrower must deposit $488,398 in cash to a TI/LC reserve; or 3) if the FBI and USDA lease achieve a gross annual rent of at least $1,890,000 (including amortized TI repayments) on or after 06/12/06, the borrower must deposit into a TI/LC Reserve an amount equal to $10,195 and the number of monthly payments that have elapsed.

(5)  Funds equivalent to 125% of all outstanding landlord obligations under the lease agreements.

(6)  At the time the debt service reserve is released, the borrower shall commence making monthly payments at the rate of $10,175 per month
     ($.54/sf/year). On 06/11/13 the monthly payments shall cease and the borrower shall either deposit a letter of credit in the amount of
     $1,150,000 or make the first of 12 equal monthly deposits of $95,833 or a cash flow sweep will commence until a total of $1,150,000 has been deposited. On 06/11/14 the borrower shall either deposit a second letter of credit in the amount of $1,150,000 or make the first of 12 equal monthly deposits of $95,833 or a cash flow sweep will commence until a total of
     $1,150,000 has been deposited.

(7)  Appraised values were determined using the stabilized value as of 07/01/06.

(8)  For purposes of determining the DSCR, such ratio was adjusted by taking into account amounts available under the $1,500,000 debt service reserve.

(9)  Ratings provided are for the United States of America, except in the case of Integra Telecom.

                                     A-3-61

--------------------------------------------------------------------------------
                               ASHWOOD-SOUTHFIELD
--------------------------------------------------------------------------------

                         [PHOTOS OF ASHWOOD-SOUTHFIELD]

                                     A-3-62

--------------------------------------------------------------------------------
                               ASHWOOD-SOUTHFIELD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $38,600,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $38,600,000
 % OF POOL BY IPB:                 1.3%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         Griffin Capital
                                   (Ashwood-Southfield) Investors, LLC
 SPONSOR:                          Kevin A. Shields
 ORIGINATION DATE:                 12/31/04
 INTEREST RATE:                    5.720000%
 INTEREST ONLY PERIOD:             23 months
 MATURITY DATE:                    01/01/12
 AMORTIZATION TYPE:                IO-Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(52),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT(1):               $15,000,000
 ADDITIONAL DEBT TYPE:             Mezzanine
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                     INITIAL           MONTHLY
                                                   -----------------------------
 TAXES:                                                 $335,328         $59,775
 INSURANCE:                                              $32,983          $5,497
 CAPEX:                                                       $0          $3,000
 TI/LC:                                               $2,000,000(3)      $20,000
 OTHER(2):                                              $375,000              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Portfolio
 TITLE:                            Fee
 PROPERTY TYPE:                    Office -- Suburban
 SQUARE FOOTAGE:                   334,086
 LOCATION:                         Various
 YEAR BUILT/RENOVATED:             Various
 OCCUPANCY:                        92.0%
 OCCUPANCY DATE:                   Various
 NUMBER OF TENANTS:                13
 HISTORICAL NOI:
   2002:                           $2,684,746
   2003:                           $3,288,235
   TTM AS OF 09/30/04:             $4,266,859
 UW REVENUES:                      $6,605,046
 UW EXPENSES:                      $2,355,935
 UW NOI:                           $4,249,111
 UW NET CASH FLOW:                 $3,764,686
 APPRAISED VALUE:                  $53,400,000
 APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $116
 CUT-OFF DATE LTV:                 72.3%
 MATURITY DATE LTV:                67.3%
 UW DSCR:                          1.40x
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS
                                                                                                                 LEASE
                                                               MOODY'S/     SQUARE     % OF     BASE RENT     EXPIRATION
 TENANT NAME                  PARENT COMPANY                  S&P/FITCH(4)   FEET       GLA        PSF           YEAR
-------------------------------------------------------------------------------------------------------------------------

 AUTO CLUB INSURANCE GROUP   Triple A Insurance                   NR        92,666    27.7%      $ 15.26         2010
 CIT GROUP                   CIT Group Inc.                     A2/A/A      68,824    20.6%      $ 25.71         2006
 APAC, INC.                  Apac, Inc                            NR        61,747    18.5%      $ 25.20         2007
 SVERDRUP TECHNOLOGY         Jacobs Engineering Group Inc.        NR        28,785     8.6%      $ 16.04         2011
 HUMANA EMPLOYERS            N/A                                  NR        18,445     5.5%      $ 21.00         2007
-------------------------------------------------------------------------------------------------------------------------

(1)  The borrower will initially partner with Orix Real Estate Equities, Inc., a diversified commercial financial services company with approximately $4 billion in assets, to acquire the subject. Orix will be contributing a
     $15,000,000 mezzanine loan secured by partnership interest. The mezzanine loan is expected to be replaced by up to 25 TIC members. Orix is a qualified manager pursuant to the terms of the mezzanine loan documents.

(2)  At closing, the borrower deposited $375,000 into a mezzanine extension holdback reserve to be released when the mezzanine debt is paid in full.

(3)  At closing, the borrower deposited $2,000,000 into a TI/LC reserve to mitigate near-term roll risk. Additional monthly collections of $20,000 per month will be funded into the TI/LC reserve with a cap of $3,000,000.
     Should the TI/LC reserve balance ever fall below $1,000,000, monthly collections will increase to $30,000 per month, with a revised cap of
     $1,500,000.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-63

--------------------------------------------------------------------------------
                       FORT KNOX EXECUTIVE OFFICE CENTER
--------------------------------------------------------------------------------

                 [PHOTOS OF FORT KNOX EXECUTIVE OFFICE CENTER]

                                     A-3-64

--------------------------------------------------------------------------------
                        FORT KNOX EXECUTIVE OFFICE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $34,500,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $34,437,725
 % OF POOL BY IPB:                 1.1%
 LOAN SELLER:                      Eurohypo AG, New York Branch
 BORROWER:                         NHW TP LLC
 SPONSOR:                          Charles Herkza
 ORIGINATION DATE:                 03/15/05
 INTEREST RATE:                    6.060000%
 INTEREST ONLY PERIOD:             N/A
 MATURITY DATE:                    04/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           358 months
 CALL PROTECTION:                  L(24),Def(90),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                   INITIAL         MONTHLY
                                                 -------------------------------
 TAXES:                                               $125,317        $41,772
 INSURANCE:                                            $71,130        $11,855
 CAPEX:                                                     $0         $4,855
 REQUIRED REPAIRS:                                     $59,869             $0
 TI/LC:                                             $1,770,000(1)      $7,000(2)
 DEBT SERVICE:                                        $250,000             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Office - Suburban
 SQUARE FOOTAGE:                   291,288
 LOCATION:                         Tallahassee, FL
 YEAR BUILT/RENOVATED:             1979/1995
 OCCUPANCY:                        91.9%
 OCCUPANCY DATE:                   03/01/05
 NUMBER OF TENANTS:                2
 HISTORICAL NOI:
   2002:                           $3,599,163
   2003:                           $3,501,861
   2004:                           $3,573,224
 UW REVENUES:                      $4,585,584
 UW EXPENSES:                      $1,811,864
 UW NOI:                           $2,773,721
 UW NET CASH FLOW:                 $2,676,515
 APPRAISED VALUE:                  $41,200,000
 APPRAISAL DATE:                   02/07/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $118
 CUT-OFF DATE LTV:                 83.6%
 MATURITY DATE LTV:                71.1%
 UW DSCR:                          1.07x
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
                                                                                                          LEASE
                                                    MOODY'S/      SQUARE     % OF        BASE RENT     EXPIRATION
 TENANT NAME                  PARENT COMPANY      S&P/FITCH(3)     FEET       GLA           PSF           YEAR
---------------------------------------------------------------------------------------------------------------------

 AGENCY FOR HEALTH CARE     State of Florida      Aa1/AA+/AA     239,164     82.1%        $16.75          2020
 DEPARTMENT OF HEALTH       State of Florida      Aa1/AA+/AA     28,413       9.8%        $18.57          2006
---------------------------------------------------------------------------------------------------------------------

(1)  Includes $1,520,000 for TI/LC of which $589,259 has been released, as well as $250,000 relating to an expansion space under one of the leases.

(2)  If at any time at least $250,000 of the upfront TL/LC reserve for
     $1,520,000 is not escrowed, a monthly escrow will commence.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-65

--------------------------------------------------------------------------------
                             CASTLE POINT APARTMENTS
--------------------------------------------------------------------------------

                       [PHOTOS OF CASTLE POINT APARTMENTS]

                                     A-3-66

--------------------------------------------------------------------------------
                            CASTLE POINT APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $34,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $34,000,000
 % OF POOL BY IPB:                 1.1%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         Castle Point Investments, LLC
 SPONSORS:                         Raed I. Qadorh-Zidan, Hani I. Qaddoura
 ORIGINATION DATE:                 05/10/05
 INTEREST RATE:                    5.678000%
 INTEREST ONLY PERIOD:             N/A
 MATURITY DATE:                    06/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 months
 REMAINING AMORTIZATION:           360 months
 CALL PROTECTION:                  L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         CMA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                     ---------------------------
 TAXES:                                                  $100,291       $50,145
 INSURANCE:                                              $138,482       $13,848
 CAPEX:                                                        $0       $18,283
 IMMEDIATE REPAIRS:                                      $404,000(1)         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Multifamily -- Garden
 UNITS:                            740
 LOCATION:                         South Bend, IN
 YEAR BUILT/RENOVATED:             1974/1980
 OCCUPANCY:                        87.4%
 OCCUPANCY DATE:                   05/03/05
 HISTORICAL NOI:
  2003:                            $2,645,200
  2004:                            $2,935,500
  TTM AS OF 03/31/05:              $3,133,668
 UW REVENUES:                      $5,507,144
 UW EXPENSES:                      $2,224,283
 UW NOI:                           $3,282,861
 UW NET CASH FLOW:                 $3,063,458
 APPRAISED VALUE:                  $42,500,000
 APPRAISAL DATE:                   01/19/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:           $45,946
 CUT-OFF DATE LTV:                 80.0%
 MATURITY DATE LTV:                67.2%
 UW DSCR:                          1.30x
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                  MULTIFAMILY INFORMATION

                                                            APPROXIMATE
                                            AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
 UNIT MIX                  NO. OF UNITS     SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT
---------------------------------------------------------------------------------------------------------------------------

 ONE BEDROOM                   382               749          286,168         41.4%            $742              $742
 TWO BEDROOM                   358             1,133          405,785         58.6             $895              $895
---------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE        740               935          691,953        100.0%            $816              $816
---------------------------------------------------------------------------------------------------------------------------

(1)  The engineer calculated immediate repairs totaling $323,000 to be used for exterior improvements. The borrower has deposited 125% of the engineer's recommended amount in a capital reserve at closing.

                                     A-3-67

--------------------------------------------------------------------------------
                              COMMONS AT TEMECULA
--------------------------------------------------------------------------------

                         [PHOTOS OF COMMONS AT TEMECULA]

                                     A-3-68

--------------------------------------------------------------------------------
                               COMMONS AT TEMECULA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $29,623,024
 CUT-OFF DATE PRINCIPAL BALANCE:   $29,623,024
 % OF POOL BY IPB:                 1.0%
 LOAN SELLER:                      Nomura Credit & Capital, Inc.
 BORROWER:                         Inland Western Temecula Commons, L.L.C.
 SPONSOR:                          Inland Western Retail Real Estate
                                   Trust, Inc.
 ORIGINATION DATE:                 05/13/05
 INTEREST RATE:                    4.580000%
 INTEREST ONLY PERIOD:             60 months
 MATURITY DATE:                    06/11/10
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            N/A
 REMAINING AMORTIZATION:           N/A
 CALL PROTECTION:                  L(36),Grtr1%UPBorYM(20),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         No
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             N/A
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                        INITIAL     MONTHLY
                                                         -----------------------
 TAXES:                                                     $0          $0
 INSURANCE:                                                 $0          $0
 CAPEX:                                                     $0          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail-Anchored
 SQUARE FOOTAGE:                   293,276
 LOCATION:                         Temecula, CA
 YEAR BUILT:                       1999
 OCCUPANCY:                        99.8%
 OCCUPANCY DATE:                   04/07/05
 NUMBER OF TENANTS:                17
 HISTORICAL NOI:
   2002:                           $3,444,406
   2003:                           $3,309,221
   TTM AS OF 09/30/04:             $3,433,382
 UW REVENUES:                      $4,860,195
 UW EXPENSES:                      $1,371,393
 UW NOI:                           $3,488,802
 UW NET CASH FLOW:                 $3,290,751
 APPRAISED VALUE:                  $55,000,000
 APPRAISAL DATE:                   03/07/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $101
 CUT-OFF DATE LTV:                 53.9%
 MATURITY DATE LTV:                53.9%
 UW DSCR:                          2.43x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                                                           LEASE
SIGNIFICANT TENANTS                                  MOODY'S/     SQUARE      % OF        BASE RENT     EXPIRATION      SALES
 TENANT NAME           PARENT COMPANY              S&P/FITCH(1)    FEET        GLA           PSF           YEAR         PSF(2)
--------------------------------------------------------------------------------------------------------------------------------

 JO-ANN FABRICS       Jo-Ann Stores, Inc.           B+/B1/NR      46,553      15.9%         $11.25         2011          $188
 SPORTS CHALET        Sport Chalet, Inc.               NR         41,408      14.1%         $12.82         2010          $269
 LINENS 'N THINGS     Linens 'N Things, Inc.           NR         35,700      12.2%         $12.14         2015          $282
 CIRCUIT CITY         Circuit City, Inc.               NR         28,445       9.7%         $12.65         2020          NAV
 OFFICE DEPOT         Office Depot, Inc.          BBB-/Baa3/NR    25,127       8.6%         $14.30         2014          NAV
--------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  Sales PSF information is based on a combination of 2003 and 2004 figures.

                                     A-3-69

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS



   LOAN #      ORIGINATOR   PROPERTY NAME                                  STREET ADDRESS
   ------      ----------   -------------                                  --------------

     10           EHY       Bentley Green/Sandpiper - Milestone            8214 Princeton Square Boulevard East
     14          JPMCB      Castle Point Apartments                        18011 Cleveland Road
     17          JPMCB      Lincoln at Wolfchase                           8230 Rockcreek Parkway
     19          JPMCB      Promenade Park                                 11115 Shadow Grove Circle
     20           EHY       Stillwater - Milestone                         5560 South Vine Street
     21          JPMCB      Preston Creek                                  100 Preston Creek Drive
     27         LaSalle     Gainesville Place Apartments                   2800 Southwest 35th Place
     31           NCCI      Glasgow Court                                  268 Cornell Drive
     35           AMCC      Jefferson Estates on Maryland                  1802 West Maryland Avenue
     39           NCCI      Village of Windhover Apartments                104 Sandburg Place
     45          JPMCB      Village Park Apartments                        6201 Newberry Road
     46           EHY       Amargosa Creek                                 43336 Gadsden Avenue
     56           EHY       Central Park Regency - Milestone               11300 Regency Drive
     58           EHY       Silverado - Milestone                          1335 Silverado Drive
     60          JPMCB      Osceola Ridge Apartments                       1001 Ocala Road
     61           EHY       Oak Ramble - Milestone                         14626 and 14327 Grenadine Drive
     63           EHY       St. James Crossing - Milestone                 5520 Gunn Highway
     64           EHY       Bel Shores - Milestone                         500 South Belcher Road
     68           EHY       Bar Harbor - Milestone                         2601 North Repsdorph Road
     73          JPMCB      WB Apartments                                  3201 Watergate Road
     74           EHY       Richmond Green - Milestone                     9940 Richmond Avenue
     77           NCCI      Enchanted Woods Apartments                     2020 South 360th Street
     84           EHY       Retreat at Eldridge - Milestone                2323 Eldridge Parkway
     85           EHY       The Huntley - Milestone                        450 El Dorado Road
     87           NCCI      Mesa Dunes MHP                                 7807 East Main Street
     88          JPMCB      Ridge Apartments                               2250 Dartmouth Street
     96           EHY       Canyon Ridge - Milestone                       1000 West Yellowjacket Lane
     98         LaSalle     Mallard Cove Apartments                        15 Villa Road
    101           EHY       Brandon Oaks - Milestone                       11111 Saathoff Drive
    105           EHY       The Hunt Club - Milestone                      1550 Katy-Flewellen Road
    106         LaSalle     Aspen Place Apartments                         2700 Indian Creek Boulevard
    109           NCCI      Cushendall Commons                             819 Arklow Drive
    110           EHY       Summers Landing - Milestone                    3900 Centreport
    117           EHY       Meadows of Bedford II - Milestone              1500 Bedford Road
    120           AMCC      New Colony Apartments                          1805 and 1917 South Shields Street
    121           NCCI      Lone Pine MHP                                  3030 West Hallandale Beach Boulevard
    127           NCCI      Mesa Verde Apartments                          3800 Madison Avenue
    129          JPMCB      Cornerstone Chase Apartments                   9550 Longpoint Road
    144           NCCI      The Plaza at San Jacinto Park                  3331 Luella Boulevard
    145           AMCC      Village Apartments                             490 Pioneer Road
    149          JPMCB      Bedford Green Apartments                       634 Turney Road
    162           NCCI      Surrey Oaks Apartments                         3001 Crystal Springs Street
    163           NCCI      Crossroads Apartments                          881 44th Street SW
    175           NCCI      Old Academy Apartments                         650 North University Avenue
    178           NCCI      Bay Club Apartments                            2701 South 223rd Street
    182          JPMCB      Atrium Villa Apartments                        500 East Camellia Avenue
    184         LaSalle     Pecan Point Apartments                         2010, 1938, 1926 Cranford Drive
    185           NCCI      Newport Apartments                             8014 Emerald Crest Drive
    187           NCCI      Brookfield Apartments                          12021 North 43rd Avenue
    189         LaSalle     750 Adams Place                                141 North Manassas
    193          JPMCB      Cambridge-Trinity                              11 NW Trinity & 1962 West Burnside
    194         LaSalle     Hilton Head Gardens Apartments                 380 Southwood Park Drive
    199           AMCC      Heather Heights Apartments                     1825 Heather Square
    203           NCCI      Townparc at Tyler                              2202 WNW Loop 323
    208           NCCI      The White House                                262 Central Park West
    211           AMCC      Broadmoor Apartments                           2136 West Riverside Avenue
    213         LaSalle     Crossroads Apartments                          260 McClintock Drive
    215           NCCI      Windmill Apartments                            299 Miller Road
    216           AMCC      Stonegate Meadows                              2435 Willowbrook Drive
    217          JPMCB      116-118 Chestnut Street                        116-118 Chestnut Street
    220           AMCC      Bayfield Apartments                            450 West Barnard Street
    221           NCCI      Hidden Hills Apartments                        207, 209, 211, 213, 219, 229 West Portage Trail Exit
    227           NCCI      Woodland Square                                250 South Sage Avenue
    232           NCCI      Wood Valley Apartments                         411 College Drive
    233         LaSalle     Village Pines Apartments                       25 South Lincoln Avenue
    234           NCCI      Vista del Rio                                  Highway 304 Rio Communities
    236           NCCI      Hurst Garden Apartments                        825 West Bedford Euless Road
    246           NCCI      Monument Meadows Village                       880 Beacon Lite Road
    248           NCCI      Sabine Place Apartments                        1215 Terminal Road
    250           NCCI      Town Parc at Nacogdoches                       1630 Cardinal Street
    251         LaSalle     Ridgecrest MHC                                 733 Cliffview Drive
    252           NCCI      Foxwood Apartments                             25 and 51 West 880 North
    255           NCCI      Edgewater Crossing MHC                         2669 Stringtown Pike
    259         LaSalle     Lazy U MHP                                     4100 Northwest 66th Street
    260           NCCI      Windemere Apartments                           2001 Wesley Drive
    270           NCCI      Portage View West                              235-255 West Portage Trail Extension
    274           NCCI      Santa Fe Station                               501 Southeast 44th Street
    276          JPMCB      602 South 2nd Street                           602 South 2nd Street
    278          JPMCB      Trinity Plaza                                  27 NW Trinity Place
    280         LaSalle     Foxwood Apartments                             1436 Watson Boulevard
    284          JPMCB      113 Chestnut Street                            113 Chestnut Street
    285           NCCI      603 Academy Street                             603 Academy Street
    289           NCCI      Mountain Acres MHP                             103 Rocklyn Avenue
    291         LaSalle     Park Place Apartments                          1319 Bell Ridge Road





                                                                                        NUMBER OF       PROPERTY
 LOAN #    CITY                      STATE         ZIP CODE         COUNTY             PROPERTIES       TYPE
 ------    ----                      -----         --------         ------             ----------       ----

   10      Jacksonville               FL             32256          Duval                   1           Multifamily
   14      South Bend                 IN             46637          St Joseph               1           Multifamily
   17      Cordova                    TN             38016          Shelby                  1           Multifamily
   19      Charlotte                  NC             28277          Mecklenburg             1           Multifamily
   20      Murray                     UT             84107          Salt Lake               1           Multifamily
   21      McDonough                  GA             30253          Henry                   1           Multifamily
   27      Gainesville                FL             32608          Alachua                 1           Multifamily
   31      Newark                     DE             19702          New Castle              1           Manufactured Housing
   35      Phoenix                    AZ             85015          Maricopa                1           Multifamily
   39      Newark                     DE             19702          New Castle              1           Multifamily
   45      Indianapolis               IN             46256          Marion                  1           Multifamily
   46      Lancaster                  CA             93534          Los Angeles             1           Multifamily
   56      Cypress                    TX             77429          Harris                  1           Multifamily
   58      Houston                    TX             77077          Harris                  1           Multifamily
   60      Tallahassee                FL             32304          Leon                    1           Multifamily
   61      Tampa                      FL             33613          Hillsborough            1           Multifamily
   63      Tampa                      FL             33624          Hillsborough            1           Multifamily
   64      Largo                      FL             33771          Pinellas                1           Multifamily
   68      Seabrook                   TX             75586          Harris                  1           Multifamily
   73      Indianapolis               IN             46224          Marion                  1           Multifamily
   74      Houston                    TX             77042          Harris                  1           Multifamily
   77      Federal Way                WA             98003          King                    1           Multifamily
   84      Houston                    TX             77077          Harris                  1           Multifamily
   85      Webster                    TX             77598          Harris                  1           Multifamily
   87      Mesa                       AZ             85207          Maricopa                1           Manufactured Housing
   88      College Station            TX             77840          Brazos                  1           Multifamily
   96      Rockwall                   TX             75087          Rockwall                1           Multifamily
   98      Greenville                 SC             29615          Greenville              1           Multifamily
  101      Cypress                    TX             77429          Harris                  1           Multifamily
  105      Katy                       TX             75494          Fort Bend               1           Multifamily
  106      Oklahoma City              OK             73120          Oklahoma                1           Multifamily
  109      Rock Hill                  SC             29730          York                    1           Multifamily
  110      Fort Worth                 TX             76155          Tarrant                 1           Multifamily
  117      Bedford                    TX             76021          Tarrant                 1           Multifamily
  120      Fort Collins               CO             80526          Larimer                 1           Multifamily
  121      Hallandale                 FL             33009          Broward                 1           Manufactured Housing
  127      North Highlands            CA             95660          Sacramento              1           Multifamily
  129      Houston                    TX             77055          Harris                  1           Multifamily
  144      La Porte                   TX             77571          Harris                  1           Multifamily
  145      Rexburg                    ID             83440          Madison                 1           Multifamily
  149      Bedford                    OH             44146          Cuyahoga                1           Multifamily
  162      Bedford                    TX             76021          Tarrant                 1           Multifamily
  163      Wyoming                    MI             49509          Kent                    1           Multifamily
  175      Provo                      UT             84601          Utah                    1           Multifamily
  178      Des Moines                 WA             98198          King                    1           Multifamily
  182      McAllen                    TX             78501          Hidalgo                 1           Multifamily
  184      Garland                    TX             75041          Dallas                  1           Multifamily
  185      White Settlement           TX             76108          Tarrant                 1           Multifamily
  187      Phoenix                    AZ             85029          Maricopa                1           Multifamily
  189      Memphis                    TN             38105          Shelby                  1           Multifamily
  193      Portland                   OR             97209          Multnomah               1           Multifamily
  194      Hilton Head                SC             29926          Beaufort                1           Multifamily
  199      Rock Hill                  SC             29732          York                    1           Multifamily
  203      Tyler                      TX             75702          Smith                   1           Multifamily
  208      New York                   NY             10024          New York                1           Multifamily
  211      Spokane                    WA             99201          Spokane                 1           Multifamily
  213      El Paso                    TX             79935          El Paso                 1           Multifamily
  215      Mauldin                    SC             29662          Greenville              1           Multifamily
  216      Murfreesboro               TN             37130          Rutherford              1           Multifamily
  217      Philadelphia               PA             19106          Philadelphia            1           Multifamily
  220      Blythe                     CA             92225          Riverside               1           Multifamily
  221      Cuyahoga Falls             OH             44223          Summit                  1           Multifamily
  227      Mobile                     AL             36606          Mobile                  1           Multifamily
  232      Dalton                     GA             30720          Whitfield               1           Multifamily
  233      Orchard Park               NY             14127          Erie                    1           Multifamily
  234      Belen                      NM             87002          Valencia                1           Manufactured Housing
  236      Hurst                      TX             76053          Tarrant                 1           Multifamily
  246      Monument                   CO             80132          El Paso                 1           Manufactured Housing
  248      Fort Worth                 TX             76106          Tarrant                 1           Multifamily
  250      Nacogdoches                TX             75961          Nacogdoches             1           Multifamily
  251      Dallas                     TX             75217          Dallas                  1           Manufactured Housing
  252      Provo                      UT             84604          Utah                    1           Multifamily
  255      Cicero                     IN             46034          Hamilton                1           Manufactured Housing
  259      Medford                    MN             55049          Steele                  1           Manufactured Housing
  260      Arlington                  TX             76012          Tarrant County          1           Multifamily
  270      Cuyahoga Falls             OH             44223          Summit                  1           Multifamily
  274      Oklahoma City              OK             73129          Oklahoma                1           Manufactured Housing
  276      Philadelphia               PA             19147          Philadelphia            1           Multifamily
  278      Portland                   OR             97209          Multnomah               1           Multifamily
  280      Warner Robins              GA             31093          Houston                 1           Multifamily
  284      Philadelphia               PA             19106          Philadelphia            1           Multifamily
  285      New York                   NY             10034          New York                1           Multifamily
  289      Lewistown                  MT             59457          Fergus                  1           Manufactured Housing
  291      Johnson City               TN             37601          Washington              1           Multifamily




                    PROPERTY                               CURRENT          LOAN
LOAN #              SUBTYPE                              BALANCE ($)        GROUP         TOTAL SF/UNITS
------              -------                              -----------        -----         --------------

  10                Garden                             45,000,000.00          2                      820
  14                Garden                             34,000,000.00          2                      740
  17                Garden                             27,080,000.00          2                      408
  19                Garden                             26,680,000.00          2                      252
  20                Garden                             26,400,000.00          2                      456
  21                Garden                             25,600,000.00          2                      334
  27                Garden                             22,750,000.00          2                      648
  31                Manufactured Housing               20,936,313.26          1                      768
  35                Garden                             19,740,000.00          2                      330
  39                Garden                             19,000,000.00          2                      384
  45                Garden                             16,500,000.00          2                      384
  46                Garden                             16,400,000.00          2                      216
  56                Garden                             14,600,000.00          2                      348
  58                Garden                             14,250,000.00          2                      344
  60                Garden                             13,969,274.21          2                      480
  61                Garden                             13,960,000.00          2                      256
  63                Garden                             13,760,000.00          1                      264
  64                Garden                             13,710,000.00          2                      250
  68                Garden                             12,640,000.00          2                      316
  73                Garden                             11,987,927.46          2                      458
  74                Garden                             11,720,000.00          2                      224
  77                Garden                             11,300,000.00          2                      217
  84                Garden                             10,400,000.00          1                      168
  85                Garden                             10,280,000.00          1                      214
  87                Manufactured Housing               10,200,000.00          1                      448
  88                Garden                             10,088,755.75          2                      192
  96                Garden                              9,200,000.00          1                      164
  98                Garden                              8,800,000.00          2                      211
 101                Garden                              8,480,000.00          1                      196
 105                Garden                              8,000,698.00          2                      204
 106                Garden                              8,000,000.00          2                      358
 109                Garden                              7,670,000.00          2                      168
 110                Garden                              7,600,000.00          2                      196
 117                Garden                              7,300,000.00          2                      204
 120                Garden                              7,100,000.00          2                      253
 121                Manufactured Housing                7,085,000.00          1                      218
 127                Garden                              6,885,730.71          2                      144
 129                Garden                              6,754,227.96          2                      228
 144                Garden                              5,650,000.00          1                      132
 145                Garden                              5,456,000.00          2                      102
 149                Garden                              5,243,832.59          2                      156
 162                Garden                              4,538,925.28          2                      152
 163                Garden                              4,500,000.00          2                      222
 175                Garden                              3,988,563.24          2                      144
 178                Garden                              3,900,000.00          2                       88
 182                Garden                              3,792,275.59          1                       60
 184                Garden                              3,696,794.43          2                      117
 185                Garden                              3,672,695.57          2                      168
 187                Garden                              3,500,000.00          2                      124
 189                Mid/High Rise                       3,495,220.76          2                      201
 193                Mid/High Rise                       3,396,546.40          2                       49
 194                Garden                              3,395,497.32          2                      112
 199                Garden                              3,295,399.04          2                      132
 203                Garden                              3,097,444.11          2                       96
 208                Co-op                               3,000,000.00          2                       79
 211                Garden                              2,994,173.81          2                      128
 213                Garden                              2,897,577.35          2                       80
 215                Garden                              2,847,349.12          2                      128
 216                Garden                              2,844,194.20          2                       83
 217                Mid/High Rise                       2,794,308.32          1                       12
 220                Garden                              2,697,482.37          2                       60
 221                Garden                              2,632,259.98          1                       28
 227                Garden                              2,560,000.00          2                      128
 232                Garden                              2,475,000.00          2                      120
 233                Garden                              2,470,000.00          1                       34
 234                Manufactured Housing                2,468,538.31          1                      126
 236                Garden                              2,397,795.44          2                      126
 246                Manufactured Housing                2,153,638.47          1                       98
 248                Garden                              2,093,559.72          2                       72
 250                Garden                              2,026,457.70          2                       96
 251                Manufactured Housing                2,000,000.00          1                      210
 252                Garden                              1,998,280.63          2                       80
 255                Manufactured Housing                1,983,341.74          1                      109
 259                Manufactured Housing                1,793,882.72          1                      165
 260                Garden                              1,751,865.90          2                       60
 270                Garden                              1,555,108.28          1                       19
 274                Manufactured Housing                1,498,680.26          1                      145
 276                Garden                              1,496,977.11          1                       10
 278                Mid/High Rise                       1,398,658.50          2                       30
 280                Garden                              1,396,048.81          2                       74
 284                Mid/High Rise                       1,347,267.61          1                        4
 285                Mid/High Rise                       1,315,740.51          2                       40
 289                Manufactured Housing                1,109,374.27          1                      220
 291                Garden                              1,049,327.48          2                       64




                              PAD                                STUDIO
                  -----------------------------       -----------------------------

                   NO. OF          AVERAGE              NO. OF          AVERAGE
LOAN #              PADS           PAD RENT             STUDIOS        STUDIO RENT
------              ----           --------             -------       -----------

  10                    0             0                   0                0
  14                    0             0                   0                0
  17                    0             0                   0                0
  19                    0             0                   0                0
  20                    0             0                   0                0
  21                    0             0                   0                0
  27                    0             0                   0                0
  31                  768           379                   0                0
  35                    0             0                   0                0
  39                    0             0                   0                0
  45                    0             0                   0                0
  46                    0             0                   0                0
  56                    0             0                   0                0
  58                    0             0                   0                0
  60                    0             0                   0                0
  61                    0             0                   0                0
  63                    0             0                   0                0
  64                    0             0                   0                0
  68                    0             0                   0                0
  73                    0             0                  83              349
  74                    0             0                   0                0
  77                    0             0                   0                0
  84                    0             0                   0                0
  85                    0             0                   0                0
  87                  448           334                   0                0
  88                    0             0                   0                0
  96                    0             0                   0                0
  98                    0             0                   0                0
 101                    0             0                   0                0
 105                    0             0                   0                0
 106                    0             0                   0                0
 109                    0             0                   0                0
 110                    0             0                   0                0
 117                    0             0                   0                0
 120                    0             0                   0                0
 121                  218           366                   0                0
 127                    0             0                  16              535
 129                    0             0                   0                0
 144                    0             0                   0                0
 145                    0             0                   8              500
 149                    0             0                   0                0
 162                    0             0                   0                0
 163                    0             0                   0                0
 175                    0             0                   0                0
 178                    0             0                   0                0
 182                    0             0                   0                0
 184                    0             0                   0                0
 185                    0             0                   0                0
 187                    0             0                   0                0
 189                    0             0                   9              459
 193                    0             0                   0                0
 194                    0             0                  16              553
 199                    0             0                   0                0
 203                    0             0                   0                0
 208                    0             0                   0                0
 211                    0             0                  29              347
 213                    0             0                   0                0
 215                    0             0                   0                0
 216                    0             0                   0                0
 217                    0             0                   0                0
 220                    0             0                   0                0
 221                    0             0                   0                0
 227                    0             0                   0                0
 232                    0             0                   0                0
 233                    0             0                   2              415
 234                  126           272                   0                0
 236                    0             0                   0                0
 246                   98           275                   0                0
 248                    0             0                   0                0
 250                    0             0                   0                0
 251                  210           264                   0                0
 252                    0             0                   0                0
 255                  109           269                   0                0
 259                  165           220                   0                0
 260                    0             0                   0                0
 270                    0             0                   0                0
 274                  145           160                   0                0
 276                    0             0                   0                0
 278                    0             0                   0                0
 280                    0             0                   0                0
 284                    0             0                   0                0
 285                    0             0                   0                0
 289                  220           191                   0                0
 291                    0             0                   0                0





                              ONE BEDROOM                      TWO BEDROOM
                   -----------------------------     -----------------------------
                      NO. OF         AVERAGE             NO. OF         AVERAGE
LOAN #             1-BR UNITS       1-BR RENT          2-BR UNITS      2-BR RENT
------             ----------       ---------          ----------      ---------

  10                     536           607                 252           763
  14                     382           742                 358           895
  17                     216           708                 180           880
  19                     106           888                  84         1,167
  20                     152           589                 304           682
  21                      86           773                 184           850
  27                       0             0                  36         1,150
  31                       0             0                   0             0
  35                     124           613                 179           864
  39                     132           671                 216           769
  45                      60           581                  96           647
  46                      48           750                 168           891
  56                     132           618                 216           757
  58                     272           582                  72           800
  60                       0             0                   0             0
  61                     128           675                 128           797
  63                     176           625                  88           810
  64                     138           618                 112           761
  68                     260           553                  56           777
  73                     133           428                 198           535
  74                      74           646                 150           819
  77                      40           565                  99           696
  84                     108           775                  60           975
  85                     126           605                  88           814
  87                       0             0                   0             0
  88                      80           676                  88           850
  96                      76           626                  72           794
  98                      47           534                  41           630
 101                      88           583                 108           757
 105                     168           557                  36           775
 106                     149           382                 178           497
 109                      66           575                  96           677
 110                     172           610                  24           845
 117                     128           529                  76           741
 120                       9           584                 234           617
 121                       0             0                   0             0
 127                      56           645                  72           754
 129                      68           518                  68           552
 144                      60           736                  60           940
 145                      38           514                  56           566
 149                     104           548                  52           689
 162                      96           552                  56           742
 163                     161           430                  61           537
 175                       0             0                   0             0
 178                      46           621                  42           774
 182                      20           650                  24           793
 184                       0             0                 117           612
 185                     120           410                  48           535
 187                      72           511                  52           644
 189                     130           464                  61           535
 193                      49           555                   0             0
 194                      16           629                  64           704
 199                      20           460                  96           510
 203                       0             0                  48           540
 208                       0             0                  24        15,000
 211                      88           419                  11           525
 213                      40           475                  40           600
 215                      48           453                  80           534
 216                       0             0                  47           584
 217                       8         1,263                   4         1,500
 220                       0             0                  26           615
 221                       0             0                  28           796
 227                     128           385                   0             0
 232                      24           460                  80           510
 233                       6           560                  24           902
 234                       0             0                   0             0
 236                      82           477                  38           583
 246                       0             0                   0             0
 248                       0             0                  36           634
 250                       0             0                  48           473
 251                       0             0                   0             0
 252                       0             0                   8           300
 255                       0             0                   0             0
 259                       0             0                   0             0
 260                      40           485                  16           650
 270                       0             0                  19           975
 274                       0             0                   0             0
 276                       7         1,000                   3         1,267
 278                       9           481                  21           314
 280                       0             0                  74           495
 284                       0             0                   4         2,388
 285                      12           798                  19           674
 289                       0             0                   0             0
 291                       0             0                  16           418




                   THREE BEDROOM                        FOUR BEDROOM
            ----------------------------       -----------------------------

                NO. OF       AVERAGE              NO. OF           AVERAGE                  UTILITIES                    ELEVATOR
  LOAN #      3-BR UNITS    3-BR RENT           4-BR UNITS        4-BR RENT                TENANT PAYS                    PRESENT
 ------       ----------    ---------           ----------        ---------                -----------                   --------

   10             32           885                   0                0                Electric, Water, Sewer                No
   14              0             0                   0                0                 Electric, Gas, Water                 No
   17             12         1,206                   0                0              Electric, Gas, Water, Sewer             No
   19             62         1,571                   0                0                Electric, Water, Sewer                No
   20              0             0                   0                0                Electric, Water, Sewer                No
   21             64         1,012                   0                0                Electric, Water, Sewer                No
   27              0             0                 144            1,920                    Electric, Water                   No
   31              0             0                   0                0                         None                        NAP
   35             27         1,122                   0                0              Electric, Gas, Water, Sewer             No
   39             36           872                   0                0                     Electric, Gas                    No
   45            180           801                  48              923                       Electric                       No
   46              0             0                   0                0              Electric, Gas, Water, Sewer             No
   56              0             0                   0                0                Electric, Water, Sewer                No
   58              0             0                   0                0                Electric, Water, Sewer                No
   60              0             0                 120            1,318                Electric, Sewer, Water                No
   61              0             0                   0                0                    Electric, Water                   No
   63              0             0                   0                0                 Electric,Water,Sewer                 No
   64              0             0                   0                0                Electric, Water, Sewer                No
   68              0             0                   0                0                Electric, Water, Sewer                No
   73             44           683                   0                0                     Electric, Gas                    No
   74              0             0                   0                0                Electric, Water, Sewer                No
   77             78           854                   0                0                Electric, Water, Sewer                No
   84              0             0                   0                0                Electric, Water, Sewer                No
   85              0             0                   0                0                Electric, Water, Sewer                No
   87              0             0                   0                0              Electric, Gas, Sewer, Water            NAP
   88             24         1,150                   0                0                    Electric, Water                   No
   96             16           990                   0                0                Electric, Water, Sewer                No
   98            121           720                   2              850              Electric, Gas, Water, Sewer             No
  101              0             0                   0                0               Electric, Water, Sewer                 No
  105              0             0                   0                0                Electric, Water, Sewer                No
  106             31           709                   0                0                       Electric                       No
  109              6           800                   0                0                Electric, Water, Sewer                No
  110              0             0                   0                0                Electric, Water, Sewer                No
  117              0             0                   0                0                Electric, Water, Sewer                No
  120              8           925                   2            1,100                     Electric, Gas                    No
  121              0             0                   0                0                         None                        NAP
  127              0             0                   0                0                     Electric, Gas                    No
  129             80           673                  12              696                Electric, Sewer, Water                No
  144             12         1,200                   0                0                    Electric, Water                   No
  145              0             0                   0                0                     Electric, Gas                    No
  149              0             0                   0                0                Electric, Water, Sewer                No
  162              0             0                   0                0              Electric, Gas, Water, Sewer             No
  163              0             0                   0                0                       Electric                       No
  175              0             0                  36            1,475                     Electric, Gas                   Yes
  178              0             0                   0                0                       Electric                       No
  182             16           880                   0                0                         None                         No
  184              0             0                   0                0                    Electric, Water                   No
  185              0             0                   0                0                       Electric                       No
  187              0             0                   0                0              Electric, Gas, Water, Sewer             No
  189              1           750                   0                0                       Electric                      Yes
  193              0             0                   0                0                       Electric                      Yes
  194             16           824                   0                0                       Electric                      Yes
  199             16           590                   0                0                       Electric                       No
  203             48           620                   0                0                       Electric                       No
  208             52        20,000                   3           40,000                     Electric, Gas                   Yes
  211              0             0                   0                0                       Electric                      Yes
  213              0             0                   0                0                    Electric, Water                   No
  215              0             0                   0                0                       Electric                       No
  216             36           658                   0                0                       Electric                       No
  217              0             0                   0                0              Electric, Gas, Water, Sewer            Yes
  220             34           793                   0                0                       Electric                       No
  221              0             0                   0                0              Electric, Gas, Water, Sewer             No
  227              0             0                   0                0                       Electric                       No
  232             16           555                   0                0              Electric, Gas, Water, Sewer             No
  233              1         1,100                   0                0                       Electric                      Yes
  234              0             0                   0                0                         None                        NAP
  236              6           780                   0                0                       Electric                       No
  246              0             0                   0                0                         None                        NAP
  248             36           773                   0                0              Electric, Gas, Water, Sewer             No
  250             48           546                   0                0                       Electric                       No
  251              0             0                   0                0                         None                        NAP
  252              8           325                   0                0              Electric, Gas, Water, Sewer             No
  255              0             0                   0                0                         None                        NAP
  259              0             0                   0                0                         None                        NAP
  260              4           850                   0                0                       Electric                       No
  270              0             0                   0                0              Electric, Gas, Water, Sewer             No
  274              0             0                   0                0                         None                        NAP
  276              0             0                   0                0              Electric, Gas, Water, Sewer             No
  278              0             0                   0                0                       Electric                      Yes
  280              0             0                   0                0                     Electric, Gas                    No
  284              0             0                   0                0              Electric, Gas, Water, Sewer            Yes
  285              9           829                   0                0                     Electric, Gas                    No
  289              0             0                   0                0                         None                        NAP
  291             32           464                  16              546                     Electric, Gas                    No



                                     ANNEX C

                   1201 LLOYD BOULEVARD AMORTIZATION SCHEDULE

         DATE         INTEREST ($)      PRINCIPAL ($)        PAYMENT ($)
         ----         ------------      -------------        -----------
         6/11/2005     178,882.50                -           178,882.50
         7/11/2005     178,882.50                -           178,882.50
         8/11/2005     178,882.50                -           178,882.50
         9/11/2005     178,882.50                -           178,882.50
        10/11/2005     178,882.50                -           178,882.50
        11/11/2005     178,882.50                -           178,882.50
        12/11/2005     178,882.50                -           178,882.50
         1/11/2006     178,882.50                -           178,882.50
         2/11/2006     178,882.50                -           178,882.50
         3/11/2006     178,882.50                -           178,882.50
         4/11/2006     178,882.50                -           178,882.50
         5/11/2006     178,882.50                -           178,882.50
         6/11/2006     178,882.50                -           178,882.50
         7/11/2006     178,882.50                -           178,882.50
         8/11/2006     178,882.50                -           178,882.50
         9/11/2006     178,882.50                -           178,882.50
        10/11/2006     178,882.50                -           178,882.50
        11/11/2006     178,882.50                -           178,882.50
        12/11/2006     178,882.50          42,877.74         221,760.24
         1/11/2007     178,686.33          43,073.91         221,760.24
         2/11/2007     178,489.27          43,270.97         221,760.24
         3/11/2007     178,291.31          43,468.93         221,760.24
         4/11/2007     178,092.44          43,667.80         221,760.24
         5/11/2007     177,892.66          43,867.58         221,760.24
         6/11/2007     177,691.96          44,068.28         221,760.24
         7/11/2007     177,490.35          44,269.89         221,760.24
         8/11/2007     177,287.81          44,472.43         221,760.24
         9/11/2007     177,084.35          44,675.89         221,760.24
        10/11/2007     176,879.96          44,880.28         221,760.24
        11/11/2007     176,674.63          45,085.61         221,760.24
        12/11/2007     176,468.37          45,291.87         221,760.24
         1/11/2008     176,261.16          45,499.08         221,760.24
         2/11/2008     176,053.00          45,707.24         221,760.24
         3/11/2008     175,843.89          45,916.35         221,760.24
         4/11/2008     175,633.82          46,126.42         221,760.24
         5/11/2008     175,422.79          46,337.45         221,760.24
         6/11/2008     175,210.80          46,549.44         221,760.24
         7/11/2008     174,997.83          46,762.41         221,760.24
         8/11/2008     174,783.90          46,976.34         221,760.24
         9/11/2008     174,568.98          47,191.26         221,760.24
        10/11/2008     174,353.08          47,407.16         221,760.24
        11/11/2008     174,136.19          47,624.05         221,760.24
        12/11/2008     173,918.31          47,841.93         221,760.24
         1/11/2009     173,699.44          48,060.80         221,760.24
         2/11/2009     173,479.56          48,280.68         221,760.24
         3/11/2009     173,258.67          48,501.57         221,760.24

         4/11/2009     173,036.78          48,723.46         221,760.24
         5/11/2009     172,813.87          48,946.37         221,760.24
         6/11/2009     172,589.94          49,170.30         221,760.24
         7/11/2009     172,364.98          49,395.26         221,760.24
         8/11/2009     172,139.00          49,621.24         221,760.24
         9/11/2009     171,911.98          49,848.26         221,760.24
        10/11/2009     171,683.93          50,076.31         221,760.24
        11/11/2009     171,454.83          50,305.41         221,760.24
        12/11/2009     171,224.68          50,535.56         221,760.24
         1/11/2010     170,993.48          50,766.76         221,760.24
         2/11/2010     170,761.22          50,999.02         221,760.24
         3/11/2010     170,527.90          51,232.34         221,760.24
         4/11/2010     170,293.52          51,466.72         221,760.24
         5/11/2010     170,058.06          51,702.18         221,760.24
         6/11/2010     169,821.52          51,938.72         221,760.24
         7/11/2010     169,583.90          52,176.34         221,760.24
         8/11/2010     169,345.19          52,415.05         221,760.24
         9/11/2010     169,105.39          52,654.85         221,760.24
        10/11/2010     168,864.50          52,895.74         221,760.24
        11/11/2010     168,622.50          53,137.74         221,760.24
        12/11/2010     168,379.39          53,380.85         221,760.24
         1/11/2011     168,135.18          53,625.06         221,760.24
         2/11/2011     167,889.84          53,870.40         221,760.24
         3/11/2011     167,643.38          54,116.86         221,760.24
         4/11/2011     167,395.80          54,364.44         221,760.24
         5/11/2011     167,147.08          54,613.16         221,760.24
         6/11/2011     166,897.23          54,863.01         221,760.24
         7/11/2011     166,646.23          55,114.01         221,760.24
         8/11/2011     166,394.08          55,366.16         221,760.24
         9/11/2011     166,140.78          55,619.46         221,760.24
        10/11/2011     165,886.32          55,873.92         221,760.24
        11/11/2011     165,630.70          56,129.54         221,760.24
        12/11/2011     165,373.91          56,386.33         221,760.24
         1/11/2012     165,115.94          56,644.30         221,760.24
         2/11/2012     164,856.79          56,903.45         221,760.24
         3/11/2012     164,596.46          57,163.78         221,760.24
         4/11/2012     164,334.93          57,425.31         221,760.24
         5/11/2012     164,072.21          57,688.03         221,760.24
         6/11/2012     163,808.29          57,951.95         221,760.24
         7/11/2012     163,543.16          58,217.08         221,760.24
         8/11/2012     163,276.82          58,483.42         221,760.24
         9/11/2012     163,009.26          58,750.98         221,760.24
        10/11/2012     162,740.47          59,019.77         221,760.24
        11/11/2012     162,470.45          59,289.79         221,760.24
        12/11/2012     162,199.20          59,561.04         221,760.24
         1/11/2013     161,926.71          59,833.53         221,760.24
         2/11/2013     161,652.97          60,107.27         221,760.24
         3/11/2013     161,377.98          60,382.26         221,760.24
         4/11/2013     161,101.73          60,658.51         221,760.24
         5/11/2013     160,824.22          60,936.02         221,760.24
         6/11/2013     160,545.44          61,214.80         221,760.24
         7/11/2013     160,265.38          61,494.86         221,760.24

         8/11/2013     159,984.04          61,776.20         221,760.24
         9/11/2013     159,701.42          62,058.82         221,760.24
        10/11/2013     159,417.50          62,342.74         221,760.24
        11/11/2013     159,132.28          62,627.96         221,760.24
        12/11/2013     158,845.76          54,160.48         213,006.24
         1/11/2014     158,597.97          54,408.27         213,006.24
         2/11/2014     158,349.05          54,657.19         213,006.24
         3/11/2014     158,099.00          54,907.24         213,006.24
         4/11/2014     157,847.80          55,158.44         213,006.24
         5/11/2014     157,595.45          55,410.79         213,006.24
         6/11/2014     157,341.94          55,664.30         213,006.24
         7/11/2014     157,087.28          55,918.96         213,006.24
         8/11/2014     156,831.45          56,174.79         213,006.24
         9/11/2014     156,574.45          56,431.79         213,006.24
        10/11/2014     156,316.27          56,689.97         213,006.24
        11/11/2014     156,056.92          56,949.32         213,006.24
        12/11/2014     155,796.37          57,209.87         213,006.24
         1/11/2015     155,534.64          57,471.60         213,006.24
         2/11/2015     155,271.71          57,734.53         213,006.24
         3/11/2015     155,007.57          57,998.67         213,006.24
         4/11/2015     154,742.23          58,264.01         213,006.24
         5/11/2015     154,475.67          58,530.57         213,006.24
         5/11/2015                     33,706,643.15      33,706,643.15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

SUBJECT TO COMPLETION, DATED MAY 24, 2005                        JPMCC 2005-LDP2

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------

                                 $2,194,459,000

                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-LDP2
                          --------------------------
                            JPMORGAN CHASE BANK, N.A.
                          NOMURA CREDIT & CAPITAL, INC.
                          EUROHYPO AG, NEW YORK BRANCH
                        LASALLE BANK NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                              Mortgage Loan Sellers

JPMORGAN                      ABN AMRO INCORPORATED                       NOMURA

                            DEUTSCHE BANK SECURITIES

The analysis in this report is based on information provided by JPMorgan Chase
Bank, N.A., Nomura Credit & Capital, Inc., Eurohypo AG, New York Branch, LaSalle
Bank National Association and Artesia Mortgage Capital Corporation (the
"Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction.
The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus and prospectus supplement relating to the securities and any other information subsequently filed with the Securities and Exchange Commission.
These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials'
appropriateness in any particular context; or as to whether the Computational
Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., ABN AMRO
Incorporated, Nomura Securities International, Inc. and Deutsche Bank Securities
Inc. (the "Underwriters") or any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------
  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                           ABN AMRO Incorporated
                           Nomura Securities International, Inc.
  CO-MANAGER:              Deutsche Bank Securities Inc.
  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (41.9%)
                           Nomura Credit & Capital, Inc. (18.5%)
                           Eurohypo AG, New York Branch (17.0%)
                           LaSalle Bank National Association (12.5%)
                           Artesia Mortgage Capital Corporation (10.0%)
  MASTER SERVICER:         Wachovia Bank, National Association
  SPECIAL SERVICER:        LNR Partners, Inc.
  TRUSTEE:                 Wells Fargo Bank, N.A.
  PAYING AGENT:            LaSalle Bank National Association
  RATING AGENCIES:         Moody's/S&P/Fitch

  PRICING DATE:            On or about June 7, 2005
  CLOSING DATE:            On or about June 22, 2005
  CUT-OFF                  DATE: With respect to each mortgage loan, the related
                           due date of such mortgage loan in June 2005, or, with
                           respect to those loans that were originated in May
                           2005 and have their first payment date in July 2005,
                           June 1, 2005.

  DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                           business day, on the next succeeding business day,
                           beginning in July 2005

  PAYMENT DELAY:           14 days
  TAX STATUS:              REMIC
  ERISA CONSIDERATIONS:    It is expected that the Offered Certificates will be
                           ERISA eligible.
  OPTIONAL TERMINATION:    1.0% (Clean-up Call)
  MINIMUM DENOMINATIONS:   $10,000
  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------


COLLATERAL CHARACTERISTICS                                      ALL MORTGAGE LOANS      LOAN GROUP 1       LOAN GROUP 2
--------------------------                                      ------------------      ------------       ------------

INITIAL POOL BALANCE (IPB):                                       $3,003,118,799      $2,434,711,755      $  568,407,044
NUMBER OF MORTGAGE LOANS:                                                    297                 236                  61
NUMBER OF MORTGAGED PROPERTIES:                                              305                 244                  61
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                      $10,111,511         $10,316,575          $9,318,148
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGED PROPERTY:                  $9,846,291          $9,978,327          $9,318,148
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                              5.3824              5.3805              5.3908
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                                    1.59x               1.54x               1.79x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                          72.2%               71.1%               76.7%
WEIGHTED AVERAGE MATURITY DATE LTV(1,2):                                    64.8%               63.2%               71.4%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):                     106                 109                  95
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):                     353                 352                 355
WEIGHTED AVERAGE SEASONING (MONTHS):                                           1                   1                   1
10 LARGEST MORTGAGE LOANS AS% OF IPB:                                       25.4%               29.4%                7.9%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                                   12.7%                6.4%               39.5%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                                    15.5%               19.1%                0.0%


------------
(1)  Excludes the fully amortizing mortgage loans.

(2)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(3)  Excludes mortgage loans that are interest only for the entire term.

                                     2 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------


---------------------------------------------------------------------------------------------------------------
             EXPECTED RATINGS      APPROXIMATE FACE     CREDIT SUPPORT    EXPECTED WEIGHTED    EXPECTED PAYMENT
   CLASS   (MOODY'S/FITCH/S&P)  OR NOTIONAL AMOUNT(1)  (% OF BALANCE)(2) AVG. LIFE (YEARS)(3)      WINDOW(3)
---------------------------------------------------------------------------------------------------------------

 A-1           Aaa/AAA/AAA          $   99,580,000          30.000%              2.65            7/05 - 1/10
 A-2           Aaa/AAA/AAA          $  257,128,000          30.000%              4.91            2/10 - 6/10
 A-3           Aaa/AAA/AAA          $  459,286,000          30.000%              6.97            5/11 - 5/13
 A-4           Aaa/AAA/AAA          $  562,550,000          30.000%              9.81            12/14 - 5/15
 A-SB          Aaa/AAA/AAA          $  155,232,000          30.000%              7.01            1/10 - 12/14
 A-M           Aaa/AAA/AAA          $  300,311,000          20.000%              9.90            5/15 - 5/15
 A-J           Aaa/AAA/AAA          $  117,726,000          12.750%              9.98            5/15 - 6/15
 A-JFL         Aaa/AAA/AAA          $  100,000,000          12.750%              9.98            5/15 - 6/15
 X-2           Aaa/AAA/AAA          $2,933,023,000           N/A                 N/A                 N/A
 B             Aa1/AA+/AA+          $   18,769,000          12.125%              9.98            6/15 - 6/15
 C              Aa2/AA/AA           $   41,292,000          10.750%              9.98            6/15 - 6/15
 D             Aa3/AA-/AA-          $   26,277,000           9.875%              9.98            6/15 - 6/15
 E               A1/A+/A+           $   26,277,000           9.000%              9.98            6/15 - 6/15
 F                A2/A/A            $   30,031,000           8.000%              9.98            6/15 - 6/15
---------------------------------------------------------------------------------------------------------------


PRIVATELY OFFERED CLASSES
-------------------------


----------------------------------------------------------------------------------------------------------------------
             EXPECTED RATINGS      APPROXIMATE FACE         CREDIT SUPPORT       EXPECTED WEIGHTED    EXPECTED PAYMENT
   CLASS   (MOODY'S/FITCH/S&P)   OR NOTIONALAMOUNT(1)      (% OF BALANCE)(2)    AVG. LIFE (YEARS)(3)      WINDOW(3)
----------------------------------------------------------------------------------------------------------------------

 X-1           Aaa/AAA/AAA         $3,003,118,799                 N/A                   N/A                  N/A
 A-1A          Aaa/AAA/AAA         $  568,407,000               30.000%                 N/A                  N/A
 G               A3/A-/A-          $   26,277,000                7.125%                 N/A                  N/A
 H            Baa1/BBB+/BBB+       $   45,046,000                5.625%                 N/A                  N/A
 J             Baa2/BBB/BBB        $   30,031,000                4.625%                 N/A                  N/A
 K            Baa3/BBB-/BBB-       $   37,538,000                3.375%                 N/A                  N/A
 L             Ba1/BB+/BB+         $   11,261,000                3.000%                 N/A                  N/A
 M              Ba2/BB/BB          $   15,015,000                2.500%                 N/A                  N/A
 N             Ba3/BB-/BB-         $   11,261,000                2.125%                 N/A                  N/A
 O               B1/B+/B+          $    7,507,000                1.875%                 N/A                  N/A
 P                B2/B/B           $    7,507,000                1.625%                 N/A                  N/A
 Q               B3/B-/B-          $   11,261,000                1.250%                 N/A                  N/A
 NR              NR/NR/NR          $   37,548,799                 N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------------


(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for Class A-J and
     Class A-JFL certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date, as applicable, and (c) no excess interest is generated on the mortgage loans.

                                     3 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

 o For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
   A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and A-SB
   Certificates will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

 o Interest payments will be made concurrently to the Class A-1, A-2, A-3, A-4,
   A-SB and A-1A Certificates (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB
   Certificates, from Loan Group 1, and to the Class A-1A Certificates from Loan
   Group 2, the foregoing classes, collectively, the "Class A Certificates"),
   Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2
   Certificates), interest will be paid to the Class A-M Certificates, and then, after payment of the principal distribution amount to such Class, to the
   Class A-J Certificates and Class A-JFL Regular Interest (and the fixed interest payment on the Class A-JFL Regular Interest will be converted under a swap contract to a floating interest payment to the Class A-JFL
   Certificates as described in the prospectus supplement), pro rata, and then, after payment of the principal distribution amount to such Classes (pro rata), interest will be paid sequentially to the Class B, C, D, E, F, G, H,
   J, K, L, M, N, O, P, Q and NR Certificates.

 o The pass-through rates on the Class A-4, Class A-SB, Class A-M, Class A-1A,
   Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
   Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and
   Class NR Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv)
   the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other
   Certificates.

 o The pass-through rate on the Class A-JFL Certificates will be based on LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the prospectus supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2
   LIBOR business days before the start of the Class A-JFL accrual period. Under certain circumstances described in the prospectus supplement, the pass-through rate for the Class A-JFL Certificates may convert to a fixed rate, subject to a cap at the weighted average of the net mortgage rates. See
   "Description of the Swap Contract--The Swap Contract" in the prospectus supplement. There may be special requirements under ERISA for purchasing the
   Class A-JFL Certificates. See "Certain ERISA Considerations" in the
   prospectus supplement.

 o All Classes, except for the Class A-JFL Certificates, will accrue interest on a 30/360 basis. The Class A-JFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class A-JFL
   Certificates converts to a fixed rate (subject to a cap at the weighted average of the net mortgage rates), interest will accrue on a 30/360 basis.
-------------------------------------------------------------------------------

                                     4 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

 o Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
   Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 and A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the
   Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates on a pro rata basis.
   Principal will generally be distributed on each Distribution Date to the
   Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero
   (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the prospectus supplement). After the certificate balances of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates have been reduced to zero, principal payments will be paid to the Class A-M Certificates, until the certificate balance for such class has been reduced to zero and then to the Class A-J and A-JFL Certificates, pro rata, and then sequentially to the
   Class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The
   Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

 o Losses will be borne by the Classes (other than the Class X-1 and X-2
   Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates, then pro rata to the Class A-J and Class A-JFL
   Certificates, then to the Class A-M Certificates and then, pro rata, to the
   Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
   Certificates (without regard to loan group or the Class A-SB planned principal balance).

 o Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates
   (other than the Class A-JFL Certificates and the Class X-2 Certificates) and
   the A-JFL Regular Interest and the Class A-1A, G, H, J and K Certificates in
   the following manner: the holders of each class of offered certificates
   (other than the Class A-JFL Certificates and the Class X-2 Certificates) and
   the A-JFL Regular Interest and the Class A-1A, G, H, J and K Certificates
   will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates) on each
   Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates). Any Yield Maintenance Charges payable to the A-JFL Regular Interest will be paid to the Swap Counterparty.


               Group Principal Paid to Class     (Pass-Through Rate on Class -- Discount Rate)
     YM     x  -----------------------------  x  ---------------------------------------------
   Charge        Group Total Principal Paid        (Mortgage Rate on Loan -- Discount Rate)


 o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any P&I
   Advance will be reduced in proportion to such adjustment.
-------------------------------------------------------------------------------

                                     5 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF PRINCIPAL          OF MORTGAGE   PRINCIPAL     % OF      WA     WA UW
BALANCES                       LOANS       BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
$825,000 - $2,999,999            88      $175,198,772     5.8%   70.0%    1.46x
$3,000,000 - $3,999,999          35       121,933,431     4.1    67.1%    3.37x
$4,000,000 - $4,999,999          18        79,823,797     2.7    66.8%    1.57x
$5,000,000 - $6,999,999          33       196,527,778     6.5    72.5%    1.45x
$7,000,000 - $9,999,999          35       287,294,780     9.6    70.4%    1.58x
$10,000,000 - $14,999,999        34       416,362,868    13.9    74.4%    1.44x
$15,000,000 - $24,999,999        32       610,823,071    20.3    72.6%    1.50x
$25,000,000 - $49,999,999        14       452,573,773    15.1    75.1%    1.45x
$50,000,000 - $125,000,000        8       662,580,529    22.1    71.3%    1.62x
----------------------------     --    --------------   -----    ----     ----
TOTAL/WEIGHTED AVERAGE:         297    $3,003,118,799   100.0%   72.2%    1.59x
----------------------------    ---    --------------   -----    ----     ----
AVERAGE BALANCE PER LOAN:              $   10,111,511
AVERAGE BALANCE PER PROPERTY:          $    9,846,291
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF MORTGAGE           OF MORTGAGE   PRINCIPAL     % OF      WA     WA UW
INTEREST RATES                 LOANS       BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
4.4600% - 4.9999%                17      $262,139,387     8.7%   54.7%    2.51x
5.0000% - 5.4999%               136     1,756,871,291    58.5    73.2%    1.58x
5.5000% - 5.9999%               133       918,476,749    30.6    75.2%    1.38x
6.0000% - 6.4999%                10        64,582,045     2.2    73.2%    1.22x
6.5000% - 6.9200%                 1         1,049,327       0    70.0%    1.45x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         297    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------
WA INTEREST RATE:             5.3824%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               ORIGINAL TERMS TO MATURITY IN MONTHS/ARD IN MONTHS
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF ORIGINAL           OF MORTGAGE   PRINCIPAL     % OF      WA     WA UW
TERMS TO MATURITY              LOANS       BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
57 - 60                          23      $331,770,294    11.0%   62.0%    2.15x
61 - 84                          35       651,507,829    21.7    75.5%    1.49x
85 - 120                        218     1,861,153,605    62.0    72.9%    1.55x
121 - 240                        21       158,687,071     5.3    71.2%    1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         297    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:          107
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                             NUMBER OF
                             MORTGAGED    PRINCIPAL     % OF      WA      WA UW
 STATES                     PROPERTIES     BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 TEXAS                           48      $352,142,494    11.7%   73.9%    1.51x
 CALIFORNIA                      25       326,396,798    10.9    65.7%    1.62x
   Southern California           18       244,496,584    21.9    69.4%    1.47x
   Northern California            7        81,900,214     2.7    54.6%    2.05x
 FLORIDA                         22       267,773,916     8.9    72.7%    1.62x
 NEW YORK                        12       214,800,720     7.2    74.1%    2.49x
 OTHER                          198     1,842,004,871    61.3    72.7%    1.49x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        305    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                               NUMBER
                            OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
 RANGE OF UW DSCRS             LOANS       BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 1.07x - 1.19x                    5       $97,738,038     3.3%   78.4%    1.13x
 1.20x - 1.29x                   82       781,312,629    26.0    76.1%    1.24x
 1.30x - 1.39x                   73       770,742,026    25.7    75.6%    1.34x
 1.40x - 1.49x                   46       346,891,286    11.6    73.8%    1.45x
 1.50x - 1.69x                   44       529,299,466    17.6    74.6%    1.56x
 1.70x - 1.99x                   19       112,369,165     3.7    63.2%    1.76x
 2.00x - 3.42x                   27       361,766,190    12.0    52.9%    2.50x
 79.41x                           1         3,000,000     0.1     1.4%    79.41x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        297    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------
 WA UW DSCR:                   1.59x
--------------------------------------------------------------------------------

(1) Calculated with respect to the respective anticipated repayment date for the
    ARD loans.

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF REMAINING TERMS    OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
TO MATURITY                    LOANS       BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 54 - 60                         23    $  331,770,294    11.0%   62.0%    2.15x
 61 - 84                         35       651,507,829    21.7    75.5%    1.49x
 85 - 120                       218     1,861,153,605    62.0    72.9%    1.55x
 121 - 239                       21       158,687,071     5.3    71.2%    1.31x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        297    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------
 WA REMAINING TERM:             106
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
                                               PROPERTY TYPE DISTRIBUTION(1)
---------------------------------------------------------------------------------------------------------------------------
                                                          NUMBER
                                                       OF MORTGAGED        PRINCIPAL         % OF         WA       WA UW
 PROPERTY TYPE              SUB PROPERTY TYPE           PROPERTIES          BALANCE           IPB         LTC       DSCR
---------------------------------------------------------------------------------------------------------------------------

  RETAIL                    Anchored                          57       $  678,495,167        22.6%       67.7%      1.79x
                            Shadow Anchored                   29          161,380,156         5.4        75.2%      1.37x
                            Unanchored                        31          118,935,588         4.0        70.2%      1.45x
                            Regional Mall                      1           90,000,000         3.0        78.3%      1.50x
                             Subtotal                        118       $1,048,810,911        34.9%       70.1%      1.66x
--------------------------------------------------------------------------------------------------------------------------
  OFFICE                    Suburban                          54       $  770,665,469        25.7%       73.4%      1.42x
                            CBD                               15          270,392,561         9.0        66.7%      1.57x
                             Subtotal                         69       $1,041,058,030        34.7%       71.7%      1.45x
--------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing              69       $   51,228,769         1.7%       74.1%      1.36x
--------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY               Garden                            67       $  625,517,499        20.8%       77.4%      1.39x
                            Mid/High Rise                      6           13,747,742         0.5        67.4%      1.48x
                            Coop                               1            3,000,000         0.1         1.4%     79.41x
                             Subtotal                         74       $  642,265,241        21.4%       76.9%      1.75x
--------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                Flex                              13       $  108,616,663         3.6%       70.0%      1.44x
                            Warehouse/Distribution             3           54,240,216         1.8        73.6%      1.50x
                             Subtotal                         16       $  162,856,878         5.4%       71.2%      1.46x
--------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE              Self Storage                      15       $   42,162,733         1.4%       67.6%      1.49x
--------------------------------------------------------------------------------------------------------------------------
  HOTEL                     Limited Service                    2       $    8,086,237         0.3%       68.0%      1.60x
                            Full Serice                        1            6,650,000         0.2        70.4%      1.69x
                             Subtotal                          3       $   14,736,237         0.5%       69.1%      1.64x
--------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                                     305       $3,003,118,799       100.0%       72.2%      1.59x
--------------------------------------------------------------------------------------------------------------------------


(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the prospectus supplement.

(2)  Includes 1 mortgage loan which represents approximately 0.1% of the initial pool balance as of the cut-off date. This mortgage loan is secured by residential cooperative properties and has a cut-off date loan-to-value ratio of 1.4% and a debt service coverage ratio of 79.4x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan-to-value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.
                                     6 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF ORIGINAL           OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
AMORTIZATION TERMS             LOANS       BALANCE       IPB     LTV(7)  DSCR(7)
--------------------------------------------------------------------------------
 162 - 180                        4    $   15,588,143     0.7%   46.1%    1.44x
 181 - 240                       17        65,439,191     2.9    64.0%    1.31x
 241 - 300                       20        79,518,165     3.5    67.0%    1.49x
 301 - 330                        1        12,500,000     0.6    79.1%    1.24x
 331 - 360                      212     2,098,050,276    92.4    74.6%    1.37x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        254    $2,271,095,775   100.0%   73.8%    1.38x
--------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:        353
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
                               NUMBER
                            OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
 RANGE OF CUT-OFF LTVS         LOANS       BALANCE       IPB     LTV(7)  DSCR(7)
--------------------------------------------------------------------------------
 1.4% - 24.9%                     1    $    3,000,000     0.1%    1.4%   79.41x
 25.0% - 49.9%                   15       106,011,984     3.5    46.9%    2.32x
 50.0% - 59.9%                   26       306,825,975    10.2    54.7%    2.37x
 60.0% - 64.9%                   17       137,178,527     4.6    63.1%    1.65x
 65.0% - 69.9%                   49       326,630,401    10.9    68.3%    1.38x
 70.0% - 74.9%                   69       499,137,497    16.6    72.3%    1.39x
 75.0% - 80.0%                  117     1,546,816,690    51.5    78.6%    1.36x
 80.1% - 83.6                     3        77,517,725     2.6    82.2%    1.17x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        297    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:    72.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                               NUMBER
                            OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
 AMORTIZED TYPES               LOANS       BALANCE       IPB     LTV(7)  DSCR(7)
--------------------------------------------------------------------------------
 PARTIAL INTEREST-ONLY           71    $1,185,954,800    39.5%   74.7%    1.34x
 BALLOON LOANS(2, 3)            174     1,054,528,256    35.1    73.3%    1.41x
 INTEREST ONLY(4)                43       732,023,024    24.4    67.0%    2.26x
--------------------------------------------------------------------------------
 SUBTOTAL                       288    $2,972,506,080    99.0%   72.2%    1.59x
--------------------------------------------------------------------------------
 FULLY AMORTIZING                 9        30,612,719     1.0    57.9%    1.32x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        297    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(6)
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF CURRENT            OF MORTGAGED  PRINCIPAL     % OF      WA      WA UW
OCCUPANCY RATES                PROPERTIES  BALANCE       IPB     LTV(7)  DSCR(7)
--------------------------------------------------------------------------------
 59.3 - 70.0                      4    $   97,395,407     3.3%   77.2%    1.35x
 70.1 - 80.0                      9        88,865,108     3.0    75.1%    1.39x
 80.1 - 90.0                     45       837,383,216    18.0    70.8%    1.61x
 90.1 - 95.0                     58       719,940,959    24.1    72.0%    1.59x
 95.1 - 100.0                   186     1,544,797,872    51.7    72.3%    1.61x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        302    $2,988,382,562   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF REMAINING          OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
AMORTIZATION TERMS             LOANS       BALANCE       IPB     LTV(7)  DSCR(7)
--------------------------------------------------------------------------------
 161 - 180                        4    $   15,588,143     0.7%   46.1%    1.44x
 181 - 240                       17        65,439,191     2.9    64.0%    1.31x
 241 - 300                       20        79,518,165     3.5    67.0%    1.49x
 301 - 330                        1        12,500,000     0.6    79.1%    1.24x
 331 - 360                      212     2,098,050,276    92.4    74.6%    1.37x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        254    $2,271,095,775   100.0%   73.8%    1.38x
--------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:       352
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(5)
--------------------------------------------------------------------------------
                               NUMBER
                            OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
RANGE OF MATURITY/ARD LTVS     LOANS       BALANCE       IPB     LTV(7)  DSCR(7)
--------------------------------------------------------------------------------
 1.4% - 29.9%                     6    $   16,691,875     0.6%   30.5%   16.08x
 30.0% - 49.9%                   27       188,239,999     6.3    56.2%    1.86x
 50.0% - 59.9%                   83       631,913,674    21.3    62.7%    1.93x
 60.0% - 69.9%                  127     1,225,181,281    41.2    75.7%    1.35x
 70.0% - 74.9%                   17       434,163,553    14.6    78.4%    1.28x
 75.0% - 80.0%                   27       459,915,698    15.5    78.6%    1.45x
 80.1% - 82.0%                    1        16,400,000     0.6    82.0%    1.35x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        288    $2,972,506,080   100.0%   72.3%    1.59x
--------------------------------------------------------------------------------
 WA LTV RATIO AT
 MATURITY/ARD DATE:            64.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(8)
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF YEARS              OF MORTGAGED  PRINCIPAL     % OF      WA      WA UW
BUILT/RENOVATED              PROPERTIES    BALANCE       IPB     LTV(7)  DSCR(7)
--------------------------------------------------------------------------------
 1962 - 1969                      5    $   26,055,550     0.9%   69.8%    1.59x
 1970 - 1979                     10        72,400,592     2.4    71.8%    1.63x
 1980 - 1989                     50       581,006,014    19.3    75.3%    1.87x
 1990 - 1999                     59       704,750,859    23.5    73.0%    1.42x
 2000 - 2005                    181     1,618,905,785    53.9    70.7%    1.56x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        305    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                               NUMBER
                            OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
 PREPAYMENT PROTECTION         LOANS       BALANCE       IPB     LTV(7)  DSCR(7)
--------------------------------------------------------------------------------
 DEFEASANCE                     258    $2,589,752,642    86.2%   73.7%    1.42x
 YIELD MAINTENANCE               39       413,366,158    13.8    62.5%    2.62x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        297    $3,003,118,799   100.0%   72.2%    1.59x
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Includes 9 amortizing ARD loans representing 2.1% of the initial pool balance.

(4)  Includes one interest-only ARD loan representing 0.3% of the initial pool balance.

(5)  Excludes the fully amortizing mortgage loans.

(6)  Excludes the hotel properties. Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable seller by the related borrower as of the dates set forth on Annex A-1 to the prospectus supplement.

(7)  Includes 1 mortgage loan which represents approximately 0.1% of the initial pool balance as of the cut-off date. This mortgage loan is secured by residential cooperative properties and has a cut-off date loan-to-value ratio of 1.4% and a debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan-to-value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.

(8)  Ranges of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each mortgaged property.

                                     7 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF PRINCIPAL          OF MORTGAGE   PRINCIPAL     % OF     WA       WA UW
BALANCES                       LOANS       BALANCE       IPB     LTV      DSCR
--------------------------------------------------------------------------------
 $825,000 - $2,999,999           72    $  140,455,261     5.8%   69.1%    1.47x
 $3,000,000 - $3,999,999         24        83,495,270     3.4    67.4%    1.47x
 $4,000,000 - $4,999,999         16        70,784,872     2.9    65.3%    1.60x
 $5,000,000 - $6,999,999         29       172,187,986     7.1    71.8%    1.48x
 $7,000,000 - $9,999,999         28       232,824,082     9.6    69.5%    1.61x
 $10,000,000 - $14,999,999       24       288,136,911    11.8    72.9%    1.45x
 $15,000,000 - $24,999,999       27       516,433,071    21.2    71.8%    1.53x
 $25,000,000 - $49,999,999        8       267,813,773    11.0    72.4%    1.52x
 $50,000,000 - $125,000,000       8       662,580,529    27.2    71.3%    1.62x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        236    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:                $10,316,575
 AVERAGE BALANCE PER PROPERTY:             $9,978,327
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF MORTGAGE INTEREST  OF MORTGAGE   PRINCIPAL     % OF     WA       WA UW
RATES                          LOANS       BALANCE       IPB     LTV      DSCR
--------------------------------------------------------------------------------
 4.4600% - 4.9999%               16    $  258,639,387    10.6%   54.6%    2.52x
 5.0000% - 5.4999%              100     1,336,055,548    54.9    72.1%    1.46x
 5.5000% - 5.9999%              112       780,558,677    32.1    74.8%    1.39x
 6.0000% - 6.1520%                8        59,458,143     2.4    73.1%    1.22x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        236    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------
 WA INTEREST RATE:           5.3805%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
                               NUMBER
ORIGINAL TERMS TO           OF MORTGAGE   PRINCIPAL     % OF     WA       WA UW
MATURITY/ARD                   LOANS       BALANCE       IPB     LTV      DSCR
--------------------------------------------------------------------------------
 57 - 60                         15    $  257,330,326    10.6%   58.1%    2.36x
 61 - 84                         20       393,067,131    16.1    73.5%    1.53x
 85 - 120                       183     1,631,800,457    67.0    72.6%    1.44x
 121 - 240                       18       152,513,841     6.3    71.1%    1.31x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        236    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          240
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                             NUMBER OF
                             MORTGAGED    PRINCIPAL     % OF     WA       WA UW
 STATES                     PROPERTIES     BALANCE       IPB     LTV      DSCR
--------------------------------------------------------------------------------
 CALIFORNIA                      22    $  300,413,585    12.3%   64.6%    1.64x
   Southern California           16       225,399,101     9.3    68.5%    1.48x
   Northern California            6        75,014,484     3.1    53.0%    2.13x
 TEXAS                           30       233,015,697     9.6    71.9%    1.55x
 NEW YORK                        10       210,484,979     8.6    75.3%    1.40x
 FLORIDA                         17       158,384,642     6.5    69.3%    1.75x
 MISSOURI                         9       143,527,811     5.9    77.1%    1.40x
 OTHER                          156     1,388,885,041    57.0    71.4%    1.53x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        244    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                               NUMBER
                            OF MORTGAGE   PRINCIPAL     % OF     WA       WA UW
 RANGE OF UW DSCRS             LOANS       BALANCE       IPB     LTV      DSCR
--------------------------------------------------------------------------------
 1.07x - 1.19x                    5    $   97,738,038     4.0%   78.4%    1.13x
 1.20x - 1.29x                   61       580,131,041    23.8    75.6%    1.24x
 1.30x - 1.39x                   59       637,092,388    26.2    75.4%    1.34x
 1.40x - 1.49x                   34       266,403,176    10.9    72.7%    1.44x
 1.50x - 1.69x                   34       386,587,499    15.9    73.7%    1.57x
 1.70x - 1.99x                   17       108,493,425     4.5    63.0%    1.76x
 2.00x - 3.42x                   26       358,266,190    14.7    52.8%    2.50x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        236    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------
 WA UW DSCR:                   1.54x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF REMAINING TERMS    OF MORTGAGE   PRINCIPAL     % OF     WA       WA UW
TO MATURITY/ARD                LOANS       BALANCE       IPB     LTV      DSCR
--------------------------------------------------------------------------------
 56 - 60                         15    $  257,330,326    10.6%   58.1%    2.36x
 61 - 84                         20       393,067,131    16.1    73.5%    1.53x
 85 - 120                       183     1,631,800,457    67.0    72.6%    1.44x
 121 - 239                       18       152,513,841     6.3    71.1%    1.31x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        236    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------
 WA REMAINING TERM:             109
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                            PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------------------------------------------
                                                      NUMBER OF
                                                      MORTGAGED       PRINCIPAL         % OF        WA        WA UW
 PROPERTY TYPE             SUB PROPERTY TYPE         PROPERTIES        BALANCE          IPB        LTV        DSCR
--------------------------------------------------------------------------------------------------------------------

  RETAIL                   Anchored                        57     $   678,495,167       27.9%      67.7%      1.79x
                           Shadow Anchored                 29         161,380,156        4.9       75.2%      1.37x
                           Unanchored                      31         118,935,588        3.7       70.2%      1.45x
                           Regional Mall                    1          90,000,000        6.6       78.3%      1.50x
                            Subtotal                      118     $ 1,048,810,911       43.1%      70.1%      1.66x
--------------------------------------------------------------------------------------------------------------------
  OFFICE                   Suburban                        54     $   770,665,469       31.7%      73.4%      1.42x
                           CBD                             15         270,392,561       11.1       66.7%      1.57x
                            Subtotal                       69     $ 1,041,058,030       42.8%      71.7%      1.45x
--------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL               Flex                            13     $   108,616,663        4.5%      70.0%      1.44x
                           Warehouse/Distribution           3          54,240,216        2.2       73.6%      1.50x
                            Subtotal                       16     $   162,856,878        6.7%      71.2%      1.46x
--------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY              Garden                          11     $    69,716,621        2.9%      78.8%      1.47x
                           Mid/High Rise                    2           4,141,576        0.2       69.1%      1.50x
                            Subtotal                       13     $    73,858,197        3.0%      78.2%      1.47x
--------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING     Manufactured Housing            10     $    51,228,769        2.1%      74.1%      1.36x
--------------------------------------------------------------------------------------------------------------------
  SELF STORAGE             Self Storage                    15     $    42,162,733        1.7%      69.1%      1.49x
--------------------------------------------------------------------------------------------------------------------
  HOTEL                    Limited Service                  2     $     8,086,237        0.3%      68.0%      1.60x
                           Full Service                     1           6,650,000        0.3       70.4%      1.69x
                            Subtotal                        3     $    14,736,237        0.6%      69.1%      1.64x
--------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                                  244     $ 2,434,711,755      100.0%      71.1%      1.54x
--------------------------------------------------------------------------------------------------------------------


(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the prospectus supplement.

                                     8 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
                             NUMBER OF
RANGE OF ORIGINAL            MORTGAGE      PRINCIPAL     % OF     WA       WA UW
AMORTIZATION TERMS            LOANS         BALANCE       IPB     LTV      DSCR
--------------------------------------------------------------------------------
 162 - 180                        4    $   15,588,143     0.8%   46.1%    1.44x
 181 - 240                       16        64,123,451     3.3    64.4%    1.30x
 241 - 300                       14        58,360,999     3.0    66.8%    1.51x
 301 - 330                        1        12,500,000     0.6    79.1%    1.24x
 331 - 360                      176     1,796,666,836    92.3    74.1%    1.39x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        211    $1,947,239,429   100.0%   73.3%    1.39x
--------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:        352
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
                             NUMBER OF
                             MORTGAGE     PRINCIPAL     % OF     WA       WA UW
 RANGE OF CUT-OFF DATE LTV    LOANS        BALANCE       IPB     LTV      DSCR
--------------------------------------------------------------------------------
 25.5% - 49.9%                   14    $  104,696,244     4.3%   46.9%    2.33x
 50.0% - 59.9%                   24       296,225,975    12.2    54.7%    2.40x
 60.0% - 64.9%                   17       137,178,527     5.6    63.1%    1.65x
 65.0% - 69.9%                   41       296,969,843    12.2    68.3%    1.39x
 70.0% - 74.9%                   59       445,881,466    18.3    72.5%    1.39x
 75.0% - 80.0%                   80     1,119,321,975    46.0    78.5%    1.35x
 80.1% - 83.6%                    1        34,437,725     1.4    83.6%    1.07x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        236    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:    71.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                             NUMBER OF
                             MORTGAGE      PRINCIPAL    % OF     WA       WA UW
 AMORTIZED TYPES               LOANS        BALANCE      IPB     LTV      DSCR
--------------------------------------------------------------------------------
 PARTIAL INTEREST-ONLY           60    $1,028,531,800    42.2%   74.2%    1.37x
 BALLOON LOANS(2, 3)            143       897,856,910    36.9    72.7%    1.43x
 INTEREST ONLY(4)                24       477,710,326    19.6    62.5%    2.15x
--------------------------------------------------------------------------------
 SUBTOTAL                       227    $2,404,099,036    98.7%   71.3%    1.55x
--------------------------------------------------------------------------------
 FULLY AMORTIZING                 9        30,612,719     1.3    57.9%    1.32x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        236    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(6)
--------------------------------------------------------------------------------
                             NUMBER OF
                             MORTGAGED     PRINCIPAL    % OF     WA       WA UW
 CURRENT OCCUPANCY RATES    PROPERTIES      BALANCE      IPB     LTV      DSCR
--------------------------------------------------------------------------------
 59.3 - 70.0                      4    $   97,395,407     4.0%   77.2%    1.35x
 70.1 - 80.0                      8        74,265,108     3.1    74.1%    1.37x
 80.1 - 90.0                     32       402,143,305    16.6    68.7%    1.69x
 90.1 - 95.0                     34       458,846,290    19.0    68.8%    1.74x
 95.1 - 100.0                   163     1,387,325,407    57.3    72.0%    1.46x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        241    $2,419,975,518   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
                             NUMBER OF
RANGE OF REMAINING           MORTGAGE      PRINCIPAL    % OF     WA       WA UW
AMORTIZATION TERMS            LOANS         BALANCE      IPB     LTV      DSCR
--------------------------------------------------------------------------------
 161 - 180                        4    $   15,588,143     0.8%   46.1%    1.44x
 181 - 240                       16        64,123,451     3.3    64.4%    1.30x
 241 - 300                       14        58,360,999     3.0    66.8%    1.51x
 301 - 330                        1        12,500,000     0.6    79.1%    1.24x
 331 - 360                      176     1,796,666,836    92.3    74.1%    1.39x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        211    $1,947,239,429   100.0%   73.3%    1.39x
--------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:       352
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(5)
--------------------------------------------------------------------------------
                             NUMBER OF
                             MORTGAGE      PRINCIPAL    % OF     WA       WA UW
 RANGE OF MATURITY/ARD LTVS    LOANS        BALANCE      IPB     LTV      DSCR
--------------------------------------------------------------------------------
 18.8% - 29.9%                    5    $   13,691,875     0.6%   36.9%    2.20x
 30.0% - 49.9%                   25       179,824,258     7.5    56.3%    1.88x
 50.0% - 59.9%                   70       593,432,512    24.7    62.2%    1.97x
 60.0% - 69.9%                  102     1,030,836,065    42.9    75.3%    1.36x
 70.0% - 74.9%                   15       407,669,325    17.0    78.8%    1.27x
 75.0% - 80.0%                   10       178,645,000     7.4    78.6%    1.49x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        227    $2,404,099,036   100.0%   71.3%    1.55x
--------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY/ARD DATE         63.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(7)
--------------------------------------------------------------------------------
                             NUMBER OF
RANGE OF YEARS               MORTGAGED     PRINCIPAL    % OF      WA      WA UW
BUILT/RENOVATED              PROPERTIES     BALANCE      IPB      LTV     DSCR
--------------------------------------------------------------------------------
 1962 - 1969                      5    $   26,055,550     1.1%   69.8%    1.59x
 1970 - 1979                      7        54,656,759     2.2    70.7%    1.69x
 1980 - 1989                     34       374,834,742    15.4    74.6%    1.48x
 1990 - 1999                     50       613,832,874    25.2    72.2%    1.44x
 2000 - 2005                    148     1,365,331,831    56.1    69.7%    1.60x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        244    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                              NUMBER OF
                              MORTGAGE     PRINCIPAL    % OF      WA      WA UW
 PREPAYMENT PROTECTION          LOANS       BALANCE      IPB      LTV     DSCR
--------------------------------------------------------------------------------
 DEFEASANCE                     205    $2,130,602,392    87.5%   73.0%    1.43x
 YIELD MAINTENANCE               31       304,109,363    12.5    57.9%    2.35x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        236    $2,434,711,755   100.0%   71.1%    1.54x
--------------------------------------------------------------------------------

(1)  Excludes mortgage loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest only for a portion of their term.

(3)  Includes 9 amortizing ARD loans representing 2.6% of the initial pool balance.

(4)  Includes one interest-only ARD loan representing 0.3% of the initial pool balance.

(5)  Excludes the fully-amortizing mortgage loans.

(6)  Excludes the hotel properties. Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable seller by the related borrower as of the dates set forth on Annex A-1 to the prospectus supplement.

(7)  Ranges of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each mortgaged property.

                                     9 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF PRINCIPAL          OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
BALANCES                       LOANS       BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 $1,049,327 - $2,999,999         16    $   34,743,512     6.1%   73.6%    1.39x
 $3,000,000 - $3,999,999         11        38,438,161     6.8    66.5%    7.49x
 $4,000,000 - $4,999,999          2         9,038,925     1.6    78.3%    1.36x
 $5,000,000 - $6,999,999          4        24,339,791     4.3    77.1%    1.28x
 $7,000,000 - $9,999,999          7        54,470,698     9.6    74.2%    1.44x
 $10,000,000 - $14,999,999       10       128,225,957    22.6    78.0%    1.42x
 $15,000,000 - $24,999,999        5        94,390,000    16.6    76.8%    1.35x
 $25,000,000 - $45,000,000        6       184,760,000    32.5    78.9%    1.36x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------
 AVG BALANCE PER LOAN:         $9,318,148
 AVG BALANCE PER PROPERTY:     $9,318,148
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF MORTGAGE INTEREST  OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
RATES                          LOANS       BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 4.9400% - 4.9999%                1    $    3,500,000     0.6%   59.6%    2.03x
 5.0000% - 5.4999%               36       420,815,743    74.0    76.7%    1.95x
 5.5000% - 5.9999%               21       137,918,072    24.3    77.1%    1.32x
 6.0000% - 6.4999%                2         5,123,902     0.9    73.9%    1.22x
 6.5000% - 6.9200%                1         1,049,327     0.2    70.0%    1.45x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------
 WA INTEREST RATE:           5.3908%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
                               NUMBER
ORIGINAL TERMS TO           OF MORTGAGE   PRINCIPAL     % OF      WA      WA UW
MATURITY/ARD                   LOANS       BALANCE       IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 60                               8    $   74,439,968    13.1%   75.6%    1.44x
 61 - 120                        50       487,793,847    85.8    76.9%    1.85x
 121 - 180                        3         6,173,229     1.1    73.2%    1.26x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          96
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------
                              NUMBER OF
                              MORTGAGED    PRINCIPAL    % OF      WA      WA UW
 STATES                      PROPERTIES     BALANCE      IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 TEXAS                           18    $  119,126,797    21.0%   77.8%    1.43x
 CALIFORNIA                       3        25,983,213     4.6    78.1%    1.30x
   Southern California            2        19,097,482     3.4    80.4%    1.34x
   Northern California            1         6,885,731     1.2    71.7%    1.21x
 FLORIDA                          5       109,389,274    19.2    77.6%    1.45x
 INDIANA                          3        62,487,927    11.0    79.5%    1.37x
 TENNESSEE                        4        34,468,742     6.1    79.0%    1.29x
 OTHER                           31       242,934,303    42.7    74.7%    2.30x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
                               NUMBER
                            OF MORTGAGE    PRINCIPAL    % OF      WA      WA UW
 RANGE OF UW DSCRS             LOANS        BALANCE      IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 1.20x - 1.29x                   21    $  201,181,588    35.4%   77.7%    1.24x
 1.30x - 1.39x                   14       133,649,638    23.5    76.5%    1.34x
 1.40x - 1.49x                   12        80,488,110    14.2    77.6%    1.47x
 1.50x - 1.59x                   10       142,711,968    25.1    77.2%    1.54x
 1.70x - 1.99x                    2         3,875,741     0.7    68.1%    1.78x
 2.00x - 2.14x                    1         3,500,000     0.6    59.6%    2.03x
 79.41x                           1         3,000,000     0.5     1.4%   79.41x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------
 WA UW DSCR:                   1.79x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
                               NUMBER
RANGE OF REMAINING TERMS    OF MORTGAGE    PRINCIPAL    % OF      WA      WA UW
TO MATURITY/ARDS               LOANS        BALANCE      IPB     LTV(2)  DSCR(2)
--------------------------------------------------------------------------------
 54 - 60                          8    $   74,439,968    13.1%   75.6%    1.44x
 61 - 120                        50       487,793,847    85.8    76.9%    1.85x
 121 - 179                        3         6,173,229     1.1    73.2%    1.26x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------
 WA REMAINING TERM:              95
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                           PROPERTY TYPE DISTRIBUTION(1)
-------------------------------------------------------------------------------------------------------------------
                                                    NUMBER OF
                                                    MORTGAGED      PRINCIPAL        % OF         WA         WA UW
 PROPERTY TYPE              SUB PROPERTY TYPE      PROPERTIES       BALANCE          IPB        LTV(2)     DSCR(2)
-------------------------------------------------------------------------------------------------------------------

  MULTIFAMILY               Garden                     56        $555,800,878        97.8%       1.38x       77.3%
                            Mid/High Rise              4            9,606,166         1.7        1.47x       66.7%
                            Co-op                      1            3,000,000         0.5       79.41x        1.4%
-------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                               61        $568,407,044       100.0%       1.79x       76.7%
-------------------------------------------------------------------------------------------------------------------


(1)  Because this table is presented at the Mortgaged Property Loan, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the prospectus supplement.

(2)  Includes 1 mortgage loan which represents approximately 0.5% of the Group 2 balance as of the cut-off date. This mortgage loan is secured by residential cooperative properties and has a cut-off date loan-to-value ratio of 1.4% and a debt service coverage ratio of 79.4x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan-to-value ratio of 72.2% and a weighted average debt service coverage ratio of 1.51x.

                                    10 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
                              NUMBER OF
RANGE OF ORIGINAL             MORTGAGE    PRINCIPAL     % OF      WA      WA UW
AMORTIZATION TERMS             LOANS       BALANCE       IPB     LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 240 - 240                        1    $    1,315,741     0.4%   44.8%    1.93x
 241 - 300                        6        21,157,166     6.5    67.4%    1.41x
 301 - 360                       36       301,383,440    93.1    77.7%    1.28x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         43    $  323,856,346   100.0%   76.9%    1.29x
--------------------------------------------------------------------------------
 W/A ORIGINAL AMORT TERM:       355
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
                              NUMBER OF
                              MORTGAGE    PRINCIPAL     % OF      WA      WA UW
 RANGE OF CUT-OFF DATE LTVS    LOANS       BALANCE       IPB     LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 1.4% - 24.9%                     1    $    3,000,000     0.5%    1.4%   79.41x
 25.0% - 49.9%                    1         1,315,741     0.2    44.8%    1.93x
 50.0% - 59.9%                    2        10,600,000     1.9    56.8%    1.57x
 65.0% - 69.9%                    8        29,660,558     5.2    68.3%    1.29x
 70.0% - 74.9%                   10        53,256,031     9.4    71.5%    1.37x
 75.0% - 80.0%                   37       427,494,715    75.2    78.6%    1.39x
 80.1% - 82.0%                    2        43,080,000     7.6    81.1%    1.26x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------
 W/A CUT-OFF DATE LTV RATIO:   76.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                              NUMBER OF
                              MORTGAGE    PRINCIPAL     % OF      WA      WA UW
 AMORTIZED TYPES               LOANS       BALANCE       IPB     LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 INTEREST ONLY                   18    $  244,550,698    43.0%   76.4%    2.45x
 PARTIAL INTEREST-ONLY           12       167,185,000    29.4    76.7%    1.26x
 BALLOON LOANS2                  31       156,671,346    27.6    77.0%    1.32x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(4)
--------------------------------------------------------------------------------
                             NUMBER OF
RANGE OF CURRENT             MORTGAGED    PRINCIPAL     % OF      WA      WA UW
OCCUPANCY RATES              PROPERTIES    BALANCE       IPB     LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 77.6 - 80.0                      1    $   14,600,000     2.6%   80.0%    1.53x
 80.1 - 85.0                      3        28,104,228     4.9    72.9%    1.41x
 85.1 - 90.0                     10       107,135,682    18.8    78.4%    1.37x
 90.1 - 95.0                     24       261,094,669    45.9    77.5%    1.33x
 95.1 - 100.0                    23       157,472,465    27.7    74.6%    2.93x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------
 W/A OCCUPANCY RATE:           92.5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
                             NUMBER OF
 RANGE OF REMAINING          MORTGAGE     PRINCIPAL     % OF      WA      WA UW
AMORTIZATION TERMS            LOANS        BALANCE       IPB     LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 237 - 240                        1    $    1,315,741     0.4%   44.8%    1.93x
 241 - 300                        6        21,157,166     6.5    67.4%    1.41x
 301 - 360                       36       301,383,440    93.1    77.7%    1.28x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         43    $  323,856,346   100.0%   76.9%    1.29x
--------------------------------------------------------------------------------
 W/A REMAINING AMORT TERM:      354
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
--------------------------------------------------------------------------------
                             NUMBER OF
RANGE OF MATURITY/ARD        MORTGAGE     PRINCIPAL     % OF      WA      WA UW
LTVS                          LOANS        BALANCE       IPB     LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 1.4% - 29.9%                     1    $    3,000,000     0.5%    1.4%    79.41x
 30.0% - 49.9%                    2         8,415,741     1.5    53.7%    1.43x
 50.0% - 59.9%                   13        38,481,162     6.8    70.1%    1.40x
 60.0% - 64.9%                   11        46,140,785     8.1    72.5%    1.34x
 65.0% - 74.9%                   16       174,698,659    30.7    78.0%    1.31x
 75.0% - 80.0%                   17       281,270,698    49.5    78.6%    1.43x
 80.1% - 82.0%                    1        16,400,000     2.9    82.0%    1.35x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------
 W/A LTV RATIO AT MATURITY:    71.4%
--------------------------------------------------------------------------------
Excludes fully amortizing loans.

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(6)
--------------------------------------------------------------------------------
                              NUMBER OF
RANGE OF YEARS                MORTGAGED   PRINCIPAL     % OF      WA      WA UW
BUILT/RENOVATED               PROPERTIES   BALANCE       IPB     LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 1970 - 1979                      3    $   17,743,833     3.1%   75.4%    1.44x
 1980 - 1989                     16       206,171,273    36.3    76.6%    2.59x
 1990 - 1999                      9        90,917,985    16.0    78.5%    1.34x
 2000 - 2005                     33       253,573,954    44.6    76.2%    1.33x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.00%  76.7%    1.79x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                             NUMBER OF
                             MORTGAGE     PRINCIPAL     % OF      WA      WA UW
 PREPAYMENT PROTECTION        LOANS        BALANCE       IPB     LTV(5)  DSCR(5)
--------------------------------------------------------------------------------
 DEFEASANCE                      53    $  459,150,250    80.8%   77.0%    1.41x
 YIELD MAINTENANCE                8       109,256,794    19.2    75.4%    3.39x
--------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         61    $  568,407,044   100.0%   76.7%    1.79x
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest only for a portion of their term.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Excludes the hotel properties. Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable seller by the related borrower as of the dates set forth on Annex A-1 to the prospectus supplement.

(5)  Includes 1 mortgage loan which represents approximately 0.5% aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date. This mortgage loan is secured by residential cooperative properties and has a cut-off date loan-to-value ratio of 1.4% and a debt service coverage ratio of 79.41x. Excluding this mortgage loan, the pool of mortgage loans has a weighted average cut-off date loan-to-value ratio of
     72.2% and a weighted average debt service coverage ratio of 1.51x.

(6)  Ranges of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each mortgaged property.

                                    11 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                           TOP SPONSOR CONCENTRATIONS
--------------------------------------------------------------------------------
INLAND PORTFOLIO
----------------


-------------------------------------------------------------------------------------------------------------------------------
                                                         CUT-OFF DATE                                    CUT-OFF
LOAN                                            LOAN     PRINCIPAL         % OF    SQUARE        UW      DATE      PROPERTY
NO.(1)  LOAN NAME                      STATE    GROUP    BALANCE           IPB     FEET          DSCR    LTV RATIO TYPE
-------------------------------------------------------------------------------------------------------------------------------

  2     Gateway Plaza I & II             UT       1       $ 98,780,516      3.3%     628,626     2.57x    54.0%         Retail
  15    Commons at Temecula              CA       1         29,623,024      1.0      293,276     2.43x    53.9%         Retail
  18    Page Field Commons               FL       1         26,853,024      0.9      264,480     2.51x    52.9%         Retail
  37    Trenton Crossing                 TX       1         19,307,037      0.6      249,635     2.66x    59.9%         Retail
  44    Four Peaks                       AZ       1         17,071,500      0.6      140,571     2.58x    53.9%         Retail
  49    Cypress Trace                    FL       1         16,000,000      0.5      276,211     2.69x    57.3%         Retail
  79    Bison Hollow Shopping Center     MI       1         10,774,225      0.4      134,798     2.51x    54.4%         Retail
  90    John Deere Distribution Center   TN       1          9,762,000      0.3      486,160     2.66x    51.4%     Industrial
  115   High Ridge Crossings             MO       1          7,438,500      0.2       76,857     2.22x    56.4%         Retail
  164   Five Forks Shopping Center       SC       1          4,482,500      0.1       64,173     2.52x    54.0%         Retail
  296   Blockbuster - Simpsonville, SC   SC       1            825,000      0.0        6,000     2.52x    54.0%         Retail
-------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE:                           $240,917,326      8.0%   2,620,787     2.55x    54.5%
-------------------------------------------------------------------------------------------------------------------------------


MILESTONE PORTFOLIO
-------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                              CUT-OFF DATE                                    CUT-OFF
LOAN                                                   LOAN   PRINCIPAL        % OF                UW         DATE       PROPERTY
NO.(1)  LOAN NAME                              STATE   GROUP  BALANCE          IPB        UNITS    DSCR       LTV RATIO  TYPE
------------------------------------------------------------------------------------------------------------------------------------

  10    Bentley Green/Sandpiper -- Milestone   FL       2     $ 45,000,000       1.5%     820      1.57x      75.2%      Multifamily
  20    Stillwater -- Milestone                UT       2       26,400,000       0.9      456      1.50x      80.0%      Multifamily
  56    Central Park Regency -- Milestone      TX       2       14,600,000       0.5      348      1.53x      80.0%      Multifamily
  58    Silverado -- Milestone                 TX       2       14,250,000       0.5      344      1.48x      78.9%      Multifamily
  61    Oak Ramble -- Milestone                FL       2       13,960,000       0.5      256      1.48x      80.0%      Multifamily
  63    St. James Crossing -- Milestone        FL       1       13,760,000       0.5      264      1.51x      80.0%      Multifamily
  64    Bel Shores -- Milestone                FL       2       13,710,000       0.5      250      1.49x      79.9%      Multifamily
  68    Bar Harbor -- Milestone                TX       2       12,640,000       0.4      316      1.46x      75.9%      Multifamily
  74    Richmond Green -- Milestone            TX       2       11,720,000       0.4      224      1.56x      76.6%      Multifamily
  84    Retreat at Eldridge -- Milestone       TX       1       10,400,000       0.3      168      1.48x      79.1%      Multifamily
  85    The Huntley -- Milestone               TX       1       10,280,000       0.3      214      1.52x      80.0%      Multifamily
  96    Canyon Ridge -- Milestone              TX       1        9,200,000       0.3      164      1.49x      80.0%      Multifamily
  101   Brandon Oaks -- Milestone              TX       1        8,480,000       0.3      196      1.48x      80.0%      Multifamily
  105   The Hunt Club -- Milestone             TX       2        8,000,698       0.3      204      1.53x      79.6%      Multifamily
  110   Summers Landing -- Milestone           TX       2        7,600,000       0.3      196      1.50x      79.2%      Multifamily
  117   Meadows of Bedford II -- Milestone     TX       2        7,300,000       0.2      204      1.48x      75.3%      Multifamily
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE:                               $227,300,698       7.6%   4,624      1.51x        78.3%
------------------------------------------------------------------------------------------------------------------------------------


LEXINGTON PORTFOLIO
-------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                       CUT-OFF DATE                                         CUT-OFF
LOAN                                        LOAN       PRINCIPAL          % OF     SQUARE        UW         DATE        PROPERTY
NO.(1)  LOAN NAME                  STATE    GROUP      BALANCE            IPB      FEET          DSCR       LTV RATIO   TYPE
------------------------------------------------------------------------------------------------------------------------------------

  5     LXP-Bank of America          CA       1        $ 80,182,200       2.7%     637,503       1.22x      69.7%           Office
  26    LXP-EDS - Des Moines         IA       1          22,761,297       0.8      405,000       1.62x      64.9%       Industrial
  32    LXP-Dana                     MI       1          20,550,000       0.7      112,480       1.62x      70.6%           Office
  36    LXP-DaimlerChrysler          TX       1          19,645,057       0.7      130,290       1.70x      61.0%           Office
  43    LXP-Ingram Micro             TN       1          17,827,200       0.6      701,819       1.48x      73.1%       Industrial
  65    LXP-John Wiley & Sons        IN       1          13,182,150       0.4      141,047       1.76x      61.3%           Office
  66    LXP-PacifiCare               TX       1          13,071,145       0.4      142,500       1.38x      66.0%           Office
  81    LXP-Alstom Power             VA       1          10,608,000       0.4       99,057       1.63x      67.1%           Office
  100   LXP-Travelers Express        CO       1           8,694,200       0.3       68,165       1.62x      72.5%           Office
  122   LXP-Cadence Design Systems   MA       1           7,007,949       0.2      100,000       1.71x      57.0%           Office
  140   LXP-AmeriCredit              FL       1           5,804,410       0.2       85,000       2.89x      45.7%           Office
  192   LXP-Minnesota Mining and     CT       1           3,453,192       0.1       44,400       2.95x      57.6%           Office
         Manufacturing (3M)
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE:                        $222,786,800       7.4%   2,667,261       1.52x      66.9%
------------------------------------------------------------------------------------------------------------------------------------


(1) As represented in Annex A-1 of the prospectus supplement.

                                    12 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP2

--------------------------------------------------------------------------------
                              TOP 15 MORTGAGE LOANS
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
 LOAN    LOAN NAME                             LOAN  CUT-OFF DATE  % OF           UNIT OF  LOAN PER    UW  CUT-OFF DATE   PROPERTY
SELLER(1)(LOCATION)                           GROUP    BALANCE     IPB   UNITS    MEASURE    UNIT     DSCR   LTV RATIO      TYPE
------------------------------------------------------------------------------------------------------------------------------------

 JPMCB   CityPlace Corporate Center             1   $125,000,000   4.2%  872,685    SF        $143   1.36x     78.1%        Various
         (Creve Coeur, MO)
 NCCI    Gateway Plaza I & II                   1    $98,780,516   3.3%  628,626    SF        $157   2.57x     54.0%         Retail
         (Salt Lake City, UT)
 AMCC    Hutchinson Metro Center                1    $90,000,000   3.0%  423,915    SF        $212   1.34x     77.5%         Office
         (Bronx, NY)
 JPMCB   Shops at Canal Place                   1    $90,000,000   3.0%  214,443    SF        $420   1.50x     78.3%         Retail
         (New Orleans, LA)
 JPMCB   LXP-Bank of America                    1    $80,182,200   2.7%  637,503    SF        $126   1.22x     69.7%         Office
         (Brea, CA)
------------------------------------------------------------------------------------------------------------------------------------
 EHY     Millennium Place                       1    $70,720,000   2.4%  287,379    SF        $246   1.61x     80.0%         Retail
         (Boston, MA)
 EHY     The Russ Building                      1    $60,000,000   2.0%  510,333    SF        $118   2.25x     49.9%         Office
         (San Francisco, CA)
 LASALLE Stafford Place II                      1    $56,250,000   1.9%  175,058    SF        $321   1.17x     76.5%         Office
         (Arlington, VA)
 JPMCB   Cross Creek Shopping Center            1    $46,000,000   1.5%  363,333    SF        $127   1.20x     80.0%         Retail
         (Memphis, TN)
 EHY     Bentley Green/Sandpiper -- Milestone   2    $45,000,000   1.5%      820   Units   $54,878   1.57x     75.2%    Multifamily
         (Jacksonville, FL)
------------------------------------------------------------------------------------------------------------------------------------
 AMCC    1201 Lloyd Boulevard                   1    $39,100,000   1.3%  226,110    SF        $173   1.30x     70.8%         Office
         (Portland, OR)
 JPMCB   Ashwood-Southfield                     1    $38,600,000   1.3%  334,086    SF        $116   1.40x     72.3%         Office
         (Various)
 EHY     Fort Knox Executive Office Center      1    $34,437,725   1.1%  291,288    SF        $118   1.07x     83.6%         Office
         (Tallahassee, FL)
 JPMCB   Castle Point Apartments                2    $34,000,000   1.1%      740   Units   $45,946   1.21x     80.0%    Multifamily
         (South Bend, IN)
 NCCI    Commons at Temecula                    1    $29,623,024   1.0%  293,276    SF        $101   2.43x     53.9%         Retail
         (Temecula, CA)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
         TOP 5 TOTAL/WEIGHTED AVERAGE:              $483,962,716  16.1%                              1.61x     71.7%
         TOP 10 TOTAL/WEIGHTED AVERAGE:             $761,932,716  25.4%                              1.60x     71.8%
         TOP 15 TOTAL/WEIGHTED AVERAGE:             $937,693,465  31.2%                              1.57x     72.0%
------------------------------------------------------------------------------------------------------------------------------------


1 "JPMCB" = JPMorgan Chase Bank, N.A., "EHY" = Eurohypo AG, New York Branch,
"LaSalle" = LaSalle Bank National Association, "NCCI" = Nomura Credit &
Capital, Inc., "AMCC" = Artesia Mortgage Capital Corporation

                                    13 of 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX
                                                                                      Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                  JPMC05LDP2
      Monthly Data File Name:                       JPMC05LDP2_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:                                            06/11/2005
      First Payment Date:                                      07/15/2005
      Rated Final Payment Date:                                08/15/2042

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
       DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
        UNDERWRITER: J.P. Morgan Securities Inc./ABN AMRO Incorporated/
                      Nomura Securities International, Inc.
       /Deutsche Bank Securities Inc./Wachovia Bank, National Association
                       MASTER SERVICER: LNR Partners, Inc.
                      SPECIAL SERVICER: LNR Partners, Inc.
                 RATING AGENCY: Standard & Poor's/Moody's/Fitch

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website                                   www.wachovia.com
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)  ADJUSTMENT        RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000   Per 1,000      Per 1,000   Per 1,000     Per 1,000    Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

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             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &               Prior        Int Accrual    Prepay-     Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses (2)      Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                     Special
Disclosure     Thru   Current P&I      P&I        Protection      Advance         Servicer    Foreclosure   Bankruptcy    REO
Control #      Date     Advance     Advances**     Advances   Description (1)   Transfer Date     Date         Date       Date
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but <1 month delinq        2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                          2014
                                                                          2015
                                                                      2016 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        7. Foreclosure
              B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       8. Bankruptcy
                                                     3. P&I Adv - delinquent 3+ months      9. REO
                                                     4. Mat. Balloon/Assumed P&I            10. DPO
                                                     5. Prepaid in Full                     11. Modification
                                                     6. Specially Serviced
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - <1 month delinq.           2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 07/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   07/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP2                 Next Payment:   07/15/2005
                                                                                      Record Date:    06/30/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.


                                                [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                  May 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page
107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii

SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ..............................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      do not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that may Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   14
   Assignment of Leases and Rents may be
      Limited by State Law .........................   15
   Failure to Comply with Environmental
      Law may Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   16
   Rights Against Tenants May Be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited ...............................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act May Result in

   Some Certificates May Not Be
      Appropriate for Benefit Plans ................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .................................   35
   Distributions of Principal on the
      Certificates .................................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in

   Book-Entry Registration and Definitive
      Certificates .................................   40

                                       iii

DESCRIPTION OF THE POOLING
   AGREEMENTS ..................................   42
   General .....................................   42
   Assignment of Mortgage Loans;
      Repurchases ..............................   42
   Representations and Warranties;
      Repurchases ..............................   43
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ........................   48
   Realization Upon Defaulted Mortgage
      Loans ....................................   48
   Hazard Insurance Policies ...................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ...............................   50
   Servicing Compensation and Payment of
      Expenses .................................   50
   Evidence as to Compliance ...................   51
   Certain Matters Regarding the Master

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE

   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations ....................   68
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   68
FEDERAL INCOME TAX CONSEQUENCES
   FOR REMIC CERTIFICATES ......................   68
   General .....................................   68
   Characterization of Investments in REMIC

      Election to Treat All Interest Under the
         Constant Yield Method. ................   78
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense. ...................   82
      Limitations on Offset or Exemption of
         REMIC Income. .........................   83
      Tax-Related Restrictions on Transfer of
         Residual Certificates. ................   83
      Sale or Exchange of a Residual
         Certificate. ..........................   86
      Mark to Market Regulations. ..............   87
   Taxes That May Be Imposed on the REMIC
      Pool .....................................   87
      Prohibited Transactions. .................   87
      Contributions to the REMIC Pool After
         the Startup Day .......................   88
      Net Income from Foreclosure Property......   88
   Liquidation of the REMIC Pool ...............   88

                                       iv

   Administrative Matters ...........................    88
   Limitations on Deduction of Certain

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

      Sale or Exchange of Standard

   Reporting Requirements and Backup

   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN

                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A. a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively-owned
                                      dwelling units or shares allocable to a
                                      number of those units and the related
                                      leases; or

                                 o    office buildings, shopping centers, retail
                                      stores and establishments, hotels or
                                      motels, nursing homes, hospitals or other
                                      health-care related facilities, mobile
                                      home parks, warehouse facilities,
                                      mini-warehouse facilities, self-storage
                                      facilities, industrial plants, parking
                                      lots, mixed use or various other types of
                                      income-producing properties described in
                                      this prospectus or unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus supplement,
                                 some mortgage loans may be delinquent. In no
                                 event will delinquent mortgage loans comprise
                                 20 percent or more of the trust fund at the
                                 time the mortgage loans are transferred to the
                                 trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o    may provide for no accrual of interest or
                                      for accrual of interest at a mortgage
                                      interest rate that is fixed over its term
                                      or that adjusts from time to time, or that
                                      the borrower may elect to convert from an
                                      adjustable to a fixed mortgage interest
                                      rate, or from a fixed to an adjustable
                                      mortgage interest rate;

                                 o    may provide for level payments to maturity
                                      or for payments that adjust from time to
                                      time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of certain events, and may
                                      permit negative amortization;

                                 o    may be fully amortizing or partially
                                      amortizing or non-amortizing, with a
                                      balloon payment due on its stated maturity
                                      date;

                                 o    may prohibit prepayments over its term or
                                      for a certain period and/or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with
                                      certain prepayments; and

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, quarterly, semi-annually or at
                                      another interval specified in the related
                                      prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                 o    private mortgage participations, mortgage
                                      pass-through certificates or other
                                      mortgage-backed securities; or

                                 o    Certificates insured or guaranteed by any
                                      of the Federal Home Loan Mortgage
                                      Corporation, the Federal National Mortgage
                                      Association, the

                                       2

                                      Governmental National Mortgage Association
                                      or the Federal Agricultural Mortgage
                                      Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o    are senior or subordinate to one or more
                                      other classes of certificates in
                                      entitlement to certain distributions on
                                      the certificates;

                                 o    are principal-only certificates entitled
                                      to distributions of principal, with
                                      disproportionately small, nominal or no
                                      distributions of interest;

                                 o    are interest-only certificates entitled to
                                      distributions of interest, with
                                      disproportionately small, nominal or no
                                      distributions of principal;

                                 o    provide for distributions of interest on,
                                      or principal of, the certificates that
                                      begin only after the occurrence of certain
                                      events, such as the retirement of one or
                                      more other classes of certificates of that
                                      series;

                                 o    provide for distributions of principal of
                                      the certificates to be made, from time to
                                      time or for designated periods, at a rate
                                      that is faster, or slower than the rate at
                                      which payments or other collections of
                                      principal are received on the mortgage
                                      assets in the related trust fund;

                                       4

                                 o    provide for controlled distributions of
                                      principal to be made based on a specified
                                      schedule or other methodology, subject to
                                      available funds; or

                                 o    provide for distributions based on
                                      collections of prepayment premiums, yield
                                      maintenance penalties or equity
                                      participations on the mortgage assets in
                                      the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on
 the Certificates.............   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of
  the Certificates............   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o    be made at a rate that is faster, and, in
                                      some cases, substantially faster, than the
                                      rate at which payments or other
                                      collections of principal are received on
                                      the mortgage assets in the related trust
                                      fund;

                                 o    or may be made at a rate that is slower,
                                      and, in some cases, substantially slower,
                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the mortgage assets in the related trust
                                      fund;

                                 o    not commence until the occurrence of
                                      certain events, such as the retirement of
                                      one or more other classes of certificates
                                      of the same series;

                                 o    be made, subject to certain limitations,
                                      based on a specified principal payment
                                      schedule resulting in a controlled
                                      amortization class of certificates; or

                                 o    be contingent on the specified principal
                                      payment schedule for a controlled
                                      amortization class of the same series and
                                      the rate at which payments and other
                                      collections of principal on the mortgage
                                      assets in the related trust fund are
                                      received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o    The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o    The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o    The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o    The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

     o    The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o    A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o    A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o    the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o    Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o    Increases in interest rates, real estate tax rates and other operating expenses;

     o    Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o    Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o    Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

     o    The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o    Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o    Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o    The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o    The financial condition and operating history of the borrower and the related mortgaged property;

     o    Tax laws and rent control laws, with respect to certain residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o    The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o    advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o    generally, will not be subject to offset by losses from other activities;

     o    if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

     o    if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o    the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o    your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o    your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
          Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o    you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2.   mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o    Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o    debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o    the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a)  the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b)  the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o    the cost replacement method which calculates the cost of replacing the property at that date,

     o    the income capitalization method which projects value based upon the property's projected net cash flow, or

     o    upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o    will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

     o    may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o    may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o    may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o    the type or types of property that provide security for repayment of the mortgage loans,

     o    the earliest and latest origination date and maturity date of the mortgage loans,

     o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o    the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

     o    the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o    with respect to mortgage loans with adjustable mortgage interest rates
          ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

     o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt Service
          Coverage Ratios, and

     o    the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o    private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o    certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each
          MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o    the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

     o    the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o    the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

     o    the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o    the availability of mortgage credit,

     o    the relative economic vitality of the area in which the Mortgaged
          Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o    requirements that principal prepayments be accompanied by Prepayment
          Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1.   amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o    are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o    are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o    provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o    provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o    provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution
Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1.   based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2.   equal to the principal balances of one or more other classes of certificates of the same series, or

     3.   an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o    the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o    if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o    information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

     o    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o    the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
          Certificate Interest has been added to that balance;

     o    if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o    the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o    if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o    to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o    the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       40

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o    the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       41

     o    the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
          DTC, the Participants holding beneficial interests in the Book-Entry
          Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o    the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o    the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
          Mortgage;

     o    the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

                                       43

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1.   the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3.   the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and
          Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation
          Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any
          Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.   any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7.   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8.   any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9.   to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or

                                       46

          assumption fees, late payment charges, Prepayment Premiums or Equity
          Participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11.  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to the certificateholders on each distribution date;

     2.   to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3.   to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
          Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4.   to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5.   to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4)
          above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

     6.   if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

     7.   if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8.   to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

     9.   if described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

     11.  if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13.  to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC Certificates"
          and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

     18.  to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

     1.   to cure any ambiguity,

     2.   to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3.   to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1.   reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2.   adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3.   modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o    any conditions to payment under the credit support not otherwise described in this prospectus,

     o    any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
          Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       59

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       60

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o    may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o    may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

     o    may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       64

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1.   hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2.   the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue
Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC

                                       68

election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement and any other governing documents and

     3.   compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC
          Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1.   the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day
          (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2.   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o    a mortgage in default or as to which default is reasonably foreseeable,

     o    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o    a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC
Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1.   the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular

                                       73

          Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
          redemption price at maturity, over

     2.   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2.   events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the
Regular Certificateholder's right to interest payment accrues under the governing

                                       74

contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1.   the issue price does not exceed the original principal balance by more than a specified amount, and

     2.   the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d)  a single fixed rate and a single objective rate that is a
               "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore,

                                       75

application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID

                                       76

Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate
(exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular
Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference
Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.
You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular
Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular
Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See
"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the

                                       77

alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1.   if a Regular Certificate is held as part of a "conversion transaction"
          as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
          Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2.   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

                                       78

     3.   to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

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TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1.   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3.   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

                                       80

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below

                                       81

regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       82

 Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a

                                       83

transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1.   "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization
          (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2.   "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
          Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity,
          and

     3.   an "electing large partnership" means any partnership having more than
          100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no

                                       84

rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each
Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related
Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)  the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount

                                       85

rate equal to the short-term Federal rate set forth in Section 1274(d) of the
Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion

                                       86

transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under
Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a)  substitution within two years of the Startup Day for a defective
               (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate

                                       87

that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments

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to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and
(2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

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among other things, that the beneficial owner of the Regular Certificate is a
Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above.
These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.
Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of

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the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1.   Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by

                                       92

          an interest in real property which is . . . residential real property"
          within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that
          Standard Certificate is of the type described in that section of the
          Code.

     2.   Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3.   Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the

                                       93

mortgage loans, unless the constant yield method is elected. Unless indicated
otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount

                                       94

of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or
(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1.   we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2.   the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3.   certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under
"--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of

                                       95

the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each
Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section
1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped
Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable
Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.
Further, these final regulations provide that the purchaser of a Stripped
Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally

                                       96

as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

                                       97

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3.   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for
REMIC Certificates--Backup Withholding" above.

                                       98

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are

                                       99

referred to as "Plans"), and on persons who are fiduciaries with respect to
Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the
Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust

                                      100

Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      101

Plans, may give rise to "unrelated business taxable income" as described in
Code Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by

                                      102

state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities

                                      103

before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

                                      104

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and

                                      105

Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's
Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS

1998 Policy Statement .......................   103
401(c) Regulations ..........................   101
Accrual Certificates ........................    35
Accrued Certificate Interest ................    35
ADA .........................................    67
Amendments ..................................   101
ARM Loans ...................................    24
Available Distribution Amount ...............    35
Bankruptcy Code .............................    59
Book-Entry Certificates .....................    34
Cash Flow Agreement .........................    26
CERCLA ......................................    63
Certificate Owner ...........................    41
Code ........................................    39
Cooperatives ................................    21
CPR .........................................    30
Debt Service Coverage Ratio .................    22
defective obligation ........................    70
Definitive Certificates .....................    34
Depositor ...................................    21
Determination Date ..........................    27
Direct Participants .........................    40
Disqualified Organization ...................    84
Distribution Date Statement .................    38
DOL .........................................   100
DTC .........................................    34
Due Dates ...................................    23
Due Period ..................................    27
EDGAR .......................................   106
electing large partnership ..................    84
Equity Participation ........................    24
Event of Default ............................    51
Excess Funds ................................    33
excess servicing ............................    94
Exemptions ..................................   101
FAMC ........................................    25
FHLMC .......................................    25
FNMA ........................................    25
Garn Act ....................................    65
GNMA ........................................    25
Indirect Participants .......................    41
Insurance and Condemnation Proceeds .........    46
IRS .........................................    68
L/C Bank ....................................    55
Liquidation Proceeds ........................    46
Loan-to-Value Ratio .........................    23
Lock-out Date ...............................    24
Lock-out Period .............................    24
MBS .........................................    21
MBS Agreement ...............................    25
MBS Issuer ..................................    25
MBS Servicer ................................    25
MBS Trustee .................................    25
Mortgage Asset Seller .......................    21
Mortgage Notes ..............................    21
Mortgaged Properties ........................    21
Mortgages ...................................    21
NCUA ........................................   103
Net Leases ..................................    22
Net Operating Income ........................    22
Nonrecoverable Advance ......................    37
Non-SMMEA Certificates ......................   102
Non-U.S. Person .............................    90
OCC .........................................   103
OID Regulations .............................    72
OTS .........................................   103
Participants ................................    40
Parties in Interest .........................   100
Pass-Through Entity .........................    84
Permitted Investments .......................    45
Plans .......................................   100
Pooling Agreement ...........................    42
prepayment ..................................    30
Prepayment Assumption .......................    73
Prepayment Interest Shortfall ...............    27
Prepayment Premium ..........................    24
PTCE ........................................   101
Random Lot Certificates .....................    72
Record Date .................................    35
Reform Act ..................................    71
Registration Statement ......................   105
Regular Certificateholder ...................    72
Regular Certificates ........................    69
Related Proceeds ............................    37
Relief Act ..................................    67
                                                 8,
REMIC .......................................    69
REMIC Certificates ..........................    69
REMIC Pool ..................................    69
REMIC Regulations ...........................    68
REO Property ................................    45
Residual Certificateholders .................    80
Residual Certificates .......................    35
secured-creditor exemption ..................    64
Securities Act ..............................   105
Senior Certificates .........................    34
Servicing Standard ..........................    44
Similar Law .................................   100
SMMEA .......................................   102

                                      107

SPA ............................................   30
Standard Certificateholder .....................   92
Standard Certificates ..........................   92
Startup Day ....................................   70
Stripped Certificateholder .....................   96
Stripped Certificates. .........................   95
Subordinate Certificates .......................   34
Sub-Servicing Agreement ........................   45
Title V ........................................   66
Treasury .......................................   68
U.S. Person ....................................   86
Value ..........................................   23
Warranting Party ...............................   43

                                      108

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     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-LDP2.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet
File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the
prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.

                       -----------------------------------

                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

Federal Income Tax Consequences for REMIC
  Certificates ........................................      68
Federal Income Tax Consequences for Certificates

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
SEPTEMBER   , 2005.

                                 $2,194,459,000
                                  (APPROXIMATE)

                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2005-LDP2

                  Class A-1 Certificates       $   99,580,000
                  Class A-2 Certificates       $  257,128,000
                  Class A-3 Certificates       $  459,286,000
                  Class A-4 Certificates       $  562,550,000
                  Class A-SB Certificates      $  155,232,000
                  Class A-M Certificates       $  300,311,000
                  Class A-J Certificates       $  117,726,000
                  Class A-JFL Certificates     $  100,000,000
                  Class X-2 Certificates       $2,933,023,000
                  Class B Certificates         $   18,769,000
                  Class C Certificates         $   41,292,000
                  Class D Certificates         $   26,277,000
                  Class E Certificates         $   26,277,000
                  Class F Certificates         $   30,031,000

                 ----------------------------------------------

                              PROSPECTUS SUPPLEMENT

                  ---------------------------------------------

                                    JPMORGAN
                              ABN AMRO INCORPORATED
                            [NOMURA GRAPHIC OMITTED]
                            DEUTSCHE BANK SECURITIES

                                  MAY   , 2005

===============================================================================